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INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Niska Gas Storage Partners LLC (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NISKA GAS STORAGE PARTNERS LLC
170 Radnor Chester Road, Suite 150
Radnor, PA 19087
(484) 367-7462

NOTICE OF ACTION BY WRITTEN CONSENT
AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

January 4, 2016

Dear Unitholder:

         This notice of action by written consent and the accompanying information statement are being furnished to the holders of common units ("Common Units") representing limited liability company interests in Niska Gas Storage Partners LLC, a Delaware limited liability company (the "Company"), in connection with the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of June 14, 2015, by and among the Company, Niska Gas Storage Management LLC, a Delaware limited liability company and the sole managing member of the Company ("ManagementCo"), Niska Sponsor Holdings Coöperatief U.A., a Netherlands coöperatief ("Niska Sponsor"), Swan Holdings LP, an Ontario partnership ("Parent"), and Swan Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Entities"). The Company, ManagementCo, Niska Sponsor, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties." We refer to the Agreement and Plan of Merger and Membership Interest Transfer Agreement as the "Merger Agreement" and to the merger of Merger Sub with the Company that is contemplated by the Merger Agreement as the "Merger."

         Upon the consummation of the Merger, each Common Unit that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and (other than Common Units owned by the Company, Parent or their respective subsidiaries) converted automatically into the right to receive the "Merger Consideration," which consists of cash consideration of $4.225 per Common Unit, without interest and subject to any required withholding taxes. A copy of the Merger Agreement is included as Annex A to the accompanying information statement.

         Under the applicable provisions of our Second Amended and Restated Operating Agreement (the "LLC Agreement"), the approval of the Merger Agreement by the Unitholders requires the affirmative vote or written consent of the holders of a majority of the outstanding Common Units. On June 14, 2015, Niska Sponsor, in its capacity as a non-managing member of the Company and the holder of more than a majority of the outstanding Common Units, delivered to the Company a written consent approving the Merger Agreement. Accordingly, the approval of the Merger Agreement was effected on June 14, 2015. No further action of the Unitholders is required to approve the Merger Agreement. As a result, the Company has not solicited and is not soliciting your approval of the Merger Agreement. Further, the Company does not intend to call a meeting of Unitholders for purposes of voting on the approval of the Merger Agreement.

         In accordance with the applicable provisions of the LLC Agreement, this notice of action by written consent and accompanying information statement is being mailed to Unitholders of record on December 28, 2015 as notice of the action by written consent to approve the Merger Agreement taken by Niska Sponsor effective as of such date.

         We urge you to read the entire accompanying information statement carefully. No action by you is requested or required at this time. If the Merger is consummated, you will receive instructions regarding the surrender of your Common Units and payment for your Common Units.

By order of the Board of Directors of Niska Gas Storage Partners LLC, /s/ JASON A. DUBCHAK Jason A. Dubchak Vice President, General Counsel and Corporate Secretary

         Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosures in this notice and information statement. Any representation to the contrary is a criminal offense.

         The accompanying information statement is dated January 4, 2016 and is first being mailed to Unitholders on or about January 7, 2016.

        Unitholders should not rely on information that purports to be provided by or on behalf of the Company other than that contained in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated January 4, 2016. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

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SUMMARY

        The following summary highlights certain information contained in this information statement. Even though we believe the following is a reasonable summary, you should carefully read this entire information statement and the other documents to which this information statement refers you for a more complete understanding of the Merger, including, in particular, the copy of the Merger Agreement, which is included as Annex A to this information statement.

        Unless otherwise indicated or the context requires otherwise, all references to "Niska," the "Company," "we," "us," "our" or similar references in this information statement refer to Niska Gas Storage Partners LLC and, where appropriate, its subsidiaries; all references to "ManagementCo" refer to Niska Gas Storage Management LLC, a Delaware limited liability company; all references to the "Company Entities" refer collectively to the Company, ManagementCo and the Company's subsidiaries; all references to "Niska Sponsor" refer to Niska Sponsor Holdings Coöperatief U.A., a Netherlands coöperatief; all references to "Parent" refer to Swan Holdings LP, an Ontario partnership; all references to "Merger Sub" refer to Swan Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent; all references to the "Parent Entities" refer collectively to Parent and Merger Sub; all references to "Parties" or "Party" refer to the Company, ManagementCo, Niska Sponsor, Parent and Merger sub collectively and individually, respectively; all references to "Common Units" refer to common units representing limited liability company interests in the Company; all references to "Unitholders" refer to all holders of Common Units; all references to "Merger Agreement" refer to the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of June 14, 2015, by and among the Company, ManagementCo, Niska Sponsor, Parent and Merger Sub, a copy of which is included as Annex A to this information statement; all references to the "Merger" refer to the merger of the Company and Merger Sub contemplated by the Merger Agreement; all references to the "Transactions" refer collectively to the Merger and the other transactions contemplated by the Merger Agreement; all references to our "Company Board" refer to the board of directors of the Company; all references to our "Conflicts Committee" refer to the Conflicts Committee of the Company Board; all references to our "LLC Agreement" refer to the Second Amended and Restated Operating Agreement of the Company; all references to the "Merger Consideration" refer to the right of the Unitholders to receive $4.225 in cash per Common Unit, without interest and subject to any required withholding taxes, as provided in the Merger Agreement; all references to the "FTM Condition" refer to the receipt by the Company or Merger Sub of certain consents that are set forth on a schedule to the Merger Agreement.

The Proposed Transaction

        Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"):

  •
  if the FTM Condition has been waived in writing by Parent or has been satisfied, then the Company will merge with and into Merger Sub (the "FTM") with Merger Sub continuing as the surviving entity or, if the FTM Condition has not been waived in writing by Parent or satisfied, then Merger Sub will merge with and into the Company (the "RTM", and the FTM or the RTM, as the case may be, is referred to herein as the "Merger"), with the Company continuing as the surviving entity (the surviving entity in the Merger (whether the FTM or the RTM), is referred to herein as the "Surviving Entity");

  •
  each Common Unit held by the Unitholders will automatically be (a) (except with respect to Common Units owned by the Company, Parent or their respective subsidiaries) converted into the right to receive the Merger Consideration, (b), no longer outstanding, (c) cancelled and (d) cease to exist, in each case of (b), (c) and (d), subject to the right to receive the Merger Consideration as described in the Merger Agreement, and each holder of a Common Unit immediately prior to the Effective Time (whether certificated or non-certificated and represented in book-entry form) will thereafter cease to be a member of the Company or have

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    any rights with respect to Common Units, except the right to receive the Merger Consideration as described in the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement;

  •
  Niska Sponsor will transfer to Parent, and Parent will acquire from Niska Sponsor, (a) its ownership of 100% of the membership interest in ManagementCo (the "ManagementCo Interests" and the transfer of the ManagementCo Interests, the "ManagementCo Interests Transfer") and (b) the incentive distribution rights (the "Incentive Distribution Rights Transfer," and, together with the ManagementCo Interests Transfer, the "Managing Member Transfer");

  •
  in the case of an FTM, Parent will be the holder of all of the issued and outstanding equity of the Surviving Entity and, in the case of an RTM, Parent and ManagementCo will be the holders of all of the issued and outstanding equity of the Surviving Entity;

  •
  any membership interests in the Company that are owned immediately prior to the Effective Time by the Company or any of its subsidiaries, and any membership interests in the Company (other than the incentive distribution rights and the management and ownership interest in the Company held by ManagementCo (the "Managing Member Interest")) owned immediately prior to the Effective Time by Parent or any of its subsidiaries, in each case, will be automatically cancelled and cease to exist and no consideration will be delivered in exchange for those cancelled membership interests; and

  •
  the Company and ManagementCo will use reasonable best efforts to delist and deregister the Common Units as promptly as practicable after the Effective Time.

The Parties to the Merger (Page 11)

The Company

        We are a Delaware limited liability company whose predecessor was formed in 2006 to own and operate natural gas storage assets. We own or contract for approximately 244.9 billion cubic feet, or Bcf, of total natural gas storage capacity. For a detailed description of our business, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are included as annexes C and D, respectively, to this information statement.

        Our principal executive office is located at 170 Radnor Chester Road, Suite 150, Radnor, PA, and our telephone number is (484) 367-7462. You may reach our Investor Relations office at (403) 513-8650.

ManagementCo

        Niska Gas Storage Management LLC, which is referred to herein as "ManagementCo," is a Delaware limited liability company and sole managing member of the Company. Niska Sponsor owns 100% of the membership interest in ManagementCo.

        The mailing address of ManagementCo's principal executive office is 170 Radnor Chester Road, Suite 150, Radnor, PA, and its telephone number is (484) 367-7462.

Niska Sponsor

        Niska Sponsor Holdings Coöperatief U.A., which is referred to herein as "Niska Sponsor," is a Netherlands coöperatief.

        The mailing address of Niska Sponsor's principal executive office is Prins Bernhardplein 200, 1097 JB, Amsterdam, the Netherlands.

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Parent

        Swan Holdings LP, which is referred to herein as "Parent," is a subsidiary of Brookfield Infrastructure Group ("Brookfield"). Parent is an Ontario partnership.

        The mailing address of Parent's principal executive office is 1200 Smith Street, Suite 1200, Houston, TX 77002.

Merger Sub

        Swan Merger Sub LLC, which is referred to herein as "Merger Sub," is a Delaware limited liability company formed by Parent solely for the purpose of completing the Merger. Merger Sub is a subsidiary of Parent and has not engaged in any business to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the other Transactions.

        The mailing address of Merger Sub's principal executive office is 1200 Smith Street, Suite 1200, Houston, TX 77002.

The Merger Agreement

Conditions to the Merger (Page 48)

        As more fully described in this information statement and the Merger Agreement, the consummation of the Merger depends on the satisfaction or waiver of several conditions. If these conditions are not satisfied or waived, the Merger will not be consummated. These conditions include, among others: (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), (ii) approval by the California Public Utilities Commission ("CPUC") of the Transactions; (iii) a no action letter pursuant to the Competition Act (as defined below) and merger notification filings pursuant to Part IX of the Competition Act; (iv) delivery by Niska Sponsor to Parent of certain consents as set forth in a schedule to the Merger Agreement (the "Required Consents"); (v) delivery by Niska Sponsor to Parent of certain amendments to material contracts as set forth in a schedule to the Merger Agreement (the "Required Amendments"); (vi) the absence of certain legal impediments to the consummation of the Merger, (vii) the accuracy of the Parties' representations and warranties, and (viii) the performance of the Parties' obligations under the Merger Agreement. Following the execution of the Merger Agreement, the Parties determined that notice and waiting period requirements of the Hart-Scott-Rodino Act do not apply to the transactions contemplated by the Merger Agreement and waived the condition relating to the Hart-Scott-Rodino Act.

No Solicitation or Withdrawal of Recommendation (Page 51)

        The Company, Niska Sponsor and ManagementCo have agreed that they, their subsidiaries and their respective officers, managers or directors (the "Non-Solicit Parties"), among other things, (i) will not initiate, solicit or knowingly facilitate or encourage any inquiries or discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal for the acquisition of the Company, (ii) will not approve, endorse, recommend or enter into any contract or agreement in principle, whether written or oral, with any person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar contract concerning an alternative proposal (other than negotiating and entering into a confidentiality and standstill agreement pursuant to the terms of the Merger Agreement), (iii) will not terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar contract entered into by one or more of the Company, Niska Sponsor or ManagementCo in respect of or in

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contemplation of an alternative proposal (other than to the extent the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions would not be in the best interests of the Company's unitholders), (iv) will not conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding alternative acquisition proposals for the acquisition of the Company, and (v) will not furnish any non-public information or afford access to the books and records of the Company Entities to any third party that is seeking to make, or has made, an alternative acquisition proposal. However, during the period from June 14, 2015 through 11:59 p.m. Eastern Daylight Time on July 29, 2015 (the "Window Shop Period"), the Non-Solicit Parties were permitted to provide information or access to the books and records of the Company Entities and to engage or participate in discussions or negotiations with third parties making alternative proposals, as long as the Company Entities and Niska Sponsor delivered written notice of such bona fide acquisition proposal to Parent, such third parties executed confidentiality and standstill agreements, the Company Entities disclosed to Parent the information to be provided, and the Company Board determined in good faith, after consultation with outside advisors, that such proposal either constituted or was reasonably likely to result in a superior proposal. In order to constitute a superior proposal, an alternative acquisition proposal was required to include an offer to provide financing to the Company on terms (including tenor, amount and interest rate) no less favorable than provided for in the Short Term Credit Facility (defined below). Following receipt of notice from the Company with respect to a superior proposal, Parent would have been entitled to negotiate with Niska Sponsor and the Company Entities regarding an amendment to the Merger Agreement so that the proposal ceased to be a superior proposal.

        Prior to the end of the Window Shop Period, and subject to certain terms of the Merger Agreement, the Company Board was permitted to withdraw its recommendation regarding the Merger if the Company Board determined that a bona fide alternative acquisition proposal constituted a superior proposal, and if the Company Board determined in good faith after consultation with its outside advisors that the Merger Agreement or the transactions contemplated thereby were not in the best interests of the unitholders other than the Niska Sponsor and its affiliates.

        The Company received no alternative proposals during the Window Shop Period.

Termination of the Merger Agreement (Page 53)

        The Merger Agreement contains certain termination rights for both the Company and Parent including, among others, (i) by mutual agreement of Niska Sponsor, the Company and Parent, (ii) by either Niska Sponsor, the Company or Parent in the event that the Merger has not been consummated on or before June 14, 2017 (the "Termination Date"), (iii) by Parent, if the Company Board withdrew its recommendation that the Company's unitholders approve the Merger and Merger Agreement, and (iv) by the Company, if the Company Board withdrew its recommendation for a superior proposal, in each case, subject to the terms of the Merger Agreement.

Termination Fees and Expenses (Page 54)

        Upon termination of the Merger Agreement under certain specific circumstances, the Company will be required to pay Parent a termination fee of $27,000,000 (the "Termination Fee") and reimburse certain Parent expenses in relation to the Merger Agreement, not to exceed $5,000,000, including, among others, in the event that Parent or the Company terminates the Merger Agreement due to the Company Board's withdrawal of its recommendation.

Regulatory Approvals Required for the Merger (Page 41)

        Each Party has also agreed to request a no action letter pursuant to the Competition Act (Canada), R.S.C., 1985, c. C-34, including the regulations promulgated thereunder ("Competition Act")

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and merger notification filings pursuant to Part IX of the Competition Act with respect to the Transactions within fifteen (15) business days after the signing of the Merger Agreement, and any other filing or notification required pursuant to any other competition- or antitrust-related legal or regulatory requirements of foreign jurisdictions, commissions or governing bodies ("Antitrust Law"), including the laws related to the CPUC, with respect to the Transactions within fifteen (15) business days after the signing of the Merger Agreement.

        Under the Merger Agreement, both the Company and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity to the extent necessary, proper or advisable to consummate the Merger, subject to exceptions for any divestitures or similar actions that may be required of the parties. Except as noted above with respect to the required filings under the Competition Act, Antitrust Laws (including the laws related to the CPUC), the expiration of 20 days from the dissemination of this information statement to our Unitholders and the filing of a certificate of merger in Delaware on the closing date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Merger or the other Transactions.

Phantom Unit Awards and the Retention Plan (Page 34)

        The Company previously granted incentive awards to various directors and employees pursuant to one or both of our long term incentive compensation plans, the Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan (the "LTIP") or the Niska Gas Storage Partners LLC Phantom Unit Performance Plan (the "PUPP") (collectively, the LTIP and the PUPP will be referred to herein as the "Incentive Plans"). Certain of our executive officers and other employees hold outstanding phantom unit awards under the Incentive Plans (a "Phantom Unit"). A Phantom Unit is a notional unit that, upon vesting, entitles the holder to receive, at the time of settlement, a fully vested Common Unit or the cash equivalent amount of a Common Unit. We also adopted the Niska Gas Storage Partners LLC Transaction Incentive and Retention Bonus Plan (the "Retention Plan") on June 14, 2015 in connection with the signing of the Merger Agreement, which may impact the outstanding Phantom Units granted to certain employees, including some of our executive officers.

Opinion of Financial Advisor to the Conflicts Committee (Page 23)

Opinion of Greenhill & Co., LLC

        The Conflicts Committee retained Greenhill & Co., LLC ("Greenhill") to act as its financial advisor in connection with the Merger. On June 14, 2015, Greenhill delivered a written opinion to the Conflicts Committee as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received pursuant to the Merger Agreement by the Unitholders other than Niska Sponsor and its affiliates (the "Unaffiliated Unitholders"). The full text of Greenhill's written opinion, dated June 14, 2015, is attached as Annex B to this information statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Greenhill in rendering its opinion. Greenhill delivered its opinion to the Conflicts Committee for the information of the Conflicts Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger, including the proportionate allocation or relative fairness of the Merger Consideration or other consideration to be received in the Merger, the related transactions or otherwise. No opinion or view was expressed as to the underlying business decision to proceed with or effect the Merger or the related transactions or the relative merits of the Merger or any related transactions as compared to alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider, or

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whether any alternative transaction might produce consideration for the Unaffiliated Unitholders in excess of that contemplated in the Merger. Greenhill's opinion is not and did not constitute a recommendation to the members of the Conflicts Committee as to whether to approve the Merger or the related transactions or the Merger Agreement or related documents, or as to how any Unitholder or other party should act in connection with the Merger, any related transactions or otherwise.

Debt Commitment (Page 28)

        Concurrently with the execution of the Merger Agreement, the Company entered into a Commitment Letter (including the term sheet attached thereto, the "Commitment Letter") with BIF II Swan Finance Co. (Delaware) LLC, an affiliate of Parent ("Lender"), which provides that, subject to certain terms and conditions, Lender will provide a senior multiple draw term loan credit facility in an aggregate amount of $50,000,000 (the "Short Term Credit Facility") with draws in minimum amounts and subject to procedures to be negotiated and governed by a definitive written loan agreement. Proceeds of the loans under the Short Term Credit Facility are to be for working capital purposes.

        Lender's commitment, and its obligation to make loans under the Short Term Credit Facility, is subject to a number of conditions, including, among others, (i) there not having occurred any uncured breach by Niska Sponsor, ManagementCo, the Company or any of its subsidiaries under the Merger Agreement which has resulted in a termination of the Merger Agreement (a "Merger Agreement Default"), (ii) the occurrence after the date of the Commitment Letter or the existence of any facts or circumstances that would result in the occurrence of a Merger Agreement Default; (iii) the negotiation, execution and delivery on or before 60 days after the date of the Commitment Letter of definitive documentation with respect to the Short Term Credit Facility satisfactory to the Lender acting reasonably and in good faith; and (iv) the Company's compliance with the terms of the Commitment Letter. On July 28, 2015, the Company entered into the Short Term Credit Facility.

        For additional information on the debt commitment, please see "The Merger—Debt Commitment."

Recommendation of the Company Board (Page 12)

        On May 6, 2015, by unanimous written consent, the Company Board delegated to the Conflicts Committee the power and authority to, among other things, (i) consider, review, evaluate and analyze the Merger and to consider, review, evaluate and analyze any conflict, agreement, transaction or situation in connection therewith; (ii) determine whether the Merger is in the best interests of the Company and the Unaffiliated Unitholders and, if applicable, to provide approval of the Merger; and (iii) make a recommendation to the full Company Board concerning what action, if any, should be taken by the Company Board and the Company with respect to the Merger.

        On June 14, 2015, after consideration, the Conflicts Committee, among other things: (i) determined that the Merger Agreement and transactions contemplated thereby on the terms set forth therein are advisable, fair and reasonable to, and in the best interests of, the Company and the Unaffiliated Unitholders, and (ii) approved the execution and delivery of the Merger Agreement by the Company, and, subject to the approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, the consummation of the transactions contemplated by the Merger Agreement upon substantially the terms and conditions set forth in the Merger Agreement.

        After consideration, the Company Board:

  •
  approved and declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Company and the Unitholders, and declared it advisable to enter into the Merger Agreement;

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  •
  approved the execution and delivery of the Merger Agreement by the Company and consummation of the transactions contemplated in the Merger Agreement, and

  •
  resolved to submit the Merger Agreement to the non-managing members of the Company for approval by the holders of a majority of the outstanding Common Units.

        For a discussion of the material factors considered by the Company Board in reaching their conclusion, see "The Merger—Reasons for the Merger."

Required Approval of the Merger; Written Consent (Page 19)

        Our LLC Agreement provides that the affirmative vote or written consent of members holding a majority of the outstanding Common Units is required to approve the Merger Agreement. On June 14, 2015, Niska Sponsor, as the holder of approximately 53.93% of the issued and outstanding Common Units at such time, executed a written consent approving and consenting to the Merger Agreement and the Merger. As a result, no other Unitholder vote is necessary to approve the Merger Agreement, and your approval is not required and is not requested.

        Federal securities laws provide that the Merger may not be consummated until 20 days after the date of mailing of this information statement to our Unitholders. Notwithstanding the execution and delivery of the written consent, the Merger will not occur until this time period has elapsed and all conditions to closing related to any regulatory requirements are satisfied. We expect the Merger to be consummated before June 14, 2017; however, there can be no assurance that the Merger will be consummated at that time, or at all.

        When actions are taken by written consent of less than all of the Unitholders entitled to vote on a matter, our LLC Agreement requires that notice of the action be provided to those Unitholders who did not consent. This information statement and the notice that it accompanies constitute notice to you of action by written consent as required by our LLC Agreement.

Interests of Directors and Executive Officers in the Merger (Page 33)

        Some of our executive officers and the members of the Company Board have interests in the Merger that are different from, or in addition to, the interests of our Unitholders generally.

        These interests include:

  •
  the right to continued indemnification and directors' and officers' liability insurance for our directors and officers by the surviving company for events occurring prior to the time of the Merger;

  •
  with respect to certain executive officers, the right to receive accelerated vesting of outstanding equity awards in the event of a termination of employment during the 180 day period following the consummation of the Merger;

  •
  with respect to certain executive officers, the right to receive specified severance payments in the event of termination of employment under certain circumstances;

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  with respect to certain executive officers, the right to earn retention payments for continued employment through specified dates on and following the consummation of the Merger; and

  •
  with respect to certain directors of ManagementCo who are affiliated with Riverstone Investment Group LLC ("Riverstone"), the right by Niska Sponsor to receive consideration for the Managing Member Transfer in the amount of $7,497,641.00 (the "Managing Member Purchase Price").

        See "The Merger—Interests of Directors and Executive Officers in the Merger."

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Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders (See Page 31)

        The Merger will be a taxable transaction resulting in holders of our Common Units recognizing taxable gain or loss for U.S. federal income tax purposes. Unitholders are urged to consult their own tax advisors as to the particular consequences of the Merger to them, including the applicability of federal, state, local, foreign and other tax laws. For a discussion of certain U.S. federal income tax consequences of the Merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders."

Market Price of Our Common Units (See Page 56)

        Our Common Units are listed on the New York Stock Exchange ("NYSE") under the trading symbol "NKA." The closing sale price of our Common Units on the NYSE on June 12, 2015, the last full trading day prior to the announcement of the Merger, was $1.31 per Common Unit. The Merger Consideration represents a premium in excess of 222% to the closing sale price of our Common Units on June 12, 2015. On December 31, 2015, the last trading day before the date of this information statement, the closing sale price of our Common Units on the NYSE was $3.13 per Common Unit.

Litigation Related to the Merger (See Page 42)

        Subsequent to the announcement of the Merger on June 14, 2015, alleged Unitholders (the "Plaintiffs") filed four class action lawsuits against the Company, ManagementCo, Niska Sponsor (collectively, the "Niska Parties"), Brookfield Infrastructure Partners L.P., Parent, Merger Sub, and the members of the Company Board (collectively with the Niska Parties, the "Defendants") in the Court of Chancery of the State of Delaware. These lawsuits are styled (a) Eddie Barringer vs. Niska Gas Storage Partners LLC, et al. (Case No. 11210); (b) David Raul vs. Niska Gas Storage Partners LLC, et al. (Case No. 11220); (c) Nathan Peterson vs. Niska Gas Storage Partners LLC, et al. (Case No. 11234); and (d) Fred Pappey vs. William H. Shea, Jr. et al., (Case No. 11238). The above styled lawsuits have been consolidated for all purposes and captioned In re Niska Gas Storage Partners Stockholders Litigation, CONSOL. C.A. No. 11210-CB.

        The Plaintiffs allege causes of action challenging aspects of the Merger, including that the Company Board breached their alleged duties to the Unitholders and that the Niska Parties and Brookfield aided and abetted the Company Board's breaches of alleged duties.

        Based on these allegations, the Plaintiffs request relief enjoining the Niska Parties from proceeding with or consummating the Merger. To the extent that the Merger is consummated before injunctive relief is granted, the Plaintiffs seek to have the Merger rescinded. Plaintiffs also seek damages and experts' and attorneys' fees. The Plaintiffs do not allege any quantum of damages at this time.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Unitholder. Please refer to the additional information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement.

Q.
WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.
The Company and Parent have agreed to the acquisition of the Company by Parent upon the terms and conditions of the Merger Agreement described in this information statement. Niska Sponsor has consented to the Merger as required under our LLC Agreement. Applicable provisions of our LLC Agreement and certain Federal securities regulations require us to provide you with information regarding the Merger, even though your vote or proxy is neither required nor requested to approve the Merger Agreement or consummate the Merger.

Q.
WHAT IS THE PROPOSED TRANSACTION?

A.
The proposed transaction is the acquisition of the Company by Parent. The proposed transaction will be accomplished through a merger of Merger Sub, a subsidiary of Parent, with the Company. If the FTM Condition has been waived or satisfied, then the Company will merge with and into Merger Sub, with Merger Sub as the Surviving Entity. If the FTM Condition has not been waived or satisfied, then Merger Sub will merge with and into the Company, with the Company as the Surviving Entity. In the case of an FTM, Parent will be the holder of all of the issued and outstanding equity of the Surviving Entity and, in the case of an RTM, Parent and ManagementCo will be the holders of all of the issued and outstanding equity of the Surviving Entity. Prior to the closing date, the Company and ManagementCo will use reasonable best efforts to enable the delisting of the Common Units from the NYSE and the deregistration of the Common Units under the Securities Exchange Act of 1934 (the "Exchange Act") as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the closing date.

Q.
WHY DID THE COMPANY BOARD APPROVE THE MERGER AND THE MERGER AGREEMENT?

A.
The Board delegated to the Conflicts Committee the power and authority to, among other things, determine whether the Merger is in the best interests of the Company and the Unaffiliated Unitholders and, if applicable, to provide approval of the Merger and make a recommendation to the Company Board concerning what action, if any, should be taken by the Company Board and the Company with respect to the Merger.

  After consideration, the Conflicts Committee, among other things, determined that the Merger Agreement and transactions contemplated thereby on the terms set forth therein are advisable, fair and reasonable to, and in the best interests of, the Company and the Unaffiliated Unitholders.

  After consideration and evaluation of the Merger, the Company Board approved and declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Company and the Unaffiliated Unitholders, and declared it advisable, to enter into the Merger Agreement. To review the Company Board's reasons for recommending and approving the Merger Agreement and the Transactions, see "The Merger—Reasons for the Merger."

9

Q.
IS THE APPROVAL OF UNITHOLDERS NECESSARY TO APPROVE THE MERGER AGREEMENT? WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER AGREEMENT AND MERGER?

A.
Our LLC Agreement requires the approval of the Merger Agreement by the holders of at least a majority of the outstanding Common Units. The requisite Unitholder approval was obtained on June 14, 2015, the date on which Niska Sponsor, which holds 53.93% of the outstanding Common Units, delivered to the Company a written consent approving the Merger Agreement and the Transactions. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.
IF THE MERGER IS CONSUMMATED, WHAT WILL I RECEIVE FOR MY COMMON UNITS?

A.
Common Units held by Unitholders (other than the Company, Parent and their respective subsidiaries) immediately prior to the consummation of the Merger will be converted into the right to receive the Merger Consideration. In the event of a transfer of ownership of Common Units that is not registered in the records of the Company, the Merger Consideration may, subject to certain requirements, be paid to a person other than the person in whose name the Common Units so surrendered is registered. See "The Merger—Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration."

Q.
WILL THE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF THE PRICE OF THE COMPANY'S COMMON UNITS INCREASES ABOVE THE MERGER CONSIDERATION?

A.
No. The Merger Consideration is fixed. The Merger Agreement does not contain any provision that would adjust the Merger Consideration (in either direction) based on fluctuations in the price of our Common Units.

Q.
IS THE MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

A.
Yes. Before consummation of the Merger, several closing conditions must be satisfied or waived. If these conditions are not satisfied or waived, the Merger will not be consummated. For example, the consummation of the Merger is subject to the satisfaction or waiver of certain regulatory approvals as well as customary and certain other conditions, including, among others: (i) approval of the Transactions by the CPUC; (ii) a no action letter pursuant to the Competition Act and merger notification filings pursuant to Part IX of the Competition Act; (iii) delivery by Niska Sponsor to Parent of the Required Consents; (iv) delivery by Niska Sponsor to Parent of the Required Amendments; (v) the absence of certain legal impediments to the consummation of the Merger; (vi) the accuracy of the Parties' representations and warranties; and (vii) the performance of the Parties' obligations under the Merger Agreement. See "The Merger Agreement—Conditions to the Merger."

Q.
AM I ENTITLED TO APPRAISAL RIGHTS?

A.
No. Under the Delaware Limited Liability Company Act and the Merger Agreement, no dissenters or appraisal rights are or will be available in connection with the Merger or the other Transactions.

Q.
WHAT HAPPENS IF A THIRD PARTY MAKES AN OFFER TO ACQUIRE THE COMPANY BEFORE THE MERGER IS CONSUMMATED?

A.
Under the Merger Agreement, since 11:59 p.m. (Central Time) on July 29, 2015, the Company has been prohibited from entering into discussions and negotiations with any person that submits an alternative acquisition proposal.

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Q.
WHEN IS THE MERGER EXPECTED TO BE CONSUMMATED?

A.
We expect the Merger to be consummated before June 14, 2017. However, there can be no assurance that the Merger will be consummated by that time, or at all.

Q.
WILL I OWE U.S. FEDERAL INCOME TAXES AS A RESULT OF THE MERGER?

A.
The Merger will be a taxable transaction resulting in holders of our Common Units recognizing taxable gain or loss for U.S. federal income tax purposes. Any taxable gain you recognize as a result of the Merger may be subject to U.S. federal income taxes (and taxes under applicable state, local, foreign or other tax laws). See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders." You are urged to consult your own tax advisors as to the particular consequences of the Merger to you, including the applicability of federal, state, local, foreign and other tax laws.

Q.
WHAT EFFECT WILL THE MERGER HAVE ON MY SCHEDULE K-1 TAX REPORT?

A.
If the Merger is completed, your Schedule K-1 tax report for the year in which the Merger is completed will be your final Schedule K-1 tax report. After the Merger is completed, you will have no continuing interest in the Company, and you will not receive Schedule K-1 tax reports for the Company for tax years after the year in which the Merger occurs.

Q.
WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?

A.
We file periodic reports and other information with the U.S. Securities and Exchange Commission, which we refer to as the "SEC." The most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q that we have filed with the SEC are included as annexes to this information statement. You may read and copy all periodic reports and other information that we file with the SEC at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at www.sec.gov. Information about us is also available on our internet site at www.niskapartners.com. For a more detailed description of the information available, please refer to the section entitled "Where You Can Find More Information." Please note that information contained on our website is not incorporated by reference in, nor considered to be part of, this information statement.

Q.
WHO CAN HELP ANSWER MY QUESTIONS?

A.
If you have questions about the Merger after reading this information statement, please contact Sarah Steel, Director of Investor Relations, Niska Gas Storage Partners LLC, at (403) 513-8650 or at ir@niskapartners.com.

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THE PARTIES TO THE MERGER

The Company

        We are a Delaware limited liability company whose predecessor was formed in 2006 to own and operate natural gas storage assets. We own or contract for approximately 244.9 Bcf of total natural gas storage capacity. Since our inception in 2006, we have added 106.3 Bcf of new storage capacity, an increase of approximately 74%. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities. Since our inception, our storage contracts have provided cyclability rates ranging from 1.0 to 6.0 times per year.

        Our headquarters is located in Radnor, Pennsylvania, and our operations center is located in Calgary, Alberta, Canada. Our principal executive office is located at 170 Radnor Chester Road, Suite 150, Radnor, PA, and our telephone number is (484) 367-7462.

        For a more detailed description of our business, please see our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are included as Appendixes C and D, respectively, to this information statement.

ManagementCo

        Niska Gas Storage Management LLC, which is referred to herein as "ManagementCo," is a Delaware limited liability company and sole managing member of the Company. Niska Sponsor owns 100% of the membership interest in ManagementCo.

        The mailing address of ManagementCo's principal executive office is 170 Radnor Chester Road, Suite 150, Radnor, PA, and its telephone number is (484) 367-7462.

Niska Sponsor

        Niska Sponsor Holdings Coöperatief U.A., which is referred to herein as "Niska Sponsor," is a Netherlands coöperatief.

        The mailing address of Niska Sponsor's principal executive office is Prins Bernhardplein 200, 1097 JB, Amsterdam, the Netherlands.

Parent

        Swan Holdings LP, which is referred to herein as "Parent," is a subsidiary of Brookfield Infrastructure Group. Parent is an Ontario partnership.

        The mailing address of Parent's principal executive office is 1200 Smith Street, Suite 1200, Houston, TX 77002.

Merger Sub

        Swan Merger Sub LLC, which is referred to herein as "Merger Sub," is a Delaware limited liability company formed by Parent solely for the purpose of completing the Merger. Merger Sub is a subsidiary of Parent and has not engaged in any business to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the other Transactions.

        The mailing address of Merger Sub's principal executive office is 1200 Smith Street, Suite 1200, Houston, TX 77002.

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 THE MERGER

Background

  Formation of the Company

        The Company completed its initial public offering ("IPO") in May 2010, with a primary objective of generating stable cash flows sufficient to make its minimum cash distribution per unit and to increase cash distributions over time by maintaining a flexible portfolio of commercial strategies, continuing to expand its existing facilities and growing through acquisitions of complementary assets and pursuing new and existing development projects.

        Since the IPO in 2010, our management and the Company Board have regularly considered prospects to grow our business and increase value for our Unitholders. The focus from 2010 through 2013 was primarily on growth opportunities involving asset acquisitions, joint ventures and expansion projects.

  Deteriorating Market Conditions for Natural Gas Storage Industry and Niska Sponsor Support of the Company

        Market conditions for natural gas storage weakened progressively beginning in the second half of 2010, and remained weak or deteriorated further from 2011 to the first half of 2015. During this approximate five-year period, seasonal spreads (October to January), which are a proxy for the current intrinsic value of storage, trended lower, generally staying in the low end of a five year range of $1.17 to $0.15 per MMBtu for the period April 10, 2010 to December 31, 2014. The reduced seasonal spreads have lowered the prices we charge for long-term contracts, as well as reduced the profitability of our short-term firm and optimization activities, where we make hedged natural gas purchases and sales for our own account. In addition, during this same period, volatility levels, which have a meaningful impact on the value the Company is able to realize on a short-term basis from its optimization activities, generally have been low relative to the levels experienced during the five-year period preceding the IPO. While there are a variety of factors that have contributed to these weaker market conditions, the key drivers have been (i) relatively flat natural gas consumption, (ii) significantly increased natural gas supplies due to production from shale resources, (iii) net increases in natural gas storage capacity, and (iv) lower basis differentials due to expansion of natural gas transportation infrastructure in the U.S.

        In November 2011, the Company suspended distributions on the subordinated units held by Niska Sponsor in order to preserve cash and increase the stability of the distribution for the common unitholders.

        Throughout this period of deteriorating market conditions, Niska Sponsor took a variety of actions that have benefited the Company and its common unitholders. In August 2011, Niska Sponsor reinvested $11 million in cash it received in distributions in exchange for the issuance of additional common units at a price of $16.00 per unit. Since that date, Niska Sponsor has reinvested all distributions it received from the Company with respect to its Common Units. In April 2013, Niska Sponsor restructured its equity holdings in the Company, eliminating all of the subordinated units and original incentive distribution rights for a new class of incentive distribution rights, which would have permitted the Company to increase distributions on the Common Units without first reinstating the full minimum quarterly distribution on the subordinated units.

  Consideration of Strategic Alternatives

        In January 2015, Riverstone engaged Evercore Group LLC ("Evercore") to act as financial advisor with respect to a potential sale of the ownership interests in Niska of funds managed by Riverstone (the "Riverstone Funds"). The financial advisory services covered by the engagement also included

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discussions relating to a potential merger, acquisition, joint venture, investment, sale of all or part of the equity interests in Niska and ManagementCo or business or assets of Niska.

        The formal exploration of potential strategic alternatives commenced on January 12, 2015, with Evercore sending introductory letters to a list of 34 potential buyers that had been approved by Riverstone and reviewed by certain members of Niska's management team. Evercore indicated to prospective purchasers that proposals for the acquisition of the entirety of Niska would be entertained. Throughout this strategic alternatives process, Evercore was in active dialogue with numerous parties regarding interest in a potential acquisition of either the Riverstone Funds' interest in Niska or for the entirety of Niska. In total, 18 potential buyers, including Brookfield, executed confidentiality agreements and received a confidential information memorandum, which included certain material, non-public information regarding Niska, such as certain financial and operations projections. These potential buyers gained access to an online data room and were able to examine due diligence materials.

        Proposals from the potential buyers were due on March 3, 2015 and, on that date, representatives of Evercore met with representatives of Riverstone to provide them with an update regarding the proposals received. Brookfield, Company A (a prominent private equity firm) and Company B (a global physical commodities trading company) submitted written non-binding bids and an additional party (Company C, a prominent infrastructure fund) submitted a written non-binding bid on March 10, 2015. Three of the bids, including Brookfield's bid, were for the interest of the Riverstone Funds in Niska only, with Brookfield including a statement that it would be prepared to acquire all of the equity in Niska. Company B's proposal was conditioned on the bidder identifying a strategic partner or financial co-investor and Company C's proposal was conditioned on an equity and debt restructuring of Niska. Company A's proposal was for all of the equity in Niska, but was conditioned on the acquisition and retirement of 50% of Niska's senior notes at a 25% discount to par. An affiliate of Brookfield owns approximately $250 million aggregate par amount of Niska's senior notes, and at the time of reviewing the proposals, Riverstone believed that Brookfield owned a substantial percentage of Niska's senior notes. Riverstone representatives instructed Evercore to continue discussions with Brookfield, Company A and Company C. Riverstone determined that Company B's proposed price was substantially below the other bids, and that Company B's requirement for a strategic partner or financial co-investor made its proposal unlikely to materialize into a realistic definitive proposal. None of the 14 other potential buyers that executed confidentiality agreements submitted proposals, and no unsolicited written acquisition proposals were received during the Window Shop Period described below.

        Riverstone instructed Vinson & Elkins L.L.P. ("Vinson & Elkins") to prepare two bid drafts of an acquisition agreement to accommodate the two types of proposals received: a merger agreement for all of Niska and a purchase and sale agreement for the Riverstone Funds' interests only. The draft of an acquisition agreement for all of Niska was styled in the form of a "public" transaction, with representations and warranties that would terminate on closing and no post-closing indemnification. The draft of an acquisition agreement for the purchase and sale of the Riverstone Funds' interests only was styled in the form of a "private" transaction, with indemnification provisions post-closing and the survival of certain representations and warranties. Additionally, Vinson & Elkins, Riverstone and Niska representatives began exploring structural alternatives to separate the Wild Goose facility ("Wild Goose") from Niska to accommodate a "staggered" closing of the transaction, wherein the closing of the sale of the interests in Wild Goose could occur upon obtaining CPUC approval, which could occur substantially later than when a closing of the sale of the interests in the rest of Niska might be feasible

        In March 2015, members of ManagementCo's senior management gave management presentations to three of the four bidders (Brookfield, Company A, and Company C) that had provided initial indications of interest. Throughout March and April 2015, Brookfield, Company A, and Company C continued diligence on Niska.

14

        In late March and early April, representatives of Riverstone, Vinson & Elkins, Company A and Company A's outside counsel held telephone conversations to discuss structural alternatives, specifically regarding the separation of Wild Goose from Niska. In late March, Company C withdrew from the strategic alternatives review process.

        In early April 2015, a bid draft of the merger agreement was provided to Company A and a bid draft of the purchase and sale agreement was provided to Brookfield. Each bid draft contemplated the separation of Wild Goose from Niska and a "staggered" closing of the transaction.

        On April 1 and April 10, 2015, representatives of Riverstone, Vinson & Elkins, Brookfield and Norton Rose Fulbright LLP ("Norton Rose"), counsel to Brookfield, held telephone conversations to discuss structural options, specifically regarding the separation of Wild Goose from Niska and a "staggered" closing of the transaction.

        On April 21, 2015, Evercore received a revised proposal from Company A. The revised proposal was for all of the equity in Niska, with a substantially reduced purchase price for both the Riverstone Funds' interests in Niska and for the Common Units held by the public compared to its initial proposal. The revised proposal also contained a condition that Niska's senior notes be acquired for a combination of cash and new notes at a substantial discount to par, as well as a substantial discount to the then-current trading prices of the senior notes. The proposed purchase price was substantially below Brookfield's initial bid and the revised proposal described below. In addition, based upon the fact that the proposal contemplated an acquisition of Niska's senior notes at a substantial discount to the then-current trading prices of the senior notes, Riverstone determined that Company A's proposal was unlikely to result in a consummated transaction. In making this determination, Riverstone also considered the Brookfield affiliate's substantial ownership of Niska's senior notes.

        On April 23, 2015, Evercore received a revised proposal from Brookfield in the form of a private style transaction, with surviving representations, warranties and indemnification from Riverstone, and a separately negotiated acquisition of the remaining equity in Niska with no staggered closing for Wild Goose. The revised proposal was for all of the equity in Niska with a total purchase price of approximately $198 million and specified a $20 million reduction in the purchase price for the Riverstone Funds' interests (relative to its initial proposal) if a merger agreement for all of the equity in Niska could not be achieved. The revised proposal included an offer by Brookfield to provide interim debt financing to Niska and was accompanied by a revised draft of the bid purchase and sale agreement.

        Riverstone instructed Vinson & Elkins to revise the bid draft of the Merger Agreement to reflect certain of Brookfield's comments to the purchase and sale agreement, but generally to reflect the representations and indemnification structure customary for "public" style deals, including recent mergers of master limited partnerships.

        On April 27, 2015, representatives of Evercore discussed issues and concerns regarding the final Brookfield bid with representatives of Brookfield. The primary concerns related to certainty of closing, specifically: (i) the potential for a protracted delay in obtaining CPUC approval because of Brookfield's interest in the Lodi Gas Storage facility; (ii) the proposal that a merger be negotiated with Niska after executing a purchase and sale agreement for the Riverstone Funds' interest in Niska, with a purchase price adjustment if the Merger Agreement could not be signed; (iii) substantial representations regarding Niska's gas inventory; and (iv) substantial post-closing indemnification by the Riverstone Funds for representations regarding Niska.

        On April 29, 2015, Vinson & Elkins provided the revised draft of the Merger Agreement to Brookfield and Norton Rose.

        On May 1, 2015, Brookfield provided Evercore with a list of issues and concerns with respect to the revised draft of the Merger Agreement and Brookfield representatives discussed that list with

15

Evercore representatives. The primary concerns related to the deletion of certain conditions precedent to closing of the Merger, specifically the absence of a condition that no material adverse effect had occurred, the deletion of a requirement that specified tax matters be resolved to Brookfield's satisfaction, the deletion of the requirement that certain consents and amendments be obtained, and substantial revisions to the representations and indemnification structure and interim covenants. The Brookfield representatives indicated that if the representations and indemnification provisions were not revised consistent with Brookfield's April 23 draft of the purchase and sale agreement, the total purchase price for the Merger would need to be reduced by $35 to $40 million.

        On May 6, 2015, representatives of Niska, Riverstone, Brookfield, Vinson & Elkins and Norton Rose held a meeting in Vinson & Elkins' offices in New York, with representatives of Evercore participating via telephone. During the meeting, representatives from Vinson & Elkins, Riverstone and Niska discussed the Brookfield issues list, including the scope of representations and warranties concerning Niska, specifically the representations regarding Niska's gas inventories, and the indemnification provisions and closing conditions.

        On May 6, 2015, the Company Board, acting by unanimous written consent, established a conflicts committee comprised of Mr. Stephen C. Muther, Michael J. Hennigan and James G. Jackson and delegated authority to the Conflicts Committee to, among other things, (i) consider, review, evaluate and analyze the Merger and consider, review, evaluate and analyze any conflict, agreement, transaction or situation in connection therewith; (ii) determine whether the Merger is in the best interests of the Company and the Unaffiliated Unitholders and, if applicable, provide approval of the Merger; and (iii) make a recommendation to the full Board concerning what action, if any, should be taken by the Board and the Company with respect to the Merger.

        On May 6, 2015, representatives of Richards, Layton & Finger, P.A. ("Richards, Layton" or "RLF"), legal counsel to the Conflicts Committee, and Vinson & Elkins, legal counsel to Riverstone and to the Company, had a telephone conversation regarding the Transactions, including the contemplated structure and preliminary terms.

        Also on May 6, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill. The Conflicts Committee discussed preliminary matters and issues relating to, and the preliminary terms of, the Transactions. The Conflicts Committee also confirmed its intent to engage RLF as the Conflicts Committee's legal advisor and Greenhill as the Conflicts Committee's financial advisor in connection with the Transactions based on, among other considerations, RLF's and Greenhill's experience in similar transactions and familiarity with the Company and its business.

        On May 8, 2015, Brookfield and Niska Sponsor entered into a letter agreement providing that Niska Sponsor and ManagementCo would negotiate exclusively with Brookfield for a period of up to 36 days, inclusive of an automatic extension if not affirmatively terminated by either party, regarding the possible transaction.

        On May 11, 2015, at the direction of the Conflicts Committee, representatives of RLF and Greenhill had a telephonic conversation with representatives of Evercore regarding the marketing process undertaken by Riverstone to sell its interests in the Company and/or for a sale of the entire Company.

        On May 12, 2015, Brookfield provided a revised draft of the Merger Agreement and term sheet for a credit agreement to Riverstone, Niska, Evercore and Vinson & Elkins.

        On May 13, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill present. The RLF representatives provided the Conflicts Committee with a high-level review of the draft Merger Agreement, including the lack of ability thereunder for Niska to solicit and/or accept higher bids following execution of the Merger Agreement. The RLF representatives also provided a presentation to the Conflicts Committee regarding its duties and obligations under

16

Delaware law and the Company's limited liability company agreement, and the Greenhill representatives informed the Conflicts Committee of the marketing process undertaken by Riverstone to sell its interests in the Company or to sell the entire Company as reviewed by Evercore with RLF and Greenhill on May 11, 2015. The Conflicts Committee and its advisors also discussed the Company's financial condition and prospects for continuing to operate as an independent, stand-alone company.

        On May 14, 2015, James Jackson, chairman of the Conflicts Committee, had a telephonic conversation with members of the Company's management team regarding the management team providing preliminary financial information regarding the Company's financial condition and prospects.

        On May 15, 2015, Greenhill representatives had a telephonic conversation with representatives of Riverstone to continue prior discussions with Evercore regarding the marketing process undertaken by Riverstone to sell its interests in the Company and/or for a sale of the entire Company.

        Also on May 15, 2015, Vinson & Elkins provided a list of issues and concerns regarding the May 12 draft of the Merger Agreement to Brookfield and Norton Rose. Specific concerns included the lack of an objective standard for resolution of specified tax matters, the breadth of representations regarding Niska and the risk that changes between signing and closing would result in the failure of a condition precedent to closing being satisfied, the termination of certain conditions precedent upon obtaining CPUC approval, and the scope of indemnification requested of Niska Sponsor.

        On May 18, 2015, the Conflicts Committee held a telephonic meeting. Members of the Company's management team, together with representatives of RLF and Greenhill, also participated. The Company's management team discussed with the Conflicts Committee preliminary information regarding various matters, including the Company's financial condition and prospects, concerns with respect to the Company's future liquidity position given current market conditions and the impact on the Company of potential covenant violations under the Company's credit facility. The Conflicts Committee also discussed whether Riverstone and Brookfield would consider a transaction that did not involve a sale of the entire Company.

        On May 20, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill present. Greenhill discussed with the Conflicts Committee preliminary financial aspects of the proposed Merger. The RLF representatives also discussed with the Conflicts Committee the terms of the draft Merger Agreement. Also on May 20, Brookfield proposed to Riverstone a revised list of representations that would be subject to post-closing indemnification by Niska Sponsor.

        Throughout late May and mid-June, the Conflicts Committee had discussions with principals of Riverstone and Evercore, and the Conflicts Committee's advisors, concerning the consideration to be paid by Brookfield in connection with the Transactions and the allocation of such consideration.

        On May 21, 2015, Mr. Jackson had a telephonic conversation with Andrew Ward, a Riverstone principal, regarding the addition of a window shop provision into the Merger Agreement.

        During the morning on May 22, 2015, representatives of RLF had a telephonic conversation with representatives of Vinson & Elkins regarding comments circulated by RLF to the draft Merger Agreement on May 21, 2015, including the addition of a window shop provision into the Merger Agreement. Later on May 22, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill to discuss the reaction to the requests to include a window shop provision in the Merger Agreement. Thereafter, at the direction of the Conflicts Committee, representatives of Greenhill had a telephonic conversation with Andrew Ward and E. Bartow Jones, each a Riverstone principal, regarding the inclusion of a window shop provision in the Merger Agreement.

17

        On May 24, 2015, representatives of RLF had telephonic conversations with representatives of Vinson & Elkins regarding the addition of a window shop provision into the Merger Agreement and the allocation of the consideration payable by Brookfield in the Transactions.

        On May 25, 2015, Vinson & Elkins and Norton Rose attorneys discussed a request by the Conflicts Committee that the Merger Agreement include a termination right for a superior proposal during a window shop period with related customary obligations of the Company. Thereafter, on May 25, Vinson & Elkins provided a revised draft of the Merger Agreement to Norton Rose reflecting a 60-day window shop period and a termination fee equal to 2% of the Company's equity value.

        On May 26, 2015, representatives of RLF and Vinson & Elkins spoke by telephone with representatives of Norton Rose and Morris, Nichols, Arsht and Tunnell, Delaware counsel to Brookfield, concerning, among other things, the proposed window shop provision.

        On May 29, 2015, the Board held a telephonic meeting, during which the Board discussed the inclusion of a window shop provision in the Merger Agreement.

        Also on May 29, 2015, Brookfield provided a revised draft of the Merger Agreement and term sheet for the credit agreement to Riverstone, which was shared with Niska, Evercore, Vinson & Elkins and RLF. The revised draft contained revisions to the representations and proposed post-closing indemnification required from Niska Sponsor. The draft included a window shop period of 30 days, a termination fee equal to 5% of the Company's enterprise value, and an expense reimbursement of up to $7 million of Brookfield's out-of-pocket expenses. Brookfield indicated that, because of the changes to the representations and post-closing indemnification, as well as the changes to the Retention Plan increasing post-closing costs to the Company, the total purchase price to which Brookfield was willing to agree would be reduced to $170 million, and Brookfield did not propose an allocation of the proceeds.

        On the evening of May 29, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF present to discuss the window shop period.

        During the afternoon of May 30, 2015, the Conflicts Committee held a telephonic meeting, with representatives of RLF and Greenhill present, to discuss Brookfield's proposed changes to the draft Merger Agreement and certain other changes the Conflicts Committee was considering, including lengthening the window shop period and reducing the amount of the expense reimbursement for Brookfield.

        On June 1, 2015, Vinson & Elkins provided a revised draft of the Merger Agreement to Brookfield and Norton Rose.

        On June 5, 2015, Brookfield provided a revised draft of the Merger Agreement to Riverstone, which provided such draft to Niska, Evercore, Vinson & Elkins and RLF. Also on June 5, Niska provided Brookfield its comments to the credit agreement term sheet and commitment letter.

        On June 7, 2015, representatives of Niska, Riverstone and Brookfield discussed open issues on the Merger Agreement, including a request from Brookfield that the Riverstone Funds guarantee post-closing indemnification obligations of Niska Sponsor, and that the transaction be structured as a forward merger. Also on June 7, Vinson & Elkins, Bennett Jones LLP, Canadian tax counsel to Niska, and Norton Rose held telephone meetings to discuss open diligence questions.

        Throughout the week of June 8, 2015, Vinson & Elkins and Norton Rose exchanged comments to the Merger Agreement and discussed proposals to address the remaining open points in the Merger Agreement. The two parties also discussed the Retention Plan for employees.

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        On June 8, 2015, representatives of RLF spoke by telephone with representatives of Vinson & Elkins and Riverstone concerning the status of negotiations with respect to the Transactions as well as the legal standard applicable to the Conflicts Committee.

        Later on June 8, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill present.

        Also on June 8, 2015, representatives of Niska, Riverstone and Brookfield discussed the open issues on the Merger Agreement, including concluding that structuring the transaction as a forward merger was acceptable, and discussing the request for the Riverstone Funds to guarantee post-closing indemnification obligations of Niska Sponsor or to obtain insurance for such obligations, and open tax diligence items.

        On June 9, 2015, Vinson & Elkins provided a revised draft of the Merger Agreement and Retention Plan to Brookfield and Norton Rose.

        On June 10, 2015, the Conflicts Committee held a telephonic meeting with representatives of RLF and Greenhill present.

        On June 11, 2015, representatives of Riverstone and Brookfield held a telephonic conversation during which the Brookfield representative proposed two options for resolving Brookfield's request for the Riverstone Funds to guarantee the post-closing indemnification obligations of Niska Sponsor. The options were: (i) revising the representations, warranties and indemnification provisions of the Merger Agreement to be more consistent with typical public company mergers, but with a reduction in the aggregate purchase price to be paid or (ii) a guarantee from Riverstone Fund of the indemnification obligations of Niska Sponsor, secured by a security interest in assets of the funds, covenants relating to those assets, and certain reporting obligations by the Riverstone Funds.

        On June 11, 2015, a telephone conversation was held among representatives of RLF, Vinson & Elkins and the Company's tax advisors regarding possible tax implications of the Merger on the Company and its public unitholders, including if structured as a RTM or FTM.

        On June 12, 2015, representatives of Vinson & Elkins and Norton Rose discussed clarifications on the possible revision of the Merger Agreement to be more consistent with typical public company mergers, including discussion on the representations, warranties and covenants included in the Merger Agreement. Also on June 12, the representative of Brookfield communicated that the aggregate purchase price reduction for this structure would be $20 million, resulting in a total purchase price of $175 million and Brookfield requested a change to the Merger Agreement to provide that neither the Company nor Brookfield would be responsible for certain fees incurred by the Company.

        Later on June 12, 2015, the Conflicts Committee held a telephonic meeting in which representatives from RLF and Greenhill participated. During the meeting, the RLF representatives updated the Conflicts Committee on recent conversations they had with the Company's management team, tax advisors and Vinson & Elkins representatives. Greenhill discussed with the Conflicts Committee updated financial aspects of the proposed Merger. The Conflicts Committee also discussed the proposed terms of the draft Merger Agreement.

        On June 13, 2015, representatives of Riverstone and Brookfield discussed certain fees incurred by the Company in connection with the Merger Agreement. After negotiation, it was agreed that the Company would pay its own fees and expenses, as provided under the LLC Agreement, but that the aggregate purchase price would be reduced by $7 million to reflect the fee payable to Evercore and a portion of the legal fees and expenses incurred by the Company.

        On June 13, 2015, representatives of Riverstone, Brookfield, Norton Rose and Vinson & Elkins held a telephone conference to discuss open items in the Merger Agreement, including an objective

19

standard for testing whether a material adverse effect had occurred for purposes of the closing conditions.

        On the morning of June 14, 2015, Mr. Jackson had a telephonic conversation with representatives of Riverstone regarding the terms of the Transactions to which Riverstone and Brookfield had agreed.

        Later on the morning of June 14, 2015, the Conflicts Committee held a telephonic meeting, with representatives of RLF and Greenhill present, to discuss the terms of the Transactions and the allocation of the consideration payable by Brookfield.

        Following the meeting on the morning of June 14, 2015, representatives of RLF had a telephonic conversation with Jason Dubchak, the Company's general counsel, who confirmed that he was not aware of any new developments or changes to the proposed terms of the Transactions since the Conflicts Committee's last meeting. In addition, Mr. Jackson spoke with Mr. Ward to confirm that, in principle, the Conflicts Committee was agreeable to the latest terms of the Merger.

        On the afternoon of June 14, 2015, the Conflicts Committee held a telephonic meeting at which representatives of RLF and Greenhill were present. At the Conflicts Committee's request, Greenhill reviewed its financial analysis of the proposed Merger Consideration and rendered its oral opinion, confirmed by a written opinion dated June 14, 2015, to the Conflicts Committee to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Greenhill in rendering its opinion as described in such opinion, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Representatives of RLF then provided the Conflicts Committee with an update on the legal aspects of the Transactions. After discussion, the Conflicts Committee unanimously approved the Merger Agreement and the transactions contemplated thereby and recommended that the Board approve the Merger Agreement and the transactions contemplated thereby.

        On June 14, 2015, at 3:00 p.m. EDT, the Company Board held a telephonic meeting, at which they (i) determined that the Merger Agreement was in the best interest of the Company and its unitholders, (ii) approved the execution and delivery of the Merger Agreement, (iii) determined to submit the Merger Agreement to Niska Sponsor, in its capacity as the holder of a Unit Majority, for approval under the LLC Agreement, and (iv) authorized the Company's officers to execute the Merger Agreement and to take other actions.

        Following the board meeting, authorized officers of each of the Company and Brookfield executed and delivered the Merger Agreement and the Company issued a press release to announce the proposed Merger.

Recommendation of the Company Board

        At a meeting held on June 14, 2015, after consideration, the Company Board, among other things:

  •
  approved and declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Company and the Unitholders, and declared it advisable to enter into the Merger Agreement;

  •
  approved the execution and delivery of the Merger Agreement by the Company and consummation of the transactions contemplated in the Merger Agreement, and

  •
  resolved to submit the Merger Agreement to the non-managing members of the Company for approval by the holders of a majority of the outstanding Common Units.

20

Required Approval of the Merger; Written Consent

        Under our LLC Agreement, the approval of ManagementCo, along with the affirmative vote or consent of the holders of a majority of our Common Units outstanding and entitled to vote, is required to approve the Merger Agreement.

        On June 14, 2015, ManagementCo, by action of the board of directors of ManagementCo at a meeting thereof, among other things, (i) approved and consented to the execution and delivery by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, and (ii) resolved to submit the Merger Agreement to the non-managing members of the Company for approval by the holders of a majority of the outstanding Common Units.

        On June 14, 2015, Niska Sponsor, as the holder of approximately 53.93% of the issued and outstanding Common Units at such time, executed a written consent approving and consenting to the Merger Agreement and the Merger. Such written consent constituted approval of the Merger Agreement by the holders of the requisite Common Units of the Company in accordance with our LLC Agreement. This means that the Transactions can occur without the vote of any other Unitholders. There will not be a meeting of Unitholders at which you will be asked to vote to approve the Merger Agreement.

        Federal securities laws provide that the Merger may not be consummated until 20 days after the date of mailing of this information statement to our Unitholders. Notwithstanding the execution and delivery of the written consent, the Merger will not occur until this time period has elapsed and all other conditions to closing related to any regulatory requirements are satisfied. We expect the Merger to be consummated before June 14, 2017; however, there can be no assurance that the Merger will be consummated at that time, or at all.

Reasons for the Merger

        On May 6, 2015, by unanimous written consent, the Company Board delegated to the Conflicts Committee the power and authority to, among other things, (i) consider, review, evaluate and analyze the Merger and to consider, review, evaluate and analyze any conflict, agreement, transaction or situation in connection therewith; (ii) determine whether the Merger is in the best interests of the Company and the Unaffiliated Unitholders and, if applicable, to provide approval of the Merger; and (iii) make a recommendation to the full Board concerning what action, if any, should be taken by the Board and the Company with respect to the Merger.

        On June 14, 2015, after consideration, the Conflicts Committee, among other things: (i) determined that the Merger Agreement and transactions contemplated thereby on the terms set forth therein are advisable, fair and reasonable to, and in the best interests of, the Company and the Unaffiliated Unitholders, and (ii) approved the execution and delivery of the Merger Agreement by the Company, and, subject to the approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, the consummation of the transactions contemplated by the Merger Agreement upon substantially the terms and conditions set forth in the Merger Agreement.

        At a special meeting held on June 14, 2015, after consideration, the Company Board, among other things: (i) approved and declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Company and the Unitholders, and declared it advisable to enter into the Merger Agreement, (ii) approved the execution and delivery of the Merger Agreement by the Company and consummation of the transactions contemplated in the Merger Agreement, and (iii) resolved to submit the Merger Agreement to the non-managing members of the Company for approval by the holders of a majority of the outstanding Common Units.

21

        The Company Board made its determination after numerous meetings and consultations with our management as well as with its legal and financial advisors. During these meetings and consultations, the Company Board reviewed, evaluated and considered a variety of factors that it believed supported its decision to approve the Merger Agreement, including, but not limited to, the following:

  •
  industry forecasts for the demand and supply of natural gas, and the pricing for natural gas storage;

  •
  the fact that the Merger Consideration is payable in cash, which provides liquidity and certainty of value to Unitholders immediately upon the consummation of the Merger in comparison to the potential risks and uncertainty that would be inherent in continuing to operate as an independent company and executing the Company's business plan;

  •
  the process to identify and contact potential acquirors of the Company, or Riverstone's interests in the Company, that was conducted in the six months prior to the signing of the Merger Agreement with the assistance of Evercore, which did not result in any interest on the part of any third party to acquire the Company at a price competitive with the price offered by Brookfield;

  •
  the Company Board's belief that it was unlikely that there was another party willing to acquire the Company at a price greater than the price offered by Brookfield;

  •
  the fact that the Company's efforts to develop growth opportunities beyond gas storage previously had been unsuccessful and the possible alternatives to a sale of the entire Company, including continuing as a stand-alone company and maintaining the status quo;

  •
  the Company Board's understanding of our business, financial condition, results of operations and prospects, including current and anticipated near-term operating results;

  •
  the Company Board's concerns regarding the Company's future liquidity position and the fact that Brookfield offered the Short Term Credit Facility;

  •
  our management's concerns that current and projected economic and market conditions create uncertain conditions for our future business;

  •
  the arms-length negotiating process with Brookfield and the Company Board's belief that the Company obtained the highest price per Common Unit that Brookfield was willing to pay as a result of the extensive negotiations between the Company and its legal advisors, on the one hand, and Brookfield and its legal advisors, on the other hand;

  •
  the fact that the Merger Consideration for all outstanding Common Units represented a premium in excess of 222% to the NYSE closing sale price of $1.31 per Common Unit on June 12, 2015, the last full trading day before announcement of the Merger; and

  •
  the opinion, dated June 14, 2015, of Greenhill to the Conflicts Committee as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described under "—Opinion of Financial Advisor to the Conflicts Committee."

        The Company Board considered and reviewed with its legal advisors the terms of the Merger Agreement, including:

  •
  our ability, during the 45-day Window Shop Period, to consider and respond to an unsolicited written acquisition proposal, to furnish information to the person making such a proposal and to engage in discussions and negotiations with the person making such a proposal, in each case if

22

    the Company Board, prior to taking any such actions, determined in good faith based on information and after consultation with its advisors that such acquisition proposal either constituted a superior proposal or could reasonably be expected to result in a superior proposal;

  •
  our ability, under certain circumstances more fully described under "The Merger Agreement," to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided that we comply with our obligations relating to entering into any such agreement (including giving Parent the opportunity to match the superior proposal) and, concurrently with the termination of the Merger Agreement, we pay Parent the Termination Fee, which fee the Company Board concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the Merger Agreement;

  •
  the fact that the Company Board was advised by Evercore that the Termination Fee represents a percentage of the enterprise value that is representative of historical transactions and that the 45-day Window Shop Period would be adequate time for a potential acquirer to investigate the Company and submit a proposal if it so desired;

  •
  the expense reimbursement of up to $5.0 million payable to Parent, under certain circumstances more fully described under "The Merger Agreement," in connection with a termination of the Merger Agreement, which the Company Board concluded was reasonable in the context of expenses payable in comparable transactions and in light of the overall terms of the Merger Agreement; and

  •
  the ability of the Company Board, under certain circumstances more fully described under "The Merger Agreement," to, among other things, withdraw its recommendation with respect to the Merger Agreement subject to, in certain circumstances, a subsequent obligation under the Merger Agreement to pay the Termination Fee.

        The Company Board also determined that the following factors increased the likelihood that the Merger will be consummated:

  •
  the fact that Parent's obligation to consummate the Merger is not subject to any financing condition;

  •
  the fact that the consent of Niska Sponsor, which had been involved with the negotiation process, was sufficient to approve the Merger Agreement without the need for a meeting of Unitholders;

  •
  the Company's ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms of the Merger Agreement, including enforcing Parent's obligation to consummate the Merger; and

  •
  the experience, business reputation and financial capability of Brookfield.

        The Company Board also considered uncertainties, risks and potentially negative factors, including, but not limited to, the following:

  •
  the fact that, while the Merger is expected to be consummated, there can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be consummated;

  •
  the risks and costs to the Company if the Merger is not consummated, including adverse effects on trading prices of the Common Units, diversion of our management and employee attention, employee attrition and other disruptive effects on our business;

23

  •
  the risk of substantial delay due to the process of obtaining approval by CPUC of the Transactions;

  •
  the fact that under the Merger Agreement, the Company Board would be prohibited from soliciting alternative proposals and would be restricted in its ability to engage with other potential acquirors of the Company and its subsidiaries, although the Company Board believed these prohibitions and restrictions would not preclude another potential acquiror from submitting an alternative proposal;

  •
  the fact that the Merger Agreement requires us to notify Parent of alternative proposals and give Parent the opportunity to revise its proposal, although our Company Board believed this would not preclude another potential acquiror from submitting an alternative proposal;

  •
  the Company will cease to be a public company and the Unitholders will no longer participate in any future earnings or growth of the Company and, therefore, will not benefit from any appreciation in the Company's value, including any appreciation in value that could be realized as a result of improvements to the Company's operations;

  •
  the fact that the Termination Fee payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirors from making alternative proposals to acquire us, although the Company Board believed this would not preclude a potential acquiror from submitting an alternative proposal;

  •
  the requirement that the Company reimburse Parent for up to $5.0 million of its and its affiliates' out-of-pocket expenses in connection with the Merger if the Merger Agreement is terminated under certain circumstances;

  •
  the possible effects of any lawsuit, action or proceeding in respect of the Merger Agreement or the Transactions;

  •
  the fact that any gain from an all-cash transaction such as the Merger will be a taxable transaction to Unitholders for U.S. federal income tax purposes;

  •
  the fact that the Company has incurred and will incur substantial expenses related to the Transactions, regardless of whether the Merger is consummated;

  •
  the fact that consummation of the Merger would require antitrust clearance in the United States, approval under the Competition Act and by the CPUC, and the satisfaction of certain other closing conditions, including that no Company material adverse effect has occurred, which conditions are not entirely within the Company's control and that there can be no assurances that any or all such conditions will be satisfied; and

  •
  that the Company Board and our executive officers may have interests with respect to the Merger that differ from, or are in addition to, the interests of Unitholders generally, as described in the section entitled "—Interests of Directors and Executive Officers in the Merger."

        The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered by the Company Board. In view of the complexity and wide variety of factors considered, the Company Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Company Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Company Board conducted an overall review of the factors described above, including discussions with our management and advisors. In considering the factors described above, individual members of the Company Board may have given different weights to different factors.

24

        After considering these factors, the Company Board concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger and other Transactions based upon the totality of the information presented to and considered by it.

        THE COMPANY BOARD DECLARED THE MERGER AGREEMENT AND THE TRANSACTIONS TO BE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THE UNITHOLDERS, APPROVED THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT BY THE COMPANY AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT, AND RESOLVED TO SUBMIT THE MERGER AGREEMENT TO THE NON-MANAGING MEMBERS OF THE COMPANY FOR APPROVAL BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON UNITS.

Opinion of Financial Advisor to the Conflicts Committee

Opinion of Greenhill & Co., LLC

        The Conflicts Committee retained Greenhill to act as its financial advisor in connection with the Merger. Greenhill is an internationally recognized investment banking firm regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Conflicts Committee selected Greenhill to act as its financial advisor in connection with the Merger on the basis of Greenhill's independence, its experience in similar transactions, its reputation in the investment community and its familiarity with the Company and its business.

        As part of Greenhill's engagement, the Conflicts Committee requested that Greenhill evaluate the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to the Merger Agreement by the Unaffiliated Unitholders. At the June 14, 2015 meeting of the Conflicts Committee held to evaluate the Merger, Greenhill rendered an oral opinion, confirmed by delivery of a written opinion dated June 14, 2015, to the Conflicts Committee to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Greenhill in rendering its opinion as described in such opinion, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of Greenhill's written opinion, dated June 14, 2015, is attached as Annex B to this information statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Greenhill in rendering its opinion. The following summary of Greenhill's opinion is qualified in its entirety by reference to the full text of the opinion. Greenhill delivered its opinion to the Conflicts Committee for the information of the Conflicts Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger, including the proportionate allocation or relative fairness of the Merger Consideration or other consideration to be received in the Merger, the related transactions or otherwise. No opinion or view was expressed as to the underlying business decision to proceed with or effect the Merger or the related transactions or the relative merits of the Merger or any related transactions as compared to alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider, or whether any alternative transaction might produce consideration for the Unaffiliated Unitholders in excess of that contemplated in the Merger. Greenhill's opinion is not and did not constitute a recommendation to the members of the Conflicts Committee as to whether to approve the Merger or the related transactions or the Merger Agreement

25

or related documents, or as to how any Unitholder or other party should act in connection with the Merger, any related transactions or otherwise.

        In connection with its opinion, Greenhill, among other things:

  •
  reviewed drafts of the Merger Agreement and certain related documents provided to Greenhill on June 14, 2015;

  •
  reviewed certain publicly available financial statements of the Company;

  •
  reviewed certain other publicly available business and financial information relating to the Company that Greenhill deemed relevant;

  •
  reviewed certain information, including financial forecasts and other financial and operating data concerning the Company, prepared by the Company's management (the "Company management forecasts");

  •
  discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

  •
  reviewed the historical market prices and trading history for the Common Units and analyzed its implied valuation multiples;

  •
  compared the value of the Merger Consideration with that received in certain publicly available transactions that Greenhill deemed relevant;

  •
  compared the value of the Merger Consideration with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

  •
  compared the value of the Merger Consideration to the implied valuation of the Company derived by discounting its future cash flows as projected by the Company's management and a terminal value of the business at discount rates Greenhill deemed appropriate;

  •
  participated in discussions and negotiations among representatives of the Company, Niska Sponsor and their respective legal and financial advisors; and

  •
  performed such other analyses and considered such other factors as Greenhill deemed appropriate.

        Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to Greenhill by representatives and managements of the Company, Niska Sponsor or Riverstone for the purposes of its opinion and further relied upon the assurances of the representatives and managements of the Company, Niska Sponsor and Riverstone that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and other financial and operating data concerning the Company furnished or otherwise provided to Greenhill and that Greenhill was directed to utilize in its analyses, Greenhill assumed that such forecasts and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the Company's management as to those matters, and relied upon such forecasts and other data in arriving at its opinion. Greenhill expressed no opinion with respect to such forecasts and other data or the assumptions upon which they were based. Greenhill relied upon the assessments of the Company's management as to, among other things, (i) the related transactions, including the timing thereof and assets, liabilities and financial and other terms involved, (ii) the potential impact on the Company of market, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the natural gas storage industry, including commodity pricing and supply and demand for natural gas, which are subject to significant volatility and which, if different than as assumed, could have a material impact on

26

Greenhill's analyses or opinion, (iii) the liquidity needs of, and capital resources available to, the Company and (iv) existing and future contracts and relationships, agreements and arrangements of the Company with, and the ability of the Company to attract and retain, key customers and third-party pipeline owners. Greenhill assumed, with the Company's consent, that there would be no developments with respect to any such matters that would have an adverse effect on the Company, the Merger or the related transactions or that otherwise would be meaningful in any respect to Greenhill's analyses or opinion.

        Greenhill did not make any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet or otherwise) of the Company or any other entity, nor was Greenhill furnished with any such appraisals. Greenhill also did not evaluate the solvency or fair value of the Company or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Greenhill assumed that the Merger and the related transactions would be consummated in accordance with their respective terms as set forth in or contemplated by the final, executed Merger Agreement and related documents, which Greenhill further assumed would be identical in all material respects to the latest drafts thereof that Greenhill reviewed, without waiver, modification or amendment of any material terms or conditions set forth in the Merger Agreement or such related documents, and that the Merger and the related transactions would be consummated in accordance with all applicable laws, documents and other requirements. Greenhill further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger and the related transactions would be obtained without any effect on the Company, the Merger or the related transactions meaningful to its analysis. Greenhill did not express any view or opinion as to the prices at which the Common Units or any other securities of the Company would trade or otherwise be transferable at any time. Greenhill also expressed no view or opinion as to individual circumstances of specific holders with respect to control or other rights or aspects which may distinguish such holders or the securities of the Company held by such holders and its analyses and opinion did not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to any such securities. Greenhill's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Greenhill as of, the date of its opinion. It should be understood that subsequent developments may affect Greenhill's opinion, and that Greenhill does not have any obligation to update, revise, or reaffirm its opinion.

        Greenhill was not requested to, and it did not, solicit any expressions of interest from any other parties with respect to the sale of the Company or any other alternative transaction; however, at the request and direction of the Conflicts Committee, Greenhill was available to assist with third-party indications of interest or proposals, if any, received during the Window Shop Period provided for in the Merger Agreement. Greenhill expressed no opinion as to the relative merits of the Merger or any related transactions as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider, or whether any alternative transaction might produce consideration for the Unaffiliated Unitholders in an amount in excess of that contemplated in the Merger.

        Greenhill's opinion did not address any terms (other than the Merger Consideration to the extent expressly specified therein) or other aspects or implications of the Merger or any related transactions, including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms of, any related transactions or any indemnification, escrow, guarantee, employee or other agreement, arrangement or understanding entered or to be entered into in connection with or contemplated by the Merger, the related transactions or otherwise. Greenhill expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the Merger Consideration to be received by the Unitholders in the Merger or with respect to the fairness of any such compensation, nor did its opinion

27

in any way address proportionate allocation or relative fairness of the Merger Consideration or other consideration to be received by any Unitholder or any other security holder of the Company or party to the Merger, the related transactions or otherwise. Greenhill's opinion was approved by Greenhill's fairness opinion committee. Except as described in this summary, the Conflicts Committee imposed no other instructions or limitations on the investigations made or procedures followed by Greenhill in rendering its opinion.

        The following is a brief summary of the material financial analyses provided by Greenhill in connection with its opinion, dated June 14, 2015, to the Conflicts Committee. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Greenhill, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Greenhill. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Greenhill.

        Selected Public Companies Analysis.    Greenhill reviewed publicly available financial and stock market information of the Company and the following three selected publicly traded companies with operations in the natural gas storage industry (collectively, the "selected companies"):

  •
  Boardwalk Pipeline Partners, LP

  •
  Crestwood Midstream Partners LP

  •
  Spectra Energy Partners, LP

        Greenhill reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted equity values based on closing unit prices on June 12, 2015 (or, in the case of Crestwood Midstream Partners LP, May 5, 2015, the last trading day prior to public announcement of its proposed Merger with Crestwood Equity Partners LP) plus debt and minority interests less cash and cash equivalents, as a multiple of fiscal year 2016 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA"). The overall low to high fiscal year 2016 estimated EBITDA multiples observed for the selected companies were 10.7x to 11.7x (with a median of 11.6x). Greenhill then applied a selected range of fiscal year 2016 estimated EBITDA multiples of 10.0x to 12.0x derived from the selected companies to corresponding data of the Company based on the Company management forecasts. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information and calendarized to the Company's March 31, 2016 fiscal year-end for comparative purposes. Financial data of the Company was based on public filings, other publicly available information and the Company management forecasts. This analysis indicated the following approximate implied per unit equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Unit Equity Value Reference Range	Merger Consideration
$1.87 - $5.53	$4.225

        No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

28

        Selected Precedent Transactions Analysis.    Using publicly available information, Greenhill reviewed financial data relating to the following seven selected transactions involving target companies with operations in the natural gas storage industry (collectively, the "selected transactions"):

Announcement Date	Acquiror	Target
May 6, 2015	• Crestwood Equity Partners LP	• Crestwood Midstream Partners LP
November 24, 2014	• Brookfield Infrastructure Group	• Crestwood Equity Partners LP
October 14, 2014	• American Midstream Partners, LP	• Costar Midstream LLC
August 11, 2014	• Martin Midstream Partners L.P.	• Cardinal Gas Storage Partners LLC
July 29, 2014	• Brookfield Infrastructure Group	• Lodi Gas Storage, L.L.C.
August 27, 2013	• Plains All American Pipeline, L.P.	• PAA Natural Gas Storage, L.P.
May 6, 2013	• Inergy Midstream, L.P.	• Crestwood Midstream Partners LP

        Greenhill reviewed, among other things, transaction values of the selected transactions, calculated as the purchase prices paid for the target companies plus debt and minority interests and less cash and cash equivalents, as a multiple of such target companies' last 12 months EBITDA and next 12 months estimated EBITDA. The overall low to high last 12 months EBITDA and next 12 months estimated EBITDA multiples observed for the selected transactions for which information was publicly available were 13.0x to 16.0x (with a mean of 14.3x and a median of 14.1x) and 10.5x to 21.7x (with a mean of 14.0x and a median of 12.0x), respectively. Greenhill then applied a selected range of last 12 months EBITDA and next 12 months estimated EBITDA multiples of 14.0x to 16.0x and 11.0x to 13.0x, respectively, derived from the selected transactions to the Company's last 12 months (fiscal year ended March 31, 2015) EBITDA and next 12 months (fiscal year ending March 31, 2016) estimated EBITDA. Financial data of the selected transactions were based on publicly available information. Financial data of the Company was based on public filings and the Company management forecasts. This analysis indicated the following approximate implied per unit equity value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Unit Equity Value Reference Ranges Based on:
Last 12 Months EBITDA	Next 12 Months EBITDA	Merger Consideration
$0.00 - $0.44	$3.70 - $7.35	$4.225

        No company or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values for the companies or the transactions to which the Company or the Merger were compared.

        Discounted Cash Flow Analysis.    Greenhill performed a discounted cash flow analysis of the Company by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fiscal years ending March 31, 2016 through March 31, 2018 based on the Company management forecasts. The implied terminal value of the Company was derived by applying to the Company's unlevered free cash flows for the fiscal year ending March 31, 2018 a selected range of perpetuity growth rates of 0.5% to 1.5%. The present values (as of June 30, 2015) of the Company's cash flows and terminal values were then calculated using a selected discount rate range of 10.0% to 11.0%. This analysis indicated the following approximate implied per unit equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Unit Equity Value Reference Range	Merger Consideration
$3.78 - $8.24	$4.225

29

        Additional Information.    Greenhill noted certain additional information that was not considered part of Greenhill's financial analyses with respect to its opinion but was referenced for informational purposes, including, among other things, the following:

  •
  the historical trading performance of the Common Units during various periods, including the one-month, three-month, six-month and 12-month periods ended June 12, 2015, which indicated that the volume-weighted average prices of the Common Units over such periods ranged from a one-month volume-weighted average price of $1.65 per unit to a one-year volume-weighted average price of $4.66 per unit, with a majority of the Common Units traded, during such six-month period, between $1.62 per unit and $2.43 per unit;

  •
  implied fiscal year 2017 estimated EBITDA multiples (calendarized to the Company's March 31, 2017 fiscal year-end for comparative purposes) and yields as of June 12, 2015 of the selected companies, which indicated overall low to high fiscal year 2017 estimated EBITDA multiples (as calendarized) of 10.4x to 10.7x (with a median of 10.5x) and overall low to high yields as of June 12, 2015 of 2.6% to 10.3%;

  •
  publicly available one-year forward Wall Street research analysts' unit price targets for the Company, which indicated a target unit price range for the Common Units of approximately $1.50 per unit to $3.00 per unit;

  •
  the implied premiums paid in (i) 183 selected transactions involving U.S. publicly traded companies announced from January 1, 2010 to June 12, 2015 with transaction values of $100 million to $1 billion, which indicated 25th to 75th quartile premiums to the target companies' one-day, one-week and one-month closing stock or unit prices prior to public announcement of the relevant transaction of approximately 13.6% to 47.9% (with a mean of 39.3% and a median of 28.8%), 14.3% to 48.2% (with a mean of 39.1% and a median of 27.8%) and 17.6% to 53.3% (with a mean of 42.7% and a median of 31.7%), respectively, and (ii) 21 selected transactions involving U.S. publicly traded companies in the energy industry announced from January 1, 2010 to June 12, 2015 with transaction values of $100 million to $1 billion, which indicated 25th to 75th quartile premiums to the target companies' one-day, one-week and one-month closing stock or unit prices prior to public announcement of the relevant transaction of approximately 6.0% to 34.1% (with a mean of 26.7% and a median of 17.1%), 8.8% to 33.0% (with a mean of 24.6% and a median of 17.5%) and 5.8% to 52.9% (with a mean of 29.8% and a median of 24.6%), respectively; applying the first and third quartile of the implied premiums paid in such selected U.S. energy transactions of 8.8% to 33.0% to the closing price of the Common Units of $1.31 per unit on June 12, 2015 (the last trading day prior to public announcement of the Merger) indicated an approximate implied per unit equity value reference range for the Company of $1.43 per unit to $1.74 per unit.

Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses provided by Greenhill to the Conflicts Committee in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by Greenhill in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Greenhill believes that the analyses summarized above must be considered as a whole. Greenhill further believes that selecting portions of its analyses or factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of such analyses or factors, could create a misleading or incomplete view of the processes underlying Greenhill's analyses and opinion. The fact

30

that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, Greenhill considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying Greenhill's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Greenhill's analyses. These analyses were prepared solely as part of Greenhill's analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to Conflicts Committee in connection with the delivery of Greenhill's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Greenhill's view of the actual value of the Company.

        The type and amount of consideration payable in the Merger was determined through negotiations among the Conflicts Committee, Niska Sponsor and Brookfield, and was approved by the Conflicts Committee and the full Company Board. The decision to recommend and to enter into the Merger Agreement was solely that of the Conflicts Committee and the Company Board, respectively. As described above, Greenhill's opinion and analyses were only one of many factors considered by the Conflicts Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Conflicts Committee, the Company Board, management or any other party with respect to the Merger or the Merger Consideration.

        In connection with Greenhill's engagement, the Company has agreed to pay Greenhill an aggregate fee of $1,500,000, of which $1,250,000 was payable upon the rendering of Greenhill's opinion (regardless of the conclusion reached). The Company also has agreed to indemnify Greenhill for certain liabilities, including liabilities under the federal securities laws, and to reimburse Greenhill for its reasonable expenses arising from its engagement.

        As the Conflicts Committee was aware, during the two-year period preceding the date of Greenhill's opinion, Greenhill acted as financial advisor to the Conflicts Committee in connection with a proposed (but not consummated) acquisition transaction unrelated to the Merger and the related transactions, for which Greenhill received an aggregate fee of $100,000. During the two years preceding the date of its opinion, Greenhill had not been engaged to perform investment banking services for Brookfield or Riverstone for which Greenhill or its affiliates received compensation. Greenhill and its affiliates in the future may provide such services to Brookfield, Riverstone and/or their respective affiliates or portfolio companies, for which services Greenhill and its affiliates would expect to receive compensation.

Company Management Forecasts

        The Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Company Board's review of strategic alternatives, our management prepared the Company management forecasts on a stand-alone, pre-merger basis. The Company management forecasts were provided to Brookfield and the Conflicts Committee in connection with their respective evaluations of the Merger and also were provided to Greenhill for its use and reliance in connection with its financial analyses and opinion described under "—Opinion of Financial Advisor to the Conflicts Committee." The Company is providing the Company management forecasts in this information statement to provide the Unitholders access to certain non-public unaudited projected

31

financial information that was made available to Brookfield, the Company Board, the Conflicts Committee and Greenhill in connection with the Merger. The Company management forecasts were not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Readers of this information statement are cautioned not to place undue reliance on the Company management forecasts. No one has made or makes any representation to any Unitholder regarding the information included in the Company management forecasts or the ultimate performance of the Company compared to the information included in the Company management forecasts.

        The Company management forecasts were not prepared with a view toward complying with generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of projected financial information. Certain of the Company management forecasts present financial metrics that were not prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The Company has not prepared a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

        There can be no assurance that the projected results reflected in the Company management forecasts will be realized. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company management forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for the Company management forecasts and disclaim any association with the Company management forecasts. Furthermore, the Company management forecasts do not take into account any circumstance or event occurring after the date they were prepared or which may occur in the future, and, in particular, do not take into account any revised prospects of the Company's business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

        While presented with numeric specificity, the Company management forecasts reflect numerous estimates and assumptions made by our management with respect to industry performance, competition, general business, economic, market and financial conditions and matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. As a result, the Company management forecasts reflect numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the Company management forecasts will be realized or that actual results will not be significantly higher or lower than estimated. Since the Company management forecasts cover multiple years, such information by its nature becomes less predictive with each successive year.

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        The following table presents a summary of the Company management forecasts:

	Historical	Projected
	Fiscal Year Ending March 31,
	2015A	2016E	2017E	2018E
	($ in millions)
Revenue:
Long -term Firm	$54.9 (1)	$41.3	$49.0	$54.2
Short-term Firm	11.6	32.6	36.2	40.3
Optimization—realized	38.1	66.8	73.2	81.0

Total	104.5	140.7	158.4	175.6

Operating Costs	(39.2)	(44.0)	(44.0)	(44.0)
General and Administrative Expenses	(26.8)	(28.1)	(27.0)	(27.5)
Non-cash Compensation	2.30	2.20	0.30	—

Adjusted EBITDA	40.8 (1)	70.8	87.7	104.0
Cash Interest Expense	(47.7)	(47.0)	(47.0)	(47.0)
Maintenance Capital Expenditures	(4.8)	(2.5)	(10.7)	(10.9)
Cash Taxes and Canadian Withholding	—	(3.5)	(0.6)	(5.4)

Cash Available for Distribution	$14.1 (2)	$17.8	$29.4	$40.8

(1)
Excludes a $25.9 million one-time fee from TransCanada in connection with the amendment of a long-term service agreement.

(2)
Includes a $25.9 million one-time fee from TransCanada in connection with the amendment of a long-term service agreement.

        The Company management forecasts include forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under "Cautionary Note Regarding Forward-Looking Statements" and other risk factors as disclosed in the Company's filings with the SEC that could cause actual results to differ materially from those shown below. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 are included as Annex C and Annex D, respectively, to this information statement. The Unitholders are urged to review the reports for a description of risk factors with respect to the Company's business and for a description of the Company's reported results of operations, financial condition and capital resources. See also "Where You Can Find More Information." The Company management forecasts do not take into account any of the Transactions, including the Merger.

        For the foregoing reasons, as well as the bases and assumptions on which the Company management forecasts were compiled, the inclusion of the Company management forecasts in this information statement should not be regarded as an indication that such information will be necessarily predictive of future results or events nor construed as financial guidance, and they should not be relied on as such or for any other purpose whatsoever.

THE COMPANY HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE COMPANY MANAGEMENT FORECASTS SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

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Debt Commitment

        Concurrently with the execution of the Merger Agreement, we entered into the Commitment Letter with Lender, which provides that, subject to certain terms and conditions, Lender will provide the Short Term Credit Facility with draws in minimum amounts and subject to procedures to be negotiated and governed by a definitive written loan agreement. Proceeds of the loans under the Short Term Credit Facility are to be for working capital purposes. The Commitment Letter contemplates interest at 10% per annum paid, at our option, either quarterly in arrears or as an addition to principal amount. The Commitment Letter contemplates that the Short Term Credit Facility would mature on the earlier of (i) 18 months after the execution of a definitive written loan agreement, (ii) acceleration of the loans during the continuance of an Event of Default (as defined in the Commitment Letter), (iii) termination of the Merger Agreement, (iv) 90 days after Lender provides written notice to us of Lender's determination that the transactions contemplated by the Merger Agreement cannot or will not be consummated, and (v) uncured breach of other agreements that result in the termination thereof.

        Lender's commitment, and its obligation to make loans under the Short Term Credit Facility, is subject to a number of conditions, including, among others, (i) there not having occurred any uncured breach by Niska Sponsor, ManagementCo, us or any of our subsidiaries under the Merger Agreement which has resulted in Merger Agreement Default, (ii) the occurrence after the date of the Commitment Letter or the existence of any facts or circumstances that would result in the occurrence of a Merger Agreement Default; (iii) the negotiation, execution and delivery on or before 60 days after the date of the Commitment Letter of definitive documentation with respect to the Short Term Credit Facility satisfactory to the Lender acting reasonably and in good faith; and (iv) our compliance with the terms of the Commitment Letter. On July 28, 2015, the Company entered into the Short Term Credit Facility.

        In addition, we are required to use our commercially reasonable efforts to seek an amendment to our Amended and Restated Credit Agreement dated as of June 29, 2012 to permit the grant of liens on collateral to be pledged by us that is substantially similar to the collateral currently pledged pursuant to such Amended and Restated Credit Agreement.

Material U.S. Federal Income Tax Consequences of the Merger to our Unitholders

        The following discussion describes certain material United States federal income tax consequences to holders of our Common Units of the Merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently effective Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the U.S. federal income tax consequences to a Unitholder to vary substantially from those described below, possibly on a retroactive basis. We have not sought a ruling from the Internal Revenue Service ("IRS") with respect to any of the tax considerations discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

        The discussion does not purport to be a complete description of all U.S. federal income tax consequences of the transaction and does not describe the application of the alternative minimum tax that may be applicable to certain Unitholders. Furthermore, this section focuses on Unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, and who hold Common Units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships, (including entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other Unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, IRAs, employee benefit plans, real estate investment trusts or mutual funds. This discussion does not address any tax

34

consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. ACCORDINGLY, WE ENCOURAGE EACH UNITHOLDER TO CONSULT SUCH UNITHOLDER'S OWN TAX ADVISOR IN ANALYZING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES PARTICULAR TO SUCH UNITHOLDER RESULTING FROM THE MERGER AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

In General

        Regardless of the form of the Merger, it will be a taxable transaction resulting in a holder of our Common Units recognizing taxable gain or loss for U.S. federal income tax purposes. However, the particular consequences to a Unitholder may differ depending on whether the Merger is consummated as the FTM or the RTM, as explained more fully below.

        Because the Merger (as either the FTM or the RTM) will be a fully taxable transaction to Unitholders and will terminate a Unitholder's entire interest in the Company, any remaining passive losses attributable to such Unitholder's ownership of Common Units (including suspended passive activity losses from prior years) generally will no longer be treated as passive losses and thus should be available to offset any gain or income recognized by such Unitholder pursuant to the Merger or such Unitholder's other gain or income (although the use of such losses may be subject to other limitations).

Consequences Specific to the Forward Triangular Merger

        If the Merger is consummated as the FTM, the Company intends to take the position that the transaction is properly characterized for U.S. federal income tax purposes as though (1) the Company sold its assets to Parent in exchange for the Merger Consideration and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes, and (2) immediately thereafter, the Company distributed the Merger Consideration to the Unitholders in complete liquidation of the Company.

        As a result of the Company's sale of its assets to Parent, the Company generally will recognize gains and losses in an amount equal to the difference between the amount realized by the Company (which is the sum of the Merger Consideration and other amounts properly treated as consideration for such purposes, including the amount of any liabilities of the Company at the time of the Merger) and the Company's aggregate tax basis in its assets. The character of the gain and losses recognized upon the sale of the Company's assets will generally depend on the character and holding period of those assets as held by the Company. For example, gain recognized upon the sale of certain depreciable assets generally will be characterized as ordinary income to the extent the Company took depreciation with respect to such assets, and losses with respect to assets used by the Company in its business operations generally will be characterized as ordinary losses. As described further in "—Allocations of Company Income" below, Unitholders will be allocated their proportionate shares of the Company's items of gain and loss related to such sale. Each Unitholder's aggregate adjusted tax basis in its Common Units will be adjusted (1) upward by the amount of any gains allocated to such Unitholder and (2) downward by the amount of any losses allocated to such Unitholder and such Unitholder's share of the Company's liabilities at the time of the Merger.

        As a result of the complete liquidation of the Company, a holder of Common Units receiving Merger Consideration pursuant to the FTM will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the Merger Consideration received by such Unitholder and the Unitholder's aggregate adjusted tax basis in such Unitholder's Common Units (including any adjustments described in the preceding paragraph with respect to the sale of the Company's assets). Gain or loss recognized by a Unitholder as a result of the deemed liquidation of such Unitholder's interest in the Company, if held for more than one year, generally will be taxable as

35

long-term capital gain or loss. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

Consequences Specific to the Reverse Triangular Merger

        If the Merger is consummated as the RTM, the Company intends to take the position that the transaction is properly characterized for U.S. federal income tax purposes, with respect to the Unitholders, as though the Unitholders sold their respective Common Units to Parent in exchange for the Merger Consideration and any other amounts properly treated as consideration for U.S. federal income tax purposes, including the amount of liabilities of the Company at the time of the Merger. Thus, a Unitholder receiving Merger Consideration in exchange for Common Units pursuant to the RTM will recognize an amount of net taxable gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount realized by such Unitholder (which is the sum of the Merger Consideration received by such Unitholder and other amounts properly treated as consideration for such purposes, including such Unitholder's share of the liabilities of the Company at the time of the Merger) and such Unitholder's aggregate adjusted tax basis in such Unitholder's Common Units (including basis attributable to the Unitholder's share of the liabilities of the Company at the time of the Merger).

        Except as noted below, the amount of net taxable gain or loss recognized by a Unitholder on the sale or exchange of Common Units held for more than one year generally will be characterized as long-term capital gain or loss. However, gain recognized on the disposition of Common Units will be separately computed and taxed as ordinary income under Section 751 of the Code to the extent the Company assets are "Section 751 Assets", which include certain inventory and depreciable assets with respect to which the Company has previously taken depreciation. Ordinary income attributable to Section 751 Assets recognized by a Unitholder may exceed the net taxable gain recognized by such Unitholder from the sale of its Common Units and may be recognized even if such Unitholder recognizes a net taxable loss from the sale of its Common Units. In that circumstance, the Unitholder will recognize a capital loss in an amount equal to the difference between the ordinary income required to be recognized under Section 751 and the net taxable gain or loss recognized by such Unitholder from the sale of its Common Units. Accordingly, a Unitholder may recognize both ordinary income and a capital loss upon a sale of Common Units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year. Otherwise, the capital loss will not offset the ordinary income for purposes of computing the U.S. federal income tax liability of a Unitholder.

Allocations of Company Income

        For purposes of computing their taxable income or loss, Unitholders will be allocated their proportionate shares of the Company's items of income, gain, loss and deduction, for the period ending at the end of the day immediately preceding the closing date of the Merger. If the Merger is consummated as an FTM, the Company's income, gain, loss and deduction will include gains and losses recognized by the Company as a result of the Merger. Allocations of these items will be made in accordance with the terms of our Limited Liability Company Agreement and taking into account any required special allocations. These allocations will result in adjustments to each Unitholder's tax basis in the Common Units held by that Unitholder and, therefore, may potentially affect the amount of gain or loss recognized by such Unitholder as a result of the Merger.

Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Corporate taxpayers are generally taxed at a maximum marginal rate of 35% for

36

both capital gains and ordinary income. Capital losses are deductible only to the extent of capital gains, except that non-corporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years. A corporation is permitted to carry back excess capital losses to the three preceding years, provided the carryback does not increase or produce a net operating loss for any of those years. A corporation's carryforward period is five years, and a non-corporate taxpayer can carry such losses forward indefinitely.

        In addition, any net gains recognized by Unitholders who are individuals, estates or trusts may be subject to the additional tax imposed on "net investment income" under Section 1411 of the Code.

Withholding Taxes

        Parent and the paying agent are authorized to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement any applicable taxes required to be withheld in respect of such consideration.

Interests of Directors and Executive Officers in the Merger

        Members of the Company Board and our executive officers have various interests in the Merger described in this section that may be different from, or in addition to, the interests of our Unitholders generally. The Company Board was aware of and considered these potential interests, among other matters, in evaluating and declaring the Merger Agreement and the Transactions to be advisable and in the best interests of the Company and the Unitholders.

        Our current executive officers are William H. Shea, Vance E. Powers, Mark D. Casaday, Rick J. Staples, Robert B. Wallace and Jason A. Dubchak. Of the current executive officers listed in the previous sentence, William H. Shea, Vance E. Powers, Mark D. Casaday, Rick J. Staples and Robert B. Wallace are also "named executive officers" as identified in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is included as Annex C to this information statement. Mr. Simon Dupéré, our former President and Chief Executive Officer and a former member of the Company Board, also acted as an executive officer for a portion of the last fiscal year (which resulted in him being designated as a "named executive officer" for the last fiscal year in our most recent Annual Report on Form 10-K), but he resigned on May 7, 2014 from all positions that he previously held with us, and he no longer is considered to be an executive officer with any interests in the Merger. Mr. Bruce D. Davis, Jr. was also one of our executive officers until his termination of employment (without cause) on July 31, 2015, therefore he was also listed as a "named executive officer" in our latest Annual Report on Form 10-K. Mr. Davis is no longer considered to be an executive officer with an interest in the Merger, other as specifically noted with respect to his phantom unit awards below.

  Director Compensation

        The members of our Company Board receive fully vested Common Units as part of their compensation for serving on the Company Board. Each member therefore holds a certain number of Common Units that will receive the Merger Consideration that all Unitholders will receive.

  Assumptions Regarding the Interests of Executive Officers

        While it is contemplated that the employment of William Shea, Mark Casaday and Robert Wallace (the "Terminating Employees") will be terminated prior to the consummation of the Merger, Jason Dubchak and Rick Staples are anticipated to continue to remain employed with Parent and its affiliates, including the Company Entities, following the consummation of the Merger. At this time it has not been determined if Vance Powers will continue his employment with the Parent and its

37

affiliates following the Merger, therefore we will disclose all potential payments that Mr. Powers could receive as either a terminating employee or a continuing employee.

  Post-Closing Compensation Generally

        The Merger Agreement requires that, for the six (6) month period following the closing date of the Merger, (i) our employees who remain employed with the Parent or its affiliates (including the Company Entities) ("Continuing Employees") following the consummation of the Merger, including any of our executive officers, will receive base salary or base hourly wage rate and annual bonus or commission opportunities that are no less favorable than those in effect for such employees immediately prior to the closing and (ii) Parent will make available a package of employee benefits and supplemental pay that is substantially comparable in the aggregate to the package of employee benefits provided by Parent and its affiliates to their similarly situated employees.

        Effective as of the closing date of the Merger, the Continuing Employees will be given credit for all purposes under the employee benefit plans, programs, policies and arrangements maintained from time to time by Parent or the Company Entities in which the Continuing Employees participate, for such Continuing Employees' service with any of the Company Entities or their affiliates including vesting, eligibility and benefit entitlement, to the same extent and for the same purposes that such service was taken into account under a corresponding benefit plan as of the closing date.

  Managing Member Purchase Price

        Subject to the terms of the Merger Agreement, Niska Sponsor or a designee of Niska Sponsor will receive the Managing Member Purchase Price in the amount of $7,497,641.00 as consideration for the Managing Member Transfer. Certain directors of ManagementCo are affiliated with Riverstone, which holds an ownership interest in Niska Sponsor. The directors of ManagementCo who are affiliated with Riverstone will not receive any funds directly from the Managing Member Purchase Price, but the Managing Member Purchase Price is disclosed in this section due to the fact that certain directors provide services to entities that may benefit, directly or indirectly, from the Managing Member Purchase Price.

Phantom Unit Awards and the Retention Plan

        The Company previously granted incentive awards to various directors and employees pursuant to our Incentive Plans. Certain of our executive officers and other employees hold outstanding Phantom Units under the Incentive Plans. We also adopted the Retention Plan on June 14, 2015 in connection with the signing of the Merger Agreement, which may impact the outstanding Phantom Units granted to certain employees, including some of our executive officers.

  Phantom Units

        The Retention Plan will impact any outstanding Phantom Units held by Rick J. Staples and Jason A. Dubchak at the time of the closing of the Merger (described in greater detail below), but the Terminating Employees and Mr. Vance E. Powers (the "Excluded Employees") were specifically excluded from eligibility in the Retention Plan. The Phantom Units that are currently held by the Excluded Employees will not be directly impacted by the Merger alone (i.e., they do not contain "single-trigger" acceleration provisions). However, the Phantom Units do contain pro-rata acceleration provisions for a termination by us without cause. Therefore, with respect to the Terminating Employees, in the event that the timing of the termination of their employment occurs within a short time period prior to the Merger, we have considered these terminations to be in connection with the Merger and have included a description and estimate of the Phantom Unit settlement that each of the Terminating Employees could receive in connection with the pro-rata vesting of their Phantom Units upon

38

termination. Assuming that Mr. Powers is still employed by Parent or one of its affiliates at the time of the Merger, the Phantom Units currently held by Mr. Powers will continue to be governed by the terms of the Incentive Plans and the individual award agreements that govern each outstanding Phantom Unit. If one of the Excluded Employees is terminated on or after the Merger, the treatment of his Phantom Units is discussed below.

        The Phantom Units contain pro-rata acceleration provisions in the event that the executive incurs a termination by us without cause. The pro-rata acceleration will be calculated according to the following formula: A × (B/C), where:

A = Phantom Units that have not already become vested units on or prior to the employee's termination date

B = number of days between the grant date of the award and the employee's termination date

C = number of days in the entire vesting period

        The table below assumes that each of the Terminating Employees will be terminated without cause within a short time period prior to the Merger, although an actual termination date has not yet been set. If the terminations occur soon before the Merger and the Merger does not close until June 14, 2017, each of the Phantom Units disclosed below would already have become vested and settled prior to that date, therefore there would be no value to disclose for the Phantom Units in connection with the terminations. Assuming solely for purposes of these disclosures that the Merger is consummated sooner, in 2016, the number of Phantom Units outstanding for the Terminating Employees will be the same number as their current holdings. Assuming a December 31, 2016 termination date is prior to the closing of the Merger, the pro-rata formula described above would result in a pro-rata acceleration of (1,005/1095), or 92% of the outstanding awards. The estimated cash value of the pro-rata acceleration of the Phantom Units was calculated using a value of $4.225 per share, which is the Merger Consideration that each Unitholder will be eligible to receive in connection with the Merger. The value of the Phantom Unit acceleration could be more or less at the time that an acceleration, if any, actually occurs.

Executive Officer	Current Number of Outstanding Phantom Units (#)(1)	Estimated Outstanding Phantom Units on December 31, 2016 (#)	Estimated Pro-Rata Number of Outstanding Phantom Units to Vest (#)	Estimated Cash Value of Pro-Rata Phantom Unit Acceleration on December 31, 2016 (U.S.$)
William H. Shea, Jr.	138,210	138,210	127,153	537,221
Mark D. Casaday	54,896	54,896	50,504	213,379
Robert B. Wallace	48,346	48,346	44,478	187,920

(1)
All outstanding Phantom Units listed in this column were unvested as of the date of this filing. The vesting schedule for each of the Phantom Units in this column is a 100% cliff vesting on March 31, 2017. The Phantom Units contain "double trigger" acceleration provisions that would fully accelerate the awards in the event that the executive incurs a termination by us without cause, or the executive experiences a "constructive dismissal" within the 180 day period on or following a change in control event. With respect to the Phantom Units, the definition of "cause" and "constructive dismissal" are as follows:

•
"Cause" is generally defined with respect to the Phantom Units as (i) any act or omission that would entitle us to terminate the executive's employment without notice or compensation under the common law for just cause, including without limitation, any improper conduct by the participant that is materially detrimental to us or (ii) the willful failure of the executive to

39

    properly carry out his or her duties on our behalf or to act in accordance with our reasonable direction.

  •
  "Constructive dismissal" for a Canadian citizen will be defined pursuant to Canadian common law, which includes a material change to the executive's title, responsibilities, reporting relationship or compensation, where the termination must occur within the forty-five (45) day period following the event that gave rise to the constructive dismissal. A "constructive dismissal" for a U.S. citizen will generally be defined as a material change to the participant's title, responsibilities, reporting relationship or compensation that we do not remedy within a thirty (30) day period of being put on notice of the condition, and where the executive then terminates within a thirty (30) day period following the end of such cure period.

        If the termination of employment for the Terminating Employees does not occur prior to the Merger, but instead occurs on or following the Merger, they would be entitled to receive full acceleration of their Phantom Units. If any of the Excluded Employees experiences one of the qualifying termination events described above following the Merger, they could receive full acceleration of their Phantom Units, with any performance conditions being deemed satisfied at "target" levels. The table below discloses the number of Phantom Units currently held by each Excluded Employee as of the date of this filing. If the Merger does not close until June 14, 2017, each of the Phantom Units disclosed below would already have become vested and settled prior to that date, therefore there would be no value to disclose for the Phantom Units in connection with the Merger. Assuming solely for purposes of these disclosures that the Merger is consummated sooner, in 2016, only certain tranches of those Phantom Units will have become vested pursuant to the terms of the Incentive Plans and the individual award agreements that currently govern the awards, therefore we have also estimated the number of Phantom Units that could be outstanding as of an estimated close date of December 31, 2016. Assuming a December 31, 2016 closing date, no performance-based Phantom Units would remain outstanding, thus all awards reflected below as of December 31, 2016 are time-based Phantom Units. In the event that any of the Excluded Employees are terminated without cause or experiences a constructive termination following the close of the Merger, we have estimated that the outstanding Phantom Units held at that time would receive accelerated vesting at a value of $4.225 per share, which is the Merger Consideration that each Unitholder will be eligible to receive. The value of the Phantom Unit acceleration could be more or less at the time that an acceleration, if any, actually occurs.

Executive Officer	Current Number of Outstanding Phantom Units (#)(1)	Estimated Outstanding Phantom Units on December 31, 2016 (#)	Estimated Cash Value of Phantom Unit Acceleration on December 31, 2016 (U.S.$)(2)
William H. Shea, Jr.	138,210	138,210	583,937
Vance E. Powers	77,419	51,335	216,890
Mark D. Casaday	54,896	54,896	231,936
Robert B. Wallace	48,346	48,346	204,262

(1)
All outstanding Phantom Units listed in this column were unvested as of the date of this filing. The vesting schedules are as follows: (i) with respect to all Phantom Units for Messrs. Shea, Casaday and Wallace, the awards will cliff vest on March 31, 2017, and (ii) with respect to Mr. Powers, 13,042 time-based Phantom Units will vest on March 31, 2016, 13,042 performance-based Phantom Units will vest on March 31, 2016 subject to the satisfaction of performance measures, and 51,335 time-based Phantom Units will vest on March 31, 2017.

(2)
The dollar value reported is based only on the Merger Consideration of U.S. $4.225. All amounts are reported here in U.S. dollars, although all payments made pursuant to the Retention Plan will

40

  be converted to Canadian currency for Canadian residents, as applicable. The conversion will be based on the average exchange rate between the U.S. and Canada for the thirty (30) day period immediately prior to the date of the applicable conversion.

        A portion of the Phantom Units currently held by each of our executive officers are designed to settle in Common Units, and if those Phantom Units vest prior to the close of the Merger, the executive officer will hold Common Units that will receive the Merger Consideration in connection with the closing of the Merger on the same terms as each Unitholder. The Merger Agreement prevents us from granting any further Phantom Units to our employees during the period prior to the close of the Merger without the consent of Parent, thus we do not expect that the executive officers will receive additional Phantom Units or other awards under the Incentive Plans prior to the close of the Merger.

  Retention Plan

        The Phantom Units that are currently held by Rick J. Staples and Jason A. Dubchak will potentially be impacted by the terms of the Retention Plan. Each of our employees (other than the Excluded Employees) will be eligible to participate in the Retention Plan. The Retention Plan will provide each participant with the opportunity to receive two retention awards: a cash retention payment (described further below) and a Phantom Unit carryover amount. The Phantom Unit carryover amount is a cash award that will be based upon the number of time-based Phantom Units that a participant holds at the time of the closing of the Merger. If a Phantom Unit held by a Retention Plan participant is subject to performance-based vesting criteria, the Phantom Unit will be forfeited without consideration at the closing of the Merger. If a participant does not hold any time-based Phantom Units at the time that the Merger closes, they will not receive a Phantom Unit carryover amount in the Retention Plan. However, if the participant holds a Phantom Unit that is subject to time-based vesting criteria at the time of the closing of the Merger, the Phantom Unit will be forfeited at the closing, but the participant will receive a cash account in the Retention Plan that will be equal to the number of time-based vesting Phantom Units the participant holds immediately prior to the closing of the Merger, multiplied by the per unit cash value of the Merger Consideration ($4.225). The Phantom Unit carryover account, if any, will be governed by the terms of the Retention Plan rather than the Incentive Plans, but it will be subject to the same terms and conditions as those imposed upon the outstanding time-based Phantom Units that were forfeited at the closing, including vesting and payment schedules. The table below reflects the number of time-based Phantom Units that each of Messrs. Staples and Dubchak hold as of the date of this filing. If the Merger does not close until June 14, 2017, each of the Phantom Units disclosed below would already have become vested and settled prior to that date. Assuming solely for purposes of these disclosures that the Merger is consummated sooner, in 2016, only certain tranches of those Phantom Units will have become vested pursuant to the terms of the Incentive Plans and the individual award agreements that currently govern the awards, therefore we have also estimated the number of Phantom Units that could be outstanding as of an estimated close date of December 31, 2016. Assuming a December 31, 2016 closing date, no performance-based Phantom Units would remain outstanding, thus all awards reflected below as of December 31, 2016 are time-based Phantom Units. The column that reflects our estimate of the cash value associated with the

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potential Phantom Unit carryover amount in the Retention Plan at the closing of the Merger could increase or decrease depending on the date of the actual closing.

Executive Officer	Current Number of Outstanding Phantom Units (#)(1)	Estimated Outstanding Phantom Units on December 31, 2016 (#)	Cash Amount Estimated to be Credited to the Retention Plan on December 31, 2016 (U.S.$)(2)
Rick J. Staples	101,951	54,730	231,234
Jason A. Dubchak	64,003	40,617	171,607

(1)
All outstanding Phantom Units listed in this column were unvested as of the date of this filing. The vesting schedules are as follows: (i) with respect to Mr. Staples, 23,610.5 time-based Phantom Units will vest on March 31, 2016, 23,610.5 performance-based Phantom Units will vest on March 31, 2016 subject to the satisfaction of performance measures, and 54,730 time-based Phantom Units will vest on March 31, 2017 and (ii) with respect to Mr. Dubchak 11,693 time-based Phantom Units will vest on March 31, 2016, 11,693 performance-based Phantom Units will vest on March 31, 2016 subject to the satisfaction of performance measures, and 40,617 time-based Phantom Units will vest on March 31, 2017.

(2)
The dollar value reported is based only on the Merger Consideration of U.S. $4.225. All amounts are reported here in U.S. dollars, although all payments made pursuant to the Retention Plan will be converted to Canadian currency for Canadian residents, as applicable. The conversion will be based on the average exchange rate between the U.S. and Canada for the thirty (30) day period immediately prior to the date of the applicable conversion.

        As noted above, the Retention Plan will also provide participants with an opportunity to receive a separate cash-based retention award that is not tied to the Phantom Units. This cash retention amount will vest on the first to occur of the closing of the Merger or the termination date of the Merger Agreement, subject to the participant remaining continuously employed until the applicable vesting date. However, the cash retention amount would also become vested in the event that the employee is terminated without cause at any time between the date that is sixty (60) days prior to the date of the closing of the Merger and the actual closing date. The Retention Plan generally defines "cause" to mean (i) the occurrence of any act or omission by the participant that would qualify as an event of "cause" within the meaning of the definition of "cause" contained in any existing or future written employment agreement between the applicable participant and the Company, any of the Company's subsidiaries, or their successors and assigns (the "Niska Group"), (ii) the willful or negligent failure by the participant to substantially perform the participant's duties (other than any such failure resulting from a disability), (iii) the participant commits, or is convicted of or pleads no contest to, a felony or crime involving moral turpitude, (iv) the participant willfully engages in gross misconduct, (v) the participant violates the Company's or an affiliate's code of ethics conduct policy, or (vi) the participant commits one or more significant acts of dishonesty as regards the Company or any affiliate.

        The cash retention amount that Messrs. Staples and Dubchak will be eligible to earn under the Retention Plan is $195,886.69 and $107,789.50, respectively. As with the Phantom Unit carryover amount, the cash retention award will be converted to Canadian currency for any Canadian residents at the time of payment based on the average exchange rate between the U.S. and Canada for the thirty (30) day period immediately prior to the date of the applicable conversion.

        In order to receive benefits under the Retention Plan, each participant will be required to execute a general release of claims regarding his or her employment with the Company.

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  Davis Separation Agreement

        In connection with his termination of employment, we entered into an Agreement Regarding Niska Gas Storage Partners LLC Phantom Unit Performance Plan Awards with Mr. Davis (the "Separation Agreement"). The Separation Agreement provides that in the event that the Merger closes, the remaining outstanding phantom units that Mr. Davis held on the date of his termination (that did not vest in connection with his termination), would remain eligible to vest upon the close of the Merger. Mr. Davis holds 28,478 phantom units that remain eligible to vest upon the close of the Merger, but in the event that the Merger does not close Mr. Davis will forfeit those phantom unit awards.

Employment Agreements

        Each of William H. Shea, Jr., Vance E. Powers, Mark D. Casaday and Robert B. Wallace are party to an employment agreement with the Company that provide for certain severance benefits (the "Employment Agreements"), although the Employment Agreements do not contain change in control provisions. The severance benefits described below would apply whether or not the executives' termination of employment ends in connection with the Merger. Due to the timing of the expected termination of the employment for the Terminating Employees however, we have considered these terminations to be in connection with the Merger, thus we have included a description and estimate of the payments that each of the Terminating Employees will receive under their Employment Agreements.

        Upon a termination of employment by us without "cause" or by an executive officer for "good reason," the Employment Agreements provide that the executive officer will generally be eligible to receive (i) twenty-four (24) months of the then-current base salary for such executive officer, less any statutory withholding, payable over a twenty-four (24) month period and (ii) up to eighteen (18) months of reimbursement, on a monthly basis, of the monthly premium costs paid by the executive officer for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), provided that such reimbursement will terminate at the time the executive officer becomes eligible to be covered under a group health plan sponsored by another employer. In the event of an executive officer's termination of employment for any other reason, the Employment Agreements provide that the executive officer will receive no further payments or benefits other than any accrued obligations.

        Under the Employment Agreements, the following terms have the meanings set forth below:

  •
  "Cause" is generally defined as the executive officer's (i) material breach of the Employment Agreement; (ii) material breach of any other written agreement with us or an affiliate or certain of our policies or codes of conduct; (iii) commission of gross negligence, willful misconduct or breach of fiduciary duty; (iv) commission of fraud, theft or embezzlement; (v) conviction of, or plea of nolo contendere, to any felony or state law equivalent or any crime involving moral turpitude; or (vi) failure or refusal to perform obligations reasonably and lawfully assigned by the Company Board.

  •
  "Good reason" generally means any of the following without the executive officer's consent: (i) a material diminution in the executive officer's base salary (which will be deemed to have occurred upon a reduction by 10% or more); (ii) a material diminution in the executive officer's authority, duties, title or responsibilities; (iii) a material breach by us of any obligations under the Employment Agreement; (iv) a requirement to report to anyone other than the Chief Executive Officer or, in the case of Mr. Shea, the Company Board; or (v) the relocation of the executive officer's principal place of employment by more than fifty (50) miles.

        The Employment Agreements contain standard restrictive covenants. The confidentiality restriction under the Employment Agreements is perpetual. The non-competition and non-solicitation restrictions

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under the Employment Agreements apply during the employment period and cover the six (6) month period following termination of employment.

        In the event that an applicable executive officer is terminated in connection with the Merger, he could receive the following estimated payments pursuant to the Employment Agreements. All values below are calculated using current base salary amounts and current COBRA costs applicable to the executives and their dependents, so actual amounts payable under the Employment Agreements could be increased or decreased based upon applicable rates at the time of a termination of employment.

Name	Severance ($)	COBRA Continuation ($)	Total ($)
William H. Shea, Jr.	800,000	58,936	858,936
Mark D. Casaday	640,000	60,692	700,692
Robert B. Wallace	515,360	4,010	519,370
Vance Powers	597,400	68,505	665,905

Indemnification and Insurance

        Parent will ensure that all rights to exculpation, indemnification and advancement of expenses existing in favor of any of the current and former members, directors, officers, fiduciaries and employees of any of the Company Entities or Niska Sponsor or its affiliates that are included in the charter documents of any of the Company Entities as of the date of the Merger Agreement will survive the closing and will continue in full force and effect for a period of six (6) years after the closing date.

        Parent will provide each director and officer of any of the Company Entities at any time prior to the closing date other than any director that is an employee of Niska Sponsor or any of its controlling affiliates with liability insurance with respect to acts or omissions occurring prior to the closing date for a period of six (6) years after the closing date that is no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the closing date.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

        The following table show the aggregate dollar value of the various elements of compensation that each of our named executive officers could receive in connection with the Merger, as required by Item 402(t) of Regulation S-K, assuming (i) the Merger is consummated on December 31, 2016, (ii) although we expect that Mr. Staples will continue his employment with the Parent and its affiliates following the Merger, and it has not yet been determined whether Mr. Powers will continue employment following the Merger or if the Terminating Employees will incur a termination of employment prior to or in connection with the Merger, to show the most conservative amounts potentially payable to the executives, we have assumed that the employment or service of each of our named executive officers is terminated without "cause" immediately following the Merger (as defined within each applicable document above), (iii) the amount of the accelerated vesting of any applicable Phantom Unit will be valued at the Merger Consideration of $4.225 per underlying Common Unit, and (iv) with respect to any agreements that require the named executive officer to execute a release agreement or to comply with restrictive covenants, the named executive officer has properly executed that document or complied with all requirements necessary in order to receive the benefits noted below. As described below, some of the amounts set forth in the table would be payable by virtue of the consummation of the Merger alone ("single-trigger" payments) and some amounts would be payable only if a termination of employment or service occurs in connection with or following the Merger ("double-trigger" payments). In addition to the assumptions regarding the consummation date of the Merger and the termination of the employment or service of the named executive officers, the estimates provided in the table below are based on certain other assumptions that are described in the

44

footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Name	Cash ($)(a)	Equity ($)(b)	Perquisites/ Benefits ($)(c)	Total ($)
William H. Shea, Jr.	800,000	583,937	58,936	1,442,873
Vance E. Powers	597,400	216,891	68,505	882,796
Mark D. Casaday	640,000	231,936	60,692	932,628
Rick J. Staples	427,121	—	—	427,121
Robert B. Wallace	515,360	204,262	4,010	723,632

(a)
Amounts in this column for Messrs. Shea, Powers, Casaday and Wallace reflect severance payments provided under their Employment Agreements. These payments are neither single-trigger nor double-trigger, as they would be paid solely upon the termination of the executive's employment, whether or not the termination was also in connection with the Merger. Amounts reflected for Mr. Staples reflect the aggregate cash value of the Retention Plan payments. The Retention Plan payments are a combination of the cash retention award that would become payable in the event that the executive remains continuously employed through the closing of the Merger (which is a single-trigger payment), and the Phantom Unit carryover amount (which is a double-trigger payment). Due to the fact that the Phantom Unit carryover amounts credited to Mr. Staples in the Retention Plan in connection with the closing of the Merger will retain the same vesting and payment terms as their previously outstanding Phantom Units, the Phantom Unit carryover amount would become vested and payable under the same circumstances as the Phantom Units could become vested and payable to the Excluded Employees. This amount is included in the "Cash" column rather than the "Equity" column for Mr. Staples, however, because all Phantom Units for Retention Plan participants will be forfeited in connection with the Merger and replaced with the cash-based Phantom Unit carryover amount accounts in the Retention Plan.

(b)
Amounts in this column reflect the estimated settlement value of the Phantom Units for each Excluded Employee, which are double-trigger payments.

(c)
Amounts in this column reflect the estimated COBRA costs that would be due to each applicable named executive officer under his Employment Agreement. These costs are neither single-trigger nor double-trigger, as they would be paid solely upon the termination of the executive's employment, whether or not the termination was also in connection with the Merger.

Dissenters' Rights

        No dissenters' or appraisal rights are available, or will be available, with respect to the transactions contemplated by the Merger Agreement.

Form of the Merger

        On the terms and subject to the conditions of the Merger Agreement and in accordance with Delaware law and our LLC Agreement, at the Effective Time, Merger Sub and the Company will merge. Common Units issued and outstanding and owned by holders immediately prior to the Effective Time will (a) (except with respect to Common Units owned by the Company, Parent or their respective subsidiaries) be converted into the right to receive the Merger Consideration, (b) no longer be outstanding, (c) automatically be cancelled and (d) cease to exist, in each case of (b), (c) and (d), subject to the right to receive the Merger Consideration as described in the Merger Agreement, and each holder of a Common Unit immediately prior to the Effective Time (whether certificated or non-certificated and represented in book-entry form) will thereafter cease to be a member of the Company or have any rights with respect to such Common Units, except the right to receive the

45

Merger Consideration as described in the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement. Upon the Managing Member Transfer, the ManagementCo Interests, the incentive distribution rights and the Managing Member Interest will be owned, directly or indirectly, by Parent (or one or more of affiliates of Parent), but the incentive distribution rights and the Managing Member Interest will be cancelled if the Merger is consummated as the FTM.

Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration

        The conversion of Common Units into the right to receive the Merger Consideration in cash will occur automatically upon the Effective Time. On or prior to the closing date of the Merger, Parent will appoint a paying agent reasonably acceptable to the Company (the "Paying Agent") for the purpose of exchanging certificates and Common Units held of record in book-entry form for the Merger Consideration. As soon as reasonably practicable after the Effective Time, but in no event more than three business days following the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of record of Common Units a letter of transmittal (each such letter, a "Letter of Transmittal").

        Prior to the closing of the Merger, Parent will deposit with the Paying Agent an amount of cash equal to the sum of the aggregate Merger Consideration. The paying agent will invest the deposits, subject to provisions that (i) no such investment or losses thereon will affect the Merger Consideration payable to holders of Common Units entitled to receive such consideration, and Parent will promptly cause to be provided additional funds to the Paying Agent for the benefit of holders of Common Units entitled to receive such consideration in the amount of any such losses, and (ii) the deposits will be obligations of or guaranteed by the United States of America or rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Any interest from such investments belongs to Parent, not the Unitholders.

        Each holder of a certificate (a "Certificate") that immediately prior to the Effective Time represented an outstanding Common Unit, upon surrender to the Paying Agent of an executed Letter of Transmittal, a Certificate and such other documents as may reasonably be required by the Paying Agent, will be entitled to receive in exchange therefor the amount of the Merger Consideration that such holder has the right to receive pursuant to the Merger Agreement. The Paying Agent will pay the Merger Consideration with respect to each such Certificate as promptly as practicable by mail or wire transfer of immediately available funds after receipt by the Paying Agent of such Certificate and Letter of Transmittal in accordance with the Merger Agreement. No interest will be paid or accrued on any Merger Consideration. Until so surrendered, each such Certificate will, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. The Merger Consideration paid upon surrender of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to the Common Units formerly represented by such Certificates.

        No holder of Common Units held in book-entry form ("Book-Entry Units") will be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to the Merger Agreement. The Paying Agent will promptly deliver to each holder of a Book-Entry Unit the Merger Consideration for each of such holder's Book-Entry Units. The Merger Consideration paid in respect of each Book-Entry Unit will be deemed to have been paid in full satisfaction of all rights pertaining to the Common Units formerly represented by such Book-Entry Units.

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Delisting and Deregistration of Our Common Units

        At Parent's expense, prior to the closing date, the Company and ManagementCo will use reasonable best efforts to take all actions reasonably necessary under applicable laws and rules and policies of the NYSE to enable the delisting by the Company of the Common Units from the NYSE and the deregistration of the Common Units under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the closing date.

Regulatory Approvals Required for the Merger

        The Company and Parent have agreed to request a no action letter pursuant to the Competition Act and merger notification filings pursuant to Part IX of the Competition Act with respect to the transactions contemplated by the Merger Agreement within fifteen (15) business days after the signing of the Merger Agreement, and any other filing or notification required pursuant to any other Antitrust Law, including the laws related to the CPUC, with respect to the transactions contemplated hereby within fifteen (15) business days after the signing of the Merger Agreement.

        Under the Merger Agreement, both the Company and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity to the extent necessary, proper or advisable to consummate the Merger, subject to exceptions for any divestitures or similar actions that may be required of the parties. Except as noted above with respect to the required filings under the Competition Act, Antitrust Laws (including the laws related to the CPUC), the expiration of 20 days following the mailing of this information statement to our Unitholders and the filing of a certificate of merger in Delaware on the closing date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Transactions.

Litigation Related to the Merger

        Subsequent to the announcement of the Merger on June 14, 2015, the Plaintiffs filed four class action lawsuits against the Defendants in the Court of Chancery of the State of Delaware. These lawsuits are styled (a) Eddie Barringer vs. Niska Gas Storage Partners LLC, et al. (Case No. 11210); (b) David Raul vs. Niska Gas Storage Partners LLC, et al. (Case No. 11220); (c) Nathan Peterson vs. Niska Gas Storage Partners LLC, et al. (Case No. 11234); and (d) Fred Pappey vs. William H. Shea, Jr. et al., (Case No. 11238). The above styled lawsuits have been consolidated for all purposes and captioned In re Niska Gas Storage Partners Stockholders Litigation, CONSOL. C.A. No. 11210-CB.

        The Plaintiffs allege causes of action challenging aspects of the Merger, including that the Company Board breached their alleged duties to the Unitholders and that the Niska Parties and Brookfield aided and abetted the Company Board's breaches of alleged duties. In general, the Plaintiffs allege the Merger (a) provides inadequate consideration to Unitholders; (b) contains contractual terms (e.g. the no-solicitation, information rights, matching rights, and termination fee provisions) that dissuade other potential merger partners from making competing proposals; and (c) should have been subject to a "majority of the minority" voting requirement.

        Based on these allegations, the Plaintiffs request relief enjoining the Niska Parties from proceeding with or consummating the Merger. To the extent that the Merger is consummated before injunctive relief is granted, the Plaintiffs seek to have the Merger rescinded. Plaintiffs also seek damages and experts' and attorneys' fees. The Plaintiffs do not allege any quantum of damages at this time.

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THE MERGER AGREEMENT

        This section of this information statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Annex A to this information statement and is incorporated by reference in this section. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about us. This information can be found elsewhere in this information statement and in the public filings we make with the SEC. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 are included as Annex C and Annex D, respectively, to this information statement. See also "Where You Can Find More Information."

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement is included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. Factual disclosures about the Company contained in this information statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, these representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) were made only as of the date of the Merger Agreement or other specific dates and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

The Merger

        Subject to the terms and conditions of the Merger Agreement, Merger Sub, a subsidiary of Parent, will merge with the Company. If the FTM Condition has been waived or satisfied, then the Company will merge with and into Merger Sub, with Merger Sub as the Surviving entity. If the FTM Condition has not been waived or satisfied, then Merger Sub will merge with and into the Company, with the Company as the Surviving Entity. In the case of an FTM, Parent will be the holder of all of the issued and outstanding equity of the Surviving Entity and, in the case of an RTM, Parent and ManagementCo will be the holders of all of the issued and outstanding equity of the Surviving Entity. The Merger will be effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State). See "The Merger—Form of the Merger."

Merger Consideration

        Upon the completion of the Merger, each Common Unit issued and outstanding immediately prior to the Effective Time will be cancelled and (other than Common units owned by the Company, Parent or their respective subsidiaries) converted automatically into the right to receive the Merger Consideration.

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No Dissenters' Rights

        Under the Delaware Limited Liability Company Act and the Merger Agreement, there are no dissenters' or appraisal rights for Unitholders in connection with the Merger or the other Transactions.

Payment for the Units

        Prior to the closing of the Merger, Parent will deposit with the Paying Agent an amount of cash equal to the sum of the aggregate Merger Consideration. The Merger Consideration will be paid to Unitholders as described above under "The Merger—Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration."

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Niska Sponsor, ManagementCo and the Company to Parent and Merger Sub, including representations and warranties relating to:

  •
  the organization, standing and power, and other similar matters relating to Niska Sponsor, ManagementCo and the Company;

  •
  the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

  •
  our financial statements, disclosure controls and code of ethics;

  •
  our reports with certain governmental entities;

  •
  reports, schedules, forms, statements and other documents filed with the SEC, the accuracy of the information in those documents and the establishment and maintenance of internal controls and procedures designed to uphold such accuracy;

  •
  the absence of material liabilities or obligations that would be required to be described on a consolidated balance sheet of the Company;

  •
  the absence of equity interests, obligations, contracts and subsidiaries related to the Company other than what is disclosed in the Merger Agreement;

  •
  the relationship between each of ManagementCo, the Company and Niska Sponsor;

  •
  the business of ManagementCo;

  •
  required governmental approvals;

  •
  the absence of conflicts or violations under the Niska Sponsor and Company Entities' organizational documents, permits, contracts or law, and required consents and approvals;

  •
  the absence of certain changes or events since March 31, 2015;

  •
  real property and tangible assets;

  •
  material contracts;

  •
  intellectual property;

  •
  governmental licenses and permits;

  •
  the absence of material legal proceedings;

  •
  compliance with applicable laws and permits;

  •
  employees;

49

  •
  employee benefit plans;

  •
  insurance policies;

  •
  compliance with environmental laws and other environmental matters;

  •
  tax matters;

  •
  except as set forth in the Merger Agreement, the absence of claims for brokerage commissions, finders; fees or similar compensation;

  •
  the termination of any transactions between Niska Sponsor and any Company Entity at or prior to the closing;

  •
  optimization contracts;

  •
  gas inventory and liability for gas;

  •
  risk policy compliance;

  •
  the inapplicability of takeover statutes;

  •
  the opinion of the financial advisor; and

  •
  the absence of representations or warranties other than those in the Merger Agreement.

        The Merger Agreement also contains representations and warranties made by Parent and Merger Sub to Niska Sponsor, ManagementCo and the Company, including representations and warranties relating to:

  •
  the organization, standing and power, and other related matters of Parent and Merger Sub;

  •
  the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

  •
  required governmental approvals;

  •
  the absence of conflicts or violations under organizational documents, contracts or law, and required consents and approvals;

  •
  the absence of material legal proceedings;

  •
  the absence of equity ownership in the Company by Parent and Merger Sub and their affiliates;

  •
  absence of claims for brokerage commissions, finders' fees or similar compensation;

  •
  the financial ability to consummate the Merger; and

  •
  completion of due diligence review.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon the closing of the Merger.

Conduct of Business Pending the Merger

        From the date of the Merger Agreement through the Effective Time or, if earlier, the termination of the Merger Agreement, except as otherwise provided in the Merger Agreement or related documents or consented to by Parent, each of the Company Entities and Niska Sponsor has agreed (and has agreed to cause its subsidiaries) to:

  •
  conduct its respective business only in the ordinary course of business;

50

  •
  preserve intact its assets, goodwill and relationships with customers, suppliers and other business relations;

  •
  continue to maintain in full force and effect all insurance policies funding company entity benefit plans;

  •
  continue to maintain in full force and effect the material insurance policies covering the Company Entities and their respective assets in accordance with their terms, or renew or replace such policies at or prior to expiration;

  •
  promptly update its list of employees to ensure its continuing accuracy;

  •
  promptly notify Parent in writing after becoming aware of any (A) material inquiries or (B) audits or investigations, in each case, instituted by governmental authorities in writing with respect to taxes of a Company Entity; and

  •
  within thirty (30) days after the end of each month, provide to Parent the operating reports for such month.

        In addition, during the same period, each of the Company Entities has also agreed that, subject to certain exceptions, without the prior written consent of Parent, it will not, and will not permit its subsidiaries to:

  •
  amend or otherwise change the certificate of incorporation or bylaws or equivalent charter documents of Niska Sponsor, ManagementCo or the Company;

  •
  amend or modify any of the charter documents of any subsidiary of the Company;

  •
  (A) transfer shares of equity or ownership interest in any of the Company Entities; (B) vote in favor of or consent to the issuance, sale, pledge or disposal of ownership interest in ManagementCo, or, solely to the extent that it has the power to do so, in the Company or any of their subsidiaries; or (C) take any action intended to subject any equity or ownership interests in any of the Company Entities to any encumbrance;

  •
  (A) transfer any material assets (other than gas assets sold in the ordinary course) owned by any of the Company Entities; (B) have any of the Company Entities make or commit to make any material capital expenditure (other than purchases of gas); or (C) become liable or responsible with respect to any indebtedness of any of the Company Entities, other than indebtedness under the Company's revolving credit facility (including any amendment or replacement thereof and any letters of credit issued thereunder) or the Short Term Credit Facility, or otherwise change any rights or obligations with respect thereto, including any claims thereunder, except for certain exceptions stated in the Merger Agreement.

  •
  enter into, terminate, or amend any collective bargaining agreement;

  •
  (A) except in the ordinary course of business, consistent with past practice, as described in the Retention Plan attached as an exhibit to the Merger Agreement or as required by applicable law, increase the compensation or employee benefits of any employee of the Company Entities ("Business Employee") or (B) make any equity award, cash bonus or incentive compensation awards to, or accelerate the vesting or payment of any equity award held by, any Business Employee except under certain circumstances as described in the Merger Agreement;

  •
  make or change any tax election, change any accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement regarding any tax matters, settle any tax claim or assessment relating to any Company Entity, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to any Company Entity, or (without limiting the foregoing) take any other action relating to taxes,

51

    the filing of any tax return or the payment of any tax, in each case, other than in the ordinary course of business and, where applicable, consistent with past practice (unless otherwise required by applicable law);

  •
  effect any split, combination or reclassification of or redeem, repurchase or otherwise acquire, directly or indirectly, any of the equity interests of any Company Entity;

  •
  enter into any employment or severance agreement or any other compensation arrangement binding on any Company Entity, in each case, except as described in the Retention Plan or in conjunction with the hiring of an individual who is hired to replace a Business Employee (which hiring will be on terms no more favorable in terms of aggregate compensation and benefits than those of the Business Employee who is being replaced);

  •
  except as may be required as a result of a change in applicable law or in GAAP or any interpretation or enforcement thereof, change any of the accounting principles or practices used by any Company Entity;

  •
  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other restructuring;

  •
  allow or cause any Company Entity to acquire any equity interest in, or otherwise make any investment in, any other entity (other than a Company Entity), or enter into any joint venture, partnership or similar agreement, subject to certain exceptions described in the Merger Agreement;

  •
  with respect to all material permits, licenses or registrations obtained from any governmental authority ("Governmental License"), either fail to apply for a renewal, or apply to modify a Governmental License, in either case so as to materially limit or constrain any Company Entities existing operations or future prospects;

  •
  enter into any agreement or amend, modify or terminate any material contract to which any Company Entity is a party or by which any of their assets are bound other than in the ordinary course of business consistent with past practices and in accordance with any applicable Governmental Licenses;

  •
  seek authorization to modify its service offerings or its rates or material non-rate terms and conditions of any tariffs on file with any governmental authority;

  •
  (A) amend or modify the corporate risk policy (the "Risk Policy"), (B) fail to comply in all material respects with the Risk Policy except for exceptions approved in accordance with the Risk Policy or (C) fail to comply with the Risk Policy in a manner that would reasonably be expected to increase the liability of the Company or to lead to litigation involving the Company;

  •
  amend or modify the Retention Plan;

  •
  sell, transfer, pledge, mortgage or otherwise dispose of or otherwise encumber (other than a permitted encumbrance, as defined in the Merger Agreement, or any encumbrance that will be released at or prior to closing) against any of the material assets of the Company Entities other than in the ordinary course of business;

  •
  cancel any material debt, settle or waive any material claim or waive any material right pertaining to the business of the Company Entities in an amount, individually, in excess of $250,000 individually or $500,000 in the aggregate; or

  •
  agree to take any action prohibited by the above.

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Unitholder Action by Written Consent

        Following the execution of the Merger Agreement, we received and delivered to Parent the Unitholder written consent approving the Merger Agreement and the Transactions, dated June 14, 2015, executed by Niska Sponsor, which on such date owned Common Units representing 53.93% of the outstanding Common Units entitled to vote on the approval of the Merger Agreement and the Transactions. Therefore, no further Unitholder approval is required in connection with the Merger Agreement or the Transactions.

Cooperation

        Subject to the terms and conditions set forth in the Merger Agreement, the Parties have agreed to use, and cause their respective subsidiaries to use, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, that are necessary, proper or advisable (including voting the Common Units) to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practical, including using reasonable best efforts to accomplish the following: (i) make the filings with respect to antitrust consents and (ii) request a no action letter pursuant to the Competition Act and merger notification filings pursuant to Part IX of the Competition Act with respect to the transactions contemplated hereby within fifteen (15) business days after the date of the Merger Agreement; (iii) make any other filing or notification required pursuant to Antitrust Law, including the laws related to the CPUC, within fifteen (15) business days after the date of the Merger Agreement and (iv) obtain as promptly as practicable all antitrust consents and other governmental consents and the termination or expiration, as applicable, of approvals or waiting periods required under applicable antitrust laws.

Conditions to the Merger

        The consummation of the Merger is subject to certain customary closing conditions, as described below.

Conditions to Each Party's Obligations.

        Each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

  •
  no applicable law or order issued by any court or governmental authority that prohibits or makes illegal the consummation of the transactions contemplated hereby will be in effect;

  •
  any waiting period (and any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Act will have been terminated or expired, however, the Parties have waived this condition;

  •
  the competition approvals set forth in the Merger Agreement will have been received;

  •
  the approval from the CPUC for the transactions contemplated hereby will have been obtained; and

  •
  the consent of the non-managing members and, if applicable, any amendment consents will have been obtained in accordance with applicable law and this Information Statement will have been cleared by the SEC and will have been sent to the members (in accordance with Regulation 14C of the Exchange Act) at least twenty (20) calendar days prior to the closing.

53

Conditions to Parent's and Merger Sub's Obligations.

        The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction by the Company Entities and Niska Sponsor or waiver by Parent of the following conditions:

  •
  (i) each of the representations and warranties of Niska Sponsor, ManagementCo and the Company set forth in the Merger Agreement, other than those regarding organization, authorization, violation of charter documents and compliance with applicable law, brokerage fees and affiliate transactions (the "Niska Sponsor Fundamental Representations"), will be true and correct in all respects as of the closing date as though made on and as of the closing date, except for failures to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, and (ii) the representations and warranties of Niska Sponsor, ManagementCo and the Company set forth in the Niska Sponsor Fundamental Representations will be true and correct in all material respects as of the closing date as though made on and as of the closing date;

  •
  each of Niska Sponsor, ManagementCo and the Company will have performed in all material respects its obligations under the Merger Agreement required to be performed by such entity at or prior to the closing date pursuant to the terms thereof;

  •
  Niska Sponsor will have delivered to Parent a certificate as to the satisfaction of the above listed conditions, dated as of the closing and executed by an officer of Niska Sponsor;

  •
  the Company, Niska Sponsor or its Affiliates will have delivered to Parent each of the closing deliverables listed in the Merger Agreement and a certificate of non-foreign status meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2) with respect to both the Company and Niska Holdings L.P., Niska Sponsor's sole regarded owner for U.S. federal income tax purposes;

  •
  either (i) the Company will have obtained and provided to Parent a final, non-appealable order of the Court of Queen's Bench of Alberta rectifying the transaction agreement made on December 18, 2014 among the Company, AECO Gas Storage Partnership, Niska Gas Transportation Inc. and certain other Company Entities in the manner described in the Originating Notice and supporting Affidavit filed with the Court of Queen's Bench of Alberta subject to such modifications thereto as may be reasonably acceptable to Parent (the "Rectification Order") or (ii) the issue identified in the supporting affidavit in the Rectification Order will have been resolved to the satisfaction of Parent, acting reasonably;

  •
  no credit event will have occurred and no bankruptcy proceeding will have commenced;

  •
  certain Niska Sponsor facilities will have a minimum amount of gas as specified in the Merger Agreement;

  •
  no material adverse effect will have occurred since the date of the Merger Agreement; and

  •
  if the Merger is completed as the FTM, then (A) the Company will have provided the Company, prior to the closing date of the Merger Agreement, Section 116 Certificates to Parent in a form and substance acceptable to the Parent, acting reasonably, or (B) a portion of the consideration otherwise payable to Niska Sponsor at closing that is equal to 25% of the fair market value of all "taxable Canadian property" (as defined in the Income Tax Act (Canada), and will include the interests of the Company in Niska Gas Storage Operations LLC and Niska Partners Coöperatief U.A.), and will be subject to escrow and reduction as described in the Merger Agreement.

54

        The term "credit event" means with regard to any Company Entity, (a) default in making any payment of any principal of any indebtedness having an aggregate principal amount greater than $500,000 on the due date with respect thereto; (b) an uncured cross-default under any material contract to which a Company Entity is a party triggered by a default in making any payment of any principal of any indebtedness; (c) default in making any payment of any interest on any indebtedness beyond the period of grace, if any, provided in the instrument or agreement governing such indebtedness; or (d) default in the observance or performance of any other agreement or condition relating to any indebtedness or contained in any instrument or agreement evidencing or securing such indebtedness, or any other event will occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity or (in the case of any such indebtedness constituting a guarantee obligation) to become immediately due and payable; or (e) any indebtedness will be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness will be required to be made, in each case, prior to the stated maturity thereof, in each case, other than to the extent paid, redeemed, purchased or defeased in accordance with the terms thereof. The Short Term Credit Facility for which an affiliate of Parent and the Company have entered into a commitment letter will constitute "indebtedness" for the purposes of this definition of credit event.

        The term "material adverse effect" means any change, event, circumstance, development or occurrence, individually or in the aggregate, with all other changes, events, circumstances, developments and occurrences, which has had, or would reasonably be expected to have, a material adverse effect on (a) the financial condition, business, assets or results of operations of the Company Entities, taken as a whole; provided that with respect to this clause (a) none of the following, and no fact, change, event, circumstance, development, occurrence or effect to the extent arising out of any of the following, will constitute or be taken into account in determining whether a "material adverse effect" has occurred, or may, would or could occur: (i) changes in GAAP or changes in the regulatory or accounting requirements or in the interpretation of any of the foregoing, (ii) changes in the financial or securities markets or changes in the general economic or political conditions in the United States, Canada or abroad, (iii) changes in the price or availability of gas, oil or commodities or changes in currency exchange rates, (iv) changes (including changes of applicable law) or conditions generally affecting any industry in which any of the Company Entities operates, (v) acts of war, sabotage or terrorism, (vi) any decrease in the market price of the Common Units or any delisting of the Common Units due solely to such decrease in the market price of the Common Units, (vii) any litigation initiated solely by an entity other than Niska Sponsor or any affiliate of Niska Sponsor or a Company Entity or any affiliate of a Company Entity (excluding suits brought in a derivative manner) arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (or any public disclosure relating to such litigation), (viii) the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement (including any cancellations of or delays in customer orders or other decreases in customer demand, reduction in revenues, work stoppages or loss or threatened loss of employees or other employee disruptions, subject to the terms of the Merger Agreement), (ix) changes or announcements of potential changes in a credit or financial rating in respect of any of the Company Entities or any indebtedness of any of the Company Entities, (x) any failure to obtain any consent, approval, waiver or authorization from any third party in connection with the consummation of the transactions contemplated hereby, subject to the terms of the Merger Agreement, (xi) any failure of any of the Company Entities to meet any internal or published or third-party budgets, estimates, projections, forecasts or predictions of financial performance (including revenue, earnings, cash flow, cash position, liquidity or other financial measures) for any period, (xii) any action taken (or omitted to be taken) at

55

the request of or by or on behalf of Parent, Merger Sub or any of their respective affiliates, (xiii) any action taken by Niska Sponsor, ManagementCo, the Company or any of their respective affiliates that is required or expressly contemplated or permitted pursuant to the Merger Agreement, or (xiv) any seasonal reduction in the revenues or earnings of any of the Company Entities; provided, however, that (x) the foregoing exclusions in (i), (ii), (iii), (iv) and (v) will not apply to the extent such changes or effects have a materially disproportionate adverse effect on the Company Entities, taken as a whole, as compared to other independent natural gas storage businesses in the United States or Canada, and (y) the underlying cause of any decrease or change referred to in clause (vi), (ix) or (xi) (if not otherwise falling within any of clauses (i) through (xiv) above) may be taken into account in determining whether there is a "material adverse effect" or (b) the ability of Niska Sponsor, ManagementCo or the Company to perform their respective obligations under or arising out of the Merger Agreement.

Conditions to the Company's Obligations.

        The Company's obligation to effect the Merger is further subject to the satisfaction by Parent and Merger Sub or waiver by the Company of the following conditions:

  •
  (i) each of the representations and warranties of Parent set forth in the Merger Agreement, other than those related to organization, authorization, violation of charter documents and compliance with applicable law and brokerage fees (the "Parent Fundamental Representations"), will be true and correct in all respects (provided, however, that for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all qualifications as to materiality, material adverse effect or similar words contained in such representations and warranties will be disregarded) as of the closing date as though made on and as of the closing date (except that, in each case, representations and warranties that speak as of a specified date will have been true and correct only on such date), except for failures to be so true and correct in all respects that would not reasonably be expected to have, individually, or in the aggregate, a material adverse effect on Parent's ability to consummate the transactions contemplated by the Merger Agreement, and (ii) the representations and warranties of Parent set forth in the Parent Fundamental Representations will be true and correct in material all respects (provided, however, that for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all qualifications as to materiality, material adverse effect or similar words contained in such representations and warranties will be disregarded) as of the closing date as though made on and as of the closing date (except that, in each case, representations and warranties that speak as of a specified date will have been true and correct in all material respects only on such date);

  •
  Parent will have performed in all material respects its obligations under the Merger Agreement required to be performed by Parent at or prior to the closing date pursuant to the terms thereof;

  •
  Parent will have delivered to Niska Sponsor or its affiliates a certificate as to the satisfaction of the above listed conditions, dated as of the closing and executed by an officer of Parent; and

  •
  Parent will have delivered to Niska Sponsor or its affiliates each of the closing deliverables listed in the Merger Agreement.

No Solicitation or Withdrawal of Recommendation

No Solicitation

        The Company, Niska Sponsor and ManagementCo have agreed that they, their subsidiaries and their respective officers, managers or directors, among other things, (i) will not initiate, solicit or knowingly facilitate or encourage any inquiries or discussions regarding, or the making or submission

56

of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal for the acquisition of the Company, (ii) will not approve, endorse, recommend or enter into any contract or agreement in principle, whether written or oral, with any person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar contract concerning an alternative proposal (other than negotiating and entering into a confidentiality and standstill agreement pursuant to the terms of the Merger Agreement), (iii) will not terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar contract entered into by one or more of the Company, Niska Sponsor or ManagementCo in respect of or in contemplation of an alternative proposal (other than to the extent the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions would not be in the best interests of the Company's unitholders), (iv) will not conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding alternative acquisition proposals for the acquisition of the Company, and (v) will not furnish any non-public information or afford access to the books and records of the Company Entities to any third party that is seeking to make, or has made, an alternative acquisition proposal. However, during the Window Shop Period, the Non-Solicit Parties were permitted to, in response to an alternative acquisition proposal by any person, other than a person (or any affiliate of any person) who executed a confidentiality agreement with Niska Sponsor or any of its affiliates with respect to an alternative acquisition proposal during the one year period immediately preceding the date of the Merger Agreement, provide information or access to the books and records of the Company Entities and engage or participate in discussions or negotiations with such person with respect to such alternative proposal, as long as the Company Entities and Niska Sponsor delivered written notice of such bona fide acquisition proposal to Parent, such third parties executed confidentiality and standstill agreements, the Company Entities disclosed to Parent the information to be provided, and the Company Board determined in good faith, after consultation with outside advisors, that such proposal either constituted or was reasonably likely to result in a superior proposal. In order to constitute a superior proposal, an alternative acquisition proposal was required to include an offer to provide financing to the Company on terms (including tenor, amount and interest rate) no less favorable than provided for in the Short Term Credit Facility. Following receipt of notice from the Company with respect to a superior proposal, Parent would have been entitled to negotiate with Niska Sponsor and the Company Entities regarding an amendment to the Merger Agreement so that the proposal ceased to be a superior proposal.

        Prior to the end of the Window Shop Period, and subject to certain terms of the Merger Agreement, the Company Board was permitted to withdraw its recommendation regarding the Merger if the Company Board determined that a bona fide alternative acquisition proposal constituted a superior proposal, and if the Company Board determined in good faith after consultation with its outside advisors that the Merger Agreement or the transactions contemplated thereby were not in the best interests of the unitholders other than the Niska Sponsor and its affiliates.

        The Company received no alternative proposals during the Window Shop Period.

No Withdrawal of Recommendation

        The Merger Agreement provides that there may be no withdrawal, qualification or modification of the Company Board's recommendation, no failure to announce publicly, within 10 business days after a tender offer or exchange relating to any securities of the Company Entities has been commenced that the Company Board recommends rejection of such tender or exchange offer, no failure to include the recommendation in this information statement, no public statement inconsistent with the recommendation and no approval, adoption or recommendation of any alternative proposal (each a "withdrawal of recommendation").

57

        Notwithstanding the restrictions described above and subject to compliance with the procedures described below, at any time prior to the end of the Window Shop Period, the Company Board was permitted to effect a withdrawal of recommendation if (i) the Company Board determined that, after complying with the applicable procedures described below, a bona fide alternative proposal constituted a superior proposal and the Company Board determined in good faith, after consultation with its outside financial and legal advisors, that the Transactions were not in the best interests of the Unaffiliated Unitholders.

        The Company Board would have been entitled to effect a withdrawal of recommendation in connection with a superior proposal only if: (i) the Company delivered to Parent a written notice (A) stating that the Company Board intended to effect a withdrawal of recommendation, (B) stating that (1) the Company Board determined that a bona fide alternative proposal constitutes a superior proposal and (2) the Company Board determined in good faith, after consultation with its outside financial and legal advisors, that the Transactions were not in the best interests of the Unaffiliated Unitholders and (C) included a copy of the superior proposal and form of alternative acquisition agreement; and (ii) the negotiation period described below expired. If Parent desired to exercise its match right, during the five business day period commencing on Parent's receipt of such notice, the Company Entities and Niska Sponsor were required to engage in good faith negotiations with Parent regarding an amendment of the Merger Agreement so that the alternative proposal that was the subject of such notice ceased to be a superior proposal.

        If the parties to the Merger Agreement entered into an amendment in connection with a superior proposal or an intervening event and if Parent reasonably requested, (A) the applicable Company Entities and Niska Sponsor would have been required to execute a written consent approving such amendment and (B) the Company and Niska Sponsor would have been required to promptly take all action necessary to seek to obtain the written consent of a majority of the Unitholders approving such amendment.

Certain Defined Terms

        The term "alternative proposal" means any proposal or offer made by a Person (other than Parent or Merger Sub) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of 25% or more of the consolidated total assets of the Company, taken as a whole, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 25% or more of any class of outstanding equity interests of the Company, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving the Company pursuant to which any person or its holders of equity interests would beneficially own, directly or indirectly, 25% or more of any class of outstanding equity interests of the Company or the direct or indirect parent of the Company or the Surviving Entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company, in each case, other than the Transactions.

        The term "superior proposal" means an alternative proposal that the Company Board has determined, after consultation with its outside financial and legal advisors (a) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Unitholders that may be required to effect such bona fide alternative proposal has not yet been obtained will not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would result in a transaction more favorable to the Unaffiliated Unitholders from a financial point of view than the Transactions (after taking into account

58

any revisions to the terms of the Transactions proposed by Parent); provided, however, that each of the following requirements and conditions must be satisfied with respect to any superior proposal:

  a)
  for purposes of the definition of superior proposal, the references to 25% or more in the definition of alternative proposal will be deemed to be references to 85%;

  b)
  a transaction will not be deemed more favorable to the Unaffiliated Unitholders from a financial point of view than the Transactions solely based on (x) the representations and warranties (and related indemnities) with respect to the businesses of the Company Entities or (y) any other terms relating to Competition Approvals; and

in order for an alternative proposal to constitute a superior proposal, such alternative proposal must (x) include greater economic consideration to be paid to each of Niska Sponsor and the Unaffiliated Unitholders than does the Transactions and (y) include an offer to provide financing to the Company on terms (including tenor, amount and interest rate) no less favorable than provided for in the Short Term Credit Facility.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the completion of the Merger:

  •
  by mutual written agreement of Niska Sponsor, the Company and Parent;

  •
  by either Niska Sponsor, the Company or Parent if the closing of the Merger will not have occurred on or before the Termination Date, subject to certain conditions;

  •
  by Parent:

  •
  if neither it nor Merger Sub is in material default of any of its respective obligations under the Merger Agreement and there has been a breach by Niska Sponsor, ManagementCo or the Company of any of its respective obligations, representations or warranties contained in the Merger Agreement that has not been waived in writing and that renders the conditions set forth in the Merger Agreement incapable of being satisfied by the Termination Date, and, in each case, such breach is not cured (if able to be cured) within 30 business days of receipt of notice thereof by Parent to Niska Sponsor;

  •
  if all of the conditions to obligations of Niska Sponsor, ManagementCo and the Company have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the closing) and Niska Sponsor, ManagementCo or the Company fails to consummate the closing on the date the closing should have occurred pursuant to the Merger Agreement, and Parent and Merger Sub each stood ready and willing to consummate on that date;

  •
  if the Company has materially breached any of its obligations related to solicitation of alternative proposals or withdrawal of recommendation for the Merger;

  •
  (A) if a copy of the duly obtained consent of Niska Sponsor, certified as true and complete by an executive officer of ManagementCo, has not been delivered to Parent within one hour following the execution and delivery of the Merger Agreement or (B) if copies of duly obtained amendment consents, certified as true and complete by an executive officer of ManagementCo, have not been delivered to Parent within 72 hours following the later of (x) the execution and delivery of an amendment of the Merger Agreement and (y) Parent's request to seek to obtain the amendment consents;

  •
  if the Company Board has made a withdrawal of its recommendation;

59

  •
  by Niska Sponsor if it and ManagementCo are not, or by the Company, if it is not, in material default of any of their respective obligations under the Merger Agreement and there has been a breach by Parent or Merger Sub of any of their respective obligations, representations or warranties contained in the Merger Agreement that has not been waived in writing and that renders the conditions set forth in the Merger Agreement incapable of being satisfied by the Termination Date, and, in each case, such breach is not cured (if able to be cured) within 30 business days of receipt of notice thereof by Niska Sponsor or the Company to Parent;

  •
  by the Niska Sponsor or the Company if all of the conditions to obligations of Parent have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the closing) and Parent or Merger Sub fails to consummate the closing on the date the closing should have occurred, and Niska Sponsor, ManagementCo and the Company each stood ready and willing to consummate on that date; and

  •
  by the Company if the Company Board has made a withdrawal of its recommendation in compliance with the Merger Agreement in all material respects; provided that prior to, and as a condition of, any termination of the Merger Agreement by the Company, the Company must have paid the Termination Fee and certain expenses of the Parent pursuant to the Merger Agreement.

Termination Fees and Expenses

Termination Fee

        In certain circumstances, the Company Board has the right to terminate the Merger Agreement and withdraw its recommendation, as further described in "The Merger Agreement—No Solicitation or Withdrawal of Recommendation." In that event, the Company must pay the Termination Fee prior to, and as a condition of, the termination. The Termination Fee is also payable if Parent has terminated the Merger Agreement:

  •
  due to breach by the Company of any of its obligations pursuant to the no solicitation or no withdrawal in recommendation provisions of the Merger Agreement;

  •
  if the requisite Unitholder consent has not been delivered to Parent within 72 hours following the later of the execution of an amendment of the Merger Agreement and Parent's request to seek to obtain an amendment Unitholder consent; or

  •
  after the Company Board has effected a withdrawal of recommendation as further described in "The Merger Agreement—No Solicitation or Withdrawal of Recommendation."

Reimbursement of Expenses

        If Niska Sponsor or the Company terminates the Merger Agreement due to a breach by Parent or Merger Sub of its obligations under the Merger Agreement or Parent or Merger Sub fails to consummate the Merger, subject to the terms of the Merger Agreement, Parent will pay the Company an amount equal to Niska Sponsor's, ManagementCo's and the Company's out-of-pocket expenses (including attorney's fees and fees of its financial advisor), in the aggregate, related to the Merger Agreement and the Transactions within ten (10) days of such termination. If Parent terminates the Merger Agreement due to a breach by Niska Sponsor, ManagementCo or the Company of its obligations under the Merger Agreement or Niska Sponsor, ManagementCo or the Company fail to consummate the Merger, subject to the terms of the Merger Agreement, then Niska Sponsor will pay Parent an amount equal to Parent's out-of-pocket expenses (including attorney's fees and fees of its financial advisor), in the aggregate, related to the Merger Agreement and the Transactions within ten (10) days of such termination.

60

        In addition, if Parent terminates the Merger Agreement due to (i) a material breach of certain of the Company's obligations pursuant to the Merger Agreement, (ii) failure to receive the amendment consent within 72 hours following the later of the execution of an amendment of the Merger Agreement and Parent's request to seek to obtain an amendment consent, or (iii) after the Company Board has effected a withdrawal of recommendation, or if the Company terminates the Merger Agreement due to a withdrawal of recommendation by the Company Board, the Company will also pay Parent an amount up to $5 million equal to Parent's out-of-pocket expenses (including attorney's fees and fees of its financial advisor), in the aggregate, incurred in connection with the Merger Agreement and the Transactions within ten (10) days of such termination.

Employee Benefits

        The Merger Agreement requires that, for the six (6) month period following the closing date of the Merger, (i) the Continuing Employees, including any of our executive officers, will receive base salary or base hourly wage rate and annual bonus or commission opportunities that are no less favorable than those in effect for such employees immediately prior to the closing and (ii) Parent will make available a package of employee benefits and supplemental pay that is substantially comparable in the aggregate to the package of employee benefits provided by Parent and its affiliates to their similarly situated employees.

        Effective as of the closing date of the Merger, the Continuing Employees will be given credit for all purposes under the employee benefit plans, programs, policies and arrangements maintained from time to time by Parent or the Company Entities in which the Continuing Employees participate, for such Continuing Employees' service with any of the Company Entities or their affiliates including vesting, eligibility and benefit entitlement, to the same extent and for the same purposes that such service was taken into account under a corresponding benefit plan as of the losing date.

Amendment, Extension and Waiver

        The parties may amend provisions of the Merger Agreement at any time, except that no amendment that requires further approval by Unitholders is permitted without the further approval of such Unitholders. All such amendments must be in writing and signed by each of the parties.

        At any time prior to the Effective Time, the parties may (i) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties, or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except that no waiver that requires further approval by Unitholders is permitted without the further approval of such Unitholders. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise does not constitute a waiver of such rights.

61

 MARKET PRICE OF OUR COMMON UNITS

        Our Common Units are listed on the NYSE under the trading symbol "NKA." The following table sets forth, for the fiscal quarters indicated, the high and low sales price per unit, as reported on NYSE, for our Common Units.

	High	Low
Three Months Ended
June 30, 2015	$3.99	$1.21
March 31, 2015	$4.62	$1.44
December 31, 2014	$12.91	$2.71
September 30, 2014	$16.10	$12.27
June 30, 2014	$16.43	$12.26
March 31, 2014	$16.32	$11.30
December 31, 2013	$17.00	$14.23
September 30, 2013	$15.49	$14.00
June 30, 2013	$15.86	$12.45

        The closing sale price of our Common Units on the NYSE on June 12, 2015, which was the last trading day before we announced the Merger, was $1.31 per Common Unit. On December 31, 2015, the last practicable trading day before the date of this information statement, the closing price of our Common Units on the NYSE was $3.13. You are encouraged to obtain current market quotations for our Common Units.

        Cash distributions paid to common unitholders for the years ended March 31, 2015 and 2014 were as follows:

Record Date	Payment Date	Per Common Unit
November 12, 2014	November 20, 2014	$0.35
August 11, 2014	August 19, 2014	$0.35
May 19, 2014	May 27, 2014	$0.35
February 10, 2014	February 18, 2014	$0.35
November 13, 2013	November 21, 2013	$0.35
August 12, 2013	August 15, 2013	$0.35
May 20, 2013	May 23, 2013	$0.35

62

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Units by:

  •
  each person known by us to be a beneficial owner of more than 5% of our outstanding Units;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them as of October 22, 2015, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Percentage of Total Common and Subordinated Units Beneficially Owned
Niska Sponsor Holdings Cooperatief U.A.(1)	20,488,525	53.93%	—	—	—
William H. Shea, Jr.	—	—
Simon Dupéré(2)	—	—	—	—	—
Vance E. Powers	2,000	*	—	—	—
Mark D. Casaday	—	—
Bruce D. Davis, Jr(3)	—	—
Rick J. Staples	—	—	—	—	—
Robert B. Wallace	—	—	—	—	—
Ralph Alexander(4)	—	—
Michael J. Hennigan(5)	16,952	*
James G. Jackson	29,207	*	—	—	—
E. Bartow Jones	—	—	—	—	—
Stephen C. Muther	35,292	*	—	—	—
Andrew W. Ward	—	—	—	—	—
Olivia Wassenaar(6)	—	—
All directors and executive officers as a group (14 persons)	83,451	*	—	—	—

*
Less than 1%

(1)
The equity interests in Niska Sponsor are indirectly owned by our executive officers, certain of our employees and investment limited partnerships affiliated with the Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the units held by Holdco through Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. C/R Energy GP III, LLC is managed by an eight person management committee. The address of Holdco and C/R Energy GP III, LLC is 712 Fifth Avenue, 51st Floor, New York, NY 10019.

63

(2)
Simon Dupéré, former President, Chief Executive Officer and member of the board of directors, resigned on May 7, 2014.

(3)
Mr. Davis, former Vice President and Chief Administrative Officer, was terminated without cause on July 31, 2015.

(4)
Mr. Alexander was appointed to our board on December 31, 2014.

(5)
Mr. Hennigan was appointed to our board on September 10, 2014.

(6)
Ms. Wassenaar was appointed to our board on July 30, 2014.

64

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements and information in this information statement may constitute "forward-looking statements." Forward-looking statements are based on management's current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties, some of which are beyond our control. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties.

        Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

65

 ADDITIONAL INFORMATION

        The following documents that we previously filed with the SEC accompany this information statement:

  •
  Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2015, filed with the SEC on June 12, 2015, including the financial statements and related notes thereto and the report of independent auditor, is included as Annex C to this information statement.

  •
  Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2015, filed with the SEC on November 6, 2015, including the financial statements and related notes thereto, is included as Annex D to this information statement.

        The Annual Report and the Quarterly Report should be read in conjunction with this information statement.

66

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. These reports and other information contain additional information about the Company. Unitholders may read and copy any reports or other information filed by the Company at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company's SEC filings that are made electronically are available on the SEC's website located at www.sec.gov. Unitholders can also obtain copies of the Company's SEC filings through the "Investor Relations" section of the Company's website at www.niskapartners.com. The Company's website address is being provided as an inactive textual reference only. The information provided on the Company's website is not part of this information statement, and therefore is not incorporated herein by reference.

        Pursuant to SEC rules, services that deliver the Company's communications to Unitholders that hold their Common Units through a bank, broker or other holder of record may deliver to multiple Unitholders sharing the same address a single copy of this information statement, unless the Company has received contrary instructions from one or more of the Unitholders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement to any Unitholder at a shared address to which a single copy of this information statement was delivered. Multiple Unitholders sharing the same address may also notify the Company if they wish to receive separate copies of the Company's communications to Unitholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Unitholders may notify the Company of their requests by calling or writing the Office of Investor Relations, Niska Gas Storage Partners LLC, 170 Radnor Chester Road, Suite 150, Radnor, PA 19087, and our telephone number is (403) 513-8650.

67

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND MEMBERSHIP
INTEREST TRANSFER AGREEMENT

BY AND AMONG

NISKA GAS STORAGE PARTNERS LLC,

NISKA GAS STORAGE MANAGEMENT LLC,

NISKA SPONSOR HOLDINGS COÖPERATIEF U.A.,

SWAN HOLDINGS LP

AND

SWAN MERGER SUB LLC

DATED AS OF JUNE 14, 2015

A-i

A-ii

A-iii

SCHEDULES

Schedule 1.1(a)	Working Gas Capacity
Schedule 1.1(b)	Leases
Schedule 1.1(c)	Permitted Encumbrances
Schedule 1.1(d)	Real Property
Schedule 1.1(e)	Required Amendments
Schedule 1.1(f)	Required Consents
Schedule 1.1(g)	Title Policies
Schedule 1.1(h)	FTM Condition
Schedule 3.5(a)(v)	Swan Sponsor Guaranty
Schedule 4.3(a)	Company Financial Statements
Schedule 4.3(c)	Financial Reporting Internal Controls
Schedule 4.5	Liabilities
Schedule 4.6(c)	Company Subsidiaries
Schedule 4.8(a)	Consents and Approvals
Schedule 4.8(b)	Defaults
Schedule 4.9(a)	Absence of Changes
Schedule 4.10(b)	Real Property Agreements
Schedule 4.11	Contracts and Commitments
Schedule 4.12(a)	Intellectual Property
Schedule 4.13	Governmental Licenses and Permits
Schedule 4.14	Company and ManagementCo Litigation
Schedule 4.15	Compliance
Schedule 4.16	Employees
Schedule 4.17(a)	List of Benefit Plans
Schedule 4.17(b)	Summaries of Unwritten Benefit Plans
Schedule 4.17(d)	Benefit Plans—Compliance
Schedule 4.17(e)	Benefit Plans—Prohibited Transactions
Schedule 4.17(f)	Benefit Plans—Liabilities
Schedule 4.17(h)	Benefit Plan Payments
Schedule 4.17(i)	Benefit Plan Payments—United States-based Business Employees
Schedule 4.17(j)	Medical and Life Insurance Benefits
Schedule 4.17(k)	Benefit Plan Litigation
Schedule 4.17(n)	Benefit Plan Qualifications
Schedule 4.17(o)	Benefit Plan Obligations
Schedule 4.18	Insurance
Schedule 4.19(a)	Environmental Authorizations
Schedule 4.19(c)	Environmental Actions
Schedule 4.20	Tax Matters
Schedule 4.21	Brokerage
Schedule 4.22	Affiliate Transactions
Schedule 4.23	Optimization Contracts
Schedule 5.4	Parent and Merger Sub Litigation
Schedule 6.1(i)	Estoppel Certificates
Schedule 6.2(a)	Negative Covenants
Schedule 6.2(b)	Prior Approved Actions
Schedule 6.2(c)	Company Entity Payments
Schedule 8.1(a)	Continuing Employees

A-iv

EXHIBITS

Exhibit A	Form of Assignment and Assumption Agreement	A-1
Exhibit B	Form of Operating Report	B-1
Exhibit C	Retention Plan	C-1

A-v

AGREEMENT AND PLAN OF MERGER
AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT

        This AGREEMENT AND PLAN OF MERGER AND MEMBERSHIP INTEREST TRANSFER AGREEMENT, dated as of June 14, 2015 (the "Agreement"), is by and among Niska Gas Storage Partners LLC, a Delaware limited liability company (the "Company"), Niska Gas Storage Management LLC, a Delaware limited liability company and sole managing member of the Company ("ManagementCo"), Niska Sponsor Holdings Coöperatief U.A., a Netherlands coöperatief ("Swan Sponsor"), Swan Holdings LP, an Ontario partnership ("Parent"), and Swan Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Entities"). The Company, ManagementCo, Swan Sponsor, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

        WHEREAS, the Company has 37,988,724 Outstanding Common Units;

        WHEREAS, Swan Sponsor owns 20,488,525 Outstanding Common Units (the "Swan Sponsor Common Units"), representing approximately 53.93% of all Outstanding Common Units;

        WHEREAS, Swan Sponsor owns 100% of the membership interest in ManagementCo (the "ManagementCo Interests");

        WHEREAS, ManagementCo is the sole managing member of the Company and owns the Managing Member Interest;

        WHEREAS, Swan Sponsor owns all of the Incentive Distribution Rights;

        WHEREAS, Swan Sponsor desires to transfer to Parent, and Parent desires to accept, the ManagementCo Interests and the Incentive Distribution Rights, in each case, upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Parties desire to merge the Company and Merger Sub upon the terms and subject to the conditions set forth herein;

        WHEREAS, ManagementCo, in its capacity as Manager, has approved and consented to the execution and delivery of this Agreement, and the transactions contemplated hereby, pursuant to Section 14.2(a) of the LLC Agreement;

        WHEREAS, the conflicts committee of the board of directors of the Company (the "Company Board") has (i) determined that the terms of the Merger are fair and advisable and in the best interests of the Company and the Unaffiliated Unitholders, and (ii) by Special Approval in accordance with Section 7.11(a)(i) of the LLC Agreement, approved the execution and delivery of this Agreement by the Company, and, subject to the approval of this Agreement by a Unit Majority, the consummation of the transactions contemplated hereby;

        WHEREAS, the Company Board has made the Board Recommendation;

        WHEREAS, the Company Board and ManagementCo have submitted this Agreement to the Non-Managing Members for approval of a Unit Majority by written consent in accordance with Section 14.3(a) of the LLC Agreement (the "Non-Managing Member Consent");

        WHEREAS, immediately following the execution and delivery of this Agreement, Swan Sponsor, in its capacity as a Non-Managing Member of the Company, will irrevocably and unconditionally, through its vote of the Swan Sponsor Common Units (representing a Unit Majority), approve and consent to the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, pursuant to Section 13.11 of the LLC Agreement; and

        WHEREAS, in order to induce Swan Sponsor and the Company to enter into this Agreement, simultaneously with the execution of this Agreement, (a) an Affiliate of Parent and the Company have entered into a commitment letter with respect to a short-term credit facility (the "Short-Term Credit Facility") pursuant to which such Affiliate of Parent will provide debt financing to the Company to fund working capital shortfalls prior to the Closing that are not otherwise funded with cash on hand or credit facilities of the Company Entities, and (b) Brookfield Infrastructure Fund II-A, L.P., Brookfield Infrastructure Fund II-A (CR), L.P., Brookfield Infrastructure Fund II-B, L.P., Brookfield Infrastructure Fund II-C, L.P., Brookfield Infrastructure Fund II-D, L.P. and Brookfield Infrastructure Fund II-D (CR), L.P. (the "Guarantors") has delivered to Swan Sponsor and the Company a guaranty (the "Guaranty") pursuant to which the Guarantors have agreed to guarantee the obligations of Parent and Merger Sub hereunder.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and conditions set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.

        "AECO Facilities" means the natural gas storage facilities owned indirectly by the Company, commonly known and described as Countess and Suffield.

        "Affiliate" means, when used with respect to a specified Person, any Person that directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person. For the purposes of this definition, "Control," including the correlative terms "Controlling," "Controlled by" and "Under Common Control with," means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of equity interests, by contract or otherwise) of a Person.

        "Agreed Allocation" has the meaning set forth in Section 12.5.

        "Agreement" has the meaning set forth in the preamble hereto.

        "Alternative Acquisition Agreement" has the meaning set forth in Section 6.13(a)(i)(B).

        "Alternative Proposal" means any proposal or offer made by a Person (other than Parent or Merger Sub) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of 25% or more of the consolidated total assets of the Company, taken as a whole, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 25% or more of any class of outstanding equity interests of the Company, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving the Company pursuant to which any Person or its holders of equity interests would beneficially own, directly or indirectly, 25% or more of any class of outstanding equity interests of the Company or the direct or indirect parent of the Company or the surviving entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company, in each case, other than the Transactions.

        "Amendment Consent" has the meaning set forth in Section 6.13(d).

        "Antitrust Law" has the meaning set forth in Section 6.5(a).

        "Applicable Law" means, with respect to any Person, any law, ordinance, code, rule, regulation, statute, order, injunction, judgment, decree, ruling or other similar requirement, including the common law, enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person and has the force and effect of law.

        "Bankruptcy Proceeding" means with respect to any Company Entity, such entity (a) makes an assignment or any general arrangement for the benefit of creditors, (b) files a petition or otherwise commences, a proceeding under any bankruptcy or similar law for the protection of creditors or (c) has such a petition filed against it and such petition is not withdrawn or dismissed within sixty (60) days after such filing.

        "Benefit Plan" means each plan, agreement, arrangement or policy providing for compensation, bonuses, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance programs, disability or sick leave benefits, supplemental unemployment benefits, change in control benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), or other employee benefits, in each case, which is maintained, administered, sponsored or contributed to by any of the Company Entities for the benefit of any current or former employee thereof, or with respect to which any of the Company Entities may have any liability, contingent or otherwise, other than any Statutory Plan or Multiemployer Plan.

        "Board Recommendation" means the Company Board has (i) determined that the terms of the Merger are fair and advisable and in the best interests of the Company and its unitholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution and delivery of this Agreement by the Company and, subject to the approval of this Agreement by holders of a Unit Majority, consummation of the transactions contemplated hereby, and (iii) resolved to submit this Agreement to a vote of the Company's unitholders and recommend approval of this Agreement by the Company's unitholders.

        "Book-Entry Units" has the meaning set forth in Section 3.2(c)(ii).

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Calgary, Alberta are authorized or required by law to close.

        "Business Employee" means each employee of any of the Company Entities.

        "Business Employee List" has the meaning set forth in Section 4.16(b).

        "Certificate" has the meaning set forth in Section 3.2(c)(i).

        "Certificate of Merger" has the meaning set forth in Section 2.1.

        "Charter Documents" means all organizational and governing documents, as amended or supplemented from time to time in accordance with the terms thereof, in each case, through the date hereof.

        "Claims" has the meaning set forth in Section 11.7.

        "Closing" has the meaning set forth in Section 2.3.

        "Closing Date" has the meaning set forth in Section 2.3.

        "COBRA" means the continuation of coverage requirements of Section 601 et. seq. of ERISA and Section 4980B of the Code, as added by the Consolidated Omnibus Budget Reconciliation Act of 1985, or similar Applicable Law.

        "Code" means the U.S. Internal Revenue Code of 1986.

        "Common Units" has the meaning set forth in the LLC Agreement.

        "Company" has the meaning set forth in the preamble hereto.

        "Company Board" has the meaning set forth in the recitals hereto.

        "Company Entities" means, collectively, ManagementCo, the Company and each of the Company's Subsidiaries.

        "Company Entity Benefit Plan" means a Benefit Plan (a) in which Business Employees participate or have accrued benefits that have not yet been paid in full and (b) that is not a Swan Sponsor Benefit Plan.

        "Company Equity Plans" means any plans of the Company or ManagementCo providing for the compensatory grant of awards of Common Units or awards denominated, in whole or in part, in Common Units, including the Company LTIP, in each case as in effect on the date hereof.

        "Company Financial Statements" has the meaning set forth in Section 4.3(a).

        "Company Intellectual Property" has the meaning set forth in Section 4.12(a).

        "Company LTIP" means, collectively, the Niska Gas Storage Partners LLC 2010 Long-Term Incentive Plan effective as of May 16, 2010 and the Niska Gas Storage Partners LLC Phantom Unit Performance Plan, dated April 1, 2011.

        "Company Reports" has the meaning set forth in Section 4.4(a).

        "Company SEC Reports" has the meaning set forth in Section 4.4(b).

        "Company Section 116 Certificates" has the meaning set forth in Section 3.2(g)(i).

        "Competition Act" means the Competition Act (Canada), R.S.C., 1985, c. C-34, including the regulations promulgated thereunder.

        "Competition Approvals" means, in respect of the transactions contemplated by this Agreement:

          (a)   either (i) the issuance of an advance ruling certificate by the Commissioner (as defined in the Competition Act) under Subsection 102(1) of the Competition Act to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Tribunal (as defined in the Competition Act) for an order under Section 92 of the Competition Act; or (ii) both of (x) the waiting period, including any extension thereof, under Section 123 of the Competition Act shall have expired or been terminated or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act, and (y) the Parties shall have received a letter from the Commissioner (as defined in the Competition Act) indicating that he does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act;

          (b)   either (i) early termination shall have occurred or (ii) all waiting periods (including any extensions thereof) shall have expired, under the HSR Act; and

          (c)   CPUC shall have approved Parent's direct or indirect acquisition of the Wild Goose Storage Facility pursuant to Section §854 of the California Public Utilities Code.

        "Confidentiality Agreement" has the meaning set forth in Section 6.1(g).

        "Continuing Employees" has the meaning set forth in Section 8.1(a).

        "Covered Officers and Directors" has the meaning set forth in Section 7.2(b).

        "CPUC" means the California Public Utilities Commission.

        "Credit Event" means with regard to any Company Entity, (a) default in making any payment of any principal of any Indebtedness having an aggregate principal amount greater than $500,000 on the due date with respect thereto; (b) an uncured cross-default under any Material Contract to which a Company Entity is a party triggered by a default in making any payment of any principal of any Indebtedness; (c) default in making any payment of any interest on any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement governing such Indebtedness; or (d) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a guarantee obligation) to become immediately due and payable; or (e) any Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof, in each case, other than to the extent paid, redeemed, purchased or defeased in accordance with the terms thereof. For the avoidance of doubt, the Short-Term Credit Facility shall constitute "Indebtedness" for the purposes of this definition of Credit Event.

        "Cushion Gas" means, with respect to each Swan Facility, the volume of natural gas in such Swan Facility that is required to support the stated Working Gas Capacity for such Swan Facility. Cushion Gas is the sum of Native Gas, Injected Cushion Gas, and Customer Cushion Gas, where:

          (a)   Native Gas means, with respect to such Swan Facility, the volume of natural gas in the reservoir immediately prior to any injection of gas into the reservoir for purposes of converting the reservoir to such Swan Facility (net of any migration of gas that has occurred since conversion to storage) and accounted for by the Company as "Property, Plant and Equipment" in accordance with GAAP;

          (b)   Injected Cushion Gas means, with respect to such Swan Facility, the volume of gas that is not Native Gas and is owned by any of the Company Entities and accounted for by the Company as "Property, Plant and Equipment" in accordance with GAAP; and

          (c)   Customer Cushion Gas means, with respect to such Swan Facility, the volume of gas that is neither Native Gas nor Injected Cushion Gas but is held at such Swan Facility, either through storage transactions or proprietary optimization transactions, and necessary to supplement Native Gas and Injected Cushion Gas to support the stated Working Gas Capacity set forth on Schedule 1.1(a) opposite the name of such Swan Facility and Cycle Ratio consistent with historical operating practice at such Swan Facility.

        "Cycle Ratio" means, with respect to each Swan Facility, the quotient obtained by dividing (a) 365 days by (b) the sum of (i) the minimum number of days required to inject into such Swan Facility a gas volume equal to the Working Gas Capacity of such Swan Facility, beginning from a day where zero Working Gas Capacity is being utilized (i.e., empty) plus (ii) the minimum number of days required to withdraw from such Swan Facility a gas volume equal to the Working Gas Capacity of such Swan Facility, beginning from a day where the Working Gas Capacity is being fully utilized (i.e., full), in each case of (i) and (ii), assuming normal operating conditions, including (A) adequate pipeline supply (injection) and takeaway (withdrawal) capacity upstream (injection) and downstream (withdrawal) of such Swan Facility (B) adequate pressures upstream (injection) and downstream (withdrawal) of such Swan Facility, (C) there are no planned or unplanned outages at such Swan Facility, (D) there are no planned or unplanned outages or curtailments upstream (injection) or downstream (withdrawal) of such Swan Facility and (E) the allocation of priorities amongst the pools at such Swan Facility are unconstrained consistent with historical operating practice at each Swan Facility.

        "Damages" has the meaning set forth in Section 11.2(a).

        "Data Room" means the Citrix ShareFile "Project Swan" electronic data room established by Swan Sponsor in respect of the transactions contemplated hereby to which Parent and its representatives have been provided access, as constituted at 5:00 p.m. (Eastern time) on the day that is two Business Days prior to the date hereof.

        "Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq.

        "Derivative Product" means (i) any rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) any transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

        "Designated Person" has the meaning set forth in Section 13.11.

        "Disclosing Party" has the meaning set forth in the definition of "Transferred Information" herein.

        "Effective Time" has the meaning set forth in Section 2.1.

        "Eligible Holder" has the meaning set forth in the LLC Agreement.

        "Eligible Person" has the meaning set forth in Section 6.13(a)(ii).

        "Encumbrances" means any Lien, easement, encroachment, license, deed, activity or use limitation, restriction, deed restriction, defect of title, transfer of interest, constructive trust, other equity in or any other matter or encumbrance of any kind.

        "Endorsements" means commercially reasonable non-imputation, date-down and other endorsements to the Title Policies issued by the Title Company at Closing.

        "Environmental Authorization" means any Governmental License granted or issued by any Governmental Authority under any applicable Environmental Law.

        "Environmental Laws" means all Applicable Laws governing or regulating pollution or protection of human health and natural resources (including worker health and safety) or the environment (including ambient air, surface water, ground water, land, fauna and flora).

        "ERISA" means the Employee Retirement Income Securities Act of 1974 and the regulations and administrative guidance promulgated thereunder.

        "ERISA Affiliate" as applied to any Person means:

          (a)   any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member;

          (b)   any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and

          (c)   any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

        Any former ERISA Affiliate of any of the Company Entities shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company Entity and with respect to liabilities arising after such period for which the Company Entity could be liable under the Code or ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        "Exchange Fund" has the meaning set forth in Section 3.2(b).

        "FIRPTA Certificate" means a certificate of non-foreign status meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2).

        "FTM" has the meaning set forth in Section 2.1.

        "FTM Condition" means the receipt by the Company or Merger Sub of the consents set forth on Schedule 1.1(h).

        "Fundamental Representations" means collectively the Swan Sponsor Fundamental Representations and the Parent Fundamental Representations.

        "GAAP" means generally accepted accounting principles in the United States consistently applied with regard to the relevant periods.

        "Governmental Authority" means any government or governmental agency, department, bureau, office, commission, commissioner, authority or instrumentality, or court of competent jurisdiction, in each case whether federal, state, provincial or municipal.

        "Governmental Licenses" means all permits, licenses or registrations obtained from any Governmental Authority.

        "Guarantor" has the meaning set forth in the recitals hereto.

        "Guaranty" has the meaning set forth in the recitals hereto.

        "Hazardous Materials" means any chemical, pollutant, contaminant, waste, toxic or hazardous substance, polychlorinated biphenyls, asbestos or asbestos-containing materials and any and all other substances or wastes that are identified, listed, or regulated under Environmental Laws or as to which liability for their Release may be imposed under Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Incentive Distribution Rights" has the meaning set forth in the LLC Agreement.

        "Incentive Distribution Rights Transfer" has the meaning set forth in Section 2.2.

        "Indebtedness" means, with respect to any Person at any date, without duplication: (a) any indebtedness of such Person for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except current trade accounts payable or other current liabilities arising in the ordinary course of business, (d) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (e) all prepayment penalties, yield maintenance premiums and similar payments payable upon extinguishment or otherwise of any of the foregoing, and (f) any guaranty of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

        "Indemnified Party" has the meaning set forth in Section 11.3(a).

        "Indemnified Person" has the meaning set forth in Section 7.2(a).

        "Indemnifying Party" has the meaning set forth in Section 11.3(a).

        "Information Statement" has the meaning set forth in Section 6.6.

        "Intellectual Property Rights" means all of the following in any jurisdiction throughout the world: patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, computer programs in object code and source code formats, and other intangible intellectual property rights.

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" means, in the case of (a) the Company Entities, the knowledge of William Shea, Jr., Vance Powers, Rick Staples, Bruce Davis, Jr., and Jason Dubchak, after due inquiry, (b) Swan Sponsor, the knowledge of Andrew Ward, Bartow Jones and Olivia Wassenaar, after due inquiry and (c) Parent, the knowledge of Jim Reid and Darren Soice, after due inquiry.

        "Leases" means those leases, including without limitation natural gas storage leases, under which the Company or a Company Entity is a lessee, described on Schedule 1.1(b).

        "Letter of Transmittal" has the meaning set forth in Section 3.2(a).

        "Lien" means any lien, pledge, mortgage, deed of trust, security interest, charge, claim or similar matter of any kind.

        "LLC Agreement" means the Second Amended and Restated Operating Agreement of the Company, dated April 2, 2013.

        "ManagementCo" has the meaning set forth in the preamble hereto.

        "ManagementCo Interests" has the meaning set forth in the recitals hereto.

        "ManagementCo Interests Transfer" has the meaning set forth in Section 2.2.

        "ManagementCo LLC Agreement" means the First Amended and Restated Limited Liability Company Agreement of ManagementCo, effective as of May 17, 2010.

        "Manager" has the meaning set forth in the LLC Agreement.

        "Managing Member Interest" means the management and ownership interest in the Company held by ManagementCo (in its capacity as the managing member without reference to any non-managing member interest held by it or any of its Affiliates), and includes any and all benefits to which ManagementCo is entitled as provided in the LLC Agreement, together with all obligations of ManagementCo to comply with the terms and provisions of the LLC Agreement.

        "Managing Member Purchase Price" has the meaning set forth in Section 2.4.

        "Managing Member Transfer" has the meaning set forth in Section 2.2.

        "Material Adverse Effect" means any change, event, circumstance, development or occurrence, individually or in the aggregate, with all other changes, events, circumstances, developments and occurrences, which has had, or would reasonably be expected to have, a material adverse effect on

(a) the financial condition, business, assets or results of operations of the Company Entities, taken as a whole; provided that with respect to this clause (a) none of the following, and no fact, change, event, circumstance, development, occurrence or effect to the extent arising out of any of the following, shall constitute or be taken into account in determining whether a "Material Adverse Effect" has occurred, or may, would or could occur: (i) changes in GAAP or changes in the regulatory or accounting requirements or in the interpretation of any of the foregoing, (ii) changes in the financial or securities markets or changes in the general economic or political conditions in the United States, Canada or abroad, (iii) changes in the price or availability of gas, oil or commodities or changes in currency exchange rates, (iv) changes (including changes of Applicable Law) or conditions generally affecting any industry in which any of the Company Entities operates, (v) acts of war, sabotage or terrorism, (vi) any decrease in the market price of the Common Units or any delisting of the Common Units due solely to such decrease in the market price of the Common Units, (vii) any litigation initiated solely by a Person other than Swan Sponsor or any Affiliate of Swan Sponsor or a Company Entity or any Affiliate of a Company Entity (excluding suits brought in a derivative manner) arising from allegations of a breach of fiduciary duty or other violation of Applicable Law relating to this Agreement or the transactions contemplated by this Agreement (or any public disclosure relating to such litigation), (viii) the announcement, pendency or consummation of the transactions contemplated by this Agreement (including any cancellations of or delays in customer orders or other decreases in customer demand, reduction in revenues, work stoppages or loss or threatened loss of employees or other employee disruptions) (provided, that this clause (viii) shall not apply in the determination of a breach or violation of the representations and warranties contained in Section 4.8), (ix) changes or announcements of potential changes in a credit or financial rating in respect of any of the Company Entities or any indebtedness of any of the Company Entities, (x) any failure to obtain any consent, approval, waiver or authorization from any third party in connection with the consummation of the transactions contemplated hereby (provided, that this clause (x) shall not apply in the determination of a breach or violation of the representations and warranties contained in Section 4.8), (xi) any failure of any of the Company Entities to meet any internal or published or third-party budgets, estimates, projections, forecasts or predictions of financial performance (including revenue, earnings, cash flow, cash position, liquidity or other financial measures) for any period, (xii) any action taken (or omitted to be taken) at the request of or by or on behalf of Parent, Merger Sub or any of their respective Affiliates, (xiii) any action taken by Swan Sponsor, ManagementCo, the Company or any of their respective Affiliates that is required or expressly contemplated or permitted pursuant to this Agreement, or (xiv) any seasonal reduction in the revenues or earnings of any of the Company Entities; provided, however, that (x) the foregoing exclusions in (i), (ii), (iii), (iv) and (v) shall not apply to the extent such changes or effects have a materially disproportionate adverse effect on the Company Entities, taken as a whole, as compared to other independent natural gas storage businesses in the United States or Canada, and (y) the underlying cause of any decrease or change referred to in clause (vi), (ix) or (xi) (if not otherwise falling within any of clauses (i) through (xiv) above) may be taken into account in determining whether there is a "Material Adverse Effect" or (b) the ability of Swan Sponsor, ManagementCo or the Company to perform their respective obligations under or arising out of this Agreement.

        "Material Contracts" means any contract, arrangement, commitment or understanding in effect on the date hereof or entered into after the date hereof that is a (a) "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC and/or that has been filed (or incorporated by reference) as an exhibit to a Company SEC Report, (b) (i) interconnection agreement with a third-party pipeline, (ii) Storage Agreement (including agreements for Customer Cushion Gas or any other gas storage agreement), (iii) interconnection agreement with an end-use customer of natural gas or (iv) any contract not otherwise within the definition of "Material Contract," in each case under this clause (iv) that involves (A) commitments by any Company Entity for terms of twelve (12) months or longer that involve annualized payments of more than $250,000 or (B) payment of more than $500,000 in the aggregate, and in the case of the foregoing (b)(iv)(A), are not terminable by their terms, without penalty, on thirty (30) days or less notice; (c) contract that contains a covenant not to compete restricting any Company Entity from competing or engaging in any line of business; (d) contract, arrangement, commitment or understanding under which any Company Entity has (i) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) any Indebtedness, (ii) granted a Lien (other than a Permitted Encumbrance) on its assets, whether tangible or intangible, to secure such Indebtedness, or agreed to any restriction or limitation on distributions, dividends or return on equity, or extended credit to any Person in an amount, individually or in the aggregate, in excess of $250,000 of committed credit (excluding trade receivables in the ordinary course of business) or (iii) any indemnity out of the ordinary course, any guaranty of performance, or any agreement to provide credit support or otherwise make capital contributions, loans or advances; (e) current contract to which any Company Entity is a party for the purchase or sale of any business, corporation, partnership, joint venture or other business organization; (f) contract that involves any Derivative Products; (g) contract not otherwise identified in the preceding (a) - (f) and that involves any obligation of any Company Entity with regard to the purchase, sale or transportation of natural gas; or (h) amendment, supplement, restatement, or other modification relating to any of the foregoing.

        "Member" has the meaning set forth in the LLC Agreement.

        "Membership Interest" has the meaning set forth in the LLC Agreement.

        "Merger" has the meaning set forth in Section 2.1.

        "Merger Consideration" has the meaning set forth in Section 3.1(a).

        "Merger Sub" has the meaning set forth in the preamble hereto.

        "Minimum Cushion Gas" means, with respect to each Swan Facility as of any date, an amount of Cushion Gas necessary to: (a) meet all of the Company's obligations under all Storage Agreements and Optimization Contracts with respect to such Swan Facility from such date through the end of the then-current fiscal year (i.e. through the next succeeding 31st of March) and (b) support the stated Working Gas Capacity set forth on Schedule 1.1(a) opposite the name of such Swan Facility and Cycle Ratio for such Swan Facility, in each case of (a) and (b), consistent with historical operating practices at each Swan Facility; provided, however, that "Minimum Cushion Gas" shall exclude (i) in the case of any date between April 1 and October 31, any Cushion Gas needed to be purchased or otherwise obtained by any of the Company Entities prior to December 1 (the commencement of the normal withdrawal cycle) in a manner and amount consistent with historical business practices of such Company Entities and (ii) Cushion Gas needed to be purchased or otherwise obtained by any of the Company Entities as a result of normal migration of Cushion Gas at the AECO Facilities.

        "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 3(37) of ERISA or within the meaning of the Ontario Pension Benefits Act or comparable pension legislation in Canada, in each case, for which any of the Company Entities or any of its ERISA Affiliates have had an obligation of contribution for the six- (6-) year period preceding the Closing Date, or for which any of the Company Entities or any of its ERISA Affiliates may have any liability, contingent or otherwise.

        "Natural Gas Act" means the Natural Gas Act of 1938.

        "Natural Gas Policy Act" means the Natural Gas Policy Act of 1978.

        "Non-Managing Member" has the meaning set forth in the LLC Agreement.

        "Non-Managing Member Consent" has the meaning set forth in the recitals.

        "Non-Solicit Parties" has the meaning set forth in Section 6.13(a)(i)

        "NYSE" means the New York Stock Exchange.

        "OBA" means any agreement for balancing services with a pipeline interconnected with a Swan Facility.

        "Operating Reports" means each monthly operating report delivered pursuant to Section 6.1(a)(vii), substantially in the form of Exhibit B and including, at a minimum, the information identified in Exhibit B.

        "Optimization Contracts" has the meaning set forth in Section 4.23.

        "Order" means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other agency requirement of any Governmental Authority, or arbitration award.

        "Outstanding" has the meaning set forth in the LLC Agreement.

        "Parent" has the meaning set forth in the preamble hereto.

        "Parent Entities" has the meaning set forth in the preamble hereto.

        "Parent Expenses" has the meaning set forth in Section 10.2(g).

        "Parent Fundamental Representations" means Section 5.1, Section 5.2, Section 5.3(b)(i), Section 5.3(b)(ii) and Section 5.6.

        "Parties" and/or "Party" has the meaning set forth in the preamble hereto.

        "Paying Agent" has the meaning set forth in Section 3.2(a).

        "Permitted Encumbrances" means (a) cashiers', landlords', mechanics', materialmens', carriers', workmens', repairmens', contractors', garagekeepers', builders', operators', processors', landlords' and warehousemens' Liens arising or incurred in the ordinary course of business and consistent with past practices or that are being contested in good faith by appropriate procedures, (b) easements, rights-of-way, covenants, servitudes, licenses, zoning or other similar rights or restrictions in respect of Real Property owned, leased or otherwise held and other similar Encumbrances that, individually or in the aggregate, and do not interfere materially with the ordinary conduct of the business of any of the Company Entities, detract materially from the use, occupancy, value or marketability of title of the assets subject thereto or materially impair the conduct of normal operations of the Swan Facilities, (c) Liens for Taxes or utilities that are not yet delinquent or for Taxes or utilities charges that are being contested, (d) purchase money security interests, Liens arising under conditional sales contracts and equipment leases entered into in the ordinary course of business, (e) terms and conditions of Leases, (f) those Encumbrances and other matters affecting title to the Real Property as described in the Title Policies or that would be disclosed by a physical inspection or a current, accurate survey of the Real Property or an accurate search of the applicable real property records, (g) Liens granted to any lender at the Closing in connection with any financing by Parent of the transactions contemplated hereby, (h) any Encumbrance which the Title Company has insured over in the Title Policies or would be prepared to insure over by means of the Endorsements, (i) any Lien or trust arising in connection with workers' compensation, unemployment insurance, pension or employment laws or regulations which have been filed pursuant to Applicable Laws or which relate to obligations which are not due or delinquent, (j) any reservations, limitations, provisos and conditions in the original grants or transfers from the Crown or any unit of federal, provincial, state or local government of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title, including those provided for in any applicable statute governing title to real property, (k) any Encumbrances imposed by any Applicable Law (including the Mines and Minerals Act (Alberta), Oil and Gas Conservation Act (Alberta), Land Titles Act (Alberta), the Land Titles Act (Ontario) and the Registry Act (Ontario), or any Governmental Authority including the terms, conditions, reservations, limitations and provisos contained in all licenses, permits, registrations, consents, certificates, approvals and authorizations or other instruments granted or issued by any Governmental Authority,

(l) easements, rights of way, servitudes or other similar rights or interests in land, including those relating to the highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electricity, power, telephone or cable television conduits, poles, wires or cables that, individually or in the aggregate, do not interfere materially with the ordinary conduct of the business of any of the Company Entities, detract materially from the use, occupancy, value or marketability of title of the assets subject thereto or materially impair the conduct of normal operations of the Swan Facilities, (m) the regulations and any rights reserved to or vested in any Governmental Authority to control any assets of any Company Entity in any way, and (n) any other Encumbrances set forth on Schedule 1.1(c); provided, however, that Permitted Encumbrances shall not include Encumbrances arising under ERISA.

        "Person" means an individual, corporation, coöperatief, unlimited liability corporation (or company), partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

        "Phantom Unit" means an award granted under any Company LTIP that is accounted for by means of an entry on the books of the Company and which represents the right to receive a Common Unit or a cash payment equal to the value of a Common Unit (as calculated pursuant to the terms of the applicable Company LTIP) at the time of settlement.

        "Potential Contributor" has the meaning set forth in Section 11.6.

        "Pre-Closing Period" means any taxable or fiscal period ending on or before the Closing Date.

        "Prior Bidder" means any Person who has executed a confidentiality agreement, standstill agreement, non-disclosure agreement or other similar agreement with Swan Sponsor or any of its Affiliates with respect to a potential Alternative Proposal prior to the date of this Agreement and after the date that is one (1) year prior to the date of this Agreement.

        "Real Property" means all real property currently owned, leased, subleased or licensed by the Company or any other Company Entity, or in which the Company or any other Company Entity otherwise has an interest, together with all buildings, structures and fixtures located thereon or attached thereto, set forth on Schedule 1.1(d).

        "Real Property Agreement" means and refers to any contracts, leases, licenses (excluding permits) or other legally enforceable agreement relating to or affecting the Real Property and the Swan Facilities.

        "Recipient" has the meaning set forth in the definition of "Transferred Information" herein.

        "Rectification Order" means a final, non-appealable Order of the Court of Queen's Bench of Alberta rectifying the Transaction Agreement made on December 18, 2014 among the Company, AECO Gas Storage Partnership, Niska Gas Transportation Inc. and certain other Company Entities in the manner described in the Originating Notice and supporting Affidavit filed with the Court of Queen's Bench of Alberta subject to such modifications thereto as may be reasonably acceptable to Parent.

        "Release" means any uncontrolled release, spill, emission, overflow, leaking, pumping, pouring, dumping, emptying, discharge, disposing, deposit, injection, escaping, leaching, seepage, infiltration or migration of any Hazardous Material into the environment.

        "Remediation" means, with respect to a Release of Hazardous Materials, any testing, investigation, assessment, study, design, monitoring, cleanup, treatment, removal, response, remediation, corrective action, containment, disposal, closure, passive remediation, natural attenuation or bioremediation, or similar measures that are required by Environmental Laws to be undertaken to address or respond to a Release or to natural resource damages, including payments to appropriate trustees, or the installation and operation of remediation, treatment, or monitoring systems, in each case to the extent undertaken pursuant to Environmental Laws to address any Release.

        "Representative" means with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

        "Required Amendments" means the amendments to those Material Contracts set forth on Schedule 1.1(e).

        "Required Consents" means those consents set forth on Schedule 1.1(f).

        "Retention Plan" means the approved interim period retention plan attached as Exhibit C.

        "Risk Policy" has the meaning set forth in Section 4.25.

        "RTM" has the meaning set forth in Section 2.1.

        "Salt Plains Facility" means the natural gas storage facility owned indirectly by the Company, commonly known and described as Salt Plains.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Short-Term Credit Facility" has the meaning set forth in the recitals hereto.

        "SOX" means the Sarbanes-Oxley Act of 2002.

        "Special Approval" has the meaning set forth in the LLC Agreement.

        "Specified Debt Parking Amount" means any application of the debt parking rules under subsections 80.01(6) to (8) of the Tax Act (and any analogous provincial income tax legislation) that apply with respect to any indebtedness of the Company Entities owned by Parent, the Parent Entities, or any person or partnership that does not deal at arm's length (within the meaning of the Tax Act) with Parent or the Parent Entities.

        "Statutory Plan" means a statutory program that is administered by a Governmental Authority and to which a Company Entity, Swan Sponsor or an Affiliate of Swan Sponsor or a Company Entity is required to make contributions with respect to Business Employees pursuant to applicable social security, workers' compensation, workplace safety insurance or employment insurance legislation.

        "Storage Agreement" means any agreement by which a Company Entity provides gas storage services at a Swan Facility to a third party.

        "Straddle Period" means any taxable or fiscal period that begins before and ends after the Closing Date.

        "Subsidiary" means, with respect to any Person, any entity (including, without limitation, a partnership, limited liability company, corporation, trust, business trust, or any other entity) of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such entity are at any time directly or indirectly owned by such Person.

        "Superior Proposal" means an Alternative Proposal that the Company Board has determined, after consultation with its outside financial and legal advisors (a) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Unitholders that may be required to effect such bona fide Alternative Proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would result in a transaction more favorable to the Unaffiliated Unitholders from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent, whether pursuant to Section 6.13(d)

or otherwise); provided, however, that each of the following requirements and conditions must be satisfied with respect to any Superior Proposal:

  a)
  for purposes of the definition of Superior Proposal, the references to 25% or more in the definition of Alternative Proposal shall be deemed to be references to 85%;

  b)
  a transaction shall not be deemed more favorable to the Unaffiliated Unitholders from a financial point of view than the Transactions solely based on (x) the representations and warranties (and related indemnities) with respect to the businesses of the Company Entities or (y) any other terms relating to Competition Approvals; and

  c)
  in order for an Alternative Proposal to constitute a Superior Proposal, such Alternative Proposal must (x) include greater economic consideration to be paid to each of Swan Sponsor and the Unaffiliated Unitholders than does the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent, whether pursuant to Section 6.13(d) or otherwise) and (y) include an offer to provide financing to the Company on terms (including tenor, amount and interest rate) no less favorable than provided for in the Short-Term Credit Facility.

        "Superior Proposal Notice" has the meaning set forth in Section 6.13(d).

        "Surviving Entity" has the meaning set forth in Section 2.1.

        "Swan Facilities" means the Wild Goose Facility, the Salt Plains Facility and the AECO Facilities.

        "Swan Sponsor" has the meaning set forth in the preamble hereto.

        "Swan Sponsor Benefit Plan" means a Benefit Plan for which all of the following are true: (a) Swan Sponsor or any of its Affiliates may have any liability, contingent or otherwise, with respect to the Benefit Plan (b) Company Entities are not the only employers that are parties to the contract pursuant to which the Benefit Plan is maintained and (c) current and former employees of Company Entities (and their spouses, beneficiaries and dependents) are not the only persons covered under the Benefit Plan.

        "Swan Sponsor Benefit Plan Liabilities" means any liabilities, contingent or otherwise, arising out of or relating to any Swan Sponsor Benefit Plan.

        "Swan Sponsor Common Units" has the meaning set forth in the recitals.

        "Swan Sponsor Fundamental Representations" means Section 4.1, Section 4.2, Section 4.6, Section 4.8(b)(i), Section 4.8(b)(ii), Section 4.21 and Section 4.22.

        "Swan Sponsor Guarantors" means the guarantors under the Swan Sponsor Guaranty.

        "Swan Sponsor Guaranty" means the guaranty agreement in substantially the form set forth on Schedule 3.5(a)(v).

        "Swan Sponsor Section 116 Certificates" has the meaning set forth in Section 3.2(g)(ii).

        "Tax Act" means the Income Tax Act (Canada), R.S.C. (5th Supp.), c. 1, including the regulations promulgated thereunder.

        "Tax Return" means any written or electronic return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed, required to be filed, or required to be prepared and retained in connection with the determination, assessment or collection of any Tax of any Party or the administration of any laws, regulations or administrative requirements relating to any Tax.

        "Taxes" means (1) any taxes, charges, premiums, fees and other assessments imposed by any Governmental Authority, including income, premium, profits, windfall profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, real property, personal property, unclaimed property, customs duties, value added, turnover, sales, goods and services, harmonized sales, use, stamp, leasing, lease, user, excise, import, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar, including, without limitation, Canada Pension Plan Contributions), unemployment, severance, occupation, disability, payroll, employment, estimated, or other tax of any kind whatsoever, whether computed on a separated or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, (2) any liability for the payment of any amounts of the type described in (1) as a result of being a member of a consolidated, combined, unitary or aggregate group for any taxable period, and (3) any liability for the payment of any amounts of the type described in (1) or (2) as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify, reimburse or otherwise assume or succeed to the Tax liability of, any other Person.

        "Termination Date" has the meaning set forth in Section 10.1(d).

        "Third-Party Claim" has the meaning set forth in Section 11.3(a).

        "Title Company" means Chicago Title Insurance Company.

        "Title Policies" means all issued policies of title insurance in favor of the Company or any Company Entity, set forth on Schedule 1.1(g).

        "Transaction Documents" means this Agreement, the Guaranty, the Swan Sponsor Guaranty, the Assignment and Assumption Agreement, the Short-Term Credit Facility and related commitment letter and the other agreements delivered in connection with the Closing in accordance with this Agreement.

        "Transactions" means the Merger, the Managing Member Transfer and the other transactions contemplated by this Agreement.

        "Transfer Taxes" has the meaning set forth in Section 12.6.

        "Transferred Information" means the personal information (namely, information about an identifiable individual other than their business contact information when used or disclosed for the purpose of contacting such individual in that individual's capacity as an employee or an official of an organization and for no other purpose) to be disclosed or conveyed to one Party or any of its representatives or agents (a "Recipient") by or on behalf of another Party (a "Disclosing Party") as a result of or in conjunction with the transactions contemplated herein, and includes all such personal information disclosed to the Recipient prior to the execution of this Agreement.

        "Unaffiliated Unitholder" means a unitholder of the Company other than Swan Sponsor and its Affiliates.

        "Unitholder Consent Period" means the period commencing with the execution and delivery of this Agreement and ending at 11:59 p.m. Eastern Daylight Time on the date that is 45 days from the date of this Agreement.

        "Unitholders' Representative" means Swan Sponsor.

        "Unit Majority" has the meaning set forth in the LLC Agreement.

        "WARN Act" means the United States Federal Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local Applicable Law.

        "Wild Goose Storage Facility" means the natural gas storage facility owned indirectly by the Company, commonly known and described as Wild Goose.

        "Withdrawal of Recommendation" has the meaning set forth in Section 6.13(b).

        "Working Gas Capacity" means, with respect to each Swan Facility, the amount of natural gas set forth on Schedule 1.1(a) opposite the name of such Swan Facility, assuming a normal 151-day winter withdrawal cycle (November through March) and normal operating conditions, including (i) adequate pipeline supply (injection) and takeaway (withdrawal) capacity upstream (injection) and downstream (withdrawal) of such Swan Facility (ii) adequate pressures upstream (injection) and downstream (withdrawal) of such Swan Facility, (iii) there are no planned or unplanned outages at such Swan Facility, (iv) there are no planned or unplanned outages or curtailments upstream (injection) or downstream (withdrawal) of such Swan Facility and (v) the allocation of priorities amongst the pools at such Swan Facility are unconstrained consistent with historical operating practice at each Swan Facility.

        Section 1.2    Headings; References; Interpretation.     In this Agreement, unless a clear contrary intention appears, (a) the singular includes the plural and vice versa, (b) reference to a Person includes such Person's successors and assigns but, in the case of a Party with respect to such Person's capacity as a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity, (c) reference to any gender includes each other gender, (d) any reference to any law also means the rules and regulations promulgated thereunder, (e) reference to any agreement (including this Agreement), document, instrument, law or regulation means such agreement, document, instrument, law or regulation, as amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement, (f) reference to any Schedule, Exhibit, Section or Article means such Schedule, Exhibit, Section or Article of this Agreement, and references in any Schedule, Exhibit, Section, Article or definition to any clause means such clause of such Schedule, Exhibit, Section, Article or definition, (g) "herein," "hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular provision hereof, (h) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation," (i) all references to money refer to the lawful currency of the United States and (j) "currently conducted," "presently conducted," "currently used," "consistent with past practices," "prior to the date hereof" and words of similar import when used to modify the business conducted by any of the Company Entities shall mean the conduct of such business in a manner consistent to produce the financial results reflected in the Company Financial Statements. Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II

THE MERGER AND THE MANAGING MEMBER TRANSFER

        Section 2.1    The Merger.     Subject to the terms and conditions of this Agreement, and in accordance with the Delaware LLC Act, if, at or prior to the Closing, (a) the FTM Condition has been waived in writing by Parent or has been satisfied, then, at the Effective Time, the Company shall be merged with and into Merger Sub (the "FTM"), the separate limited liability company existence of the Company shall cease, and Merger Sub shall continue its existence as a limited liability company under the laws of the State of Delaware as the surviving entity in the FTM or (b) the FTM Condition has not been waived in writing by Parent or satisfied, then, at the Effective Time, Merger Sub shall be merged with and into the Company (the "RTM", and the FTM or the RTM, as the case may be, is referred to herein as the "Merger"), the separate limited liability company existence of Merger Sub shall cease, and the Company shall continue its existence as a limited liability company under the laws of the State of Delaware as the surviving entity in the RTM (the surviving entity in the Merger (whether the FTM or the RTM), is referred to herein as the "Surviving Entity"). Subject to the terms and conditions of this Agreement, at the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger, executed in accordance with the relevant provisions of the Delaware LLC Act (the

"Certificate of Merger"), with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Swan Sponsor and Parent in writing and specified in the Certificate of Merger. The effective time of the Merger (as well as of the Managing Member Transfer) is referred to as the "Effective Time." If the Secretary of State of the State of Delaware requires any changes in the Certificate of Merger as a condition to filing or issuing a certificate that the Merger is effective, the Parties shall execute any necessary revisions incorporating such changes; provided, however, that such changes are not inconsistent with and do not result in any material changes in the terms of this Agreement.

        Section 2.2    The ManagementCo Interests Transfer.     Subject to the terms and conditions of this Agreement, and in accordance with the Delaware LLC Act, at the Effective Time, Swan Sponsor shall sell, transfer and deliver to Parent, and Parent shall purchase, acquire and accept from Swan Sponsor, (a) the ManagementCo Interests (the "ManagementCo Interests Transfer") and (b) the Incentive Distribution Rights (the "Incentive Distribution Rights Transfer," and, together with the ManagementCo Interests Transfer, the "Managing Member Transfer").

        Section 2.3    Closing.     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place electronically not later than 10:00 A.M., local time on the fifth (5th) Business Day following the satisfaction or waiver of all of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time or place as to which Swan Sponsor, the Company and Parent shall agree in writing (the "Closing Date").

        Section 2.4    Consideration for Managing Member.     The aggregate purchase price for the purchases set forth in Section 2.2 is equal to SEVEN MILLION FOUR HUNDRED NINETY SEVEN THOUSAND SIX HUNDRED FORTY ONE DOLLARS ($7,497,641.00) (the "Managing Member Purchase Price"). The Managing Member Purchase Price shall be paid by Parent to Swan Sponsor (or Swan Sponsor's designee) at the Effective Time by wire transfer of immediately available funds to an account designated by Swan Sponsor in writing no later than two (2) Business Days prior to Closing.

        Section 2.5    Organizational Documents of the Surviving Entity.     At the Effective Time, the certificate of formation of Surviving Entity as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of formation of the Surviving Entity and the limited liability company agreement of the Surviving Entity as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Entity, in each case, from and after the Effective Time, until thereafter amended, subject to Section 7.2, in accordance with their terms and Applicable Law.

ARTICLE III

EFFECT ON UNITS AND EXCHANGE OF UNITS

        Section 3.1    Effect of Merger.     At the Effective Time, by virtue of the Merger and without any action on the part of any Party, any Person or any holder of any securities of any Person:

          (a)    Conversion of Common Units.    Subject to Sections 3.1(c) and 3.3, each Outstanding Common Unit as of immediately prior to the Effective Time shall (i) be converted into the right to receive an amount of cash equal to $4.225 without interest (the "Merger Consideration"), (ii) no longer be Outstanding, (iii) automatically be cancelled and (iv) cease to exist, in each case of (ii), (iii) and (iv), subject to the right to receive the Merger Consideration as described herein, and each holder of a Common Unit immediately prior to the Effective Time (whether certificated or non-certificated and represented in book-entry form) shall thereafter cease to be a member of the

    Company or have any rights with respect to such Common Units, except the right to receive the Merger Consideration as described herein.

          (b)    Member Interests of the Surviving Entity.    (i) If the FTM Condition has been waived in writing by Parent or has been satisfied, then (A) the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and (B) the Incentive Distribution Rights and Managing Member Interest shall be canceled without any consideration therefor (for the avoidance of doubt, this clause (B) shall not limit Section 2.4), and (ii) if the FTM Condition has not been waived in writing by Parent or has not been satisfied, then (A) the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall collectively be converted into 100 Common Units in the Surviving Entity, and (B) the Incentive Distribution Rights and Managing Member Interest shall remain issued and outstanding, so that after the Effective Time, in the case of an FTM, Parent, and, in the case of an RTM, Parent and ManagementCo, shall be the holder(s) of all of the issued and outstanding equity of the Surviving Entity.

          (c)    Cancellation of Company-Owned Units and Parent-Owned Units.    Any Membership Interests that are owned immediately prior to the Effective Time by the Company or any of its Subsidiaries, and any Membership Interests (other than the ManagementCo Interest and the Incentive Distribution Rights) owned immediately prior to the Effective Time by Parent or any of its Subsidiaries, in each case, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange for such cancelled Membership Interests.

        Section 3.2    Exchange of Certificates.

          (a)    Paying Agent.    On or prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Company (the "Paying Agent") for the purpose of exchanging Certificates and Book-Entry Units for the Merger Consideration. As soon as reasonably practicable after the Effective Time, but in no event more than three (3) Business Days following the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each holder of record of Common Units immediately prior to the Effective Time an appropriate and customary letter of transmittal and instructions for use in such exchange (each such letter, a "Letter of Transmittal").

          (b)    Exchange Fund.    At or prior to the Closing (and in any event prior to the filing of the Certificate of Merger), Parent shall deposit (or cause to be deposited) with the Paying Agent, for the benefit of the holders of Common Units, an amount of cash in U.S. dollars sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 3.1(a). All cash deposited with the Paying Agent is referred to as the "Exchange Fund." The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid pursuant to this Article III out of the Exchange Fund. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, however, that (i) no such investment or losses thereon shall affect the Merger Consideration payable to holders of Common Units entitled to receive such consideration, and Parent shall promptly cause to be provided additional funds to the Paying Agent for the benefit of holders of Common Units entitled to receive such consideration in the amount of any such losses, and (ii) such investments shall be in obligations of, or guaranteed by, the United States of America or rated A-l or P-l or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investment shall be payable to the Surviving Entity.

          (c)    Exchange.

              (i)  Each holder of a certificate (a "Certificate") that immediately prior to the Effective Time represented an outstanding Common Unit, upon surrender to the Paying Agent of an executed Letter of Transmittal, a Certificate and such other documents as may reasonably be required by the Paying Agent, shall be entitled to receive in exchange therefor the amount of the Merger Consideration that such holder has the right to receive pursuant to this Article III. The Paying Agent shall (and Parent shall instruct the Paying Agent to) pay the Merger Consideration with respect to each such Certificate as promptly as practicable by mail or wire transfer of immediately available funds after receipt by the Paying Agent of such Certificate and Letter of Transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. The Merger Consideration paid upon surrender of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Units formerly represented by such Certificates.

             (ii)  Notwithstanding anything to the contrary contained in this Agreement, (A) no holder of Common Units held in book-entry form ("Book-Entry Units") shall be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III and (B) the Paying Agent shall (and Parent shall instruct the Paying Agent to) promptly deliver to each holder of a Book-Entry Unit the Merger Consideration for each of such holder's Book-Entry Units. The Merger Consideration paid in respect of each Book-Entry Unit shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Units formerly represented by such Book-Entry Units.

            (iii)  If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Unit or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

          (d)    No Further Transfers.    From and after the Effective Time, there shall be no further registration on the books of the Company of transfers of Common Units that have been converted into the right to receive the Merger Consideration pursuant to this Article III. From and after the Effective Time, the holders of Common Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement. If, after the Effective Time, Certificates are presented to the Paying Agent or Parent, they shall be marked cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III. In the event of a transfer of ownership of any Common Units prior to the Effective Time that has not been registered in the transfer records of the Company, the Merger Consideration payable in respect of such Common Units shall be paid to the transferee of such interest if the Certificate or Book-Entry Unit that previously represented such Common Unit is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer Taxes have been paid.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains unclaimed by the holders of Common Units on the first anniversary of the Effective Time shall be returned to the Surviving Entity, upon demand, and any such holder who has not exchanged its Common Units for the Merger Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to the Surviving Entity as general creditor thereof for delivery of the Merger Consideration in respect of such holder's Common Units. Any Merger Consideration remaining unclaimed by holders of Common Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of Parent or an Affiliate of Parent designated by Parent, free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company or any of their respective Affiliates shall be liable to any holder of Common Units for any Merger Consideration duly delivered to a public official pursuant to Applicable Laws regarding abandoned property.

          (f)    Lost, Stolen or Destroyed Certificates.    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against the Surviving Entity with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of each of the Common Units represented by such Certificate as contemplated by this Article III.

          (g)    Withholding Taxes.

              (i)  The Parties, their Affiliates and the Paying Agent shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or under any provision of Applicable Law regarding Taxes (including, without limitation, any amounts required to be deducted and withheld from amounts otherwise payable to Swan Sponsor, any Company Entity or any of their successors or assigns, if any such Person fails to provide a properly completed and executed FIRPTA Certificate with respect to such Person (or, if such Person is disregarded as an entity separate from another Person, such other Person)). To the extent amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. Each Party (and their Affiliates and agents) shall use commercially reasonable efforts to: (i) reasonably in advance of the Closing Date, determine whether an amount is required to be deducted or withheld by it pursuant to this Section 3.2(g), (ii) promptly notify the Company and the recipient of the payment that is believed to be subject to deduction or withholding of any such requirements, which notice shall include a reasonable description of the basis on which such amount is required to be deducted or withheld under Applicable Law, and (iii) cooperate with the Company and the recipient of such payment to reduce the amount required to be deducted or withheld to the extent permissible under Applicable Law. For the avoidance of doubt, notwithstanding anything herein to the contrary, Parent shall be entitled to require any Person to provide any certifications required to be delivered to it under Applicable Law (including, without limitation, a FIRPTA Certificate), and to withhold or cause to be withheld any Taxes required to be withheld by Parent under Applicable Law from amounts payable by Parent to any Person that fails to provide such certification, in connection with the transactions contemplated herein.

             (ii)  For the avoidance of doubt, none of the Paying Agent, Parent, Merger Sub nor any Affiliates or agents thereof shall withhold any amounts pursuant to Section 116 of the Tax Act or any rule or regulation thereunder with respect to the ManagmentCo Interests and the Incentive Distribution Rights if Swan Sponsor has delivered to Parent on or before the Closing Date, clearance certificates issued under section 116 of the Tax Act (the "Swan Sponsor Section 116 Certificates") with a certificate limit not less than the portion of the Managing Member Purchase Price allocable to the ManagmentCo Interests and the Incentive Distribution Rights, respectively. If the Merger is completed as the FTM, the Company will apply for a clearance certificate under section 116 of the Tax Act in respect of any "taxable Canadian property" (as defined in the Tax Act and shall include the interests of the Company in Niska Gas Storage Operations LLC and Niska Partners Coöperatief U.A.) that, as a result of such FTM, is the subject of a disposition under the Tax Act (the "Company Section 116 Certificates"). Swan Sponsor and the Company, as applicable, shall use reasonable efforts to obtain the clearance certificates on or prior to the Closing Date. Swan Sponsor and the Company, as applicable, will prepare the filings for any applicable clearance certificate under section 116 of the Tax Act and the Parent (or its tax advisors) shall have the right to review the applications for the Company Section 116 Certificates with respect to, among other things, the allocation of consideration and/or the value of the Company's assets on the date of such FTM. If an amount has to be remitted to the Canada Revenue Agency in order to obtain a Company Section 116 Certificate, Swan Sponsor and not the Company shall be responsible for remitting and paying such amount; provided, however, that to the extent Swan Sponsor remits or pays such an amount, such amount shall not result in a reduction of amounts payable to Swan Sponsor pursuant to this Agreement, including under Section 9.3(i) or Section 12.1(g). If an application for a clearance certificate under section 116 of the Tax Act described in this Section 3.2(g)(ii) by Swan Sponsor or the Company remains outstanding at the Closing Date, then Swan Sponsor, the Company and Parent will enter into an escrow agreement, with Norton Rose Fulbright Canada LLP as the escrow agent, to deal with the escrow and remittance of any applicable withholdings to the Receiver General for Canada, on terms and conditions that are customary for such agreements in Canada, including provisions to delay remittance of any withheld funds if a comfort letter, in a form and substance satisfactory to Parent, acting reasonably, is obtained prior to the date upon which the funds are otherwise required to be remitted to the Receiver General for Canada under the Tax Act.

        Section 3.3    Adjustments.     Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units has been changed into a different number of units or a different class by reason of the occurrence or record date of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction, the Merger Consideration shall be appropriately adjusted to proportionately reflect the effect of such unit dividend, subdivision, reclassification, split, combination, exchange of units or similar transaction and to provide the holders of Common Units and Phantom Units the same economic effect as contemplated by this Agreement prior to such event.

        Section 3.4    No Dissenters' Rights.     No dissenters' or appraisal rights are or shall be available with respect to the Transactions.

        Section 3.5    Closing Deliverables.     At Closing:

          (a)   Swan Sponsor shall deliver to Parent:

              (i)  the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, duly executed by Swan Sponsor;

             (ii)  the resignations of such managers, officers and directors of ManagementCo as are requested by Parent prior to the Closing Date;

            (iii)  the Required Amendments;

            (iv)  the Required Consents;

             (v)  Swan Sponsor Guaranty;

            (vi)  if any Swan Sponsor Section 116 Certificate or Company Section 116 Certificate is pending on the Closing Date, the escrow agreement contemplated by Section 3.2(g)(ii) with respect to such certificate, duly executed by Swan Sponsor and the Company; and

           (vii)  such other documents, instruments and writings as may be reasonably required to be delivered by Swan Sponsor to Parent or Merger Sub at Closing to effect the transactions contemplated by this Agreement.

          (b)   Parent shall deliver to Swan Sponsor (with copies to the Company):

              (i)  the Assignment and Assumption Agreement duly executed by Parent;

             (ii)  if any Swan Sponsor Section 116 Certificate or Company Section 116 Certificate is pending on the Closing Date, the escrow agreement contemplated by Section 3.2(g)(ii) with respect to such certificate, duly executed by Parent and Norton Rose Fulbright Canada LLP; and

            (iii)  such other documents, instruments and writings as may be reasonably required to be delivered by Parent or Merger Sub to Swan Sponsor at Closing to effect the transactions contemplated by this Agreement.

        Section 3.6    Company and Swan Sponsor FIRPTA Certificates.     On the Closing Date, the Company and Swan Sponsor shall deliver to Parent (a) a properly completed and executed FIRPTA Certificate with respect to Company, and (b) a properly completed and executed FIRPTA Certificate with respect to Niska Holdings L.P., Swan Sponsor's sole regarded owner for U.S. federal income tax purposes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SWAN SPONSOR, MANAGEMENTCO AND THE COMPANY

        Except as set forth in the Schedules attached hereto (subject to Section 13.10), as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, Swan Sponsor and ManagementCo hereby jointly and severally represent and warrant, and the Company hereby represents and warrants solely with respect to itself and each Company Subsidiary (to the extent applicable), in each case to Parent as of the date hereof and on the Closing Date as follows:

        Section 4.1    Organization.     Each of Swan Sponsor, ManagementCo and the Company and each of the Company's Subsidiaries is an entity duly organized, formed or incorporated, as applicable, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, formation or incorporation, as applicable, and has all limited liability company, limited partnership, corporate, coöperatief or other entity power, as applicable, required to carry on its business as now being conducted. Each of Swan Sponsor, ManagementCo, the Company and each of the Company's Subsidiaries is duly qualified or licensed to do business in each jurisdiction where such qualification is necessary, except in any such jurisdiction where the failure to be duly qualified or licensed would not materially and adversely affect any of Swan Sponsor's ManagementCo's and the Company's ability to perform their respective obligations under this Agreement.

        Section 4.2    Authorization.     The execution, delivery and performance by each of Swan Sponsor, ManagementCo and the Company of this Agreement and the other Transaction Documents, and the consummation of the Transactions, have been duly authorized by the appropriate management board or manager of Swan Sponsor, ManagementCo and the Company, as applicable. ManagementCo, in its capacity as Manager, has approved and consented to the execution and delivery of this Agreement, and the transactions contemplated hereby, pursuant to Section 14.2(a) of the LLC Agreement. The conflicts committee of the Company Board has (i) determined that the terms of the Merger are fair and advisable and in the best interests of the Company and the Unaffiliated Unitholders, and (ii) by Special Approval in accordance with Section 7.11(a)(i) of the LLC Agreement, approved the execution and delivery of this Agreement by the Company, and, subject to approval of this Agreement by a Unit Majority, the consummation of the transactions contemplated hereby. The Company Board and

ManagementCo have submitted this Agreement to the Non-Managing Members for approval by written consent in accordance with Section 14.3(a) of the LLC Agreement. Immediately following the execution and delivery of this Agreement, Swan Sponsor, in its capacity as a Non-Managing Member of the Company, shall irrevocably and unconditionally, through its vote of the Swan Sponsor Common Units (representing a Unit Majority), approve and consent to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other entity action on the part of Swan Sponsor, ManagementCo or the Company is necessary to authorize the execution, delivery and performance by each of Swan Sponsor, ManagementCo and the Company of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Swan Sponsor, ManagementCo and the Company and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of each of Swan Sponsor, ManagementCo and the Company, enforceable against each of them in accordance with its terms, (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

        Section 4.3    Financial Statements.

          (a)   The audited consolidated financial statements of the Company and its Subsidiaries as of, and for the years ended, March 31, 2015, 2014 and 2013, together with the notes thereto (as set forth in the Company's Form 10-K for the fiscal year ended March 31, 2015, the "Company Financial Statements") (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the financial condition and the results of the operations of the Company and its Subsidiaries, as of the respective dates and for the respective periods indicated. The Company Financial Statements have been prepared in accordance with GAAP and consistent with the internal accounting practices of the Company in all material respects, except as otherwise disclosed in Schedule 4.3(a) or the Company Financial Statements. The Company Financial Statements were prepared from, and are consistent in all material respects with, the books and records of the Company and its Subsidiaries. Swan Sponsor has provided Parent with copies of all material letters from the Company's and its Subsidiaries' auditors to the Company, its Subsidiaries or any board or committee of the foregoing and any material written responses thereto for the periods covered by the Company Financial Statements.

          (b)   The Company (x) has implemented and maintains disclosure controls and procedures and internal control over financial reporting (as defined in in paragraphs (e) and (f), respectively, of Rule 13a-15 of the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended March 31, 2015, and such assessment concluded that such controls were effective. The Company (y) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting, and such disclosures were made in writing by management to the Company's auditors and to the audit committee of the Company Board, a copy of which has previously been made available to Parent in the Data Room. There is no reason to believe that the Company's outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

          (c)   Except as set forth in Schedule 4.3(c), from April 1, 2012 through the date of this Agreement, neither the principal executive officer nor the principal financial officer of Manager has become aware of any fact, circumstance or change that is reasonably likely to result in a "significant deficiency" or a "material weakness" in the Company's internal controls over financial reporting.

          (d)   ManagementCo, as Manager, has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of its code of ethics with respect to any such persons, as required by Section 406(b) of SOX. To the Knowledge of the Company, there have been no violations of provisions of such codes of ethics by any such persons from April 1, 2012 through the date of this Agreement.

        Section 4.4    Company Reports.

          (a)   Since April 1, 2012, the Company and its Subsidiaries have filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all material forms, statements, certifications, reports and other documents required to be filed or furnished by them under the Natural Gas Act, the Natural Gas Policy Act, and the National Pollutant Release Inventory (Canada), as required by the Alberta Energy Regulator and the Alberta Department of Energy, and any other applicable provincial and state public utility laws, regulations and orders (such forms, statements, certifications, reports and other documents filed or furnished since April 1, 2012 and those filed or furnished subsequent to the date hereof, collectively, the "Company Reports"). Each Company Report, as of its filing date (or if amended, as of the date of such amendment), complied or, if not yet filed or furnished, will comply in all material respects with Applicable Law.

          (b)   Since April 1, 2012, the Company and its Subsidiaries have filed or furnished, as applicable, all forms, certifications, reports, registration statements, definitive proxy statements and other documents required to be filed or furnished by them with the SEC under the Securities Act and the Exchange Act (such forms, certifications, reports, registration statements, definitive proxy statements and other documents filed or furnished since April 1, 2012 and those filed or furnished subsequent to the date hereof, collectively, the "Company SEC Reports"). Each of the Company SEC Reports (including any financial statements or schedules included therein), at the time of its filing or being furnished (or if amended, as of the date of such amendment), complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and SOX and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company SEC Reports did not, and any Company SEC Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports.

        Section 4.5    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any material liability or obligation of any nature (whether or not accrued, contingent or otherwise) that would be required to be reflected in, reserved against or otherwise described on a consolidated balance sheet of the Company or in the notes thereto in accordance with GAAP, except those (a) set forth on Schedule 4.5, (b) set forth, disclosed, reflected or reserved against in the Company Financial Statements, (c) incurred since March 31, 2015 in the ordinary course of business or under the Short-Term Credit Facility, (d) incurred under or in accordance with this Agreement and the other Transaction Documents or in connection with the transactions contemplated hereby or thereby or (e) that have been discharged or paid in full.

        Section 4.6    Equity Interest.

          (a)   As of the close of business on June 12, 2015, there are no Membership Interests or other equity securities in the Company issued and outstanding, other than (i) 37,988,724 Common Units, (ii) 1,084,000 Common Units issuable upon the vesting and settlement of outstanding Phantom Units, (iii) the Managing Member Interest, and (iv) the Incentive Distribution Rights. Other than this Agreement, there are no outstanding options, warrants or similar rights to purchase or acquire directly or indirectly any equity interests in the Company (provided that the foregoing does not apply to any option, warrant or similar right granted by any holder of the publicly held Common Units). All outstanding Common Units (including, at the Effective Time, any Phantom Units that have been converted to Common Units), Phantom Units, Managing Member Interests and Incentive Distribution Rights have been duly authorized and validly issued and are fully paid, non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and free of preemptive rights (other than as provided in Sections 5.2 and 5.8 of the LLC Agreement). As of the date of this Agreement, the Company has no Membership Interests or other equity securities reserved for issuance other than 808,081 Common Units reserved for issuance pursuant to outstanding awards under the Company LTIP. As of the date of this Agreement, there are no Membership Interests or other equity securities available for future awards under any of the Company Equity Plans other than under the Company LTIP. The Company has previously made available to Parent in the Data Room a true, correct and complete copy of the Company Charter Documents.

          (b)   Except for this Agreement, the LLC Agreement and the Company LTIP and any awards issued pursuant thereto, (i) there are no outstanding contracts or obligations binding on the Company or any of its Subsidiaries and (ii) as of the date hereof, to the Knowledge of the Company or ManagementCo, there are no outstanding contracts or obligations among any security holders of the Company or any of its Subsidiaries with respect to the equity securities of the Company or any of its Subsidiaries, in each case, (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring any registration for sale of, or (E) granting any preemptive or anti-dilutive rights with respect to, any such equity security.

          (c)   Schedule 4.6(c) sets forth all of the Subsidiaries of the Company, each of which is directly or indirectly wholly-owned by the Company. Other than the Subsidiaries of the Company set forth on Schedule 4.6(c), the Company does not directly or indirectly own any equity interest (whether controlling or otherwise) in any other Person. The equity interests in each of the Subsidiaries of the Company is free and clear of any Encumbrances except for (i) restrictions on transfer arising under Applicable Laws regarding securities, (ii) the applicable terms and conditions of the Charter Documents of such Subsidiary or (iii) Permitted Encumbrances set forth on Schedule 1.1(c). The equity interests in each of the Subsidiaries of the Company have been duly authorized and validly issued in accordance with the Charter Documents of such Subsidiary and are fully paid (to the extent required by the Charter Documents of such Subsidiary) and non-assessable (except as provided by Applicable Law). Except for Permitted Encumbrances set forth on Schedule 1.1(c), as set forth in the Charter Documents of a Subsidiary of the Company, or restrictions on transfer arising under Applicable Laws regarding securities, there are no preemptive or other rights to subscribe for or to purchase and no restrictions upon the voting or transfer of, any interest in any Subsidiary of the Company. Other than this Agreement, there are no outstanding options, warrants or similar rights to purchase or acquire directly or indirectly any equity interests in any Subsidiary of the Company. Swan Sponsor has made available to Parent in the Data Room a true, correct and complete copy of the Charter Documents of each Subsidiary of the Company.

          (d)   The ManagementCo Interests represent all of the equity interest in ManagementCo. Swan Sponsor is the sole member of ManagementCo and the sole record and beneficial owner of the ManagementCo Interests, free and clear of any Encumbrances except for (i) restrictions on transfer arising under Applicable Laws regarding securities and (ii) the applicable terms and conditions of the ManagementCo LLC Agreement. The ManagementCo Interests have been duly authorized and validly issued in accordance with the ManagementCo LLC Agreement and are fully paid (to the extent required by the ManagementCo LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). There are no preemptive or other rights to subscribe for or to purchase and no restrictions upon the voting or transfer of, any interest in ManagementCo. Other than this Agreement, there are no outstanding options, warrants or similar rights to purchase or acquire from ManagementCo or Swan Sponsor any equity interests in ManagementCo. Swan Sponsor has made available to Parent in the Data Room a true, correct and complete copy of the Charter Documents of ManagementCo.

          (e)   ManagementCo is the sole managing member of the Company. ManagementCo is the sole record and beneficial owner of the Managing Member Interest. The Managing Member Interest has been duly authorized and validly issued in accordance with the LLC Agreement and is fully paid (to the extent required by the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). The Managing Member Interest is held free and clear of any Encumbrances except for (i) restrictions on transfer arising under Applicable Laws regarding securities and (ii) applicable terms and conditions of the LLC Agreement.

          (f)    Swan Sponsor is the sole record and beneficial owner of the Swan Sponsor Common Units and the Incentive Distribution Rights free and clear of any Encumbrances except for (i) restrictions on transfer arising under Applicable Laws regarding securities and (ii) applicable terms and conditions of the LLC Agreement.

        Section 4.7    Business of ManagementCo.     ManagementCo has never engaged in or conducted any business or other activities other than acting as the managing member of the Company and owning the Managing Member Interest. ManagementCo has never incurred any Indebtedness, liability or obligations except in connection with or incidental to its performance as managing member of the Company, other than any Indebtedness, liability or obligations not in excess of $50,000 in the aggregate.

        Section 4.8    Consents and Approvals; No Violations.

          (a)   Except for applicable requirements of the HSR Act or the Competition Act, or as set forth on Schedule 4.8(a), there are no material governmental approvals or consents required for the execution, delivery or performance of this Agreement or the consummation by Swan Sponsor, ManagementCo or the Company of the transactions contemplated hereby.

          (b)   The execution, delivery and performance by Swan Sponsor, the Company and ManagementCo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the Charter Documents of Swan Sponsor, the Company or ManagementCo, (ii) assuming compliance with the matters referred to in Section 4.8(a), violate any

  Applicable Law, (iii) except as set forth on Schedule 4.8(b), constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit to which Swan Sponsor, the Company, ManagementCo or any Subsidiary of the Company is entitled under any provision of any agreement or other instrument binding upon Swan Sponsor, the Company, ManagementCo or any Subsidiary of the Company, or (iv) result in the creation or imposition of any Encumbrance on any asset of the Company, except (in the case of each of clauses (ii), (iii) and (iv)) for Permitted Encumbrances or violations, defaults, cancellations, accelerations or losses that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 4.9    Absence of Changes; Material Adverse Effect.     Since March 31, 2015 through the date of this Agreement, (a) the business of the Company Entities has been conducted in the ordinary course, none of the Company Entities has taken any action that, if taken after the date hereof, would have required the consent of Parent pursuant to Sections 6.2(a) or 6.2(c) , and (b) no events have occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 4.10    Real Property,.

          (a)   The Company and the Company Entities have good and valid title to, or a valid leasehold interest in, or sufficient other rights to operate the Company in the ordinary course with respect to, the Real Property, in each case free and clear of all Liens, except for Permitted Encumbrances.

          (b)   Schedule 4.10(b) sets forth a complete and correct list of material Real Property Agreements. Except as set forth in Schedule 4.10(b): (i) each Real Property Agreement is a valid, binding and enforceable obligation of the Company Entity party thereto, and to the Knowledge of Swan Sponsor and the Company, the other parties thereto, and is in full force and effect according to its terms, except as such enforceability and the availability of certain rights and remedies provided for therein may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights, by principles of equity limiting the availability of equitable remedies or the extent to which equitable defenses may be raised, and by other laws and judicial decisions limiting the enforceability of remedial, waiver or other provisions; (ii) the Company is not in default or breach under any Real Property Agreement in any material respect and, to the Knowledge of Swan Sponsor and the Company, no other party thereto is in default or breach under such Real Property Agreement in any material respect; (iii) there are no claims affecting any Real Property Agreement of which Swan Sponsor, the Company or any Company Entity has received written notice, and no Person has given written notice to the Company or any Company Entity of such party's intent to terminate any Real Property Agreement; (iv) no event has occurred that with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Real Property Agreement; (v) as of the Closing Date, all rent, royalty and all other payments or portion thereof then due and payable by the Company or any Company Entity under any Real Property Agreement have been paid in full through the Closing Date; (vi) neither the Company nor any Company Entity is currently participating in any discussions or negotiations regarding termination or material modification or amendment of any material Real Property Agreement; and (vii) the Real Property Agreements and the Real Property constitute all rights in real property necessary to permit the operation of the Swan Facilities as a whole substantially as the Swan Facilities, and each of them, have been operated on or before the date hereof.

          (c)   Neither the Company nor any Company Entity has received written notice of, nor to the Company's Knowledge, is there any (i) violation of any applicable zoning ordinance or other law, regulation or requirement of any Governmental Authority relating to the Real Property or operation of the Swan Facilities, or (ii) action, suit or proceeding (including condemnation proceeding) threatened against the Real Property or any portion thereof. Neither Swan Sponsor, nor any Company Entity has received written notice of any special assessments affecting any of the Real Property for which any Company Entity is liable.

          (d)   The Company and the Company Entities own or have right of possession or use of all tangible personal property used by the Company or the Company Entities in the operation of the Swan Facilities in the ordinary course as presently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. All such tangible personal property is in all material respects adequate for the uses for which it is currently used and is in reasonably good operating condition (subject to (i) normal wear and tear, routine maintenance and repairs, and (ii) casualty and condemnation events occurring after the date of this Agreement).

        Section 4.11    Contracts and Commitments.     Except as a result of the expiration or termination of any Material Contract in accordance with its terms (other than as a result of a breach thereof by Swan Sponsor or any Company Entity) and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Material Contracts is a valid and binding agreement of each Company Entity, and to the Knowledge of the Company the other parties, party thereto and is in full force and effect, (b) no Company Entity, nor to the Company's Knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach of, or default under, the provisions of such Material Contract, (c) no Company Entity has received written notice that it has breached, violated or defaulted under any Material Contract and, to the Company's Knowledge, no party to any Material Contract has threatened to cancel, terminate or modify any Material Contract, and (d) there are no current renegotiations of any amounts paid or payable to any Company Entity under any Material Contracts that involve annualized payments of more than $250,000 or $500,000 in the aggregate, and no Person has made written demand for such renegotiation, in each case, except as set forth on Schedule 4.11. The Company has furnished to Parent or has made available to Parent in the Data Room a true, complete and correct copy of each Material Contract in effect on the date of this Agreement that (x) involves aggregate payments or receipt of funds in excess of $1,000,000 or (y) is included in clauses (a), (b)(i), (b)(iii), (c), (d)(ii) or (e) of the definition of "Material Contracts".

        Section 4.12    Intellectual Property.

          (a)   Except as would not constitute a Material Adverse Effect, the Company and its Subsidiaries either own or have a right to use such patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, computer programs in object code and source code formats, and other intangible intellectual property rights (collectively, "Company Intellectual Property") as are used in the business of the Company and its Subsidiaries as currently conducted. Except as set forth on Schedule 4.12(a), no Company Intellectual Property is subject to any outstanding Order or agreement restricting the use thereof by the Company or such Subsidiary or restricting the licensing thereof by the Company or such Subsidiary to any Person, except for any Order or agreement which would not reasonably be expected (i) to be materially adverse to the Company's or such Subsidiary's use or license of such Company Intellectual Property as currently used or licensed by the Company or such Subsidiary in the ordinary course of business of the Company or such Subsidiary as currently conducted or (ii) to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   No third party has asserted in a writing delivered to the Company or any of its Subsidiaries an unresolved claim that the Company or any of its Subsidiaries is infringing on the Intellectual Property Rights of such third party and, to the Company's Knowledge, no third party is infringing on the Company Intellectual Property, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 4.13    Governmental Licenses and Permits.     Except as set forth on Schedule 4.13, the Company Entities own or possess all material Governmental Licenses that are necessary to own and operate the respective businesses of the Company Entities as currently conducted. Except as indicated on Schedule 4.13, to the Company's Knowledge, (i) each of the Company Entities is in material compliance with the terms and conditions of such Governmental Licenses and (ii) since December 31, 2014, none of the Company Entities has received any written notices that such Company Entity is in violation of any of the terms or conditions of such Governmental Licenses.

        Section 4.14    Litigation; Proceedings.     Except as set forth on Schedule 4.14, (a) there are no material actions, suits, proceedings, hearings, orders, investigations, complaints or claims pending, or to the Company's Knowledge, threatened, against ManagementCo or the Company, and (b) none of the Company Entities is subject to any currently effective material judgment or Order.

        Section 4.15    Compliance with Laws.     Except as set forth on Schedules 4.13 or 4.15, the Company Entities are in material compliance with all Applicable Laws. To the Knowledge of the Company, no written notice has been received by any Company Entity alleging a material violation of or material liability or material potential responsibility under any such Applicable Law which remains unresolved except as set forth on Schedule 4.15.

        Section 4.16    Employees.

          (a)   Except as set forth on Schedule 4.16, (i) during the past three years, none of the Company Entities has experienced material labor disputes or any work stoppages or slowdowns due to labor disagreements or difficulties, and (ii) no Business Employee is employed pursuant to the terms of a collective bargaining agreement or collective agreement or otherwise represented by a labor union, in each case, with respect to such Business Employee's employment by, or provision of services to, any Company Entity. As of the date hereof, there is no labor strike, dispute, work stoppage or slowdown pending, or, to the Company's Knowledge, threatened, against any of the Company Entities. During the past three years, each person who has primarily performed services in connection with the businesses conducted by the Company Entities has been, while performing such services, an employee of a Company Entity.

          (b)   As of the date of this Agreement, Swan Sponsor has delivered to Parent a complete listing of all Business Employees (the "Business Employee List") that lists the following information in respect of each Business Employee:

              (i)  the Business Employee's name, employer, position, title, date of hire and work location;

             (ii)  the Business Employee's status (i.e., full time, part time, temporary, casual, seasonal);

            (iii)  the Business Employee's (A) annualized salary or hourly rate of pay, (B) bonus or other incentive compensation for which he or she is eligible, if any;

            (iv)  the Business Employee's accrued vacation pay and other accrued paid time off, including accrued sick leave credits and any other accrued bank, in each case, that has not been paid;

             (v)  the Business Employee's prior year's actual and current year's target short-term and long-term incentive compensation;

            (vi)  the Benefit Plans in which the Business Employee participates;

           (vii)  the type of work visa or work permit (if any) applicable to the Business Employee; and

          (viii)  whether the Business Employee is on leave of absence and in the case of a Business Employee on leave of absence, the expected return to work date if known by the Company Entities or Swan Sponsor.

        Section 4.17    Employee Benefit Plans.

          (a)   Schedule 4.17(a) lists each Benefit Plan and identifies which Benefit Plans are Company Entity Benefit Plans and which Benefit Plans are Swan Sponsor Benefit Plans.

          (b)   Current and complete copies of all written Benefit Plans as amended to date have been made available to Parent by the Company in the Data Room. Schedule 4.17(b) contains written summaries of all material unwritten Benefit Plans.

          (c)   For each Company Entity Benefit Plan, the Company has made available to Parent in the Data Room, to the extent applicable, copies of (i) the most recent Form 5500 filed with a Governmental Authority, (ii) the trust agreement, insurance policy or other funding vehicle, (iii) all determination letters issued by the IRS, (iv) the most recent summary plan description and summaries of material modifications thereto, (v) any administrative services or investment management agreements and (vi) all material correspondence to and from any Governmental Authority concerning any matter that is still pending.

          (d)   Except as set forth on Schedule 4.17(d) the Company Entity Benefit Plans and the Swan Sponsor Benefit Plans are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with all Applicable Laws and the terms of such Benefit Plans;

          (e)   Except as set forth on Schedule 4.17(e), there have been no prohibited transactions (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Entity Benefit Plan that is subject to Section 406 of ERISA or Section 4975 of the Code which have not been corrected in full with respect to which any material Tax or penalty is due or which are not otherwise exempt under Section 4975(d) of the Code or Section 408 of ERISA;

          (f)    Except as set forth on Schedule 4.17(f), with respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances, in connection with which any of the Company Entities would be subject to any material liability under ERISA, the Code or any other Applicable Law; and

          (g)   The consummation of the transactions contemplated in this Agreement and the other Transaction Documents would not reasonably be expected to result in liability to any of the Company Entities under Title IV of ERISA or similar Applicable Law.

          (h)   Except as specified on Schedule 4.17(h), no Company Entity Benefit Plan and no Swan Sponsor Benefit Plan provides for payment of a benefit, the increase of a benefit amount, forgiveness of indebtedness, the acceleration of contributions or funding, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated herein (whether or not some other subsequent action or event would be required to cause such payment, increase, acceleration or vesting to be triggered).

          (i)    Except as described on Schedule 4.17(i), with respect to the Company Entities, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (either alone or in conjunction with any other event such as termination of employment) result in any payment in relation to United States-based Business Employees that would fail to be deductible under Section 280G of the Code or which would exceed the deduction limits under Section 404 of the Code.

          (j)    Except as required under COBRA or as disclosed on Schedule 4.17(j), none of the Company Entity Benefit Plans and none of the Swan Sponsor Benefit Plans provides medical benefits or life insurance (whether insured or self-funded) benefits beyond retirement or other termination of service to current or former Business Employees or to the beneficiaries or dependants of such current or former Business Employees.

          (k)   Except as set forth on Schedule 4.17(k), there is no litigation, action, proceeding, audit, examination or claim pending, or to the Company's Knowledge, threatened relating to any Benefit Plan (other than routine claims for benefits) that could result in any material liability of any of the Company Entities.

          (l)    No Benefit Plan maintained, sponsored, contributed to or required to be contributed to by any of the Company Entities in the six- (6-) year period preceding the Closing Date, or with respect to which any of the Company Entities or any of its ERISA Affiliate may have any liability (contingent or otherwise) is or has been (i) subject to the minimum funding requirements of Section 412 of the Code or subject to Title IV of ERISA, (ii) a "defined benefit plan" (as defined in Section 3(35) of ERISA) or (iii) a Multiemployer Plan.

          (m)  A Company Entity is the policyholder of any insurance policy that insures life, accidental death and dismemberment or disability benefits for current or former Business Employees by virtue of their current or former employment with a Company Entity.

          (n)   Except as set forth on Schedule 4.17(n), no Benefit Plan maintained, sponsored, contributed to or required to be contributed to by any of the Company Entities in the six- (6-) year period preceding the Closing Date is or has been (i) subject to the minimum funding requirements of Section 412 of the Code or subject to Title IV of ERISA, (ii) a "defined benefit plan" (as defined in Section 3(35) of ERISA) or (iii) a Multiemployer Plan.

          (o)   Except as set forth on Schedule 4.17(o), as of the date of this Agreement and without giving effect to the Retention Plan, all material accrued obligations of the Company Entities, whether arising by operation of law or contract, for compensation and benefits earned or payable for periods ending on or before the Closing Date, including bonuses, accrued vacation and paid leave and benefits under Benefit Plans, and for Taxes and other obligations to any Governmental Authority with respect to such compensation and benefits, have been paid (to the extent the payment of such benefits is required under Applicable Law or a Benefit Plan) or, solely in the case of Company Entity Benefit Plans, adequate accruals for such obligations are reflected on the Company Financial Statements to the extent accrual is required under applicable financial accounting standards.

        Section 4.18    Insurance.     As of the date of this Agreement, Schedule 4.18 sets forth a complete list of each material insurance policy to which any Company Entity is a party, a named insured or otherwise the beneficiary of coverage. To the Company's Knowledge, none of the Company Entities is in breach or default with respect to its current obligations under such insurance policies.

        Section 4.19    Environmental Matters.

          (a)   The Company Entities hold all material Environmental Authorizations that are required by Environmental Laws to operate the business of the Company Entities as currently conducted. All such material Environmental Authorizations are set forth on Schedule 4.19(a).

          (b)   The business of the Company Entities is currently, and for the past three years, has been, operated in material compliance with Environmental Laws and Environmental Authorizations.

          (c)   Except as set forth on Schedule 4.19(c), there are no actions, suits, proceedings, hearings, orders, directives, notices, demands, investigations, complaints or claims pending or, to the

  Company's Knowledge, threatened in writing against any of the Company Entities alleging any material noncompliance with or material liability under any Environmental Law.

          (d)   To the Knowledge of the Company, no Release of Hazardous Material is occurring at, on, or under any site or facility currently owned or operated by the Company Entities, nor has a Release of Hazardous Material occurred at, on, or under any site or facility currently or formerly owned or operated by the Company Entities during their period of ownership or operation, except for any such Release that is not reasonably likely to result in a Material Adverse Effect.

          (e)   To the Company's Knowledge, the Company Entities have made available to Parent for review all current and material environmental reports, notices from and correspondence with Governmental Authorities received or sent by any of the Company Entities on or after March 31, 2015 and prior to the date hereof regarding Hazardous Materials and compliance with or liability under Environmental Laws and Environmental Authorizations relating to the business of the Company Entities.

          (f)    Notwithstanding anything to the contrary herein, this Section 4.19 and, insofar as they relate to Environmental Laws, Environmental Authorizations, Hazardous Materials and Releases, Sections 4.3(a), 4.4(b) and Section 4.5 set forth the sole representations and warranties of Swan Sponsor, ManagementCo and the Company with respect to Environmental Laws, Environmental Authorizations, Hazardous Materials, Releases and any past, present or future liabilities relating thereto.

        Section 4.20    Tax Matters.     Except as set forth on Schedule 4.20:

          (a)   All material Tax Returns required to be filed by or with respect to any of the Company Entities have been timely filed, all such Tax Returns were true and complete in all material respects and were prepared materially in compliance with all Applicable Laws and regulations.

          (b)   All material Taxes due and payable by or with respect to any of the Company Entities have been duly and timely paid in full (whether or not shown on any Tax Return).

          (c)   There are no audits, examinations or proceedings now pending or threatened in writing, against or with respect to any material Tax liability or Tax Return of a Company Entity, nor has any written adjustment with respect to a material Tax Return or written claim for additional material Tax liability of a Company Entity been proposed, other than those assessments that are being contested in good faith.

          (d)   No material Tax Return that relates to or concerns any Company Entity, has been audited or examined by a government or taxing authority for (i) any period after December 31, 2009 or (ii) to the Company's Knowledge, any period after December 31, 2005.

          (e)   There is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of material Taxes relating to any of the Company Entities, and no waiver or extension of time to file any Tax Return relating to the Company Entities has been requested or is currently in effect.

          (f)    All material Taxes required to be withheld and paid by the Company Entities in connection with any amounts paid, owing or credited, or deemed paid or credited, to or for the account of any Person, including any present or former partner, member, employee, shareholder, creditor, independent contractor, Person who is a non-resident of Canada for purposes of the Tax Act, or other Person have been timely withheld and paid to the appropriate Tax authority, all forms required with respect thereto have been properly completed and timely filed, and all Applicable Laws relating to such Taxes have been complied with.

          (g)   The Company is currently, and has been since its formation, properly classified as a partnership for U.S. federal income Tax purposes, and has in effect a valid election under Section 754 of the Code; without limiting the generality of the foregoing, the Company has satisfied the requirements of the exception to classification as a corporation for U.S. federal income tax purposes provided in Section 7704(c) of the Code in each year that the Company has been a "publicly-traded partnership" within the meaning of Section 7704(b) of the Code.

          (h)   There are no Encumbrances (other than Permitted Encumbrances) on the assets of the Company Entities that arose in connection with a failure or alleged failure to pay any Tax when due.

          (i)    The Company Entities do not have any material liability for the Taxes of any other Person as a transferee or successor, by contract, or otherwise.

          (j)    None of the Company Entities have entered into any transaction that is either a "listed transaction" or a "reportable transaction" (both as defined in Treas. Reg. § 1.6011-4 as modified by annually issued revenue procedures and other Internal Revenue Service guidance).

          (k)   No written claim has ever been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to any of the Company Entities have not been filed to the effect that any of the Company Entities may be subject to taxation by that jurisdiction or to the effect that Tax Returns and Taxes relating to the Company Entities are required to be filed and paid in that jurisdiction.

          (l)    None of the Company Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date that otherwise would have been included as an item of income in, or excluded as an item of deduction from, such Company Entity's taxable income for a taxable period (or portion thereof) ending on or before the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) a "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income tax law) executed on or prior to the Closing Date; (iv) an installment sale or open transaction disposition made on or prior to the Closing Date; (v) a prepaid amount received on or prior to the Closing Date; or (vi) any reserve claimed under the Tax Act, the Code or any Applicable Law relating to Taxes.

          (m)  For U.S. federal income tax purposes, Swan Sponsor is disregarded as an entity separate from its sole regarded owner for U.S. federal income tax purposes, Niska Holdings L.P., which is not a "foreign person" for purposes of Section 1445 of the Code and the Treasury Regulations thereunder.

          (n)   Each Company Entity has duly and timely collected, or caused to be collected, any material sales or Transfer Taxes, including goods and services, harmonized sales and state, provincial or territorial sales Taxes, required by Applicable Law to be collected by it and duly and timely remitted to the appropriate Governmental Authority any such amounts required by Applicable Law to be remitted by it.

          (o)   No Company Entity that is a resident of Canada for purposes of the Tax Act has directly or indirectly transferred any property to or supplied any services to or acquired any property or services from a Person with whom it was not dealing at arm's length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services. For all transactions between a Company Entity that is resident in Canada for the purposes of the Tax Act and any non-resident Person with whom such Company Entity was not dealing at arm's length for the purposes of the Tax Act during a taxation year ending on or before the Closing Date or that includes the Closing Date, the Company Entity has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

          (p)   No Company Entity has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

          (q)   None of sections 69, 78, 80 to 80.04, 160 or 191.3, inclusive, of the Tax Act or the equivalent provisions of any comparable legislation of any province or territory of Canada have applied or will apply at any time up to and including the Closing Date to any Company Entity, except for the Specified Debt Parking Amount, and no Company Entity has been subject to the interest deduction limitations as set forth in subsection 18(4) of the Tax Act.

        Notwithstanding anything to the contrary in this Agreement, except to the extent that Taxes are explicitly referenced in any other representation or warranty, the representations and warranties set forth in Section 4.20 and, as applicable, Section 4.3(a) and Section 4.4(b) constitute the sole and exclusive representations and warranties of Swan Sponsor, ManagementCo and the Company relating to Tax matters.

        Section 4.21    Brokerage.     Except as set forth in Schedule 4.21, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made or alleged to have been made by or on behalf of the Swan Sponsor or any Company Entity.

        Section 4.22    Affiliate Transactions.     All contracts, agreements or arrangements between Swan Sponsor or its Affiliates (other than any of the Company Entities), on the one hand, and any Company Entity, on the other hand, will be terminated at or prior to Closing without any loss, liability or expense paid or remaining thereunder on the part of any such Company Entity, except for (i) the Transaction Documents or (ii) as set forth on Schedule 4.22.

        Section 4.23    Optimization.     As of the date of this Agreement, Schedule 4.23 includes all contracts pursuant to which any Company Entity purchases, sells, stores or transports natural gas for its own account ("Optimization Contracts"). The total volume of natural gas each Company Entity is obligated to sell and deliver pursuant to all Optimization Contracts is equal to (a) the total volume of natural gas to which such Company Entity has title free and clear of all Encumbrances other than Permitted Encumbrances and holds in storage at the Swan Facilities plus (b) the total volume of natural gas such Company Entity has the right to acquire free and clear of all Encumbrances other than Permitted Encumbrances under Optimization Contracts. Each Company Entity holds sufficient rights pursuant to all Optimization Contracts for storage and transportation necessary to receive and deliver natural gas at the receipt and delivery points indicated in each Optimization Contract for the purchase or sale of natural gas. The Optimization Contracts are accurately reflected in the Company Financial Statements.

        Section 4.24    Gas in Inventory; Liability for Gas.

          (a)   From March 31, 2015 through the Closing, no Company Entity has sold any of its Native Gas or Injected Cushion Gas. As of the Closing Date, each Swan Facility will have the Minimum Cushion Gas in such Swan Facility.

          (b)   As of Closing, there will be no imbalances under any OBA that would give rise to any right of counterparties thereto to (i) terminate, suspend, or modify the services provided under any OBA, (ii) cash out any such imbalances, or (iii) require any other payments to the counterparties thereto.

          (c)   As of Closing, no Company Entity will have any liability to any third party for any volume of gas or any payment obligations with regard to any gas other than (i) gas then held by the

  Company in the Swan Facilities pursuant to Storage Agreements, (ii) pursuant to the Optimization Contracts or (iii) imbalances under transportation agreements or OBAs that do not give the counterparty thereto the right to terminate, suspend or modify the services provided under such transportation or OBA.

          (d)   Notwithstanding anything to the contrary herein, Section 4.3(a), Section 4.4, Section 4.5, this Section 4.24 and Section 4.23 set forth the sole representations and warranties of Swan Sponsor, ManagementCo and the Company with respect to gas.

        Section 4.25    Risk Policy Compliance.     The Company has adopted a corporate risk policy (the "Risk Policy"), which includes commodities risk policies with respect to risk parameters, limits and guidelines. The Company has furnished or made available to Parent in the Data Room a true and complete copy of the Risk Policy. As of the date of this Agreement, except for exceptions approved in accordance with the Risk Policy, the Company Entities are operating, and all Optimization Contracts and Derivative Products of the Company Entities were entered into, in compliance with the Risk Policy (to the extent applicable) in all material respects.

        Section 4.26    State Takeover Statutes.     The action of the Company Board and the Manager in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby any state takeover laws and any applicable provision of the Company LLC Agreement relating to anti-takeover protections. There is no unitholder rights plan in effect, to which the Company is a party or otherwise bound.

        Section 4.27    Opinion of the Financial Advisor.     The conflicts committee of the Company Board has received the opinion of Greenhill & Co., LLC to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Unitholders is fair, from a financial point of view, to the Unaffiliated Unitholders.

        Section 4.28    Disclaimer.     Except as expressly set forth in this Article IV, none of Swan Sponsor, ManagementCo or the Company makes any representation or warranty, express or implied, at law or in equity, and any such other representations or warranties are hereby expressly disclaimed, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Notwithstanding anything to the contrary, (a) none of Swan Sponsor, ManagementCo or the Company shall be deemed to make to Parent or Merger Sub any representation or warranty other than as expressly made by Swan Sponsor, ManagementCo and the Company in this Article IV and (b) none of Swan Sponsor, ManagementCo or the Company makes any representation or warranty to Parent or Merger Sub with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to Parent or Merger Sub or their respective counsel, accountants or advisors in the Data Room of future distributions, revenues, expenses, expenditures or future results of operations of Swan Sponsor, ManagementCo or the Company or any of their respective Subsidiaries, or (ii) any other information or documents (financial or otherwise) made available to Parent or Merger Sub or their respective counsel, accountants or advisors with respect to Swan Sponsor, ManagementCo or the Company or any of their respective Subsidiaries (except, in the case of this clause (ii), as expressly covered by a representation and warranty contained in this Article IV). Parent and Merger Sub each hereby acknowledge and agree to such disclaimer.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth in the Schedules attached hereto (subject to Section 13.10), Parent hereby represents and warrants to each of Swan Sponsor, ManagementCo and the Company as follows:

        Section 5.1    Organization.     Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite powers required to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where such qualification is necessary, except in any such jurisdiction where the failure to be duly qualified or licensed would not have a materially adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        Section 5.2    Authorization.     The execution and delivery of this Agreement by Parent and Merger Sub and the performance by Parent and Merger Sub of their respective obligations hereunder have been duly authorized. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

        Section 5.3    Consents and Approvals; No Violations.

          (a)   Except for applicable requirements of the HSR Act or the Competition Act, or as set forth on Schedule 4.8(a), there are no governmental or other third-party approvals or consents required for the execution, delivery or performance of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby except, in each case, for those governmental approvals or consents that would not, individually or in the aggregate, have a materially adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

          (b)   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the Charter Documents of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.3(a), violate any Applicable Law, or (iii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit to which Parent or Merger Sub is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Sub or, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        Section 5.4    Litigation; Proceedings.     Except as set forth on Schedule 5.4, there are no material actions, suits, proceedings, hearings, orders, investigations, complaints or claims pending or to Parent's knowledge, threatened against Parent or Merger Sub, except as would not have a materially adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        Section 5.5    Parent Status.     None of Parent, Merger Sub or any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is Under Common Control with, Parent, within the meaning of the HSR Act and the rules promulgated thereunder, owns any Common Units or other equity interests in the Company. Each of Parent and Merger Sub is an Eligible Holder. Parent is not a non-Canadian within the meaning of the Investment Canada Act (Canada).

        Section 5.6    Brokerage.     There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made or alleged to have been made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

        Section 5.7    Financial Ability.

          (a)   Parent has, and will on the Closing Date have, sufficient unrestricted cash on hand to pay the Managing Member Purchase Price and the aggregate Merger Consideration hereunder and to pay all other amounts required to be paid by Parent or Merger Sub at the Closing or thereafter pursuant to the terms of this Agreement, and all of its and its representatives' fees and expenses incurred in connection with the transactions contemplated by this Agreement. Neither Parent nor Merger Sub has any reason to believe that such available cash shall not be available.

          (b)   Concurrently with the execution of this Agreement, the Guarantors have delivered to Swan Sponsor and the Company the duly executed Guaranty. The Guaranty is in full force and effect, as not been amended or modified, and is a legal, valid, binding and enforceable obligation of each of the Guarantors. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of any of the Guarantors under the Guaranty.

        Section 5.8    Due Diligence Review.     Parent and Merger Sub each acknowledge that: (a) it has completed to its satisfaction its own due diligence review with respect to the Company Entities and it is entering into the transactions contemplated by this Agreement based on such investigation, and except for the specific representations and warranties made by Swan Sponsor, ManagementCo and the Company in Article IV, it is not relying upon any representation or warranty of Swan Sponsor, ManagementCo, the Company or any Affiliate thereof or any officer, director, employee, agent or advisor, nor upon the accuracy of any record, projection or statement made available or given to Parent in the performance of such investigation; (b) it has had access to its full satisfaction to the Company Entities and their books and records, contracts, agreements and documents (including Tax Returns and related documents), and their employees, agents and representatives; and (c) it has had such opportunity to seek accounting, legal or other advice or information in connection with its entry into this Agreement and the other documents referred to herein relating to the consummation of the transactions contemplated hereby and thereby as it has seen fit.

ARTICLE VI

PRE-CLOSING COVENANTS

        Section 6.1    Affirmative Covenants.

          (a)   From the date hereof and prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X, except as otherwise provided herein or in any of the Transaction Documents or as required by Applicable Law, and except as otherwise consented to by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Entities shall, and Swan Sponsor shall cause each of the Company Entities to:

              (i)  conduct their respective businesses only in the ordinary course of business;

             (ii)  preserve intact their respective assets, goodwill and relationships with customers, suppliers and other business relations;

            (iii)  continue to maintain in full force and effect all insurance policies funding Company Entity Benefit Plans;

            (iv)  continue to maintain in full force and effect the material insurance policies covering the Company Entities and their respective assets in accordance with their terms, or renew or replace such policies at or prior to expiration;

             (v)  promptly update the Business Employee List from time to time prior to the Closing to ensure its continuing accuracy;

            (vi)  promptly notify Parent in writing after becoming aware of any (A) material inquiries or (B) audits or investigations, in each case, instituted by Governmental Authorities in writing with respect to Taxes of a Company Entity; and

           (vii)  within thirty (30) days after the end of each month, provide to Parent the Operating Reports for such month.

          (b)   From the date hereof and prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X, Swan Sponsor, ManagementCo and the Company shall, and shall cause each other Company Entity to, permit Parent and its authorized representatives, at the sole cost of Parent, reasonable access, during normal business hours and in such manner as not to unreasonably interfere with the operations of the Company Entities, to the properties, books, contracts, and records of the Company Entities (including any properties, books, contracts and records relating to the Company Entities possessed by Swan Sponsor or ManagementCo) and to appropriate officers and employees of the Company Entities as are reasonably identified by Parent. Swan Sponsor and the Company shall have the right to have a representative present at all times during any such inspections, interviews, and examinations; provided that Swan Sponsor, the Company or ManagementCo shall not use such right to unreasonably delay or prohibit Parent's investigation rights under this Agreement. Notwithstanding the foregoing, Parent shall have no right of access to, and Swan Sponsor and the Company shall have no obligation to provide to Parent, information: (i) relating to bids or proposals received from others in connection with the transactions contemplated by this Agreement (or similar or alternative transactions) and information and analyses (including financial analyses) relating to such bids or proposals; (ii) to the extent disclosure of such information may jeopardize the attorney-client privilege or attorney work product protections or would cause or reasonably be expected to cause a loss of trade secret protection; or (iii) any information the disclosure of which would result in a violation of Applicable Law or breach of contract; provided that in the case of clauses (ii) and (iii), Swan Sponsor shall use its commercially reasonable efforts (at the sole cost of Parent) to make appropriate substitute disclosure arrangements with respect to such information. Notwithstanding anything herein to the contrary, neither Swan Sponsor nor any of the Company Entities shall be required to disclose any information to Parent or its Representatives if disclosure of such information would, as reasonably determined by Swan Sponsor acting in good faith, result in a violation of Applicable Law. Any document, correspondence or other information provided pursuant to this Section 6.1(b) may be redacted to remove references to transactions, valuations or similar information. All requests for information made under this Section 6.1(b) shall be directed to the Person designated by Swan Sponsor in a notice delivered to Parent in accordance with Section 13.2. For the avoidance of doubt, Parent will have no right to access any information regarding Swan Sponsor or any of its Affiliates other than as expressly provided for in this Section 6.1(b).

          (c)   Prior to the Closing, Parent and Parent's representatives shall not contact or communicate with any employees, customers, suppliers and other business relations of any of the Company Entities in connection with the transactions contemplated hereby or the business of any of the Company Entities without the prior written consent of Swan Sponsor and the Company, such consent not to be unreasonably withheld. Swan Sponsor, the Company and Parent shall cooperate in seeking the Required Consents and Required Amendments (and Parent shall be permitted to participate) in discussions and negotiations with counterparties regarding any Required Amendment. Upon request by Parent, to the extent such consent is granted, Swan Sponsor and the Company shall use commercially reasonable efforts to facilitate communications between Parent and the employees, customers, suppliers and other business relations (at the sole cost of Parent). Swan Sponsor shall have the right to have a representative present at all times during and participate in any such communication or contact. No communication by Parent or any of its representatives with any employee, customer, supplier or other business relation of any of the Company Entities shall be made by Parent or such representative for the purpose of competing with any Company Entity. Notwithstanding anything herein to the contrary, neither Swan Sponsor nor any of the Company Entities shall be required to consent to or facilitate any such contact or communication if such contact or communication would, as reasonably determined by Swan Sponsor acting in good faith, result in a violation of Applicable Law.

          (d)   Parent and Parent's representatives shall not have access to, and shall not be permitted to conduct any environmental due diligence with respect to any asset of any Company Entity where Swan Sponsor does not have the authority to grant access for due diligence purposes (provided, however, Swan Sponsor shall use its commercially reasonable efforts to obtain permission from any third party to allow Parent and Parent's representatives access to sites leased, subleased or licensed by a Company Entity and used in the current operations of a Company Entity, provided, that Parent agrees to comply with all of third party's company safety and environmental policies). Parent and Parent's representatives shall, if requested by any such third party, enter into customary confidentiality and/or indemnification agreements prior to any physical inspection of any asset of any Company Entity. To the extent Parent or any of Parent's representatives are afforded access to any such site, they will obey all rules and regulations required by the third party granting such access to be observed with respect to such site. Notwithstanding anything to the contrary, neither Parent nor Parent's representatives shall conduct any invasive or destructive surveys, tests or inspections without the prior written consent of Swan Sponsor.

          (e)   Parent shall indemnify and hold harmless Swan Sponsor and the Company and their respective Affiliates and representatives from and against any and all liabilities or Damages arising out of or in connection with any site visits or inspections of the Swan Facilities or any other properties of the Company Entities by Parent and its representatives, including any such site visits or inspections conducted pursuant to Section 6.1(d);

          (f)    Parent shall prepare all necessary forms, notices, and other documents necessary to transfer the existing Governmental Licenses of the Company Entities, including Environmental Authorizations, to Parent. The Company shall use its commercially reasonable efforts to cooperate with Parent (at the sole cost of Parent) in effectuating the transfer of any of the Company's existing Governmental Licenses which are required to be transferred as a result of the transactions contemplated by this Agreement, including by executing any forms, notifications or other documentation as reasonably requested by Parent.

          (g)   All (i) information concerning Swan Sponsor, its Affiliates or any of the Company Entities furnished or provided by or on behalf of the Company, Swan Sponsor or their respective Affiliates to Parent or its representatives (whether furnished before or after the date of this Agreement) and (ii) all communications with any employees, customers, suppliers and other business relations of any of the Company Entities (and any information derived therefrom), shall be "Confidential Information" as defined under, and shall be held subject to, the confidentiality agreement between Riverstone Investment Group LLC and Brookfield Infrastructure Group Corporation, dated as of February 13, 2015 (the "Confidentiality Agreement"); provided, however, that the confidentiality, non-use, non-solicitation and other obligations contained therein shall expire on the latest to occur of (i) the applicable expiration dates set forth in the Confidentiality

  Agreement and (ii) the first anniversary of the date this Agreement is terminated in accordance with Article X.

          (h)   Prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X, the Company and Parent shall use commercially reasonable efforts to obtain the Rectification Order.

          (i)    Prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X, the Company shall reasonably cooperate with Parent (at Parent's sole cost and expense) in Parent obtaining (i) estoppel certificates from the lessors under those Leases set forth on Schedule 6.1(i), in the forms prescribed in such Leases or otherwise in form and substance reasonably acceptable to Parent and (ii) the Endorsements (subject to the payment of premiums, fees and expenses by Parent) and all documents reasonably required by the Title Company for its issuance of the Endorsements, including usual and customary affidavits and statements (without indemnity).

          (j)    Prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X, (i) upon determining that any fact, circumstance or change is reasonably likely to result in a "significant deficiency" or a "material weakness" in the Company's internal controls over financial reporting after the date of this Agreement, Swan Sponsor shall provide to Parent prompt written notice of the same and (ii) upon becoming aware of any material violations of provisions of such codes of ethics by any such persons after the date of this Agreement, the Company shall provide prompt written notice of the same to Parent.

          (k)   No efforts made or actions taken by Swan Sponsor or any of the Company Entities pursuant to Sections 6.1(b), 6.1(c), 6.1(d) , 6.1(f) or 6.1(i) shall require the payment of money or incurrence of obligations by Swan Sponsor or any of the Company Entities; provided, however, that the forgoing shall not excuse performance by Swan Sponsor or the Company under Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f) or 6.1(i) unless Swan Sponsor or the Company has (i) provided notice to Parent of any such expected cost or incurrence of obligations that may be required pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f) or 6.1(i), (ii) given Parent the opportunity to pay such cost or otherwise make Swan Sponsor or the Company whole with respect to such payment of money or incurrence of obligations and (iii) Parent has subsequently failed to pay such cost or otherwise make Swan Sponsor or the Company whole with respect to such payment of money or incurrence of obligations.

        Section 6.2    Negative Covenants.

          (a)   From the date hereof and prior to the earlier to occur of the Closing Date and the date that this Agreement is terminated in accordance with Article X (except as set forth on Schedule 6.2(a), as otherwise provided herein or in any of the Transaction Documents or as required by Applicable Law, Swan Sponsor and the Company Entities shall not (and Swan Sponsor shall cause the Company Entities not to), without the prior consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

              (i)  amend or otherwise change the certificate of incorporation or bylaws or equivalent Charter Documents of Swan Sponsor, ManagementCo or the Company;

             (ii)  amend or modify any of the Charter Documents of any Subsidiary of the Company;

            (iii)  (A) directly or indirectly transfer, sell, pledge, grant, encumber or dispose of shares of capital stock, options, warrants, convertible securities or other rights of any kind to acquire any such shares, or any other equity or ownership interest in any of the Company Entities (for the avoidance of doubt, without restricting any transfer, sale, pledge, encumbrance or disposal of the equity interests of Swan Sponsor or any of its direct or indirect equity holders to the extent any transfer, sale, pledge, encumbrance or disposal will not adversely affect Swan Sponsor approval of this Agreement or its ability to discharge its obligations hereunder); (B) vote in favor of or consent to the issuance, sale, pledge or disposal of shares, partnership interests, partnership units, membership interests, membership units, capital stock, options, warrants, convertible securities or other rights of any kind to acquire any such interests, units, stock, shares or any other equity or ownership interest in ManagementCo, or, solely to the extent that it has the power to do so, in the Company or any of their Subsidiaries; or (C) take any action intended to subject any shares, partnership interests, partnership units, membership interests, membership units, capital stock, options, warrants, convertible securities or other rights of any kind to acquire any such interests, units, stock, shares, or any other equity or ownership in any of the Company Entities to any Encumbrance;

            (iv)  (A) sell, assign, transfer, lease, license or otherwise dispose of any material assets (other than gas assets sold in the ordinary course) owned by any of the Company Entities; (B) have any of the Company Entities make or commit to make any material capital expenditure (other than purchases of gas); or (C) create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness of any of the Company Entities, other than Indebtedness under the Company's revolving credit facility (including any amendment or replacement thereof and any letters of credit issued thereunder) or the Short-Term Credit Facility, or otherwise amend, modify, alter, waive or otherwise change any rights or obligations with respect thereto, including any claims thereunder; except for, in each case of the foregoing clauses (A), (B) and (C), (x) capital expenditures not in excess of $5,000,000 in any fiscal year of the Company, (y) the sale of gas condensate in an amount not to exceed $2,000,000 in any fiscal year of the Company, and (z) Indebtedness included in clause (c) of the definition of "Indebtedness" that becomes outstanding after the date hereof with aggregate principal amount at any time outstanding not in excess of $500,000.

             (v)  enter into, terminate, or amend any collective bargaining agreement;

            (vi)  (A) except in the ordinary course of business, consistent with past practice, as described in the Retention Plan or as required by Applicable Law, increase the compensation or employee benefits of any Business Employee or (B) make any equity award, cash bonus or incentive compensation awards to, or accelerate the vesting or payment of any equity award held by, any Business Employee, in each such case under clause (B) except (w) as described in the Retention Plan, (x) as may be required by Applicable Law, Governmental Authority or the terms of any Benefit Plan as in effect on the date of this Agreement, (y) in conjunction with the hiring of an individual who is hired to replace a Business Employee (which hiring shall be on terms no more favorable in terms of aggregate compensation and benefits than those of the Business Employee who is being replaced), or (z) in the case of short term incentive awards, in the ordinary course of business, consistent with past practice, and not to exceed $4,000,000 in any year;

           (vii)  make or change any Tax election, change any accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement regarding any Tax matters, settle any Tax claim or assessment relating to any Company Entity, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Company Entity, or (without limiting the foregoing) take any other action relating to Taxes, the filing of any Tax Return or the payment of any Tax, in each case, other than in the ordinary course of business and, where applicable, consistent with past practice (unless otherwise required by Applicable Law);

          (viii)  effect any split, combination or reclassification of or redeem, repurchase or otherwise acquire, directly or indirectly, any of the equity interests of any Company Entity;

            (ix)  enter into any employment or severance agreement or any other compensation arrangement binding on any Company Entity, in each case, except as described in the Retention Plan or in conjunction with the hiring of an individual who is hired to replace a Business Employee (which hiring shall be on terms no more favorable in terms of aggregate compensation and benefits than those of the Business Employee who is being replaced);

             (x)  except as may be required as a result of a change in Applicable Law or in GAAP or any interpretation or enforcement thereof, change any of the accounting principles or practices used by any Company Entity;

            (xi)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other restructuring;

           (xii)  allow or cause any Company Entity to acquire (by purchase, merger or otherwise) any equity interest in, or otherwise make any investment in, any other Person (other than a Company Entity), or enter into any joint venture, partnership or similar agreement, other than (A) direct obligations of the United States or Canada or any agency of either of them, or obligations guaranteed by the United States or Canada or any agency of either of them, (B) commercial paper maturing within one year from the date of creation, (C) deposits or bankers acceptances maturing within one year from the date of creation thereof, including certificates of deposit, or (D) deposits in money market funds investing exclusively in investments described in clauses (A), (B) or (C);

          (xiii)  with respect to a material Governmental License, either fail to apply for a renewal, or apply to modify a Governmental License, in either case so as to materially limit or constrain any Company Entities existing operations or future prospects;

          (xiv)  enter into any agreement or amend, modify or terminate any Material Contract to which any Company Entity is a party or by which any of their assets are bound other than in the ordinary course of business consistent with past practices and in accordance with any applicable Governmental Licenses;

           (xv)  seek authorization to modify its service offerings or its rates or material non-rate terms and conditions of any tariffs on file with any Governmental Authority;

          (xvi)  (A) amend or modify the Risk Policy, (B) fail to comply in all material respects with the Risk Policy except for exceptions approved in accordance with the Risk Policy or (C) fail to comply with the Risk Policy in a manner that would reasonably be expected to increase the liability of the Company or to lead to litigation involving the Company;

         (xvii)  amend or modify the Retention Plan;

        (xviii)  sell, transfer, pledge, mortgage or otherwise dispose of or otherwise encumber (other than a Permitted Encumbrance or any Encumbrance that will be released at or prior to Closing) against any of the material assets of the Company Entities other than in the ordinary course of business;

          (xix)  cancel any material debt, settle or waive any material claim or waive any material right pertaining to the business of the Company Entities in an amount, individually, in excess of $250,000 individually or $500,000 in the aggregate; or

           (xx)  agree to take any action prohibited by this Section 6.2(a).

          (b)   Notwithstanding Section 6.2(a), nothing contained herein shall preclude any actions with respect to any Company Entity reasonably necessary to implement actions approved prior to the date hereof by Parent, ManagementCo or the Company, as applicable, on behalf of a Company Entity, including as contemplated by the approved operating budget or annual plan, in each case, as included on Schedule 6.2(b). Notwithstanding anything to the contrary, nothing in Section 6.1 or this Section 6.2 shall limit or restrict Swan Sponsor or any of the Company Entities from taking actions prohibited thereby in response to emergency situations to the extent required in order to protect assets or comply with Applicable Law.

          (c)   From the date hereof until the Closing or termination of this Agreement as provided in Article X, neither Swan Sponsor nor ManagementCo shall make or otherwise allow, any cash distributions with respect to Common Units, the Managing Member Interest or the Incentive Distribution Rights. No Company Entity shall make any payments to Swan Sponsor, ManagementCo, or any of their Affiliates (other than any Company Entity) other than as set forth on Schedule 6.2(c).

        Section 6.3    Reasonable Best Efforts; Cooperation.

          (a)   Each of the Parties shall each use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper and advisable (including voting the Common Units) to consummate the transactions contemplated by this Agreement as promptly as practicable.

          (b)   Without limiting the generality of Section 6.3(a), no Party shall take any action, or permit any of its Affiliates to take any action, to materially diminish the ability of any Party to consummate, or materially delay any Party's ability to consummate, the transactions contemplated hereby, including taking any action that is intended or would reasonably be expected to result in any of the conditions to any Party's obligations to consummate the transactions contemplated hereby to not be satisfied.

          (c)   Swan Sponsor, ManagementCo and the Company shall each use its respective reasonable best efforts to ensure that the conditions set forth in Sections 9.1 and 9.3 are satisfied, insofar as such matters are within the control of any of them. Parent and Merger Sub shall each use its respective reasonable best efforts to ensure that the conditions set forth in Sections 9.1 and 9.2 are satisfied, insofar as such matters are within the control of Parent or Merger Sub.

          (d)   Subject to Section 6.13, ManagementCo shall not rescind its approval of the Merger or this Agreement or otherwise fail to support the consummation of the Transactions. Subject to Section 6.13, Swan Sponsor shall not rescind its vote of the Swan Sponsor Common Units in favor of the Merger and this Agreement or otherwise fail to support the consummation of the Transactions.

          (e)   Swan Sponsor and ManagementCo shall not, shall cause the Company Entities not to and shall use their commercially reasonable efforts to cause their representatives not to, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any membership interest or other voting securities, or any substantial portion of the assets, of the Company Entities (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Swan Sponsor shall not vote the Swan Sponsor Common Units in favor of any such acquisition. Swan Sponsor and the Company Entities shall notify Parent immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. This Section 6.3(e) is subject to Section 6.13.

          (f)    Other than as provided in Section 6.5(a), none of the covenants of Swan Sponsor, ManagementCo or the Company set forth in this Section 6.3 and in Section 6.5 shall require the payment of money by or on behalf of any of them.

        Section 6.4    Public Announcements.     Immediately following the execution hereof, Parent, the Company and Swan Sponsor shall consult with each other regarding the language of and issue a press release or press releases disclosing such action. Thereafter, prior to the Closing, except as otherwise agreed to by the Parties, no Party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby, except (a) to the extent reasonably required in connection with the operation of the business of the Company Entities and in a manner consistent with prior public releases by Parent, the Company or Swan Sponsor or (b) as in the reasonable judgment of such Party may be required by law or in connection with the obligations of a publicly-held company, in which case each of the Parties shall use reasonable efforts to consult with each other with respect to the issuance of a report, statement or press release as to the language of any such report, statement or press release.

        Section 6.5    Regulatory Approval.     Without limiting the generality of Section 6.3:

          (a)   Each Party shall, and shall cause its Affiliates to, use its respective reasonable best efforts to: (i) file (A) a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fifteen (15) Business Days after the date hereof, (B) a request for an advance ruling certificate pursuant to the Competition Act and merger notification filings pursuant to Part IX of the Competition Act with respect to the transactions contemplated hereby within fifteen (15) Business Days after the date hereof, and (C) any other filing or notification required pursuant to any other competition- or antitrust-related legal or regulatory requirements of foreign jurisdictions, commissions or governing bodies ("Antitrust Law"), including the laws related to the CPUC, with respect to the transactions contemplated hereby within fifteen (15) Business Days after the date hereof; (ii) promptly supply any additional information and documentary material that may be requested or required pursuant to any Applicable Law (including the HSR Act, Competition Act, any other Antitrust Law or the laws related to the CPUC); (iii) cause the expiration or termination of the applicable waiting periods under the HSR Act, Competition Act or any other Antitrust Law (including the laws related to the CPUC) as soon as reasonably practicable, (iv) (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated hereby and (y) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated hereby, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transaction; and (v) otherwise obtain all requisite approvals and authorizations for the transactions contemplated hereby under any Applicable Law (including the HSR Act, Competition Act, any other Antitrust Law or the laws related to the CPUC). Parent and Swan Sponsor shall each bear half of all filing fees in connection with this Section 6.5.

          (b)   In connection with this Section 6.5, each of the Parties shall, and shall cause its Affiliates to, use its respective reasonable best efforts to (i) cooperate with the other Party in connection with any filing or submission or in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Party informed in all material respects of any material communication received by such Party (or its Affiliate) from, or given by such Party (or its Affiliate) to, any Governmental Authority, and of any material communication received or given in connection with any proceeding by a private Person, in each case, regarding any of the transactions contemplated hereby; and (iii) to the extent permitted by Applicable Law, permit the other Party to review in advance any material communication given to such Party (or its Affiliate) by, and consult with the other Party in advance of any meeting or conference with, any

  Governmental Authority, including in connection with any proceeding by a private Person. Any information disclosed in connection with this Section 6.5(b) shall be subject to the Confidentiality Agreement and any attorney-client, work product or other privilege.

          (c)   Without limiting the generality of Section 6.5(b), if any objection is asserted with respect to any of the transactions contemplated hereby under any Applicable Law or if any suit is instituted or threatened by any Governmental Authority or other Person challenging any of the transactions contemplated hereby as violative of any Applicable Law, or if a filing pursuant to Section 6.5(a) is reasonably likely to be rejected or conditioned by a Governmental Authority, then, in each case, Parent shall, and shall cause its Affiliates to, use its respective reasonable best efforts to (i) pursue all actions necessary to satisfy any conditions imposed by any Governmental Authority with jurisdiction over the enforcement of any Applicable Law (including the HSR Act, Competition Act, any other Antitrust Law or the laws related to the CPUC) regarding the legality of any of the transactions contemplated hereby; (ii) otherwise resolve such objections or challenges as such Governmental Authority or private Person may have to such transactions, including by vacating, lifting, reversing or overturning any Order (whether temporary, preliminary or permanent) so as to permit consummation of all of the transactions contemplated by this Agreement as soon as practicable and in any event on or prior to the Termination Date; and (iii) notwithstanding anything to the contrary, consent to any reasonable action by Swan Sponsor or any Company Entity taken in connection with this Section 6.5; provided, however, that any such action may, at the discretion of Swan Sponsor or Parent as applicable, be conditioned upon consummation of each of the transactions contemplated herein.

        Section 6.6    Non-Managing Member Consent; Preparation of the Information Statement.     Immediately following the execution and delivery of this Agreement by the Parties, the Company and ManagementCo will, in accordance with the Delaware LLC Act and the LLC Agreement, take all action necessary to seek to obtain the Non-Managing Member Consent. As soon as practicable after receipt of the duly obtained Non-Managing Member Consent, ManagementCo will provide Parent with a facsimile or electronic (.pdf) copy of such Non-Managing Member Consent, certified as true and complete by an executive officer of ManagementCo. If a copy of such Non-Managing Member Consent is not delivered to the Company and Parent within one (1) hour after the execution and delivery of this Agreement, Parent will have the right to terminate this Agreement as set forth in Section 10.1. The Company and ManagementCo will take all actions necessary to seek and obtain the Non-Managing Member Consent in compliance with the Delaware LLC Act and the LLC Agreement. As soon as reasonably practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the Transactions and this Agreement (such information statement, including any amendment or supplement thereto, the "Information Statement"). Parent and the Company shall cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, Parent shall furnish to the Company the information relating to it and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. Each of Parent and the Company shall correct any information provided by it for use in the Information Statement that becomes false or misleading. The Company shall as soon as reasonably practicable notify Parent of receipt of any comments from the SEC with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information and shall provide Parent with copies of all such comments and correspondence. Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response. Promptly after the Company has resolved all comments to the Information Statement to the satisfaction of the SEC staff or after ten (10) calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, the Company shall promptly file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and cause a copy of the Information Statement to be mailed to each Member.

        Section 6.7    Termination of Trading and Deregistration.     At Parent's expense, prior to the Closing Date, the Company and ManagementCo shall use reasonable best efforts to take all actions reasonably necessary under Applicable Laws and rules and policies of the NYSE to enable the delisting by the Company of the Common Units from the NYSE and the deregistration of the Common Units under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

        Section 6.8    Privacy.

          (a)   Each Disclosing Party acknowledges and confirms that the disclosure of Transferred Information is necessary for the purposes of determining if the Parties shall proceed with the transactions contemplated by this Agreement, and that the disclosure of Transferred Information relates solely to the carrying on of the business and the completion of the transactions contemplated by this Agreement.

          (b)   Each Disclosing Party covenants and agrees to, upon request, use reasonable efforts to advise the Recipient of all documented purposes for which the Transferred Information was initially collected from or in respect of the individual to which such Transferred Information relates and all additional documented purposes where the Disclosing Party has notified the individual of such additional purpose, and where required by Applicable Law, obtained the consent of such individual to such use or disclosure.

          (c)   In addition to its other obligations hereunder, Recipient covenants and agrees to: (i) prior to the completion of the transactions contemplated herein, collect, use and disclose the Transferred Information solely for the purpose of reviewing and completing the transactions contemplated by this Agreement, including for the purpose of determining to complete such transactions; (ii) after the completion of the transactions contemplated by this Agreement, collect, use and disclose the Transferred Information only for those purposes for which the Transferred Information was initially collected from or in respect of the individual to which such Transferred Information relates or for the completion of the transactions contemplated by this Agreement, unless (A) the Disclosing Party or Recipient have first notified such individual of such additional purpose, and where required by Applicable Law, obtained the consent of such individual to such additional purpose, or (B) such use or disclosure is permitted or authorized by law, without notice to, or consent from, such individual; (iii) where required by Applicable Law, promptly notify the individuals to whom the Transferred Information relates that the transactions contemplated herein have taken place and that the Transferred Information has been disclosed to Recipient; (iv) return or destroy the Transferred Information, at the option of the Disclosing Party, should the transactions contemplated by this Agreement not be completed; and (v) notwithstanding any other provision herein, where the disclosure or transfer of Transferred Information to Recipient requires the consent of, or the provision of notice to, the individual to which such Transferred Information relates, to not require or accept the disclosure or transfer of such Transferred Information until the Disclosing Party has first notified such individual of such disclosure or transfer and the purpose for same, and where required by Applicable Law, obtained the individual's consent to same and to only collect, use and disclose such information to the extent necessary to complete the transactions contemplated herein and as authorized or permitted by Applicable Law.

          (d)   Recipient shall at all times keep strictly confidential all Transferred Information provided to it, and shall instruct those employees or advisors responsible for processing such Transferred Information to protect the confidentiality of such information in a manner consistent with the Recipient's obligations hereunder and according to Applicable Law.

        Recipient shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective Recipient who have a bona fide need to access such information in order to complete the transactions contemplated by this Agreement.

        Section 6.9    Litigation.     Swan Sponsor and the Company Entities shall give Parent (at the sole cost of Parent) the opportunity to receive information about and provide input into the defense or settlement of any equity holder litigation against the Company Entities, any officers of the Company Entities or the directors of the Company Board relating to any of the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; provided that Swan Sponsor and the Company Entities shall in any event control such defense and/or settlement.

        Section 6.10    Notification of Certain Matters.     From and after the date hereof until the Closing Date, each Party shall promptly notify the other Parties of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the Merger and the other transactions contemplated by this Agreement not to be satisfied on the Closing Date, and (ii) the failure of such Party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the Merger and the other transactions contemplated by this Agreement not to be satisfied on the Closing Date. No delivery of any notice pursuant to this Section 6.10 will cure any breach of any representation or warranty of such Party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

        Section 6.11    Control of Operations.     Without in any way limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company Entities prior to the Closing and (b) prior to the Closing, each of Parent and the Company Entities shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own operations.

        Section 6.12    Section 16 Matters.     Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.13    No Solicitation or Withdrawal of Recommendation.

          (a)    No Solicitation.

              (i)  Except as set forth in Section 6.13(a)(ii) and Section 6.13(a)(iii), the Company, Swan Sponsor and ManagementCo agree that neither they nor any of their Subsidiaries, nor any of their respective officers, managers or directors (including the Company Board) shall, and that they shall instruct and cause their respective Affiliates and Representatives (collectively, the "Non-Solicit Parties") not to, directly or indirectly:

              (A)  initiate, solicit or knowingly facilitate or encourage any inquiries or discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

              (B)  approve, endorse, recommend or enter into any contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar contract concerning an Alternative Proposal (other than negotiating and entering into a confidentiality and standstill agreement in accordance with Section 6.13(a)(iii)) (an "Alternative Acquisition Agreement");

              (C)  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar contract entered into by one or more of the Company, Swan Sponsor or ManagementCo in respect of or in contemplation of an Alternative Proposal (other than to the extent the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this Section 6.13(a)(i)(C) would not be in the best interests of the Company's unitholders);

              (D)  conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

              (E)  furnish any non-public information relating to any of the Company Entities, or afford access to the books or records or Representatives of any of the Company Entities, to any third party that, to the Knowledge of the Company Entities, after consultation with their Representatives, is seeking to or may make, or has made, an Alternative Proposal; or

              (F)  resolve or publicly propose or announce to do any of the foregoing.

             (ii)  Notwithstanding anything to the contrary in this Agreement and subject to the conditions in Section 6.13(a)(iii) and solely in response to an Alternative Proposal made on or after the date of this Agreement by a Person who is not a Prior Bidder or an Affiliate of a Prior Bidder (such Person, an "Eligible Person") and prior to the expiration of the Unitholder Consent Period, the Non-Solicit Parties may, with respect to the Eligible Person that has made such Alternative Proposal:

              (A)  in response to a request therefor by such Eligible Person, provide information or afford access to the books and records or Representatives of any of the Company Entities; and

              (B)  engage or participate in any discussions or negotiations with such Eligible Person (and its Representatives) with respect to such Alternative Proposal.

            (iii)  The Company Entities and Swan Sponsor may not take the actions described in Section 6.13(a)(ii) unless, prior to taking any such action:

              (A)  the Company Entities have (1) received from such Eligible Person an executed confidentiality agreement on terms that are no less restrictive than those contained in the Confidentiality Agreement, excluding any standstill provisions (and compliant with the last sentence of Section 6.13(f)) and (2) disclosed to Parent (and, if applicable, contemporaneously provided copies of) any non-public information to be provided to such

      Eligible Person and any books or records to which such Eligible Person will be afforded access, in each case, to the extent not previously provided or made available to Parent or its Representatives;

              (B)  the Company Board has delivered to Parent written notice prior to taking any such action (1) stating that the Company Board intends to take such action, (2) stating that the Company Board has made the determination set forth in Section 6.13(a)(iii)(C)) and (3) including an unredacted, executed copy of the confidentiality agreement described in Section 6.13(a)(iii)(A)and

              (C)  the Company Board has determined, after consultation with its outside financial and legal advisors, that such Alternative Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

          (b)    No Withdrawal of Recommendation.    Except as set forth in Section 6.13(c), no Non-Solicit Party shall:

              (i)  withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation;

             (ii)  fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to any securities of the Company Entities has been commenced, that the Company Board recommends rejection of such tender or exchange offer;

            (iii)  fail to include the Board Recommendation in the Information Statement distributed to the Unitholders in connection with the Transactions;

            (iv)  approve, adopt or recommend any Alternative Proposal; or

             (v)  resolve or publicly propose to do any of the foregoing (any such prohibited action described in clause 6.13(b)(i) through this clause 6.13(b)(v) being referred to as a "Withdrawal of Recommendation");

provided that the making of any determination of the Company Board (or any committee thereof) to provide, or the provision of, a Superior Proposal Notice in compliance with the terms of this Agreement shall not, in and of itself, be deemed a Withdrawal of Recommendation.

        (c)    Certain Permitted Withdrawals of Recommendation.     Subject to Section 6.13(d), at any time prior to the end of the Unitholder Consent Period, the Company Board may effect, or cause the Company Entities to effect, as the case may be, a Withdrawal of Recommendation if: (i) the Company Board determines that after complying with Section 6.13(d)(i), an Alternative Proposal proposed or offered by an Eligible Person constitutes a Superior Proposal and (ii) the Company Board determines, after consultation with its outside financial and legal advisors, that the Transactions (after taking into account the provision of the Short-Term Credit Facility by an Affiliate of Parent to the Company) are not in the best interests of the Unaffiliated Unitholders.

        (d)    Procedure Prior to Withdrawal of Recommendation.

              (i)  Superior Proposal.    The Company Board shall be entitled to effect, or cause the Company Entities to effect, a Withdrawal of Recommendation in connection with a Superior Proposal (to the extent permitted under Section 6.13(c)), only if (A) the Company shall have delivered to Parent a written notice (a "Superior Proposal Notice") (1) stating that the Company Board intends to take such actions pursuant to Section 6.13(c), and (2) stating that the Company Board has made the determinations set forth in Section 6.13(c)(c)(i) and 6.13(c)(c)(ii) and (3) including an unredacted copy of such Superior Proposal and proposed and unredacted form of any Alternative Acquisition Agreement related to such Superior Proposal, and (B) the Negotiation Period shall have expired. During the five (5) Business Day period commencing on the date of Parent's receipt of such Superior Proposal Notice (such period, the "Negotiation Period") (it being understood and agreed that any material amendment to the terms of a Superior Proposal shall require a new Superior Proposal Notice and a new Negotiation Period), the Company Entities and Swan Sponsor shall engage in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Alternative Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal. Nothing set forth in this Section 6.13(d)(i) shall extend or be deemed to extend the Unitholder Consent Period.

             (ii)  In the event the Parties enter into an amendment to this Agreement during the Negotiation Period and if reasonably requested by Parent, (A) the applicable Company Entities and Swan Sponsor will execute a written consent approving such amendment and (B) the Company and Swan Sponsor will promptly take all action necessary to seek to obtain the written consent of the holders of a Unit Majority approving such amendment substantially in the form of Exhibit D and in compliance with the Delaware LLC Act and the LLC Agreement (such consent, the "Amendment Consent").

          (e)    Certain Permitted Disclosure.    Nothing contained in this Section 6.13 shall be deemed to prohibit the Company Entities and Swan Sponsor from complying with their required disclosure obligations under applicable law with regard to an Alternative Proposal; provided, however, that the Company Board (or any committee thereof) shall not effect any Withdrawal of Recommendation, except in accordance with Section 6.13(c) and Section 6.13(d) and provided, further, that in no event shall any Stop-Look-and-Listen communication contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Withdrawal of Recommendation or to violate this Section 6.13.

          (f)    Notice.    Without limiting anything in this Section 6.13, the Company Entities and Swan Sponsor shall promptly (and, in any event, within 24 hours) notify Parent orally and in writing if any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-public information relating to any of the Company Entities (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Alternative Proposal) are received by, or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with, any of the Company Entities, Swan Sponsor or any of their respective representatives, indicating, in connection with such notice, the material terms and conditions of such discussions, proposals, offers or requests. The Company Entities and Swan Sponsor shall not, and shall cause their respective Subsidiaries and Representatives not to, enter into any contract that would prohibit them from providing the information required to be provided to Parent pursuant to this Section 6.13(f).

ARTICLE VII

POST-CLOSING COVENANTS

        Section 7.1    Further Assurances.     From time to time after the Closing Date, at the request of any Party and at the expense of such Party so requesting, each of the Parties shall execute and deliver to such requesting Party such documents and take such other action as such requesting Party may reasonably request in order to consummate more effectively the Management Member Transfer; provided, however, that no such document or action shall increase any Party's liabilities, nor decrease its rights, under this Agreement.

        Section 7.2    Insurance and Indemnities.

          (a)   Parent shall ensure that all rights to exculpation, indemnification and advancement of expenses existing in favor of any of the current and former members, directors, officers, fiduciaries and employees of any of the Company Entities or Swan Sponsor or its Affiliates (each, an

  "Indemnified Person") that are included in the Charter Documents of any of the Company Entities as of the date of this Agreement shall survive Closing and shall continue in full force and effect for a period of six (6) years after the Closing Date, without amendment or modification, unless otherwise required by Applicable Law, provided, however, that all rights to indemnification in respect of any claim asserted or made during said six- (6-) year period shall continue until the final disposition of such claim.

          (b)   Parent shall provide (or cause to be provided for, which includes the continuation of the current policy) each individual who served as a director or officer of any of the Company Entities at any time prior to the Closing Date other than any director that is an employee of Swan Sponsor or any of its Controlling Affiliates (the "Covered Officers and Directors") with liability insurance with respect to acts or omissions occurring prior to the Closing Date for a period of six (6) years after the Closing Date that is no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Closing Date. Such insurance shall, among other things, (i) not provide for any allocation of the coverage or benefits thereof to any Person other than the Covered Officers and Directors, (ii) provide coverage to the Covered Officers and Directors substantially identical to that which would be provided under a policy covering only "independent" directors of an entity and (iii) contain a no-rescission endorsement or the substantive equivalent thereof.

          (c)   In the event Parent or any of the Company Entities or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or converts into any other Person or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or such Company Entities, as applicable, shall assume the obligations set forth in this Section 7.2.

          (d)   The obligations of Parent and the Company Entities under this Section 7.2 shall not be terminated or modified in such a manner so as to adversely affect any Indemnified Person without the consent of such Indemnified Person (it being expressly agreed that the Indemnified Persons shall be third-party beneficiaries of this Section 7.2). The rights of each Indemnified Person hereunder shall be in addition to any other rights such Indemnified Persons may have under the Charter Documents of any of the Company Entities, under the laws of the State of Delaware or otherwise.

ARTICLE VIII

EMPLOYEES AND EMPLOYEE BENEFITS

        Section 8.1    Compensation and Benefits.

          (a)   With respect to each of the Business Employees whose employment with Parent or its Affiliates (including the Company Entities) continues following the Closing Date other than the employees set forth on Schedule 8.1(a) (the "Continuing Employees"), Parent shall or shall cause its Affiliate to, for a period of six (6) months following the Closing Date, (i) provide a base salary or base hourly wage rate and annual bonus or commission opportunities that are no less favorable than those in effect for the Continuing Employees immediately prior to the Closing Date and (ii) make available a package of employee benefits and supplemental pay that is substantially comparable in the aggregate to the package of employee benefits provided by Buyer and its Affiliates to their similarly situated employees. Nothing in the preceding sentence or any other provision of the Agreement shall be interpreted to interfere with Parent's rights (A) to amend or terminate any of the Benefit Plans after the Closing in accordance with Applicable Laws and each such Benefit Plan's terms; or (B) to hire or terminate the employment of any employee of the Company Entities (including any Continuing Employee).

          (b)   Effective from and after the Closing Date, the Continuing Employees shall be given credit for all purposes under the employee benefit plans, programs, policies and arrangements (other than with respect to any "defined benefit plan" as defined in Section (3)(35) of ERISA or retiree medical benefits) maintained from time to time by Parent or the Company Entities in which the Continuing Employees participate, for such Continuing Employees' service with any of the Company Entities or their Affiliates including vesting, eligibility and benefit entitlement, to the same extent and for the same purposes that such service was taken into account under a corresponding Benefit Plan as of the Closing Date.

        Section 8.2    Plant Closings and Mass Layoffs.     Swan Sponsor agrees to provide, or shall cause its Affiliates to provide, any required notice under and to otherwise comply with, the WARN Act with respect to employment losses of Business Employees that occur prior to the Closing Date. Parent agrees to provide, or shall cause its Affiliates to provide, any required notice under and to otherwise comply with, the WARN Act with respect to employment losses of Business Employees that occur on or after the Closing Date. Swan Sponsor and Parent will cooperate and use their reasonable endeavors to provide data to each other to assist both Swan Sponsor and Parent in ascertaining their obligations under the WARN Act in connection with the transactions contemplated by this Agreement and Parent and its Affiliates shall take no post-Closing action that will cause any pre-Closing employment loss to have been subject to notice requirements under the WARN Act.

        Section 8.3    Termination of Participation in Swan Sponsor Benefit Plans.     Effective as of and contingent upon the Closing, Swan Sponsor shall take such actions as are necessary to cause the Company Entities to terminate their participation as adopting employers of any Swan Sponsor Benefit Plans.

        Section 8.4    No Third-Party Beneficiaries.     The provisions of this Article VIII are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any employee of any of the Company Entities or other current or former employee of Swan Sponsor or Parent or any of their Affiliates or any labor representative of the employees of the Company Entities), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Article VIII) under or by reason of any provision of this Agreement. Nothing in this Article VIII shall amend, or be deemed to amend (or prevent the amendment or termination of), any Benefit Plan or any compensation or benefit plan of Swan Sponsor, ManagementCo, the Company or Parent or any of their respective Affiliates. Parent shall have no obligation to continue to employ or retain the services of any employee of the Company Entities for any period of time following the Closing and, except as specifically provided in this Article VIII, Parent shall be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such employees in its absolute discretion.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF THE PARTIES

        Section 9.1    Conditions to Each Party's Obligation.     The respective obligation of each Party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which may be waived in writing, in whole or in part, by the Parties acting jointly to the extent permitted by Applicable Law:

          (a)   no Applicable Law or Order issued by any court or Governmental Authority that prohibits or makes illegal the consummation of the transactions contemplated hereby shall be in effect;

          (b)   any waiting periods applicable to the transactions contemplated hereby under the HSR Act and any extensions thereof shall have expired or been terminated;

          (c)   the Competition Approvals set forth in clause (a) of the definition thereof shall have been received;

          (d)   the approval from the CPUC for the transactions contemplated hereby shall have been obtained;

          (e)   the Non-Managing Member Consent and, if applicable, any Amendment Consents shall have been obtained in accordance with applicable law and the Information Statement shall have been cleared by the SEC and shall have been sent to the Members (in accordance with Regulation 14C of the Exchange Act) at least twenty (20) calendar days prior to the Closing; and

          (f)    the Unitholder Consent Period shall have expired.

        Section 9.2    Conditions to Obligations of Swan Sponsor, ManagementCo and the Company.     The obligations of each of Swan Sponsor, ManagementCo and the Company to consummate the transactions contemplated hereby are further subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived by Swan Sponsor (on behalf of itself and ManagementCo) and the Company, as applicable, in writing, in whole or in part, to the extent permitted by Applicable Law:

          (a)   (i) each of the representations and warranties of Parent set forth in Article V, other than the Parent Fundamental Representations, shall be true and correct in all respects (provided, however, that for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all qualifications as to materiality, material adverse effect or similar words contained in such representations and warranties shall be disregarded) as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), except for failures to be so true and correct in all respects that would not reasonably be expected to have, individually, or in the aggregate, a material adverse effect on Parent's ability to consummate the transactions contemplated by this Agreement, and (ii) the representations and warranties of Parent set forth in the Parent Fundamental Representations shall be true and correct in material all respects (provided, however, that for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all qualifications as to materiality, material adverse effect or similar words contained in such representations and warranties shall be disregarded) as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct in all material respects only on such date);

          (b)   Parent shall have performed in all material respects its obligations under this Agreement required to be performed by Parent at or prior to the Closing Date pursuant to the terms hereof;

          (c)   Parent shall have delivered to Swan Sponsor a certificate as to the satisfaction of the conditions set forth in Sections 9.2(a) and 9.2(b), dated as of the Closing and executed by an officer of Parent; and

          (d)   Parent shall have delivered to Swan Sponsor or its Affiliates each of those items set forth in Section 3.5(b).

        Section 9.3    Conditions to Obligations of Parent.     The obligations of Parent to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the

Closing of the following conditions, any and all of which may be waived by Parent in writing, in whole or in part, to the extent permitted by Applicable Law:

          (a)   (i) each of the representations and warranties of Swan Sponsor, ManagementCo and the Company set forth in Article IV, other than the Swan Sponsor Fundamental Representations, shall be true and correct in all respects (provided, however, that for purposes of determining the accuracy of such representations and warranties, other than the representations and warranties set forth in the penultimate sentence of Section 4.4(b), all qualifications as to Material Adverse Effect, materiality or similar words contained in such representations and warranties shall be disregarded) as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), except for failures to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided, for purposes of this Section 9.3(a)(i), a material adverse effect on the financial condition, business, assets or results of operations of the Company Entities, taken as a whole, shall be deemed to occur if it would be reasonably expected that the Damages suffered by Parent or any Company Entity as a result thereof (after taking into consideration the reasonably likely results of mitigation efforts and insurance coverage) would exceed sixty million dollars ($60,000,000)), and (ii) the representations and warranties of Swan Sponsor, ManagementCo and the Company set forth in the Swan Sponsor Fundamental Representations shall be true and correct in all material respects (provided, however, that for purposes of determining the accuracy of such representations and warranties, all qualifications as to materiality, Material Adverse Effect or similar words contained in such representations and warranties shall be disregarded) as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date);

          (b)   each of Swan Sponsor, ManagementCo and the Company shall have performed in all material respects its obligations under this Agreement required to be performed by such Person at or prior to the Closing Date pursuant to the terms hereof;

          (c)   Swan Sponsor shall have delivered to Parent a certificate as to the satisfaction of the conditions contained in Sections 9.3(a) and 9.3(b), dated as of the Closing and executed by an officer of Swan Sponsor;

          (d)   the Company, Swan Sponsor or its Affiliates shall have delivered to Parent each of those items set forth in Section 3.5(a) and Section 3.6;

          (e)   either (i) the Company shall have obtained and provided to Parent the Rectification Order or (ii) the issue identified in the supporting Affidavit in the Rectification Order shall have been resolved to the satisfaction of Parent, acting reasonably;

          (f)    no Credit Event shall have occurred and no Bankruptcy Proceeding shall have commenced;

          (g)   each Swan Facility shall have the Minimum Cushion Gas in such Swan Facility;

          (h)   no Material Adverse Effect shall have occurred since the date of this Agreement; and

          (i)    if the Merger is completed as the FTM, then (A) the Company shall have provided the Company Section 116 Certificates to Parent in a form and substance acceptable to the Parent, acting reasonably, or (B) a portion of the consideration otherwise payable to Swan Sponsor at Closing that is equal to 25% of the fair market value of all "taxable Canadian property" (as defined in the Tax Act and shall include the interests of the Company in Niska Gas Storage Operations LLC and Niska Partners Coöperatief U.A.) that, as a result of such FTM, is the subject of a disposition under the Tax Act and for which a Company Section 116 Certificate in a form and substance acceptable to the Parent, acting reasonably, has not been delivered prior to Closing shall be subject to escrow and reduction as described in Section 12.1(g).

ARTICLE X

TERMINATION

        Section 10.1    Termination of Agreement.     This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written agreement of Swan Sponsor, the Company and Parent (without the consent of any other Person);

          (b)   by Parent, if neither it nor Merger Sub is in material default of any of its respective obligations hereunder and there has been a breach by Swan Sponsor, ManagementCo or the Company of any of its respective obligations, representations or warranties contained in this Agreement that has not been waived in writing and that renders the conditions set forth in Sections 9.1 or 9.3 incapable of being satisfied by the Termination Date, and, in each case, such breach is not cured (if able to be cured) within thirty (30) Business Days of receipt of notice thereof by Parent to Swan Sponsor;

          (c)   by Swan Sponsor, if it and ManagementCo are not, or by the Company, if it is not, in material default of any of their respective obligations hereunder and there has been a breach by Parent or Merger Sub of any of their respective obligations, representations or warranties contained in this Agreement that has not been waived in writing and that renders the conditions set forth in Sections 9.1 or 9.2 incapable of being satisfied by the Termination Date, and, in each case, such breach is not cured (if able to be cured) within thirty (30) Business Days of receipt of notice thereof by Swan Sponsor or the Company to Parent;

          (d)   by either Swan Sponsor, the Company or Parent if the Closing shall not have occurred on or before the date that is two (2) years following the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to (i) Parent if Parent's or Merger Sub's breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, or (ii) Swan Sponsor if Swan Sponsor's, ManagementCo's or the Company's breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, or (iii) the Company if the Company's breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (e)   by Swan Sponsor or the Company, if all of the conditions set forth in Sections 9.1 and 9.3 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) and Parent or Merger Sub fails to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.3, and Swan Sponsor, ManagementCo and the Company each stood ready and willing to consummate on that date;

          (f)    by Parent, if all of the conditions set forth in Sections 9.1 and 9.2 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) and Swan Sponsor, ManagementCo or the Company fails to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.3, and Parent and Merger Sub each stood ready and willing to consummate on that date;

          (g)   by Parent, if the Company has materially breached any of its obligations under Section 6.13;

          (h)   by Parent, (A) if a copy of the duly obtained Non-Managing Member Consent, certified as true and complete by an executive officer of ManagementCo, has not been delivered to Parent within one (1) hour following the execution and delivery of this Agreement or (B) if copies of duly obtained Amendment Consents, certified as true and complete by an executive officer of ManagementCo, have not been delivered to Parent within 72 hours following the later of (x) the execution and delivery of an amendment of this Agreement and Parent's request to seek to obtain the Amendment Consents, in each case as contemplated by Section 6.13(d);

          (i)    by Parent, if the Company Board has made a Withdrawal of Recommendation; or

          (j)    by the Company, if the Company Board has made a Withdrawal of Recommendation in compliance with Section 6.13 in all material respects; provided that prior to, and as a condition of, any termination of this Agreement by the Company pursuant to this Section 10.1(j), the Company shall have paid the Termination Fee and Parent Expenses to Parent pursuant to Section 10.2.

        Section 10.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made. Except for this Article X, Articles I and XIII, Section 6.1(g) and Section 11.9, upon termination of this Agreement pursuant to Section 10.1, this Agreement shall be of no further force and effect and no Party shall have any further liability or rights hereunder.

          (b)   Notwithstanding Section 10.2(a), termination of this Agreement pursuant to Sections 10.1(b), 10.1(c), 10.1(e) or 10.1(f) shall not in any way limit or restrict the rights and remedies of any Party against any other Party that has violated or breached any of the representations, warranties, agreements or other provisions of this Agreement prior to termination hereof or against any of the Guarantors.

          (c)   In the event of termination of this Agreement by Parent, the Company or Swan Sponsor as provided above in Section 10.1(d), this Agreement (other than this Article X, Articles I and XIII and Section 6.1(g) shall forthwith become void and there shall be no liability on the part of any Party (or their respective officers or directors), except based upon obligations set forth in Section 13.1 and in the immediately preceding sentence, and except that Parent shall thereupon promptly return or destroy (and cause its agents and representatives to return or destroy) to Swan Sponsor all documents (and copies thereof) furnished to Parent by or on behalf of Swan Sponsor or the Company, and Parent shall continue to adhere to the Confidentiality Agreement.

          (d)   In the event Swan Sponsor or the Company, as applicable, terminates this Agreement pursuant to Sections 10.1(c) or 10.1(e), then Parent shall pay the Company an amount equal to Swan Sponsor's, ManagementCo's and the Company's out-of-pocket expenses (including attorney's fees and fees of its financial advisor), in the aggregate, related to this Agreement and the transactions contemplated herein within ten (10) days of such termination. For the avoidance of doubt, the foregoing expenses reimbursement shall not be the sole and exclusive remedy of Swan Sponsor, ManagementCo or the Company.

          (e)   In the event Parent terminates this Agreement pursuant to Section 10.1(b) or 10.1(e), then Swan Sponsor shall pay Parent an amount equal to Parent's out-of-pocket expenses (including attorney's fees and fees of its financial advisor), in the aggregate, related to this Agreement and the transactions contemplated herein within ten (10) days of such termination. For the avoidance of doubt, the foregoing expenses reimbursement shall not be the sole and exclusive remedy of Parent.

          (f)    In the event that this Agreement is terminated by Parent pursuant to Section 10.1(g), Section 10.1(h)(B) or Section 10.1 (i), then the Company shall pay to Parent a termination fee of TWENTY SEVEN MILLION DOLLARS ($27,000,000) (the "Termination Fee") by wire transfer of immediately available funds prior to and, as a condition of, such termination.

          (g)   In the event that this Agreement is terminated by Parent pursuant to, Section 10.1(g), Section 10.1(h)(B) or Section 10.1(i), or by Company pursuant to Section 10.1(j), then (without limiting any obligation of the Company to pay, and in addition to, any fee payable pursuant to Section 10.2(f) or Section 10.2(h), as applicable) the Company shall also pay Parent an amount up to $5 million equal to Parent's out-of-pocket expenses (including attorney's fees and fees of its financial advisor) (the "Parent Expenses"), in the aggregate, incurred in connection with this Agreement and the transactions contemplated herein within ten (10) days of such termination.

          (h)   In the event that this Agreement is terminated by the Company pursuant to Section 10.1(j), then the Company shall pay to Parent the Termination Fee by wire transfer of immediately available funds prior to and, as a condition of, such termination.

          (i)    In the event that the Termination Fee and the amounts due under Section 10.2(g) are paid by the Company in accordance with this Article X, such payments shall be the sole and exclusive remedy of Parent and Merger Sub against the Company Entities and Swan Sponsor for any and all losses, claims, damages, liabilities, costs, fees, expenses, judgments, inquires and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by the Company Entities or Swan Sponsor.

ARTICLE XI

SURVIVAL; INDEMNIFICATION

        Section 11.1    Survival.     Except for as set forth in Article XII, each of the representations or warranties in Articles IV and V and each of the covenants and agreements of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate at Closing, except that (i) Fundamental Representations shall survive until 90 days after the expiration of the applicable statute of limitations (including any applicable extensions and waivers) and (ii) the covenants and agreements of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing in accordance with their respective express terms or for the period of the applicable statute of limitations. Notwithstanding the preceding sentence, any claim for indemnification for any breach of any covenant, agreement, representation or warranty referred to in clause (i) or (ii) of the preceding sentence that is asserted in good faith by written notice (which notice must include reasonable detail regarding the specifics of such breach or inaccuracy, such claim, the basis for indemnification and, to the extent reasonably determinable, an estimate of the amount of Damages suffered) from the Indemnified Party to the Indemnifying Party prior to the expiration of the survival period set forth in clause (i) or (ii) of the immediately preceding sentence, as applicable, shall not thereafter be barred by the expiration of such survival period.

        Section 11.2    Indemnification.

          (a)   Effective at and after the Closing and subject to the other provisions of this Article XI, Swan Sponsor hereby indemnifies Parent and Merger Sub and their successors and permitted assigns against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable attorneys' fees and expenses in connection with any action, suit or proceeding involving a third-party claim) ("Damages") actually suffered by Parent, Merger Sub, any Company Entity or any their successors or permitted assigns to the extent arising out of:

              (i)  any breach of any Swan Sponsor Fundamental Representation;

             (ii)  any breach by Swan Sponsor or an of the Company Entities of any covenant or agreement made or to be performed by Swan Sponsor or any Company Entity pursuant to this Agreement; or

            (iii)  any Swan Sponsor Benefit Plan Liabilities.

          (b)   Effective at and after the Closing and subject to the other provisions of this Article XI, Parent hereby indemnifies Swan Sponsor and its successors and permitted assigns against and agrees to hold each of them harmless from any and all Damages actually suffered by Swan Sponsor, its successors or permitted assigns arising out of:

              (i)  any breach of a Parent Fundamental Representation; or

             (ii)  any breach by Parent or Merger Sub of any covenant or agreement made or to be performed by Parent or Merger Sub pursuant to this Agreement.

          (c)   Subject to Section 11.7, Swan Sponsor's aggregate liability under this Article XI and Article XII shall not exceed NINETY FOUR MILLION SIXTY ONE THOUSAND SIX HUNDRED FIFTY NINE DOLLARS ($94,061,659.00). Subject to Section 11.7, following the Effective Time and excluding the performance and satisfaction of any and all agreements, covenants and obligations of Parent or Merger Sub set forth in Section 3.1 and Section 3.2, Parent's aggregate liability under this Agreement shall not exceed NINETY FOUR MILLION SIXTY ONE THOUSAND SIX HUNDRED FIFTY NINE DOLLARS ($94,061,659.00).

          (d)   Solely for purposes of this Section 11.2, in determining whether any breach has occurred and in determining the amount of any Damages, all representations and warranties that are qualified by materiality or by reference to Material Adverse Effect or similar terms shall be deemed to be not so qualified.

          (e)   Notwithstanding any provision in this Agreement, the Unitholders' Representative shall not be liable to any Person as a result of any action taken (or failure to take any action) in its capacity as Unitholders' Representative.

        Section 11.3    Third-Party Claim Procedures.

          (a)   The Party seeking indemnification under this Article XI (the "Indemnified Party") agrees to give prompt notice in writing to the Party against whom indemnity is to be sought (the "Indemnifying Party") of the assertion of any claim or the commencement of any suit, action or proceeding by any third party ("Third-Party Claim") in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party of a Third-Party Claim that arises within the applicable limitations period set forth in Section 11.1 shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

          (b)   The Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, subject to the limitations set forth in this Section 11.3, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.

          (c)   If the Indemnifying Party shall assume the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 11.3, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third-Party Claim, if the settlement does not expressly unconditionally release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third-Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates and (ii) the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

          (d)   In connection with the defense or prosecution of any Third-Party Claim, each Party shall (i) cooperate, and cause its respective Affiliates to cooperate, in the defense or prosecution of such claim, (ii) furnish or cause to be furnished such documents, records, information and testimony, grant or cause to be granted access to all reasonably requested witnesses, and attend such conferences, discovery proceedings, hearings, trials or appeals, in each case as may be reasonably requested in connection therewith, and (iii) take all reasonable steps to make available to the other Party, upon written request, its former and current employees, other personnel and agents (whether as witnesses or otherwise) to the extent that such persons may reasonably be required in connection therewith. Neither Swan Sponsor nor Parent shall (and each of Swan Sponsor and Parent shall cause its respective Affiliates not to) destroy or dispose of any documents, records or information related to the defense or prosecution of any Third-Party Claim without first using its reasonable best efforts to notify the other Party of the proposed destruction or disposition and giving the other Party the opportunity to take possession of or copy such documents, records or information prior to such destruction or disposition.

        Section 11.4    Direct Claim Procedures.     In the event an Indemnified Party has a claim for indemnity under this Article XI against an Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

        Section 11.5    Calculation of Damages.

          (a)   Notwithstanding anything to the contrary herein, the Indemnifying Party shall not be liable under this Agreement for any (i) consequential, indirect, incidental, special, exemplary or punitive Damages, (ii) Damages for lost profits or opportunities or diminution in value or Damages based on a multiple, or (iii) Damages arising out of changes after the Closing Date in Applicable Law.

          (b)   Each Indemnified Party shall use its reasonable best efforts to mitigate any loss or Damages for which such Indemnified Party seeks indemnification under this Agreement.

          (c)   Each Indemnified Party shall use its commercially reasonable efforts to collect any amounts available under insurance coverage; provided that the foregoing shall have no effect on the Indemnifying Party's obligations under this Section 11.5. To the extent that an Indemnified Party receives any amounts pursuant to any such insurance claim, such Indemnified Party shall pay such amount to the Indemnifying Party; provided that (i) the Indemnifying Party has discharged its obligations to the Indemnified Party in full with regard to the Damages relating to any such insurance claim and (ii) in no event shall the Indemnified Party be obligated to pay over to the Indemnifying Party any amount in excess of the amount received from the Indemnifying Party in relation to such Damages.

        Section 11.6    Assignment of Claims.     If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 11.2 and the Indemnified Party potentially could have recovered all or a part of such Damages from a third party (a "Potential Contributor"), to the extent permitted by applicable law or contract, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

        Section 11.7    Sole and Exclusive Remedy.     After the Closing, except as expressly set forth in this Article XI or Article XII, each Party hereto (on behalf of itself and its successors, permitted assigns and Affiliates) waives, releases and forever discharges any rights, suits, liabilities (including strict liabilities and liabilities under any Applicable Law, including Environmental Laws), demands, actions, claims, (including any claims for equitable or injunctive relief), proceedings, obligations, debts, Damages, losses, costs, expenses, notices of violation, administrative orders, lost profits, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, costs or expenses of any kind or nature (including attorneys' fees, consulting fees and expenses, out-of-pocket costs including court costs and other costs of defense including the costs of investigating any and all threatened claims, suits, actions or proceedings), whether known or unknown, and whether past, present or future (collectively, "Claims"), it or its successors, permitted assigns or Affiliates may have now or in the future against each other Party or any of its Affiliates or its or their respective officers, directors or employees, whether in law or in equity, relating to or arising out of this Agreement. For the avoidance of doubt, the Claims waived, released, and forever discharged by the Parties include any and all claims under any Applicable Law, including Environmental Laws, (whether now or hereinafter in effect) including claims for contribution or other rights of recovery arising out of or relating to the foregoing, including Remediation, non-compliance with Applicable Laws, including Environmental Laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Article XI and Article XII will provide the sole and exclusive remedy for any and all Claims (other than claims arising out of fraud or other criminal acts on the part of any Party, it being understood that fraud shall not include claims arising out of negligent misrepresentation) in connection with this Agreement.

        Section 11.8    Purchase Price Adjustment.     Each Party shall treat all payments made pursuant to this Article XI or Article XII as adjustments to the Managing Member Purchase Price (and, if appropriate, the Merger Consideration paid to Swan Sponsor) for all Tax purposes.

        Section 11.9    No Recourse.     For the avoidance of doubt, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties (or their successors or permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such Party (or its successors or permitted assigns). Except to the extent a Party is a named Party (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, agent, attorney, advisor or representative or Affiliate of any named Party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Parties under this Agreement (whether for indemnification or otherwise) of or for any Claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 11.9 shall limit the obligations or liabilities of any of the Guarantors under the Guaranty or any of the Swan Sponsor Guarantors under the Swan Sponsor Guaranty.

ARTICLE XII

TAX MATTERS

        Section 12.1    Tax Indemnity.

          (a)   Except as otherwise provided in this Agreement, Swan Sponsor shall indemnify and hold Parent Entities and their Affiliates harmless from (i) all liability for and any Claims relating to Taxes of Swan Sponsor for any period and (ii) all liability for and any Claims relating to Taxes of any Person other than a Company Entity for which a Company Entity may be liable by contract, operation of law, or otherwise with regard to, attributable to, or arising with respect to any Pre-Closing Period or the portion of any Straddle Period ending on the Closing Date and (iii) all liability for and any Claims relating to Taxes payable by Parent, Merger Sub or a Company Entity under section 116 of the Tax Act as a result of the transactions contemplated by this Agreement.

          (b)   With respect to a Straddle Period, the portion of Taxes attributable to the portion of such Straddle Period ending on the Closing Date shall be calculated as though the Straddle Period terminated as of the close of business on the Closing Date (provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning immediately after the Closing Date in proportion to the number of days in each period); provided, however, that in the case of a Tax not based on income, receipts, proceeds, profits or similar items, such Taxes shall be equal to the amount of Tax for the Straddle Period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the Straddle Period through the Closing Date and the denominator of which shall be the number of days in the Straddle Period.

          (c)   Parent shall indemnify and hold Swan Sponsor harmless from and against any and all Taxes of, or pertaining or attributable to, the Company Entities with respect to any taxable period or portion of a Straddle Period that begins after the Closing Date.

          (d)   The indemnities provided in this Article XII shall survive the Closing until the date that is seven (7) years from the Closing Date.

          (e)   Swan Sponsor's liability pursuant to this Article XII shall be subject to the limitations set forth in Section 11.2(c).

          (f)    The amount of any refunds actually received (plus any interest received from a taxing authority attributable to such refund) by a Company Entity after the Closing of any Taxes described in Section 12.1 above or Taxes which are paid directly by Swan Sponsor (and which do not constitute part of the Merger Consideration and which are not put into escrow under Section 9.3(i)) to obtain a Company Section 116 Certificate, to the extent such amounts were actually indemnified and paid or otherwise borne by Swan Sponsor or its Affiliates pursuant to this Agreement, shall be for the account of Swan Sponsor. The amount of any such refund with respect to any Straddle Period shall be equitably apportioned in accordance with the principles set forth in Section 12.1(b). The Parties shall use commercially reasonable efforts (taking into account that reasonable costs and expenses incurred by Parent, the Company Entities and their Affiliates will be netted from the refunded amount or otherwise reimbursed by Swan Sponsor) to cooperate with each other, at the sole cost and expense of Swan Sponsor, such costs and expenses to be reimbursed on demand, to the extent permissible under Applicable Law, in obtaining and maximizing the amount of any such refunds, and Parent shall forward, and shall cause its Affiliates (including the Company Entities) to forward, to Swan Sponsor any such refund within thirty (30) days after such refund is actually received, net of any reasonable costs or expenses incurred by Parent, a Company Entity or its Affiliates in procuring such refund, including any Taxes actually paid by a Company Entity on such refund of Taxes net of any Tax benefits actually realized by a

  Company Entity (for the avoidance of doubt, in each case, not including the owners of the Company) as a result of the accrual or payment of such refunded Taxes (with the Taxes and Tax benefits being computed based on the applicable federal, state and provincial corporate income tax rates in effect for the year in which the refund is received or the accrual or payment of the refunded Taxes occurred, as applicable), it being understood that Parent, the Company Entities and their Affiliates shall have no obligation to take any action under this Section 12.1(f) that results in any unreimbursed adverse economic consequences to any of the them. For greater certainty, any refund that a Company Entity is legally entitled to but is received by a Parent Entity (or Affiliates of the Parent Entity or the Company Entities) shall be deemed, for the purposes of this Section 12.1(f), to be received by the Company Entity.

          (g)   In the event the Merger is completed as the FTM and amounts are required to be placed into escrow from the consideration otherwise payable to Swan Sponsor pursuant to Section 9.3(i), Swan Sponsor shall be responsible for 100% of any amounts required to be withheld pursuant to Section 116 of the Tax Act as a result of the transfers made by Company pursuant to the FTM. If a Company Section 116 Certificate is received after the Closing Date, 100% of any amounts held in escrow with respect to such Company Section 116 Certificate (other than amounts required to be remitted to the Receiver General for Canada in accordance with the Tax Act) shall be released to Swan Sponsor. In the event that any amounts are remitted to the Receiver General for Canada due to the failure to obtain any Company Section 116 Certificate (or the failure to obtain a clearance certificate with a sufficient certificate limit), then (i) in accordance with this section, Swan Sponsor shall economically bear, and be responsible for, the amounts required to be remitted, and the amounts so remitted shall be a reduction of in the consideration otherwise payable to Swan Sponsor under this Agreement; (ii) Swan Sponsor shall be entitled to prepare any applicable filings with the Canada Revenue Agency to apply for a refund of any such withholdings, and (iii) in accordance with Section 12.1(f), Parent shall, and shall cause its Affiliates, to use commercially reasonable efforts (taking into account that reasonable costs and expenses incurred by Parent, the Company Entities and their Affiliates will be netted from the refunded amount or otherwise reimbursed by Swan Sponsor) to cooperate with Swan Sponsor, at the sole cost and expense of Swan Sponsor, such costs and expenses to be reimbursed on demand in making such filings and, to the extent permissible under Applicable Law, obtaining and maximizing such refund, it being understood that Parent, the Company Entities and their Affiliates shall have no obligation to take any action under this Section 12.1(g) that results in any unreimbursed adverse economic consequences to any of them.

        Section 12.2    Preparation and Filing of Tax Returns.

          (a)   The Unitholders' Representative and its agents shall be entitled to prepare the IRS Form 1065 (and any similar or analogous U.S. state or local partnership income Tax Return) of the Company for any Tax period ending on or before the Closing Date that is due after the Closing Date. If the Unitholders' Representative elects to prepare such a Tax Return, then it shall prepare such Tax Return consistent with past practice (unless otherwise required by Applicable Law) and, not later than thirty (30) days prior to the due date for filing of such Tax Return, deliver a draft of such Tax Return, together with all supporting documentation and work papers, to the Parent for its reasonable review and comment, and Unitholders' Representative shall incorporate any reasonable comments received from Parent. With respect to all other Tax Returns of the Company Entities due after the Closing Date relating to a Pre-Closing Period or Straddle Period (for the avoidance of doubt, including those Tax Returns that Unitholders' Representative does not elect to prepare pursuant to the preceding two sentences), Parent shall cause the Surviving Entity to prepare consistent with past practice (unless otherwise required by Applicable Law) and deliver a copy of any such Tax Return, together with all supporting documentation and work papers, to the Unitholders' Representative and its agents for their reasonable review and comment promptly (in the case of an income Tax Return, not later than thirty (30) days prior to the due date for filing of such Tax Return), and Parent shall incorporate any reasonable comments received from Unitholders' Representative. Parent shall cause the Surviving Entity to (a) cause any Tax Returns prepared pursuant to this Section 12.2(a) to be timely filed as prepared, (b) provide a copy of such filed Tax Return to the Unitholders' Representative and its agents, and (c) promptly provide each Unitholder with any information required to be provided under Applicable Law in a manner and timing consistent with past practice (including, but not limited to, an IRS Form K-1 and any similar form under U.S. state or local or non-U.S. Applicable Law). Swan Sponsor shall pay to Parent an amount equal to the portion of any Taxes reflected on such Tax Returns that are its responsibility pursuant to Section 12.1 no later than the due date of the Tax Return.

          (b)   The Parties and their respective Affiliates shall make reasonable efforts to cooperate fully as and to the extent reasonably requested by the other Parties (including the Unitholders' Representative) in connection with the filing of Tax Returns and any Tax proceeding. Such cooperation shall include the retention and (upon the other Party's request) the provision of records, work papers and information which are reasonably relevant to any such Tax Return or Tax proceeding and explanation of any material provided hereunder.

          (c)   Unless required by applicable Law or except as set forth below, (i) no amended Tax Return with respect to a Pre-Closing Period or Straddle Period shall be filed by or on behalf of a Company Entity without consent of Swan Sponsor (which consent shall not be unreasonably withheld or delayed) if such amended Tax Return or settlement would increase the liability of Swan Sponsor with respect to Taxes, and (ii) no amended IRS Form 1065 (or any similar or analogous U.S. state or local partnership income Tax Return) of the Company for any Tax period ending on or before the Closing Date shall be filed by or on behalf of a Company Entity without consent of Swan Sponsor. Notwithstanding the above, Parent may file or cause to be filed an amended Tax Return (other than a Return described in Section 12.2(c)(ii) above) even if not required by applicable Law without the consent of Swan Sponsor, provided that any additional Taxes resulting therefrom will not be deemed to constitute Taxes that give rise to a liability of Swan Sponsor.

        Section 12.3    Procedures Relating to Indemnification of Tax Claims.     If a claim shall be made by any Taxing authority for which Swan Sponsor is or may be liable pursuant to this Agreement, the Parties shall follow the procedures set forth in Section 11.3.

        Section 12.4    Intended Tax Treatment.     For U.S. federal income tax purposes (and for purposes of any applicable U.S. state or local or non-U.S. Tax that follow the U.S. federal income tax treatment), the Parties intend to treat the Merger and the Managing Member Transfer as though: (a) if the Merger is completed as the FTM, (i) first, Swan Sponsor (or, if Swan Sponsor is disregarded as an entity separate from another Person, such other Person) sold the Managing Member Interest and Incentive Distribution Rights to Parent in exchange for the Managing Member Purchase Price and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes, and (ii) second and immediately thereafter, the Company transferred assets to Parent in exchange for the Merger Consideration and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes, and (iii) third and immediately thereafter, the Company distributed the Merger Consideration to the Members in complete liquidation of Company; or (b) if the Merger is completed as the RTM, (i) with respect to the Members, (A) Swan Sponsor (or, if Swan Sponsor is disregarded as an entity separate from another Person, such other Person) sold the Managing Member Interest and Incentive Distribution Rights to Parent in exchange for the Managing Member Purchase Price and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes, and (B) the Members sold their respective Common Units to Parent in exchange for the Merger Consideration and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes, and (ii) with respect to Parent, the Company distributed all of its assets to the Members and Parent purchased the assets of the Company from the Members in exchange for the Managing Member Purchase Price, the Merger Consideration and any other amounts properly treated as consideration therefor for U.S. federal income tax purposes (together, and as applicable, the "Intended Tax Treatment"). The Parties shall, and shall cause their Affiliates to, (i) report consistently with the Intended Tax Treatment in all Tax Returns unless required to do so by a final determination (as defined in Section 1313 of the Code) or a relevant change, enactment or publication of Applicable Law, and (ii) promptly advise each other regarding the existence of any (A) Tax audit, controversy or litigation related to the Intended Tax Treatment or (B) change, enactment or publication of Applicable Law that such Party believes is relevant to the Intended Tax Treatment and would require such Party to take a position inconsistent with the Intended Tax Treatment. No Party shall take any position in any Tax Return that is inconsistent with the Intended Tax Treatment unless required to do so by a final determination (as defined in Section 1313 of the Code) or a relevant change, enactment or publication of Applicable Law.

        Section 12.5    Purchase Price Allocation.     The Parties shall use commercially reasonable efforts to agree at or prior to Closing on an allocation of the Merger Consideration, the Managing Member Purchase Price and any other amounts properly treated as consideration for U.S. federal income tax purposes (to the extent known at such time) among the assets of Company that complies with the principles of Section 1060 of the Code and U.S. Treasury regulations promulgated thereunder (if agreed and as subsequently adjusted, the "Agreed Allocation"). The Parties shall, and shall cause their Affiliates to, (i) use commercially reasonable efforts to update the Agreed Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the Merger Consideration or Managing Member Purchase Price pursuant to this Agreement, (ii) report consistently with the Agreed Allocation in all Tax Returns unless required to do so by a final determination (as defined in Section 1313 of the Code), and (iii) promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the Agreed Allocation. No Party shall take any position in any Tax Return that is inconsistent with the Agreed Allocation unless required to do so by a final determination (as defined in Section 1313 of the Code).

        Section 12.6    Transfer Taxes.     Notwithstanding any other provision of this Agreement, although the Parties do not necessarily anticipate that any such Taxes will be imposed, Parent and Merger Sub shall be solely responsible for the payment of, and shall reimburse, indemnify, defend and hold harmless all other Parties and their respective Affiliates with respect to, any and all transfer, sales, use, excise, real property transfer, gross receipts, goods and services, purchase, documentary, stamp, registration, retailer occupation or other similar Taxes ("Transfer Taxes") imposed with respect to the transactions contemplated by this Agreement and the Transaction Documents. For greater certainty, Transfer Taxes shall not include income or withholding Taxes, including Taxes imposed under section 116 of the Tax Act or under Section 1445 of the Code in respect of the transactions contemplated by this Agreement.

ARTICLE XIII

MISCELLANEOUS

        Section 13.1    Expenses.     Except as set forth in Section 6.5(a), Section 10.2 or as otherwise set forth in this Agreement, each of the Parties shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement, the Transaction Documents and the transactions contemplated hereby, including any such costs and expenses incurred by any Party in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement and the Transaction Documents (including the fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants), regardless of whether the transactions contemplated hereby are consummated, and notwithstanding anything herein to the contrary, Parent (a) shall be solely responsible for all costs and expenses associated with obtaining any third-party consents or approvals in connection with the transactions contemplated by this Agreement and (b) shall pay all charges and expenses of the Paying Agent in connection with the provisions set forth in Article II.

        Section 13.2    Notices.     All notices, demands, waivers and other communications to be given or delivered to a Party under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile (transmission confirmed), to the addresses indicated below (unless another address is so specified in writing in accordance with this Section 13.2):

          (a)   If to Swan Sponsor, ManagementCo or the Company to:

      Niska Gas Storage Partners LLC
      400, 607-8th Avenue SW
      Calgary, AB. Canada
      Attn: Jason A. Dubchak

    and

      Niska Sponsor Holdings Coöperatief U.A.
      c/o Riverstone Holdings LLC
      712 Fifth Avenue, 36th Floor
      New York, NY 10019
      Attn: General Counsel

  with a copy to:

      Vinson & Elkins LLP
      1001 Fannin Street, Suite 2500
      Houston, Texas 77002
      Fax No.: (713) 751-5396
      Attention: E. Ramey Layne

    And, if to the Company,

      Richards, Layton & Finger, P.A.
      920 North King Street
      Wilmington, Delaware 19801
      Fax No.: (302) 498-7701
      Attention: Srinivas M. Raju

          (b)   If to Parent or Merger Sub to:

      Brookfield Place
      250 Vesey Street, 15th Floor
      New York, New York 10281
      Fax: 212-417-7272
      Attention: Mark Srulowitz

  with a copy to:

      Brookfield Infrastructure Group
      1200 Smith Street, Suite 1200, Houston, TX 77002
      Fax No: (713) 951-0209
      Attention: Fred Day

        Section 13.3    Assignment.     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns;

provided, however, that neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by any of the Parties without the prior written consent of the other Party except that Parent shall be permitted to assign this Agreement to an Affiliate or Subsidiary of Parent without the prior written consent of the other Parties to this Agreement, provided that no such assignment by Parent shall release Parent from its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, if the Company is entitled to any remedies, damages or similar amounts with respect to the termination of this Agreement, the Company shall be entitled to assign such rights to any of its Subsidiaries without the prior written consent of any other Person.

        Section 13.4    Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 13.5    Amendment.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

        Section 13.6    Entire Agreement.     This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

        Section 13.7    No Third-Party Beneficiaries.     Except as otherwise expressly set forth in this Agreement (including as set forth in Section 7.2), nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person (including any employee or creditor), other than the Parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

        Section 13.8    No Waiver.     The failure of any Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights under this Agreement or any of the Transaction Documents shall not operate as a continuing waiver of such rights.

        Section 13.9    Counterparts.     This Agreement may be executed simultaneously in counterparts (including by portable document format (PDF) or other electronic means), each of which will be deemed an original but all of which together will constitute one and the same instrument.

        Section 13.10    Exhibits and Schedules.     The Schedules shall be subject to the following terms and conditions: (a) any item disclosed in any particular part of the Schedules shall be deemed to be disclosed in any other part of the Schedules to the extent its relevance or appropriateness is reasonably apparent; (b) no disclosure of any matter contained in the Schedules shall create an implication that such matter meets any standard of materiality; (c) matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules (such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature), nor shall the inclusion of any item be construed as implying that any such item is material for any purpose; (d) disclosures contained in the Schedules that refer to a document are qualified in their entirety by reference to the text of such document and any annexes, exhibits or schedules thereto; and (e) headings and introductory language have been inserted on the sections of the Schedules for convenience of reference only and shall not have the effect of amending or changing the express description of the sections as set forth in this Agreement. All capitalized terms not defined in the Schedules shall have the meanings assigned to them in this Agreement.

        Section 13.11    Counsel.     Parent hereby waives, on its own behalf, and agrees to cause ManagementCo and the Company to waive, any conflicts that may arise in connection with (a) the undertaking after the Closing by any legal counsel representing ManagementCo and the Company in connection with this Agreement and the transactions contemplated hereby to represent any current equity holder, officer, employee or director of ManagementCo or the Company (any such Person, a "Designated Person") in a matter involving this Agreement or the transactions contemplated hereby and (b) the communication by such counsel to any such Designated Person, in any such representation, of any fact known to such counsel, including in connection with a dispute with Parent or following the Closing; provided, however, that such waiver shall not be deemed to be or used as a basis for contending that ManagementCo or the Company has waived its attorney-client privilege (provided, however, that any information which any such Designated Person or legal counsel learned prior to the Closing shall not be prohibited by virtue of this Section 13.11 from being used in connection with any such representation by such legal counsel of such Designated Person after the Closing).

        Section 13.12    Time of the Essence.     Time is of the essence in the performance of this Agreement in all respects. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

        Section 13.13    No Presumption against Drafting Party.     Each Party has fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question of intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against any Party by virtue of the fact that its representative has authored this Agreement or any portion hereof.

        Section 13.14    Specific Performance.     Irreparable damage would occur in the event that any of the provisions of this Agreement (including each Party's obligations under Article II or Section 6.3) were not performed in accordance with its specific terms or were otherwise breached. In the event of any breach or threatened breach by any Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of itself and the third-party beneficiaries of this Agreement) (a) an Order of specific performance to enforce the observance and performance of such covenant, agreement or obligation, and (b) an injunction restraining such breach or threatened breach. No Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 13.15    Governing Law.     This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer such construction to the laws of another jurisdiction. Each Party consents to personal jurisdiction in any action brought in the Delaware Court of Chancery (or, if jurisdiction is not available in the Delaware Court of Chancery, to personal jurisdiction in any action brought in the state or federal courts located in the State of Delaware) with respect to any dispute, claim or controversy arising out of or in relation to this Agreement (including any claims made in contract, tort or otherwise related to this Agreement or the transactions contemplated hereby), and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, claim or controversy shall be instituted exclusively in the Delaware Court of Chancery (or, if jurisdiction is not available in the Delaware Court of Chancery, then exclusively in the state or federal courts located in the State of Delaware).

        Section 13.16    Waiver of Jury Trial.     EACH PARTY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

*        *        *        *        *

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

NISKA GAS STORAGE PARTNERS LLC
By:
Name:
Title:
NISKA GAS STORAGE MANAGEMENT LLC
By:
Name:
Title:
NISKA SPONSOR HOLDINGS COÖPERATIEF U.A.
By:
Name:
Title:
SWAN HOLDINGS LP
By:
Name:
Title:
SWAN MERGER SUB LLC
By:
Name:
Title:

Annex B

[LETTERHEAD OF GREENHILL & CO., LLC]

June 14, 2015

Conflicts Committee
    of the Board of Directors
Niska Gas Storage Partners LLC
170 Radnor Chester Road, Suite 150
Radnor, Pennsylvania 19087

Members of the Conflicts Committee:

We understand that Niska Gas Storage Partners LLC ("Niska"), Niska Gas Storage Management LLC, the sole managing member of Niska ("ManagementCo"), Niska Sponsor Holdings Coöperatief U.A. ("Sponsor"), Swan Holdings LP ("Swan Holdings"), an affiliate of Brookfield Infrastructure Group Corporation ("Brookfield"), and Swan Merger Sub LLC, a wholly-owned subsidiary of Swan Holdings ("Merger Subsidiary"), propose to enter into an Agreement and Plan of Merger and Membership Interest Transfer Agreement (the "Agreement"), which provides, among other things, for the merger of Merger Subsidiary and Niska (the "Merger"), as a result of which Niska either (A) will become a wholly-owned subsidiary of Swan Holdings, or (B) will be merged with and into Merger Subsidiary. In the Merger, each issued and outstanding Common Unit (as defined in the Second Amended and Restated Operating Agreement, dated April 2, 2013, of Niska (the "LLC Agreement")), other than any Membership Interests (as defined in the LLC Agreement) owned by Niska or any of its subsidiaries and any Membership Interests owned by Swan Holdings or any of its subsidiaries, will be converted into the right to receive $4.225 per unit in cash (the "Consideration").

We also understand that Sponsor owns approximately 53.93% of the outstanding Common Units as well as all of the outstanding membership interests in ManagementCo (the "ManagementCo Interests") and all of the outstanding Incentive Distribution Rights (as defined in the LLC Agreement) and that Riverstone Investment Group LLC ("Riverstone") is an affiliate of Sponsor. We further understand that, pursuant to or as contemplated by the Agreement, (i) Niska and an affiliate of Swan Holdings will enter into a short-term credit facility pursuant to which such affiliate of Swan Holdings will provide debt financing to Niska to fund working capital shortfalls prior to consummation of the Merger that are not otherwise funded with cash on hand or credit facilities of ManagementCo or Niska and its subsidiaries and that Sponsor will guarantee repayment of such debt financing and (ii) at the effective time of the Merger, Sponsor will sell, transfer and deliver to Swan Holdings, and Swan Holdings will purchase, acquire and accept from Sponsor, the ManagementCo Interests and the Incentive Distribution Rights (such transaction, together with the credit facility described in clause (i) above and the other transactions contemplated by the Agreement (other than the Merger), the "Related Transactions"). The terms and conditions of the Merger and the Related Transactions are more fully set forth in the Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the holders of Common Units (other than Sponsor and its affiliates) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Merger or the Related Transactions.

For purposes of the opinion set forth herein, we have:

  1.
  reviewed drafts of the Agreement and certain related documents provided to us on June 14, 2015;

  2.
  reviewed certain publicly available financial statements of Niska;

  3.
  reviewed certain other publicly available business and financial information relating to Niska that we deemed relevant;

  4.
  reviewed certain information, including financial forecasts and other financial and operating data concerning Niska, prepared by the management of Niska;

  5.
  discussed the past and present operations and financial condition and the prospects of Niska with senior executives of Niska;

  6.
  reviewed the historical market prices and trading activity for the Common Units and analyzed its implied valuation multiples;

  7.
  compared the value of the Consideration with that received in certain publicly available transactions that we deemed relevant;

  8.
  compared the value of the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

  9.
  compared the value of the Consideration to the implied valuation of Niska derived by discounting its future cash flows as projected by the management of Niska and a terminal value of the business at discount rates we deemed appropriate;

  10.
  participated in discussions and negotiations among representatives of Niska, Sponsor and their respective legal and financial advisors; and

  11.
  performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and managements of Niska, Sponsor or Riverstone for the purposes of this opinion and have further relied upon the assurances of the representatives and managements of Niska, Sponsor and Riverstone that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and other financial and operating data concerning Niska that have been furnished or otherwise provided to us and that we have been directed to utilize in our analyses, we have assumed that such forecasts and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Niska as to those matters, and we have relied upon such forecasts and other data in arriving at our opinion. We express no opinion with respect to such forecasts and other data or the assumptions upon which they are based. We have relied upon the assessments of the management of Niska as to, among other things, (i) the Related Transactions, including the timing thereof and assets, liabilities and financial and other terms involved, (ii) the potential impact on Niska of market, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the natural gas storage industry, including commodity pricing and supply and demand for natural gas, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (iii) the liquidity needs of, and capital resources available to, Niska and (iv) existing and future contracts and relationships, agreements and arrangements of Niska with, and the ability of Niska to attract and retain, key customers and third-party pipeline owners. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Niska, the Merger or the Related Transactions or that otherwise would be meaningful in any respect to our analyses or opinion.

We have not made any independent valuation or appraisal of the assets or liabilities (contingent, off-balance sheet or otherwise) of Niska or any other entity, nor have we been furnished with any such appraisals. We also have not evaluated the solvency or fair value of Niska or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed that the Merger and the Related Transactions will be consummated in accordance with their respective terms as set forth in or contemplated by the final, executed Agreement and related documents, which we further have assumed will be identical in all material respects to the latest drafts thereof we have reviewed, without waiver, modification or amendment of any material terms or conditions set forth in the Agreement or such related documents, and that the Merger and the Related Transactions will be consummated in accordance with all applicable laws, documents and other requirements. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger and the Related Transactions will be obtained without any effect on Niska, the Merger or the Related Transactions meaningful to our analysis. We are not expressing any view or opinion as to the prices at which Common Units or any other securities of Niska will trade or otherwise be transferable at any time. We also are not expressing any view or opinion as to individual circumstances of specific holders with respect to control or other rights or aspects which may distinguish such holders or the securities of Niska held by such holders and our analyses and opinion do not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to any such securities. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

We were not requested to, and we did not, solicit any expressions of interest from any other parties with respect to the sale of Niska or any other alternative transaction; however, at the request and direction of the Conflicts Committee, we may assist with third-party indications of interest or proposals, if any, received during the window-shop period provided for in the Agreement. We express no opinion as to the relative merits of the Merger or any Related Transactions as compared to any alternative business strategies that might exist for Niska or the effect of any other transaction in which Niska might engage or consider, or whether any alternative transaction might produce consideration for the holders of Common Units (other than Sponsor and its affiliates) in an amount in excess of that contemplated in the Merger.

We have acted as financial advisor to the Conflicts Committee of the Board of Directors (the "Conflicts Committee") of Niska in connection with the Merger and will receive a fee for such services, the principal portion of which is payable upon the delivery of our opinion (regardless of the conclusion reached therein). In addition, Niska has agreed to indemnify us for certain liabilities and to reimburse us for reasonable expenses incurred arising from our engagement. As you are aware, during the two years preceding the date of this opinion, we acted as financial advisor to the Conflicts Committee in connection with a proposed (but not consummated) acquisition transaction unrelated to the Merger and the Related Transactions, for which we received compensation. Although during the two years preceding the date of this opinion we have not been engaged to perform investment banking services for Brookfield or Riverstone for which we or our affiliates received compensation, we and our affiliates in the future may provide such services to Brookfield, Riverstone and/or their respective affiliates or portfolio companies, for which services we and our affiliates would expect to receive compensation.

It is understood that this letter is for the information of the Conflicts Committee and is rendered to the Conflicts Committee in connection with its consideration of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to the unitholders of Niska in connection with the Merger and the Related Transactions. Our opinion does not address any terms (other than the Consideration to the extent expressly specified herein) or other aspects or implications of the Merger or any Related Transactions, including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms of, any Related Transactions or any indemnification, escrow, guarantee, employee or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger, the Related Transactions or otherwise. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of Niska, or any class of such persons, relative to the Consideration to be received by the holders of Common Units in the Merger or with respect to the fairness of any such compensation, nor does our opinion in any way address proportionate allocation or relative fairness of the Consideration or other consideration to be received by any holder of Common Units or any other security holder of Niska or party to the Merger, the Related Transactions or otherwise. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Conflicts Committee as to whether they should approve the Merger and Related Transactions or the Agreement or related documents, nor does it constitute a recommendation as to how unitholders of Niska or any other party should act in connection with the Merger, any Related Transactions or otherwise.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration to be received by the holders of Common Units (other than Sponsor and its affiliates) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very best regards,
GREENHILL & CO., LLC

Annex C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended March 31, 2015
OR
☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission file number: 001-34733

Niska Gas Storage Partners LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction or organization)	27-1855740 (I.R.S. Employer Identification No.)
170 Radnor Chester Road, Suite 150 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)

(484) 367-7432
(Registrant's telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

         Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	New York Stock Exchange

         Securities registered pursuant to section 12(g) of the Act:

Title of Class
None

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

         As of September 30, 2014, the aggregate market value of the registrant's common units held by non-affiliates was $218,401,036 based on a unit price of $12.48. This calculation of such market value should not be construed as an admission or conclusion by the registrant that any person is in fact an affiliate of the registrant.

         As of June 12, 2015, the registrant had 37,988,724 common units outstanding.

DOCUMENTS INCORPORATED BY REFERENCE: None

i

GLOSSARY OF KEY TERMS

        As used generally in the energy industry and in this report, the following terms have the meanings indicated below.

Basin	A geological province on land or offshore where hydrocarbons are generated and trapped.
Bcf	One billion cubic feet of natural gas. A standard volume measure of natural gas products.
Cap-and-Trade

A market-based approach used to control pollution by providing economic incentives for achieving reductions in the emissions of pollutants. A central authority (usually a governmental body) sets a limit or cap on the amount of a pollutant that may be emitted. The limit or cap is allocated or sold to firms in the form of emissions permits which represent the right to emit or discharge a specific volume of the specified pollutant.

CPUC	California Public Utilities Commission. A regulatory agency that monitors privately owned public utilities in the state of California, including natural gas companies.
Cushion

A quantity of hydrocarbons held within the confines of the natural gas storage facility used for pressure support and to maintain a minimum field pressure. May consist of injected cushion gas, native cushion gas or oil.

Cycle	A complete withdrawal and injection of working gas.
Effective Working Gas Capacity

The maximum volume of natural gas that can be cost-effectively injected into a storage reservoir and extracted during the normal operation of the storage facility. Effective working gas capacity excludes cushion.

GAAP	Generally accepted accounting principles in the United States of America.
Gas storage capacity	See Effective Working Gas Capacity.
Holdco	Niska Sponsor Holdings Coöperatief U.A.
Hub	Geographic location of a natural gas storage facility and multiple pipeline interconnections.
Independent Storage	Natural gas storage facilities owned and operated independently from the pipeline and distribution facilities to which they are interconnected.
Inventory	An amount of Working Gas held within the natural gas storage facility. It may relate to third-party customer volumes or to owner/operator volumes of working gas.
Injection Rate	The rate at which a customer is permitted to inject natural gas into a natural gas storage facility.

Manager	Niska Gas Storage Management LLC. Also referred to as "our manager."
Mcf	Thousand cubic feet of natural gas.
MMcf	Million cubic feet of natural gas.
Natural Gas	Several hydrocarbons that occur naturally underground in a gaseous state. Natural gas is normally mostly methane, but other components also include ethane, propane, and butane.
Natural Gas Act	Federal law enacted in 1938 that established the Federal Energy Regulatory Commission's authority to regulate interstate pipelines.
NGPL	Natural Gas Pipeline Company of America.
Niska Holdings	Niska Holdings L.P.
Optimization

The purchase, storage and sale of natural gas by the storage owner for its own account in order to utilize storage capacity that is (1) not contracted to customers, (2) contracted to customers but underutilized by them or (3) available only on a short term basis.

Reservoir	A naturally occurring underground formation that originally contained crude oil or natural gas, or both.
Withdrawal Capacity

The amount of gas that is or can be removed from a natural gas storage facility. Usually stated in MMcf per day, Bcf per day or Mcf per day. Typically stated as maximum or peak daily withdrawal capacity.

Withdrawal Rate	The rate at which a customer is permitted to withdraw gas from a natural gas storage facility.
Working Gas	Natural gas in a storage facility in excess of Cushion.
Working Gas Capacity	See Effective Working Gas Capacity.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements and information in this Annual Report on Form 10-K may constitute "forward-looking statements." Forward-looking statements are based on management's current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties, some of which are beyond our control. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Known material factors that could cause our actual results to differ from those forward-looking statements are those described in Part I, Item 1A, "Risk Factors."

        Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

PART I

Item 1.    Business.

  Overview

        We are a Delaware limited liability company whose predecessor was formed in 2006 to own and operate natural gas storage assets. We own or contract for approximately 244.9 billion cubic feet, or Bcf, of total natural gas storage capacity. Our assets are located in key North American natural gas producing and consuming regions and are connected at strategic points on the natural gas transmission network, providing access to multiple end-use markets. Our locations provide us and our customers with substantial liquidity, meaning access to multiple counterparties for transactions to buy and sell natural gas. Since our inception in 2006, we have added 106.3 Bcf of new storage capacity through low cost organic expansions, an increase of approximately 74%.

        Because the supply of natural gas remains relatively stable over the course of a year compared to the demand for natural gas, which fluctuates seasonally, natural gas storage facilities are needed to reallocate excess natural gas supply from periods of low demand to periods of high demand. We capitalize on the imbalance between supply of and demand for natural gas by providing our customers and ourselves with the ability to store natural gas for resale or use in a higher value period. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities. Since our inception, our storage contracts have provided cyclability rates ranging from 1.0 to 6.0 times per year.

        Our common units are listed on the New York Stock Exchange, or the NYSE, under the symbol "NKA." You may find more information about us on our website at www.niskapartners.com. Our headquarters is located in Radnor, Pennsylvania, and our operations center is located in Calgary, Alberta, Canada.

Organizational Structure

        The following diagram depicts our simplified organizational and ownership structure as at March 31, 2015:

Our Relationship with Holdco

        Niska Sponsor Holdings Coöperatief U.A. ("Holdco") owns our manager, approximately 53.93% of our outstanding common units and all of our IDRs.

        Over 95% of the equity in Holdco is owned by the Carlyle/Riverstone Funds and affiliated entities with the balance owned by our current and former officers and employees. The Carlyle/Riverstone Funds are affiliated with Riverstone Holdings LLC, or Riverstone. Riverstone conducts buyout and growth capital investments in the midstream, exploration and production, oilfield services, power and renewable sectors of the energy industry. Riverstone's management has substantial experience in identifying, evaluating, negotiating and financing acquisitions and investments.

Management

        Niska Gas Storage Management LLC, or "our manager," has a 1.80% managing member interest in us. Our manager has sole responsibility for conducting our business and for managing our operations. Pursuant to our Operating Agreement, our manager has delegated the power to conduct our business and manage our operations to our board of directors, all of the members of which are appointed by our manager. References to our board refer to the board of directors of Niska Gas Storage Partners LLC as long as the delegation is in effect (or to the board of directors of our manager if such delegation is not in effect). Our board directs the management of our business and presently consists of eight members. Our manager appoints all members to our board, and three of our directors are independent as defined under the independence standards established by the NYSE.

Our Operations

  Fee-based revenue

        We store natural gas for a broad range of customers, including financial institutions, marketers, pipelines, power generators, utilities and producers of natural gas. Fee-based revenue consists of longer term contracts for storage fees that are generated when we lease storage capacity on a monthly basis and shorter term fees associated with park and loan activities.

  Long-Term Firm Storage Contracts

        We provide multi-year, multi-cycle storage services to our customers under long-term firm, or LTF contracts. Under our LTF contracts our customers are obligated to pay us monthly reservation fees in exchange for the right to inject, store and withdraw volumes of natural gas on days and for periods selected by them at injection or withdrawal rates up to maximums specified in the contract. The reservation fees are fixed charges owed to us regardless of the actual amount of storage capacity utilized by customers. When customers utilize the capacity that is reserved under these contracts we also collect variable fees based upon the actual volumes of natural gas injected or withdrawn. These variable fees are designed to allow us to recover our variable operating costs and make up a small percentage of the total fees we receive under our LTF contracts.

        Under LTF contracts, the customer has the right, but not the obligation, to store natural gas in the facility during the term of the contract, up to a specified volume or "inventory capacity." In addition to the total amount of inventory capacity, LTF contracts specify a customer's daily withdrawal and injection rights which typically increase or decrease as the customer's inventory changes. The maximum injection rate that a customer is typically entitled to is highest when that customer's inventory capacity is empty, reducing as that customer's inventory increases. When a customer's contracted inventory capacity is full, it has no further injection rights. A customer's maximum withdrawal rate is typically highest when its inventory is full, declining incrementally to zero when the customer's inventory is empty. LTF contracts provide the customer with the flexibility to use all, a portion, or none of its capacity and the freedom to inject or withdraw natural gas up to its daily injection or withdrawal rate, but obligate the customer to remove any injected natural gas by the end of the contract term.

        Reservation fees comprise over 90% of the revenue received from LTF storage customers, and represent a steady and predictable baseline cash flow stream.

  Short-Term Firm Storage Contracts

        We also provide short-term storage services for customers under short-term firm, or STF contracts. STF contracts typically have terms of less than one year; however can extend up to two years. Under an STF contract, a customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and a fixed fee to withdraw on a specified future date or dates. The fee stipulated in the contract for each performance obligation (injection and withdrawal) is recognized when the service occurs. An STF contract differs from an LTF contract in that the customer is obligated to inject and withdraw specified quantities of natural gas on specified dates rather than entitled to utilize injection and withdrawal capacity at its option.

  Proprietary Optimization

        We purchase, store and sell natural gas for our own account in order to utilize, or optimize, storage capacity and injection and withdrawal capacity that is: (1) not contracted to customers;

(2) contracted to customers, but underutilized by them; or (3) available only on a short-term basis. We have a stringent risk policy that limits, among other things, our exposure to commodity price fluctuations by requiring us to promptly enter into a forward sale contract or other hedging transaction whenever we enter into a proprietary purchase contract. Therefore, inventory purchases are matched with forward sales or are otherwise economically hedged so that a margin is effectively locked in promptly after we enter into the purchase. As a result, there are no speculative positions beyond the minimal operational tolerances specified in our risk policy. We purchase natural gas for our own account, inject it and subsequently withdraw and sell the gas. The flexibility arising from purchasing and selling natural gas for our own account allows us to generate incremental value through our proprietary optimization strategy by capturing spot and inter-period opportunities. Unlike fee-based storage transactions, proprietary optimization requires us to fund the carrying cost of the inventory with our own working capital.

        Risk management techniques, adapted to the unique aspects of natural gas storage, enable us to match the capacity at our facilities with the portfolio of long-term and short-term contracts and proprietary optimization transactions at those facilities in order to utilize the maximum amount of capacity available. We utilize New York Mercantile Exchange Inc., or NYMEX, and Intercontinental Exchange, Inc., or ICE, which are regulated exchanges for the purchase and sale of energy products, to hedge our commodity risk with respect to the pricing of natural gas. This helps us reduce potential credit, delivery and supply risks. Generally these are financial swaps and are settled without the requirement for physical delivery. In the case of NYMEX futures, we can enter an EFS (exchange for swaps) to avoid the requirement for delivery.

  Customers and Counterparties

        Our gas storage customers include a broad mix of natural gas market participants, including financial institutions, producers, marketers, power generators, pipelines and municipalities. Approximately 72% of the counterparties under our active natural gas storage contracts and proprietary storage optimization transactions either (1) have an investment grade credit rating, (2) provide us with another form of financial assurance, such as a letter of credit or other collateral, or (3) are governmental entities. Our investment grade counterparties account for approximately 91% of our credit exposures as of March 31, 2015.

        During certain reporting periods a large portion of our credit exposure can be attributed to one or two counterparties. These exposures reflect the full commodity value of natural gas sales under our optimization strategy.

        We analyze the financial condition of our counterparties prior to entering into an agreement. Our exposure to the volume of business transacted with a natural gas clearing and settlement facility is mitigated by the facility's requirement to post margin deposits to reduce the risk of default. In the event of any default, the exchange would absorb losses by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

Our Assets

        Our owned and operated natural gas storage facilities consist of AECO Hub™ (comprised of two facilities in Alberta, Canada), our Wild Goose storage facility in California and our Salt Plains storage facility in Oklahoma. Our natural gas storage assets are modern, well-maintained, automated facilities with low maintenance costs, long useful lives and comparatively high injection and withdrawal, or cycling, capabilities. The size and flexibility of our facilities, together with the application of advanced skills in reservoir engineering, drilling, geology and geophysics, enable us to support individual high-cycle contracts in excess of the average physical cycling capabilities of our facilities. In addition to the facilities we own and operate, we also contracted for 8.5 Bcf of natural gas storage capacity from Natural Gas Pipeline Company of America LLC, or NGPL, on its pipeline system in the mid-continent (Texas and Oklahoma) at cost-of-service based rates. The following table highlights certain important design information about our assets:

	AECO Hub™
					NGPL
	Suffield	Countess	Wild Goose	Salt Plains
March 31, 2015: Name					Midcon/ Texok
	Alberta	Alberta	California	Oklahoma		Total
Location
Gas Storage Capacity (Bcf)	83.5	70.5	75	13	8.5	250.5
Peak Withdrawal (MMcf per day)	1,800	1,250	950	150	114	4,264
Peak Injection (MMcf per day)	1,600	1,150	525	115	57	3,447
Reservoirs	5	2	3	1	N/A	11
Storage Wells	60	29	17	30	N/A	136
Compression (horsepower)	36,000	34,500	27,900	10,000	N/A	108,400
In Service Date	1988	2003	1999	1995	N/A	1988 - 2003

        On April 1, 2015, our contract for 5.6 Bcf of the 8.5 Bcf leased on NGPL capacity expired, thereby reducing our total capacity to 244.9 Bcf.

AECO Hub™

  Overview

        AECO Hub™, our largest operation, is comprised of two facilities in Alberta, Suffield and Countess, which are 75 miles apart but operate as one hub. Due to its high injection and withdrawal capacity (2.8 Bcf per day and 3.1 Bcf per day, respectively), AECO Hub™ supports high cycling customer contracts. AECO Hub™ is the largest natural gas storage provider in western Canada and the largest independent storage hub in North America, based on our analysis of working gas capacity owned by other storage owners, adjusted according to each such owner's percentage ownership of its respective storage facilities. Its location on TransCanada Pipeline's Alberta System with direct access to abundant western Canadian natural gas supply and pipeline connections to most major U.S. and Canadian natural gas markets provides us and our customers with significant flexibility and liquidity.

        AECO Hub™ is located in the Western Canadian Sedimentary Basin, or the WCSB, which is the major hydrocarbon basin in Canada and one of the most prolific natural gas producing regions in North America. The WCSB accounts for a majority of annual Canadian natural gas production and a significant amount of annual North American natural gas production according to the Canadian National Energy Board, or NEB. Natural gas production grew in the WCSB in fiscal 2015 compared to production in fiscal 2014. Further, we expect that Canadian natural gas production will grow in future years in response to a growing demand for LNG exports to serve Asian markets. New production to support these projects will be provided by large new shale and tight gas plays in northeast British Columbia and western Alberta, along with a large remaining conventional natural gas resource base.

        AECO Hub™ is connected to the extensive Alberta System. Most of the natural gas produced in Alberta flows into the Alberta System, which transports that natural gas from the well or gas plant to industrial consumers and gas utilities in Alberta and to export pipelines at the Alberta border.

        AECO Hub™ has been a central part of the Alberta System since the early 1990s, when the Suffield facility began providing title transfers as a hub service before that service was available on the pipeline. Many transactions were being transacted by storage customers and others at the Suffield facility and a new price index, known as the "AECO Hub™ Price Index," was developed to facilitate price discovery. AECO Hub™ is the most commonly referenced pricing point for Canadian natural gas, and the price of natural gas in Alberta is often referred to as the "AECO Price."

  AECO Hub™ Facilities

        AECO Suffield and AECO Countess, the two facilities that make up the AECO Hub™, are geographically separated, but the toll design of the Alberta System means that they are both commercially located at the same point. This enables us to operate the two facilities as one integrated commercial operation without customers incurring incremental transportation costs. Customers nominate injections or withdrawals at Suffield's interconnect with the Alberta System, and AECO Hub™ allocates the nominations between its Suffield and Countess facilities based on its reservoir management strategy.

        Our rights to use the reservoirs at Suffield and Countess are held pursuant to a series of natural gas storage agreements, trust arrangements and similar instruments entered into with the holders of subsurface mineral interests of the land where the reservoirs are situated. Rights to access, occupy and use the lands for facilities including the well sites and pipelines are derived from access agreements, right-of-ways, easements, leases and other similar land use agreements with the surface owners of such land.

        Suffield Storage Facility.    AECO Suffield is located in southeastern Alberta. It is near the Alberta System's "eastern gate," the largest natural gas delivery point in Canada, where gas is delivered into TransCanada's mainline pipeline system (transporting natural gas to eastern Canada and the northeastern U.S.) and the Foothills/Northern Border pipeline system (transporting natural gas to Chicago and the Midwestern U.S.). AECO Suffield consists of 60 storage wells and five storage reservoirs with aggregate effective working capacity of approximately 83.5 Bcf. The storage reservoirs are connected to a central processing and compression facility by a system of five pipelines. Compression is provided by natural gas powered engines that have a total of more than 36,000 horsepower.

        All of the processing and compression facilities and substantially all of the well sites for the storage reservoirs are located on the Canadian Forces Base, Suffield military training range, or CFB Suffield. CFB Suffield is open prairie land, which provides relatively low costs for seismic surveys, drilling and pipelining. While the military restricts access to the well sites on a limited basis from time-to-time (i.e., during military exercises), AECO Suffield has not experienced any operational issues due to the location since its inception in 1988.

        Countess Storage Facility.    AECO Countess is located in south central Alberta, approximately 60 miles east of Calgary. Countess is connected to a large diameter pipe of the Alberta System. This modern natural gas storage project consists of 29 storage wells and two high performance gas storage reservoirs that are connected to a central processing and compression facility. The two storage reservoirs each have their own gathering pipeline system. Compression is electrically powered and totals approximately 34,500 horsepower. The two reservoirs have total effective working capacity of approximately 70.5 Bcf.

  Customers

        AECO Hub™'s customers consist of a mix of natural gas market participants, including financial institutions, producers, marketers, power generators, and pipelines, resulting in a portfolio of customers with diverse usage patterns and varying contract expiration dates. This allows more opportunity for AECO Hub™ to optimize underutilized capacity.

        Most of AECO's LTF contracts have capacity of 1.0 Bcf or greater. LTF contract terms have been selected so that a manageable amount of contracts expire each year, avoiding exposure to a large contract turnover volume. The weighted average contract life of our LTF storage contracts at AECO Hub™ on March 31, 2015 was 3.6 years. Excluding our largest volumetric customer, TransCanada Gas

Storage Partnership, or TransCanada, the weighted average contract life is 2.7 years with an average volume of 3.1 Bcf.

  Regulatory

        AECO Hub™ is subject to provincial regulatory jurisdiction. Operations are subject to the regulation of the Alberta Energy Regulator, or the AER, which must also approve proposed expansions of storage capacity. AECO Hub™ is not subject to active market regulation. While the Alberta Utilities Commission, or the AUC, does have overriding jurisdiction to set natural gas storage prices when authorized to do so by the Alberta Government, it is not currently Alberta Government policy to apply such rate regulation. As such, there is no cost-of-service or other utility-type regulation of storage rates or other commercial terms of storage contracts that apply to AECO Hub™. Therefore, AECO Hub™ can charge customers negotiated market-based rates as well as store purchased natural gas for its own account.

  Environmental

        Both AECO Hub™ facilities are subject to federal and provincial environmental laws and regulations, including oversight by Alberta's Department of Environment and Sustainable Resource Development and the AER. We are not aware of any material environmental liabilities relating to the AECO Hub™ facilities.

  Wild Goose

  Overview

        Our Wild Goose storage facility is located 55 miles north of Sacramento, California. Wild Goose is a high deliverability, multi-cycle storage facility. This capability is made possible by the rock quality of the Wild Goose reservoirs and the extensive use of horizontal well technology.

        Wild Goose is strategically located in a highly liquid market and is one of four independent operating storage facilities in northern California. Wild Goose provides natural gas receipt and delivery services at Pacific Gas & Electric Company (PG&E), or PG&E Citygate, a liquid trading point where natural gas supply from multiple upstream basins is bought and sold to various wholesale, end use and retail market participants. This provides an opportunity for storage to balance supply and demand. This location provides customers with the opportunity to take advantage of PG&E Citygate pricing, liquidity and arbitrage opportunities.

  Facility

        Wild Goose operates 17 natural gas storage wells that are completed in three depleted natural gas reservoirs with an effective working capacity of 75.0 Bcf and a gas generated compression of 27,900 horsepower. The Wild Goose reservoirs are located in high quality rock formations. In addition, the reservoirs have a strong water drive mechanism, which helps maintain reservoir pressure and well deliverability. Rights to use the reservoirs at Wild Goose for natural gas storage are held pursuant to a series of natural gas storage leases with the surface owners of the lands where the reservoirs are situated as well as mineral owner agreements and similar instruments entered into with the holders of subsurface mineral interests in such lands. Rights for the lands used for the pipelines are derived from right-of-ways, easements, leases, and other similar land-use agreements.

  Customers

        Wild Goose's customers include a mix of natural gas market participants, including financial institutions, producers, marketers, power generators, pipelines and municipalities, resulting in a portfolio of customers with diverse usage patterns and different contract expiration dates. This allows us to optimize underutilized capacity.

        Wild Goose has contracts for terms of one year or longer. As at March 31, 2015, the weighted average contract life of our LTF storage contracts at Wild Goose is 2.3 years.

  Regulatory

        Wild Goose is regulated as a state utility by the CPUC and is certified to serve the California intra-state market. Wild Goose has regulatory authority to negotiate market based rates for third-party storage contracts and buys and sells natural gas for its own account to optimize its operations. In addition, as an independent storage provider Wild Goose is exempt from the provisions of California's affiliate conduct rules and has the right to coordinate its operation with our other facilities. It is however, restricted from contracting for natural gas storage services with its affiliates.

  Environmental

        We are not aware of any material environmental liabilities relating to the Wild Goose facility.

        In constructing and expanding the Wild Goose facility, we have experienced no significant environmental-related delays or unexpected costs by initially bringing forward development plans that mitigate any environmental impacts to the satisfaction of all responsible agencies and stakeholders.

  Salt Plains

  Overview

        Our Salt Plains storage facility is located 110 miles north of Oklahoma City, Oklahoma. Salt Plains provides intrastate services in Oklahoma through its connection to pipelines operated by ONEOK Gas Transportation Pipelines, L.L.C., or ONEOK, and intrastate and interstate services through its interconnect with pipelines operated by Southern Star Central Gas Pipeline, Inc., or Southern Star.

        Salt Plains is in a strategic mid-continent location with interconnects to pipelines owned by Southern Star and ONEOK, which serve both regional and mid-continent natural gas markets. This provides customers the benefits of liquidity, supply, and arbitrage opportunities. In addition, natural gas produced in the Rocky Mountains that is delivered to the mid-continent region gets redistributed to various pipelines such as Southern Star that have access to Salt Plains.

  Facility

        Salt Plains operates 30 gas storage wells and a gas generated compression of 10,000 horsepower. The reservoir is a depleted natural gas storage reservoir characterized by high quality rock. The wells are connected to a central plant facility by seven miles of pipeline. Rights to use the reservoir at Salt Plains for natural gas storage are held pursuant to a series of gas storage agreements with the mineral rights owners of the lands where the reservoir is situated. Rights for the lands used for the pipelines are derived under these gas storage agreements as well as from right-of-way grants from other land owners.

  Customers

        Over the years, Salt Plains' customers include a mix of natural gas market participants, including financial institutions, producers, and marketers. As at March 31, 2015, the weighted average contract life of our LTF storage contracts at Salt Plains is 2.0 years.

  Regulatory

        Our Salt Plains intrastate operations are subject to regulation by the Oklahoma Corporation Commission, or the OCC. Salt Plains is also authorized to provide interstate storage service under the Natural Gas Policy Act of 1978 and the Federal Energy Regulatory Commission, or FERC, regulations and policies that allow intrastate pipeline and storage companies to engage in interstate commerce (commonly known as NGPA section 311 services). Salt Plains provides these NGPA section 311 services, which are not subject to FERC's broader jurisdiction under the Natural Gas Act, pursuant to a Statement of Operating Conditions which is on file with FERC. The OCC's regulatory policies are generally less stringent than those of FERC. Currently, Salt Plains is authorized to charge market based rates in both intrastate and interstate service and has no restrictions on affiliate interactions.

  Environmental

        We are not aware of any material environmental liabilities relating to the Salt Plains facility.

  NGPL Contracted Capacity

  Overview

        From 2001 to March 31, 2015, one of our subsidiaries had a contract for 8.5 Bcf of gas storage capacity on the MidCon section and the TexOk section of the NGPL pipeline system in the mid-continent. On April 1, 2015, 5.6 Bcf of the original 8.5 Bcf expired, thereby reducing our leased capacity to 2.9 Bcf. The NGPL system connects and balances Gulf Coast and mid-continent supply basins with Chicago and other Midwestern U.S. end-use markets. NGPL has a number of different storage facilities on its pipeline system and manages its storage capacity as pools on separate legs of the pipeline. Under NGPL's FERC-approved tariff, NGPL is limited to charging cost-of-service rates for its transportation and storage services. We have a tariff-based right of first refusal to renew the remaining contracts, effectively making this capacity a long-term asset without any invested capital, with an option to exit either temporarily or permanently, should the rate be above market value.

        As a customer of the NGPL capacity, and not the operator, we use our optimization strategy to generate revenue from our use of the capacity, and we do not remarket storage services.

  Access Gas Services

        We have a natural gas marketing business in Eastern Canada, British Columbia and Alberta serving commercial and industrial customers. In British Columbia, we also serve residential customers. This is a margin business where supply is contracted to serve customers at committed prices. In Eastern Canada, we also provide fee-based agency services to natural gas end-users. The retail marketing business is an extension of our proprietary optimization activities.

Regulation

        Our operations are subject to extensive laws and regulations that have the potential to have a significant impact on our business. We may incur substantial costs in order to conduct our operations in compliance with these laws and regulations. We are subject to regulatory oversight by federal, state, provincial and local regulatory agencies, many of which implement rules and regulations that are binding on the natural gas storage and pipeline industry, related businesses and individual participants. The failure to comply with such laws and regulations can result in substantial penalties. The cost of regulatory compliance on our operations increases our costs of doing business and, consequently, affects our profitability. However, we do not believe that we are affected in a significantly different manner by these laws and regulations than are our competitors.

        Our historical and projected operating costs reflect the recurring costs resulting from compliance with these regulations, and we do not anticipate material expenditures in excess of these amounts in the absence of future acquisitions or changes in regulation, or discovery of existing but unknown compliance issues. The following is a summary of the kinds of regulation that may impact our operations. However, such discussion should not be considered an exhaustive review of all regulatory considerations affecting our operations.

  Environmental Matters

        Our natural gas storage operations are subject to stringent and complex federal, state, provincial and local laws and regulations governing environmental protection, including air emissions, water quality, wastewater discharges, and solid waste management. Such laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals. These laws and regulations impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct certain activities under statutes such as the Clean Water Act, the Clean Air Act, or CAA, the Safe Drinking Water Act and comparable legislation in Canada, limiting or preventing the release of materials from our facilities, managing wastes generated by our operations, the installation of pollution control equipment, responding to releases of process materials or wastes from our operations, and the risk of substantial liabilities for pollution resulting from our operations. The Occupational Safety and Health Act, or OSHA, comparable state statutes that regulate the protection of the health and safety of workers, as well as the Occupational Health and Safety Act in the Province of Alberta, and comparable federal legislation in Canada also apply to our operations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil, and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial obligations and the issuance of injunctions limiting or preventing some or all of our operations. We believe that we are in substantial compliance with existing environmental laws and regulations and that such laws and regulations will not have a material adverse effect on our business, financial position or results of operations.

        Nevertheless, the trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment. For example, on April 17, 2012, the U.S. Environmental Protection Agency (EPA) finalized rules that establish new air emission controls for oil and natural gas production and natural gas processing operations. Specifically, the EPA's rule package includes New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds and a separate set of emission standards to address hazardous air pollutants frequently associated with oil and natural gas production and processing activities. The rules establish specific new requirements regarding emissions from compressors and controllers of natural gas processing plants, dehydrators, storage tanks and other production equipment. These rules may require a number of modifications to our operations including the installation of new equipment to control emissions. Moreover, on April 21, 2014, the EPA proposed changes to its definition of "waters of the United States." A final rule is expected in spring 2015. Because the content of the EPA's final rule, if any, is unknown, we cannot assess the potential impact of the EPA's proposal on our operations.

        As a result of these and similar developments, there can be no assurance of the amount or timing of future expenditures for environmental compliance or remediation, and actual future expenditures may be different from the amounts that we currently anticipate. Moreover, these or similar developments could affect the demand for natural gas, have an adverse effect on our cost of doing business, and reduce demand for the natural gas storage services we provide.

  Occupational Safety and Health Act

        The workplaces in the U.S. associated with the storage facilities we operate are subject to the requirements of the Federal Occupational Safety and Health Act, or OSHA, as amended, as well as comparable state statutes that regulate the protection of the health and safety of workers. Workplaces in Canada associated with our operations are subject to the requirements of the Occupational Health and Safety Act in the Province of Alberta and comparable federal legislation. Failure to comply with OSHA requirements, or comparable requirements in Canada, including general industry standards, recordkeeping requirements and monitoring of occupational exposure to regulated substances, could subject us to fines or significant compliance costs.

  Climate Change

        There is increasing attention in the United States and worldwide concerning the issue of climate change and the effect of greenhouse gases (GHGs). Future regulation of GHGs in the United States could occur pursuant to future U.S. treaty commitments, new domestic legislation that may impose a carbon emissions tax or establish a cap-and-trade program or regulation by the EPA. The Obama Administration has indicated its support for a mandatory cap-and-trade program to reduce GHG emissions, and it is possible that federal legislation could be adopted in the future. Similarly, the outcomes of ongoing international negotiations since the 2011 Durban Climate Change Conference make it possible that a new, legally-binding international instrument to control GHGs will be adopted in the future.

        While a new federal or international program seems unlikely in the near future, we may have to comply with state or regional programs to limit GHG emissions. State and regional programs that may impact our operations include the Western Climate Initiative (WCI) and the Regional Greenhouse Gas Initiative (RGGI). The future status of RGGI, and agreement between the states in the Northeastern U.S. is uncertain. We do not believe that RGGI will impact our business because we do not currently have operations in RGGI member states. The WCI is an agreement that was originally between the states of California, Oregon, Washington, New Mexico, Arizona, Utah and Montana, and the Canadian provinces of British Columbia, Manitoba, Ontario, and Quebec to create a regional cap-and-trade scheme for GHG emissions. However, in 2011, all states except California withdrew from the WCI. Still though, it is likely that regional efforts to curb GHG emissions will continue. Depending on the scope of any regional programs that we must comply with, we could be required to obtain and surrender allowances for GHG emissions statutorily attributed to our operations (e.g., emissions from compressor stations or the injection and withdrawal of natural gas).

        In 2006, California adopted AB 32, the Global Warming Solutions Act of 2006, with a goal of reaching (i) 1990 GHG emissions levels by the year 2020, (ii) 80% of 1990 levels by 2050, and (iii) establishing a mandatory emissions reporting program. AB 32 directed the California Air Resources Board, or CARB, to begin developing discrete early actions to reduce GHGs while also preparing a scoping plan to identify how best to reach the 2020 limit. Since the passage of AB 32, the CARB approved in December 2010 a GHG cap-and-trade program, which was scheduled to take effect in 2012. However, various legal challenges threaten to further delay California's cap-and-trade program. No final determination has been made with regard to the potential applicability of the AB 32 cap-and-trade program to our operations. We are therefore not in a position to quantify any potential costs associated with compliance under the program as proposed. However, any limitation a finalized program places on GHG emissions from our equipment and operations could require us to incur costs to reduce the GHG emissions associated with our operations.

        Even in the absence of new federal legislation the EPA has begun to regulate GHG emissions using its authority under the CAA as articulated by the April 2007 United States Supreme Court ruling in Massachusetts, et al. v. EPA that the EPA has authority to regulate carbon dioxide emissions. The GHG regulations that EPA has issued following exercising the authority affirmed by Massachusetts, et al. v. EPA include: (1) the December 2009 "endangerment finding" determining that air pollution from six GHGs endangers public health and welfare, and that mobile sources cause or contribute to that air pollution; (2) the May 2010 "Tailpipe Rule," issued jointly with the National Highway Traffic

Safety Administration setting GHG emission and fuel economy standards for new light-duty vehicles; (3) the April 2010 "Timing Rule," concluding that stationary source regulation under Titles I and V of the CAA (involving Prevention of Significant Deterioration regulations and operating permits, respectively) must regulate GHG emissions beginning when such emissions are subject to controls under the mobile source provisions of the Act; (4) the June 2010 "Tailoring Rule," exempting small stationary sources from PSD and Title V requirements through regulations modifying the Act's emissions thresholds; and (5) the December 2010 "SIP Call" rule, finding thirteen state Implementation Plans ("SIPs") inadequate because they did not regulate GHGs from stationary sources, and directing those states to correct the inadequacies or face federalization of their permitting programs.

        On June 2, 2014, the EPA further proposed new regulations limiting carbon dioxide emissions from existing power generation facilities. Under this proposal, nationwide carbon dioxide emissions would be reduced by 30% from 2005 levels by 2030 with a flexible interim goal. The final rule has been submitted to the White House Office of Management and Budget for review and is expected to be issued by mid-summer 2015, with the emission reductions scheduled to commence in 2020. If finalized along the lines proposed, the rule could result in increased demand for natural gas. However, any expansion to the proposed program, or the adoption of similar legislative or regulatory programs in the future, that sought to reduce greenhouse gas emissions associated with the use of natural gas could reduce demand for natural gas, have an adverse effect on our cost of doing business, and reduce demand for the natural gas storage services we provide, although we would not be impacted to any greater degree than other similarly-situated natural gas storage companies. Although EPA's actions are subject to further procedural delays and legal challenges, and efforts are underway in Congress to limit or remove the EPA's authority to regulate GHG emissions, they will proceed as proposed unless revised by the EPA or altered by the courts or Congress.

        Pursuant to a Congressional mandate in the FY2008 Consolidated Appropriations Act, EPA has promulgated regulations requiring the measuring and reporting of GHG emissions from a variety of industrial sources. Finalized in October 2009, the Mandatory Reporting of Greenhouse Gas Emissions Rule (Mandatory Reporting Rule or MRR) sets out general provisions applicable to all entities with MRR compliance obligations, as well as a series of subparts covering particular industrial sectors. For most sectors, MRR obligations are triggered when the facility's emissions exceed 25,000 metric tons of carbon dioxide equivalent in a year, however, some facilities will be covered regardless of their emissions levels. Since the initial MRR was finalized, the EPA has gone on to finalize additional subparts, bringing new sectors within the scope of the rule. Finalized in June 2010, Subpart W of the MRR applies to owners and operators of petroleum and natural gas systems, which are defined to include onshore oil and natural gas production, offshore oil and natural gas production, onshore natural gas process, onshore natural gas transmission and compression, underground natural gas storage, LNG storage, and LNG import and export activities be subject to the MRR's requirements if they emit more than 25,000 metric tons of carbon dioxide equivalent per year. Because our primary business involves underground natural gas storage, we are potentially subject to Subpart W of the MRR.

        British Columbia has been in the process of implementing a cap-and-trade system consistent with the requirements of the WCI. The province has created a Climate Action Secretariat that is responsible for developing cap-and-trade rules. Ontario, another province participating in the WCI, committed to a phase out of coal fired power by 2014. Ontario closed its last coal-fired generating plant in April 2014. The current Ontario government brought forward Bill 138, Ending Coal for Cleaner Air Act, 2013. Subject to certain exceptions, the bill amends the Environmental Protection Act (Ontario) by adding a new part which prohibits the use of coal at generation facilities after Dec 31, 2014. The Ending Coal for Cleaner Air Act, 2013 is through its 2nd reading and is still proposed legislation.

        Alberta regulates GHG emissions under the Climate Change and Emissions Management Act, the Specified Gas Reporting Regulation (the "SGRR"), which imposes GHG emissions reporting requirements, and the Specified Gas Emitters Regulation (the "SGER"), which imposes GHG emissions limits. A facility subject to the SGRR must report if it has GHG emissions of 50,000 metric tonnes or more in any year. Under the SGER, GHG emission limits apply once a facility has direct GHG emissions in a year of 100,000 metric tonnes or more. Under the SGER, subject facilities are required to reduce their emission intensities (e.g., metric ton of GHGs emitted per unit of production) by 12% in the case of facilities operating prior to 2000 and by 2% per year beginning in the fourth year of commercial operations for facilities commencing operations in 2000 and after up to a maximum of 12%. A facility subject to the SGER may meet the applicable emission limits by making emissions intensity improvements, offsetting GHG emissions by purchasing offset credits or emission performance credits in the open market, or acquiring "fund credits" by making payments of CDN $15 per metric tonne to the Alberta Climate Change and Management Fund. The direct and indirect costs of these regulations may adversely affect our operations and financial results.

Rates

        Commercial arrangements at our facilities in the U.S. are subject to the jurisdiction of regulators, including FERC, the OCC and the CPUC. With authorization of the Alberta Government, commercial arrangements at our facility in Alberta, Canada, could be regulated by the AUC, but it is not currently Alberta Government policy to apply any such rate regulation. Each of our facilities currently has the ability to negotiate and charge rates based upon market prices, and are not limited to charging cost-of-service rates which are capped at recovery of costs plus a reasonable rate of return. The exemptions we receive under the regulatory regimes applicable to us enable us to buy, sell and store natural gas for our own account at our existing storage assets. The ability to charge market-based rates enables us to charge greater prices than many other storage providers which are required to charge cost-of-service based rates and our ability to buy, sell and store natural gas for our own account enables us to optimize our working gas capacity. In addition, we are permitted to consolidate management, marketing, and administrative functions for efficiencies in matters that some competing operators are prohibited from due to affiliate rules to which they are subject.

Employees

        As of March 31, 2015, we had 126 employees. Our executive officers are currently employed by Niska Gas Transport Inc., Niska Partners Management ULC and subsidiaries of Niska Gas Storage Partners LLC.

Competition

        The natural gas storage business is competitive. The principal elements of competition among storage facilities are rates, terms of service, types of service, access to supply sources, access to demand markets and flexibility and reliability of service. Because our facilities are strategically located in key North American natural gas producing and consuming regions, we face competition from existing competitors who also operate in those markets. Our competitors include natural gas storage companies, major integrated energy companies, pipeline operators and natural gas marketers of varying sizes, financial resources and experience. Competitors of the AECO Hub™ currently include TransCanada (Edson, CrossAlta), Atco (Carbon) and Enstor (Alberta Hub). Competitors of our Wild Goose facility currently include Brookfield Infrastructure (Lodi), PG&E, NW Natural (Gill Ranch), Central Valley Gas and a number of proposed projects in northern California. Competitors of our Salt Plains facility currently include Southern Star. Given the key location of our facilities, additional competition in the markets we serve could arise from new developments or expanded operations from existing competitors.

Seasonality

        Our cash expenditures related to our optimization activities are typically highest during summer months, and our cash receipts from our optimization activities are typically highest during winter months. Consequently, our results of operations for the summer are generally lower than for the winter.

Geographic Data; Financial Information about Segments

        See Note 22 to our Consolidated Financial Statements.

Available Information

        We make available, free of charge on our website (www.niskapartners.com), our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the Securities and Exchange Commission ("SEC").

        The public may also read and copy any materials we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains our reports, proxy and information statements and our other SEC filings. The address of that website is www.sec.gov.

Item 1A.    Risk Factors.

        In addition to the factors discussed elsewhere in this report, including the financial statements and related notes, you should consider carefully the risks and uncertainties described below, which could materially adversely affect our business, financial condition and results of operations. If any of these risks or uncertainties were to occur, our business, financial condition or results of operation could be adversely affected.

Risks Inherent in Our Business

Our level of exposure to the market value of natural gas storage services could adversely affect our revenues.

        As portions of our third-party natural gas storage contract portfolio come up for replacement or renewal, and capacity becomes available, adverse market conditions may prevent us from replacing or renewing the contracts on terms favorable to us. The market value of our storage capacity, realized through the value customers are willing to pay for LTF contracts or via the opportunities to be captured by our STF contracts or optimization activities, could be adversely affected by a number of factors beyond our control, including:

  •
  prolonged reduced natural gas price volatility;

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  a material reduction in the difference between winter and summer prices on the natural gas futures market, sometimes referred to as the seasonal spread, due to real or perceived changes in supply and demand fundamentals;

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  a decrease in demand for natural gas storage in the markets we serve;

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  increased competition for storage in the markets we serve; and

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  interest rates which, when higher, increase the cost of carrying owned or customer inventory.

        A prolonged downturn in the natural gas storage market due to the occurrence of any of the above factors could result in our inability to renegotiate or replace a number of our LTF contracts upon their expiration, leaving more capacity exposed to the value that could be generated through STF contracts or optimization. STF and optimization values would be impacted by the same factors, and market conditions could deteriorate further before the opportunity to extract value with those strategies could be realized.

        Further, our lines of business and assets are concentrated solely in the natural gas storage industry. Thus, adverse developments, including any of the industry-specific factors listed above, would have a more severe impact on our business, financial condition and results of operations than if we maintained a more diverse business.

We face significant competition that may cause us to lose market share, negatively affecting our business.

        Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenue and cash flows could be adversely affected by the activities of our competitors. The natural gas storage business is competitive. The principal elements of competition among storage facilities are rates, terms of service, types of service, deliverability, supply and market access, flexibility and reliability of service. Our operations compete primarily with other storage facilities in the same markets in the storage of natural gas. The CPUC has adopted policies that favor the development of new storage projects and there are numerous projects, including expansions of existing facilities and greenfield construction projects, at various stages of development in the market where our Wild Goose facility operates. These projects, if developed and placed into service, may compete with our storage operations.

        We also compete with certain pipelines, marketers and liquefied natural gas, or LNG, facilities that provide services that can substitute for certain of the storage services we offer. In addition, natural gas as a fuel competes with other forms of energy available to end-users, including electricity, coal and liquid fuels. Increased demand for such forms of energy at the expense of natural gas could lead to a reduction in demand for natural gas storage services. Some of our competitors have greater financial resources and may now, or in the future, have greater access to expansion or development opportunities than we do.

        If our competitors substantially increase the resources they devote to the development and marketing of competitive services or substantially decrease the prices at which they offer their services, we may be unable to compete effectively. Some of these competitors may expand or construct new storage facilities that would create additional competition for us. The storage facility expansion and construction activities of our competitors could result in storage capacity in excess of actual demand, which could reduce the demand for our services, and potentially reduce the rates that we receive for our services.

        We also face competition from alternatives to natural gas storage—ways to increase supply of or reduce demand for natural gas at peak times such that storage is less necessary. For example, excess production or supply capability with sufficient delivery capacity on standby until required for peak demand periods or ability for significant demand to quickly switch to alternative fuels at peak times would represent alternatives to natural gas storage.

        Competition could intensify the negative impact of factors that significantly decrease demand for natural gas at peak times in the markets served by our storage facilities, such as competing or alternative forms of energy, a recession or other adverse economic conditions, weather, higher fuel costs and taxes or governmental or regulatory actions that directly or indirectly increase the cost or limit the use of natural gas. Increased competition could reduce the volumes of natural gas stored in our facilities or could force us to lower our storage rates.

If third-party pipelines interconnected to our facilities become unavailable or more costly to transport natural gas, our business could be adversely affected.

        We depend upon third-party pipelines that provide delivery options to and from our storage facilities for our benefit and the benefit of our customers. Because we do not own these pipelines, their continuing operation is not within our control. These pipelines may become unavailable for a number of reasons, including testing, maintenance, line repair, reduced operating pressure, lack of operating capacity or curtailments of receipt or deliveries due to insufficient capacity. In addition, these third-party pipelines may become unavailable to us and our customers because of the failure of the interconnects that transport natural gas between our facilities and the third-party pipelines. Because of the limited number of interconnects at our facilities (Wild Goose is connected to third- party pipelines by two interconnects, AECO Hub™ by two interconnects (one at each facility) and Salt Plains by two interconnects), the failure of any interconnect could materially impact our ability or the ability of our customers to deliver natural gas into the third-party pipelines. If the costs to us or our customers to access and transport on these third-party pipelines significantly increase, our profitability could be reduced. If third-party pipelines become partially or completely unavailable, our ability to operate could be restricted, thereby reducing our profitability. A prolonged or permanent interruption at any key pipeline interconnect could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to operational hazards and unforeseen interruptions, which could have a material adverse effect on our business.

        Our operations are subject to the many hazards inherent in the storage of natural gas, including, but not limited to:

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  negative unpredicted performance by our storage reservoirs that could cause us to fail to meet expected or forecasted operational levels or contractual commitments to our customers;

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  unanticipated equipment failures at our facilities;

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  damage to storage facilities and related equipment caused by tornadoes, hurricanes, floods, earthquakes, fires, extreme weather conditions and other natural disasters and acts of terrorism;

  •
  damage from construction and farm equipment or other surface uses;

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  leaks of or other losses of natural gas as a result of the malfunction of equipment or facilities;

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  migration of natural gas through faults in the rock or to some area of the reservoir where the existing wells cannot drain the natural gas effectively;

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  blowouts (uncontrolled escapes of natural gas from a well), fires and explosions;

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  operator error; and

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  environmental pollution or release of toxic substances.

        These risks could result in substantial losses due to breaches of our contractual commitments, personal injury or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our operations. In addition, operational interruptions or disturbances, mechanical malfunctions, faulty measurements or other acts, omissions, or errors may result in significant costs or lost revenues. Natural gas that moves outside of the effective drainage area through migration could be permanently lost and will need to be replaced to maintain design storage performance.

Information technology systems present potential targets for cyber security attacks.

        We are reliant on technology to improve efficiency in our business. Information technology systems are critical to our operations. These systems could be a potential target for a cyber security attack as they are used to store and process sensitive information regarding our operations, financial position, and information pertaining to our customers and vendors. While we take the utmost precautions, we cannot guarantee safety from all threats and attacks. Any successful breach of security could result in the spread of inaccurate or confidential information, disruption of operations, environmental harm, endangerment of employees, damage to our assets, and increased costs to respond. Any of these instances could have a negative impact on cash flows, litigation status and/or our reputation, which could have a material adverse affect on our business, financial conditions, and operations. There is no guarantee that adequate insurance to cover the effects of a cyber security attack will be available at rates we believe are reasonable in the near future or that the cost of responding to a breach will be covered by insurance or recoverable in rates.

We are not fully insured against all risks incident to our business, and if an accident or event occurs that is not fully insured it could adversely affect our business.

        We may not be able to obtain the levels or types of insurance we desire, and the insurance coverage we do obtain may contain large deductibles or fail to cover certain hazards or cover all potential losses. The occurrence of any operating risks not covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to the credit risk of our customers, and any material nonpayment or nonperformance by our key customers could adversely affect our financial results.

        We are subject to the risk of loss resulting from nonpayment or nonperformance by our customers. Our credit procedures and policies may not be adequate to fully eliminate customer credit risk. If we fail to adequately assess the creditworthiness of existing or future customers or unanticipated deterioration in their creditworthiness, any resulting increase in nonpayment or nonperformance by them and our inability to re-market or otherwise use the capacity could have a material adverse effect on our business, financial condition and results of operations.

Our debt levels may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.

        We have $575.0 million principal amount outstanding of the 6.50% senior notes due 2019. In addition, we have credit facilities that provide us up to $400 million in borrowing capacity. Our level of debt could have important consequences to us, including the following:

  •
  additional financing for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

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  we will need a substantial portion of our cash flow to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and distributions to members; and

  •
  we may be more vulnerable to competitive pressures or a downturn in our business or the economy generally than our competitors with less debt.

        Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt under our credit facilities will depend on market interest rates because the interest rates applicable to our borrowings will fluctuate with movements in interest rate markets. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures. In addition, we may take actions such as selling assets, restructuring or refinancing our debt or seeking additional equity capital although we may not be able to effect any of these actions on satisfactory terms, or at all. Our inability to obtain additional financing on terms favorable to us or our inability to service our debt could have a material adverse effect on our business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

Restrictions in the agreements governing our indebtedness could limit our ability to make distributions to our members.

        We are dependent upon the cash flow generated by our operations in order to meet our debt service obligations and to allow us to make distributions to our members. The operating and financial restrictions and covenants in our credit agreement, the indenture governing our senior notes and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue our business activities, which may, in turn, limit our ability to make distributions to our members. For example, our credit agreement and the indenture governing our 6.50% Senior Notes restrict or limit our ability to:

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  make distributions;

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  incur additional indebtedness or guarantee other indebtedness;

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  grant liens or make certain negative pledges;

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  make certain loans or investments;

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  engage in transactions with affiliates;

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  make any material change to the nature of our business;

  •
  make a disposition of assets; or

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  enter into a merger or plan to consolidate, liquidate, wind up or dissolve.

        Furthermore, our credit agreement contains covenants requiring us to maintain certain financial ratios and tests, including that we maintain a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both credit facilities. Our ability to comply with those covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If we violate any of the restrictions, covenants, ratios or tests in our credit agreement or the indenture governing our 6.50% Senior Notes, the lenders or the note holders, as the case may be, will be able to accelerate the maturity of all borrowings and demand repayment of amounts outstanding, our lenders' commitment to make further loans to us may terminate, and we may be prohibited from making distributions to our unitholders. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

        The indenture governing our 6.50% Senior Notes prohibits us from making distributions to unitholders if any default or event of default (as defined in the indenture) exists. In addition, both the indenture and our credit agreement contain covenants limiting our ability to pay distributions to unitholders. The covenants apply differently depending on our fixed charge coverage ratio (defined substantively the same in the indenture and the credit agreement). If the fixed charge coverage ratio is greater than 1.75 to 1.0, we will be permitted to make restricted payments, including distributions to our unitholders, if the aggregate restricted payments since the date of our IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly, operating surplus (defined similarly to the definition in our Operating Agreement) calculated as of the end of our preceding fiscal quarter and the aggregate net cash proceeds received by us as a capital contribution or from the issuance of equity interests, including the net proceeds received from our IPO. The indenture governing our 6.50% Senior Notes contains an additional general basket of $75.0 million not contained in our credit agreement.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our $400.0 Million Credit Agreement" and "Our 6.50% Senior Notes Due 2019." Any subsequent replacement of our credit agreement, our 6.50% Senior Notes or any new indebtedness could have similar or greater restrictions.

We will be required to make capital expenditures to increase our asset base. If we are unable to obtain needed capital or financing on satisfactory terms, our ability to pay future cash distributions may be diminished or our financial leverage could increase.

        In order to increase our asset base, we will need to make expansion capital expenditures. If we do not make sufficient or effective expansion capital expenditures, we will be unable to expand our business operations. To fund our expansion capital expenditures, we will be required to use cash from our operations or incur borrowings or sell additional common units or other membership interests. Such uses of cash from operations will reduce cash available for distribution to our members. Our ability to obtain bank financing or to access the capital markets for future equity or debt offerings may be limited by our financial condition at the time of any such financing or offering and the covenants in our existing debt agreements, as well as by general economic conditions and contingencies and uncertainties that are beyond our control. Even if we are successful in obtaining the necessary funds, the terms of such financings could limit our ability to pay distributions to our members. In addition, incurring additional debt may significantly increase our interest expense and financial leverage and issuing additional membership interests may result in significant unitholder dilution and increase the aggregate amount of cash required to maintain the then-current distribution rate, which could materially decrease our ability to pay distributions to our unitholders in the future.

If we do not successfully complete expansion projects or make and integrate acquisitions that are accretive, our future growth may be limited.

        A principal focus of our strategy is to expand our business. Our ability to grow depends on our ability to complete expansion and development projects and make acquisitions that result in an increase in cash per unit generated from operations. We may be unable to successfully complete accretive expansion or development projects or acquisitions for any of the following reasons:

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  we are unable to identify attractive expansion or development projects or acquisition candidates or we are outbid by competitors;

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  we are unable to obtain necessary regulatory and/ or government approvals;

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  we are unable to realize anticipated costs savings or successfully integrate the businesses we build or acquire;

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  we are unable to raise financing on acceptable terms;

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  we make or rely upon mistaken assumptions about volumes, revenues and costs, including synergies and potential growth;

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  we are unable to secure adequate customer commitments to use the newly expanded or acquired facilities;

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  we are unable to hire, train or retain qualified personnel to manage and operate our business and assets;

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  we are unable to complete expansion projects on schedule and within budgeted costs;

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  we assume unknown liabilities when making acquisitions for which we are not indemnified or for which our indemnity is inadequate;

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  our management's and employees' attention is diverted because of other business concerns; or

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  we experience unforeseen difficulties operating in new product areas or new geographic areas.

        If any expansion or development project or acquisition eventually proves not to be accretive to our cash flow per unit, our business, financial condition and results of operations may be materially adversely affected.

Exposure to currency exchange rate fluctuations will result in fluctuations in our cash flows and operating results.

        Currency exchange rate fluctuations could have an adverse effect on our results of operations. Historically, a portion of our revenue has been generated in Canadian dollars, but we incur operating and administrative expenses in both U.S. dollars and Canadian dollars and financing expenses in U.S. dollars. If the Canadian dollar weakens significantly, we would be required to convert more Canadian dollars to U.S. dollars to satisfy our obligations, which would cause our financial condition and result of operations to be adversely affected.

        A significant strengthening of the U.S. dollar could result in an increase in our financing expenses and could materially affect our financial results under U.S. GAAP. In addition, because we report our operating results in U.S. dollars, changes in the value of the U.S. dollar also result in fluctuations in our reported revenues and earnings. In addition, under U.S. GAAP, all foreign currency-denominated monetary assets and liabilities such as cash and cash equivalents, accounts receivable, restricted cash, accounts payable, long-term debt, capital lease obligations and asset retirement obligations are revalued and reported based on the prevailing exchange rate at the end of the reporting period. This revaluation may cause us to report significant non-monetary foreign currency exchange gains and losses in certain periods.

Our operations are subject to environmental and worker safety laws and regulations that may expose us to significant costs and liabilities.

        Our natural gas storage activities are subject to stringent and complex federal, state, provincial and local environmental and worker safety laws and regulations. We may incur substantial costs in order to conduct our operations in compliance with these laws and regulations. These laws and regulations may impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct certain activities, increases in operating expenses or curtailment of certain operations to limit or prevent releases of materials from our facilities, the incurrence of capital expenditures associated with the installation of pollution control equipment, and the imposition of substantial liabilities for pollution resulting from our operations. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of our operations. Moreover, new, stricter environmental laws, regulations or enforcement policies could be implemented that significantly increase our compliance costs or the cost of any remediation of environmental contamination that may become necessary, and these costs could be material.

        In addition, laws and regulations to reduce emissions of greenhouse gases could affect the production or consumption of natural gas and, adversely affect the demand for our storage services and the rates we are able to charge for those services. The U.S. Congress and the EPA as well as some states and regional groupings of states have in recent years considered legislation or regulations to reduce emissions of greenhouse gases. These efforts have included consideration of cap-and-trade programs, carbon taxes and greenhouse gas reporting and tracking programs. Although it is not possible at this time to predict how legislation or regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased demand for natural gas. However, if such future laws and regulations are expansive enough to restrict greenhouse gas emissions associated with the use of natural gas, they could reduce the demand for natural gas and/or result in additional compliance costs or operating restrictions, and could have a material adverse effect on our business, financial condition, demand for our services, results of operations, and cash flows. In addition, some scientists have concluded that increasing concentrations of greenhouse gas in the atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climate events that could have an adverse effect on our assets and operations See "Business—Regulation" for more information.

A change in the jurisdictional characterization of our assets by regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.

        AECO Hub™ in Alberta is not currently subject to rate regulation. The AER has jurisdiction to regulate the technical aspects of construction, development, and operation of storage facilities. If approved to do so by the Alberta Government, the AUC, may also set prices for natural gas stored in

Alberta. It is not currently Alberta Government policy to disturb market-based prices of independent natural gas storage facilities. If, however, the AUC was authorized to regulate the rates we charge, it could materially adversely affect our business. In addition, a connected pipeline tolling structure is available to our customers at AECO Hub™, allowing them to inject and withdraw natural gas without incremental transportation costs. There has been a decision to include the previously provincially-regulated Alberta System under the jurisdiction of the Federal National Energy Board, or NEB, and it is possible that the NEB could assume federal jurisdiction over, and set rates for, connected storage facilities, including AECO Hub™, or invoke transportation toll design changes that negatively impact AECO Hub™.

        Our Wild Goose operations are regulated by the CPUC. The CPUC has authorized us to charge our Wild Goose customers market-based rates because, as an independent storage provider, we, rather than ratepayers, bear the risk of any underutilized or discounted storage capacity. If the CPUC changes this determination, for instance as a result of a complaint, we could be limited to charging rates based on our cost of providing service plus a reasonable rate of return, which could have an adverse impact on our revenues associated with providing storage services.

        Our Salt Plains operations are subject to primary regulation by the OCC and are permitted to conduct a limited amount of storage service in interstate commerce under Federal Energy Regulatory Commission, or FERC, regulations and policies that allow pipeline and storage companies to engage in interstate commerce (commonly known as NGPA section 311 services under the Natural Gas Policy Act of 1978), which services are not subject to FERC's broader jurisdiction under the Natural Gas Act. These section 311 services are provided by Salt Plains pursuant to a Statement of Operating Conditions which is on file with FERC. FERC has permitted Salt Plains to charge market-based rates for its section 311 services. Market-based rate authority allows Salt Plains to negotiate rates with individual customers based on market demand. This right to charge market-based rates may be challenged by a party filing a complaint with FERC. Our market-based rate authorization may also be re-examined if we add substantial new storage capacity through expansion or acquisition and as a result obtain market power. Any successful complaint or protest against our rates, or re-examination of those rates by FERC, could limit us to charging rates based on our cost of providing service plus a reasonable rate of return, and could have an adverse impact on our revenues associated with providing storage services. Should FERC or the OCC change their relevant policies, or should we no longer qualify for primary regulation by the OCC, our results of operations could be materially adversely affected.

        Our current natural gas storage operations in the United States are generally exempt from the jurisdiction of FERC, under the Natural Gas Act of 1938, or the Natural Gas Act or, in the case of Salt Plains, are providing services under NGPA section 311. If our operations become subject to FERC regulation under the Natural Gas Act, such regulation may extend to such matters as:

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  rates, operating terms and conditions of service;

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  the types of services we may offer to our customers;

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  the expansion of our facilities;

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  creditworthiness and credit support requirements;

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  relationships among affiliated companies involved in certain aspects of the natural gas business; and

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  various other matters.

        In the event that our operations become subject to FERC regulation, and should we fail to comply with all applicable FERC-administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005, or EPA Act 2005, FERC has civil penalty authority under the Natural Gas Act to impose penalties for certain violations of up to

$1,000,000 per day for each violation. FERC also has the authority to order disgorgement of profits from transactions deemed to violate the Natural Gas Act and the EPA Act 2005.

We hold title to our storage reservoirs under various types of leases and easements, and our rights thereunder generally continue only for so long as we pay rent or, in some cases, minimum royalties.

        Our rights under storage easements and leases continue for so long as we conduct storage operations and pay our grantors for our use, or otherwise pay rent owing to the applicable lessor. If we were unable to operate our storage facilities for a prolonged period of time (generally one year) or did not pay the rent or minimum royalty, as applicable, to maintain such storage easements and leases in good standing, we might lose title to our natural gas storage rights underlying our storage facilities. In addition, title to some of our real property assets may have title defects which have not historically materially affected the ownership or operation of our assets. In either case, to recover our lost rights or to remove the title defects, we would be required to utilize significant time and resources. In addition, we might be required to exercise our power of condemnation to the extent available. Condemnation proceedings are adversarial proceedings, the outcomes of which are inherently difficult to predict, and the compensation we might be required to pay to the parties whose rights we condemn could be significant and could materially adversely affect our business, financial condition and results of operations.

Our risk management policies cannot eliminate all commodity price risk. In addition, any non-compliance with our risk management policies could result in significant financial losses.

        While our hedging policies are designed to minimize commodity price risk, some degree of exposure to unforeseen fluctuations in market conditions remains. We have in place risk management systems that are intended to quantify and manage risks, including risks related to our hedging activities such as commodity price risk and basis risk. We monitor processes and procedures to prevent unauthorized trading and to maintain substantial balance between purchases and future sales and delivery obligations. However, these steps may not detect and prevent all violations of our risk management policies and procedures, particularly if deception or other intentional misconduct is involved. There is no assurance that our risk management procedures will prevent losses that would negatively affect our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Management Policy and Practices."

New derivatives legislation could have an adverse impact on our ability to hedge risks associated with our business and on the cost of our hedging activities.

        We use over-the-counter (OTC) derivative products to hedge commodity risks and, to a lesser extent, our currency risks. On July 21, 2010 new comprehensive financial reform legislation, known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), was enacted that establishes federal oversight and regulation of the over-the-counter derivatives market and entities, including us, that participate in that market. The Dodd-Frank Act requires the U.S. Commodity Futures Trading Commission ("CFTC"), the SEC and other regulators to promulgate rules and regulations implementing the new legislation. In its rulemaking under the Dodd-Frank Act, the CFTC issued regulations to set position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. The initial position limits rule was vacated by the United States District Court for the District of Columbia in September of 2012. However, in November 2013, the CFTC proposed new rules that would place limits on positions in certain core futures and equivalent swaps contracts for or linked to certain physical commodities, subject to exceptions for certain bona fide hedging transactions. As these new position limit rules are not yet final, the impact of those provisions on us is uncertain at this time. The Dodd-Frank Act and

CFTC Rules also may require us in connection with certain derivatives activities to comply with clearing and trade-execution requirements (or take steps to qualify for an exemption to such requirements). In addition, the Dodd-Frank Act requires that regulators establish margin rules for uncleared swaps. Posting of collateral could impact liquidity and reduce cash available to us for capital expenditures, therefore reducing our ability to execute derivatives to reduce risk and protect cash flows. Although we expect to qualify for the end-user exception to the clearing, trade execution and margin requirements for swaps entered to hedge our commercial risks, the application of the such requirements to other market participants, such as swap dealers, may change the cost and availability of our derivatives. Other regulations also remain to be finalized, and the CFTC has delayed the compliance dates for various regulations already finalized. As a result it is not possible at this time to predict with certainty the full effects of the Dodd-Frank Act and CFTC rules on us and the timing of such effects.

        The Dodd-Frank Act and any new regulations could significantly increase the cost of derivative contracts (including from swap recordkeeping and reporting requirements and through requirements to post collateral which could adversely affect our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, and reduce our ability to monetize or restructure our existing derivative contracts. If we reduce our use of derivatives as a result of the Dodd-Frank Act and regulations, our results of operations may become more volatile and our cash flows may be less predictable. Finally, the Dodd-Frank Act was intended, in part, to reduce the volatility of natural gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to natural gas. Our revenues could therefore be adversely affected if a consequence of the Dodd-Frank Act and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on us, our financial condition, and our results of operations.

        In addition, the European Union and other non-U.S. jurisdictions are implementing regulations with respect to the derivatives market. To the extent we transact with counterparties in foreign jurisdictions, we may become subject to such regulations. At this time, the impact of such regulations is not clear.

We may enter into commercial obligations that exceed the physical capabilities of our facilities.

        We enter into LTF and STF contracts and proprietary optimization transactions based on our understanding of the injection, withdrawal and working gas storage capabilities of our facilities as well as the expected usage patterns of our customers. If our understanding of the capabilities of our facilities or our expectations of the usage by customers is inaccurate we may be obligated to customers to inject, withdraw or store natural gas in manners which our facilities are not physically able to satisfy. If we are unable to satisfy our obligations to our customers we may be liable for damages, the customers could have the right to terminate their contracts with us, and our reputation and customer relationships may be damaged.

Our operations could be affected by terrorist activities and catastrophic events that could result from terrorism.

        In the event that our storage facilities are subject to terrorist activities, such activities could significantly impair our operations and result in a decrease in revenues and additional costs to repair and insure our assets. The effects of, or threat of, terrorist activities could result in a significant decline in the North American economy and the decreased availability and increased cost of insurance coverage. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

We depend on a limited number of customers for a significant portion of our revenues. The loss of any of these customers could result in a decline in our revenues.

        We rely on a limited number of customers for a significant portion of our revenues. The loss of all or a portion of the revenues attributable to our key customers as a result of competition, creditworthiness, inability to negotiate extensions or replacements of contracts or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Increases in interest rates could adversely impact our unit price and our ability to issue additional equity to make acquisitions or for other purposes.

        An increase in interest rates may cause a corresponding decline in demand for equity investments in general, and in particular for yield-based equity investments such as our common units. Any such increase in interest rates or reduction in demand for our common units resulting from other relatively more attractive investment opportunities may cause the trading price of our common units to decline. Therefore, changes in interest rates may affect our ability to issue additional equity to make acquisitions or for other purposes.

Risks Related to Our Structure

Holdco currently controls our manager, which has sole responsibility for conducting our business and managing our operations. Our manager has delegated this responsibility to our board, all of the members of which are appointed by our manager. Our manager and its affiliates, including Holdco, have conflicts of interest with us and limited duties, and they may favor their own interests to the detriment of our common unitholders.

        Holdco owns and controls our manager. Our manager appoints all of the members of our board, which manages and operates us. Some of our directors and executive officers are directors or officers of our manager or its affiliates, including Holdco. Although our board has a contractual duty to manage us in a manner beneficial to us and our unitholders, our directors and officers have a fiduciary duty to manage our business in a manner beneficial to Holdco. Therefore, conflicts of interest may arise between Holdco and its affiliates, including our manager, on the one hand, and us and our unitholders, on the other hand. In resolving these conflicts of interest, our board may favor our manager's own interests and the interests of its affiliates over the interests of our common unitholders. These conflicts include the following situations:

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  neither our Operating Agreement nor any other agreement requires Holdco to pursue a business strategy that favors us or our unitholders;

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  pursuant to our Operating Agreement, our manager has limited its liability and defined its and our board's duties in ways that are protective of it and the board as compared to liabilities and fiduciary duties that would be imposed upon a managing member under Delaware law in the absence of such definition. Our Operating Agreement also restricts the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty under Delaware common law;

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  our board determines the amount and timing of asset purchases and sales, borrowings, issuance of additional membership interests and reserves, each of which can affect the amount of cash that is distributed to unitholders;

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  our board determines the amount and timing of any capital expenditures and, based on the applicable facts and circumstances, whether a capital expenditure is classified as a maintenance capital expenditure. This determination can affect the amount of cash that is distributed to our unitholders and to the holders of the new incentive distribution rights;

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  our board determines which costs incurred by our manager and its affiliates are reimbursable by us;

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  our Operating Agreement does not restrict our manager from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with its affiliates on our behalf;

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  our manager may exercise its right to call and purchase common units if it and its affiliates own more than 80% of the common units;

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  Holdco and its affiliates are not limited in their ability to compete with us;

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  our manager is allowed to take into account the interests of parties other than us, including Holdco and its affiliates, in resolving conflicts of interest with us;

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  except in limited circumstances, our manager has the power and authority to conduct our business without unitholder approval;

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  our Operating Agreement permits us to borrow funds to permit the payment of cash distributions or fund operating expenditures;

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  our manager may cause us to borrow funds in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make incentive distributions;

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  our Operating Agreement permits us to distribute up to $50.0 million from capital sources, including on the new incentive distribution rights, without treating such distribution as a distribution from capital;

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  our manager controls the enforcement of the obligations that it and its affiliates owe to us; and

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  our manager decides whether to retain separate counsel, accountants or others to perform services for us.

Affiliates of our manager, including Holdco and the Carlyle/Riverstone Funds and their portfolio company subsidiaries, are not limited in their ability to compete with us and are not obligated to offer us the opportunity to pursue additional assets or businesses.

        Our Operating Agreement among us, Holdco and others does not prohibit affiliates of our manager, including Holdco and the Carlyle/Riverstone Funds, from owning assets or engaging in businesses that compete directly or indirectly with us. The Carlyle/Riverstone Funds and their portfolio companies may acquire, construct or dispose of additional natural gas storage or other assets in the future, without any obligation to offer us the opportunity to purchase or construct any of those assets. The Carlyle/Riverstone Funds and their affiliates are large, established participants in the energy industry and may have greater resources than we have, which may make it more difficult for us to compete with these entities with respect to commercial activities as well as for acquisition opportunities. As a result, competition from these entities could adversely impact our business, financial condition and results of operations.

Holders of our common units have limited voting rights and are not entitled to elect our manager or our directors.

        Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. Unitholders will have no right to elect our manager or our board on an annual or other continuing basis. Our board, including our independent directors, is chosen entirely by our manager. Unlike publicly-traded corporations, we do not conduct annual meetings of our unitholders to elect directors or conduct other matters routinely conducted at annual meetings of stockholders of corporations. Furthermore, if the unitholders were dissatisfied with the performance of our manager, they have little ability to remove our manager.

We are a "controlled company" within the meaning of NYSE rules and, as a result, qualify for, and rely on, exemptions from some of the NYSE listing requirements with respect to independent directors.

        Because Holdco controls more than 50% of the voting power for the election of our directors, we are a controlled company within the meaning of NYSE rules, which exempt controlled companies from the following corporate governance requirements:

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  the requirement that a majority of the board consist of independent directors;

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  the requirement that we have a nominating or corporate governance committee, composed entirely of independent directors, that is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, selection of board nominees for the next annual meeting of shareholders, development of corporate governance guidelines and oversight of the evaluation of the board and management;

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  the requirement that we have a compensation committee of the board, composed entirely of independent directors, that is responsible for reviewing and approving corporate goals and objectives relevant to chief executive officer compensation, evaluation of the chief executive officer's performance in light of the goals and objectives, determination and approval of the chief executive officer's compensation, making recommendations to the board with respect to compensation of other executive officers and incentive compensation and equity-based plans that are subject to board approval and producing a report on executive compensation to be included in an annual proxy statement or Form 10-K filed with the SEC;

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  the requirement that we conduct an annual performance evaluation of the nominating, corporate governance and compensation committees; and

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  the requirement that we have written charters for the nominating, corporate governance and compensation committees addressing the committees' responsibilities and annual performance evaluations.

        For so long as we remain a controlled company, we are not required to have a majority of independent directors or nominating, corporate governance or compensation committees. Accordingly, our unitholders may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

Our Operating Agreement limits our manager's and directors' duties to holders of our common units and restricts the remedies available to holders of our common units for actions taken by our manager or board that might otherwise constitute breaches of fiduciary duty.

        Our Operating Agreement contains provisions that replace the fiduciary standards to which our manager or directors would otherwise be held by state fiduciary duty laws. The limitation and definition of these duties is permitted by the Delaware law governing limited liability companies. For example, our operating agreement permits our manager or directors to make a number of decisions in their individual capacities, as opposed to their capacities as our manager or directors, free of fiduciary duties to us and our unitholders. This entitles our manager and/or directors to consider only the interests and factors that they desire and relieves them of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our members. Examples of decisions that our manager and/ or directors may make in their individual capacities include:

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  how to allocate business opportunities among us and its affiliates;

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  whether to exercise its call right;

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  how to exercise its voting rights with respect to the units it owns;

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  whether to exercise its registration rights;

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  whether to elect to reset target distribution levels; and

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  whether or not to consent to any merger or consolidation of the partnership or amendment to the partnership agreement.

Even if unitholders are dissatisfied, they cannot initially remove our manager without Holdco's consent.

        Unitholders have little ability to remove our manager. The vote of the holders of at least 66 2/3% of all outstanding common units and Notional Subordinated Units voting together as a single class is required to remove our manager. Holdco owns 53.93% of our outstanding common units and all of our Notional Subordinated Units. Accordingly, our public unitholders are currently unable to remove our manager without Holdco's consent because Holdco owns sufficient units to be able to prevent the manager's removal.

Our manager, or its interest in us, may be transferred to a third party without unitholder consent.

        Our manager may transfer its managing member interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of our unitholders. Furthermore, our Operating Agreement does not restrict the ability of the owners of our manager from transferring ownership of our manager to a third party. The new owners of our manager would then be in a position to revoke the delegation to our board of the authority to conduct our business and operations or to replace our directors and officers with their own choices. This effectively permits a "change of control" of the company without unitholder vote or consent.

We may issue additional membership interests without unitholder approval, which would dilute a unitholder's existing ownership interests.

        Our Operating Agreement does not limit the number of additional membership interests that we may issue at any time without the approval of our unitholders. Our issuance of additional common units or other membership interests of equal or senior rank may have the following effects:

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  each unitholder's proportionate ownership interest in us will decrease;

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  the amount of cash available for distribution on each unit may decrease;

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  the ratio of taxable income to distributions may increase;

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  the relative voting strength of each previously outstanding unit may be diminished; and

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  the market price of the common units may decline.

Our manager has a call right that may require unitholders to sell their common units at an undesirable time or price.

        If at any time our manager and its affiliates own more than 80% of the common units, our manager will have the right, which it may assign to any of its affiliates or to us, but not the obligation, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price, as calculated pursuant to the terms of our Operating Agreement. As a result, unitholders may be required to sell their common units at an undesirable time or price and may not receive any return on their investment. Unitholders may also incur a tax liability upon a sale of their units. Our manager is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the call right. There is no restriction in our Operating Agreement that prevents our manager from issuing additional common units and exercising its call right. If our manager exercised its call right, the effect would be to take us private and, if the units were subsequently deregistered, we would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our manager and its affiliates own approximately 53.93% of our outstanding common units.

Our Operating Agreement restricts the voting rights of unitholders owning 20% or more of our common units.

        Our Operating Agreement restricts unitholders' voting rights by providing that any units held by a person or group that owns 20% or more of any class of units then outstanding, other than our manager and its affiliates, their transferees and persons who acquired such units with the prior approval of our board, cannot vote on any matter. Our Operating Agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

        Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 18-607 of the Delaware Limited Liability Company Act, or the Delaware Act, we may not make a distribution to unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of an impermissible distribution, members who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited liability company for the distribution amount. A purchaser of common units will be liable for the obligations of the transferor to make contributions to us that are known to such purchaser at the time it became a member and for unknown obligations if the liabilities could be determined from our Operating Agreement.

The market price of our common units could be adversely affected by sales of substantial amounts of our common units in the public or private markets, including sales by Holdco or other large holders.

        We have 37,988,724 common units outstanding. 20,488,525 of the common units are owned by Holdco. Sales by Holdco or other large holders of a substantial number of our common units in the public markets, or the perception that such sales might occur, could have a material adverse effect on the price of our common units or could impair our ability to obtain capital through an offering of equity securities. In addition, we provided registration rights to Holdco. Under our Operating Agreement, our manager and its affiliates have additional registration rights relating to the offer and sale of any units that they hold, subject to certain limitations.

Tax Risks to Common Unitholders

Our tax treatment depends on our status as a partnership for federal tax purposes, as well as our not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service, or IRS, treats us as a corporation for federal income tax purposes, or we become subject to entity-level taxation for state tax purposes, our cash available for distribution to you could be substantially reduced.

        The anticipated after-tax benefit of an investment in our units depends on our being treated as a partnership for U.S. federal income tax purposes.

        Despite the fact that we are organized as a limited liability company under Delaware law, we would be treated as a corporation for U.S. federal income tax purposes unless we satisfy a "qualifying income" requirement. Based upon our current operations, we believe we satisfy the qualifying income requirement. However, the IRS has made no determinations regarding our treatment as a partnership. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

        If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%, and would likely be liable for state income tax at varying rates. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to our unitholders. Because taxes would be imposed upon us as a corporation, our cash available for distribution to our unitholders could be substantially reduced. Therefore, our treatment as a corporation would result in a reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a reduction in the value of the units.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a similar tax upon us as an entity, the cash available for distribution to you would be reduced and the value of our common units could be negatively impacted.

        Our Operating Agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to a material amount of entity-level taxation for U.S. federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

Notwithstanding our treatment for U.S. federal income tax purposes, we are subject to certain non-U.S. taxes. If a taxing authority were to successfully assert that we have more tax liability than we anticipate or legislation were enacted that increased the taxes to which we are subject, the cash available for distribution to unitholders could be further reduced.

        Most of our business operations and subsidiaries are subject to income, withholding and other taxes in the non-U.S. jurisdictions in which they are organized or from which they receive income, reducing the amount of cash available for distribution. In computing our tax obligation in these non-U.S. jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing tax authorities, such as whether withholding taxes will be reduced by the application of certain tax treaties. Upon review of these positions the applicable authorities may not agree with our positions. A successful challenge by a tax authority could result in additional tax being imposed on us, reducing the cash available for distribution to unitholders. In addition, changes in our operations or ownership could result in higher than anticipated tax being imposed in jurisdictions in which we are organized or from which we receive income and further reduce the cash available for distribution. Although these taxes may be properly characterized as foreign income taxes, unitholders may not be able to credit them against their liability for U.S. federal income taxes on their share of our earnings.

        Our Operating Agreement provides that the adverse impact of any such additional entity-level taxation will be borne directly or indirectly by all members.

We may become a resident of Canada and have to pay tax in Canada on our worldwide income, which could reduce our earnings, and unitholders could then become taxable in Canada in respect of their ownership of our units. Moreover, as a non-resident of Canada we may have to pay tax in Canada on our Canadian source income, which could reduce our earnings.

        Under the Income Tax Act (Canada), or the Canadian Tax Act, a company that is resident in Canada is subject to tax in Canada on its worldwide income, and unitholders of a company resident in Canada may be subject to Canadian capital gains tax on a disposition of its units and to Canadian withholding tax on dividends paid in respect of such units.

        Our place of residence, under Canadian law, would generally be determined based on the place where our central management and control is, in fact, exercised. It is not our current intention that our central management and control be exercised in Canada. Based on our operations, we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canadian Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canadian Tax Act. However, if we were or become resident in Canada, we would be or become subject under the Canadian Tax Act to Canadian income tax on our worldwide income. Further, unitholders who are non-residents of Canada may be or become subject under the Canadian Tax Act to tax in Canada on any gains realized on the disposition of our units and would be or become subject to Canadian withholding tax on dividends paid or deemed to be paid by us, subject to any relief that may be available under a tax treaty or convention.

The tax treatment of publicly traded partnerships, companies with multinational operations, or an investment in our units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.

        The present U.S. federal income tax treatment of publicly traded partnerships, companies with multinational operations, or an investment in entities such as Niska Gas Storage Partners LLC may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, the Obama administration's budget proposal for fiscal year 2016 recommends that certain publicly traded partnerships earning income from activities related to fossil fuels be taxed as corporations beginning in 2021. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. If successful, the Obama administration's proposal or other similar proposals could eliminate the qualifying income exception to the treatment of all publicly traded partnerships as corporations upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

        Further, the Treasury Department and the Internal Revenue Service issued proposed Regulations interpreting the scope of the qualifying income requirement on May 5, 2015 (the "Proposed Regulations"). We believe that our operations are consistent with the current draft of the Proposed Regulations. However, the Proposed Regulations, once issued in final form, have the potential to change interpretations of the current law.

        Any modification to U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the qualifying income requirement to be treated as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will be reintroduced or will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common units.

If a tax authority contests the positions we take, the market for our common units may be adversely impacted and the cost of any such contest will reduce our cash available for distribution to unitholders.

        The tax authorities may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take, and a court may not agree with these positions. Any contest with a tax authority may materially and adversely impact the market for our common units and the price at which they trade. In addition, our costs of any contest with a tax authority will be borne by our members because the costs will reduce our cash available for distribution.

Unitholders are required to pay taxes on their share of our income even if they do not receive any cash distributions from us.

        Unitholders are required to pay any U.S. federal income taxes, Medicare taxes and, in some cases, state and local income taxes on their share of our taxable income even if they receive no cash distributions from us. Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from that income.

Tax gain or loss on the disposition of our common units could be more or less than expected.

        If unitholders sell their common units, they will recognize a gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and their tax basis in those common units. Because for U.S. federal income tax purposes distributions in excess of their allocable share of our net taxable income result in a decrease such unitholders' tax basis in their common units, the amount, if any, of such prior excess distributions with respect to the units they sell will, in effect, become taxable income to them for U.S. federal income tax purposes if they sell such units at a price greater than their tax basis in those units, even if the price they receive is less than their original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential of depreciation deductions and certain other items. In addition, because the amount realized includes a unitholder's share of our liabilities, unitholders may incur a tax liability on the sale of their units in excess of the amount of cash they receive.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning our common units that may result in adverse tax consequences to them.

        Investment in common units by a tax-exempt entity, such as employee benefit plans and individual retirement accounts (known as IRAs), or a non-U.S. person raises issues unique to them. For example, virtually all of our income allocated to organizations that are exempt from U.S. federal income tax, including IRAs and other retirement plans, is unrelated business taxable income and will be taxable to them. In addition, we expect to withhold taxes from distributions to non-U.S. persons at the highest effective tax rate applicable to non-U.S. persons, and non-U.S. persons are required to file U.S. federal tax returns and pay tax on their shares of our taxable income attributable to our U.S. operations. Tax exempt entities (or those who intend to hold our units through an IRA) and non-U.S. persons should consult a tax advisor before investing in our common units.

We treat each unitholder as having the same tax benefits without regard to the actual common units held. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        Because we cannot match transferors and transferees of common units and because of other reasons, we have adopted depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of taxable income recognized by unitholders as a result of their ownership of our units. It also could affect the amount of gain from a unitholder's sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to that unitholder's tax returns.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

        We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations. The U.S. Treasury Department has issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly-traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. If the IRS were to challenge our proration method or new Treasury Regulations were issued, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

The amount of taxable income or loss allocable to each unitholder depends, in part, upon values that we periodically determine for our outstanding equity interests and our assets in order to comply with federal income tax law. The IRS may challenge our determinations of these values, which could adversely affect the value of our units.

        U.S. federal income tax law requires us to periodically determine the value of our assets and to calculate the amount of taxable income or loss allocable to each partner based in part upon these values. We determine these asset values and allocations in part by reference to values that we determine for our outstanding equity interests. The IRS may challenge our valuations and related allocations. A successful IRS challenge to these valuations or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain from a unitholder's sale of units and could have a negative impact on the value of units or result in audit adjustments to our unitholders' tax returns without the benefit of additional deductions.

A unitholder whose units are the subject of a securities loan (e.g., a loan to a "short seller" to cover a short sale of units) may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

        Because there are no specific rules governing the U.S. federal income tax consequence of loaning a partnership interest, a unitholder whose units are the subject of a securities loan may be considered as having disposed of the loaned units. In that case, the unitholder may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a securities loan are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our tax partnership for U.S. federal income tax purposes.

        We will be considered to have technically terminated as a partnership for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns for one fiscal year and may result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but it would result in our being treated as a new partnership for tax purposes. If we were treated as a new partnership, we would be required to make new tax elections and could be subject to penalties if we were unable to determine that a termination occurred. The IRS has recently announced a relief procedure whereby a publicly traded partnership that has technically terminated may be permitted to provide only a single Schedule K-1 to unitholders for the two tax years within the fiscal year in which the termination occurs.

Unitholders are likely subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire property.

        In addition to U.S. federal income taxes, unitholders are likely subject to state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or own property now or in the future, even if they do not live in any of those jurisdictions. Unitholders are likely required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. We own assets and conduct business in California, Oklahoma and Texas. Each of California and Oklahoma currently imposes a personal income tax on individuals. Many states also impose an income tax on corporations and other entities. As we make acquisitions or expand our business, we may own assets or conduct business in additional states that impose a personal income tax. It is the unitholder's responsibility to file all U.S. federal, foreign, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our common units.

Item 1B.    Unresolved Staff Comments.

        None.

Item 2.    Properties.

        Our storage facilities are constructed and maintained on property owned by others. Rights to use our reservoirs for natural gas storage are held pursuant to natural gas storage leases with the surface owners of the lands where the reservoirs are situated as well as mineral owner agreements and similar instruments entered into with the holders of subsurface mineral interests in such lands. Rights for the lands used for our pipelines are derived from right-of-ways, easements, leases and other similar land-use agreements.

        For more information on our material properties, see "Business—Our Assets" in Item 1 of this Report.

Item 3.    Legal Proceedings.

        We are not a party to any legal proceeding other than legal proceedings arising in the ordinary course of our business. We are a party to various administrative and regulatory proceedings that have arisen in the ordinary course of our business.

Item 4.    Mine Safety Disclosures.

        Not applicable.

PART II

Item 5.    Market for Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities.

  Our Limited Liability Company Interests

        As of June 11, 2015 we had outstanding 37,988,724 common units, a 1.80% managing member interest and incentive distribution rights, or IDRs. The common units represent all of our limited partner interests and 98.20% of our total ownership interests excluding our IDRs. As discussed below under "Our Cash Distribution Policy—Incentive Distribution Rights," the IDRs represent the right to receive 48% of any quarterly cash distribution after our common unitholders have received the full quarterly distribution for each quarter plus any arrearages from prior quarters (of which there are currently none). Holdco currently owns approximately 53.93% of our outstanding common units and all of our IDRs.

        Our common units, which represent limited liability company interests in us, are listed on the NYSE under the symbol "NKA." Our common units have been traded on the NYSE since May 12, 2010. Prior to that time, there was no public market for our common units. The following table sets forth for the indicated periods the high and low sales prices per unit for our common units on the NYSE:

Three Months Ended	High	Low
March 31, 2015	$4.62	$1.44
December 31, 2014	$12.91	$2.71
September 30, 2014	$16.10	$12.27
June 30, 2014	$16.43	$12.26
March 31, 2014	$16.32	$11.30
December 31, 2013	$17.00	$14.23
September 30, 2013	$15.49	$14.00
June 30, 2013	$15.86	$12.45

        On June 11, 2015, the closing market price for our common units was $1.40 per unit.

        We have gathered tax information from our known unitholders and from brokers/nominees and, based on the information collected, we have approximately 16,095 beneficial unitholders at March 31, 2015.

        Cash distributions paid to common unitholders for the years ended March 31, 2015 and 2014 were as follows:

Record Date	Payment Date	Per Common Unit
November 12, 2014	November 20, 2014	$0.35
August 11, 2014	August 19, 2014	$0.35
May 19, 2014	May 27, 2014	$0.35
February 10, 2014	February 18, 2014	$0.35
November 13, 2013	November 21, 2013	$0.35
August 12, 2013	August 15, 2013	$0.35
May 20, 2013	May 23, 2013	$0.35

        Cash distributions of substantially all of our available cash, generally defined as consolidated cash receipts less consolidated cash expenditures and such retentions for working capital, anticipated cash expenditures and contingencies are made as our Board deems appropriate. Distributions of cash paid by us to a unitholder will not result in taxable gain or income except to the extent the aggregate amount distributed exceeds the tax basis of the common units owned by the unitholder.

        We are a publicly traded LLC and are not subject to federal income tax on our U.S.-sourced income. Instead, unitholders are required to report their allocable share of our income, gain, loss and deduction, regardless of whether we make distributions.

        We are subject to withholding taxes by the Canada Revenue Agency ("CRA") for the portion of our quarterly distributions that are derived from our Canadian operations. Unitholders receive foreign tax credits equal in amount to the amount that we pay to the CRA and can apply these credits against other Canadian sourced income, to the extent that they may have any.

  Holders

        As of June 11, 2015, there were thirteen holders of record of our common units. The number of record holders does not include holders of units in "street names" or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

  Our Cash Distribution Policy

        Our Operating Agreement contains a policy pursuant to which we pay regular quarterly cash distributions in an aggregate amount equal to substantially all of our cash available for distribution, after reserves for the prudent conduct of our business (including reserves for capital expenditures, operating expenditures and debt service) or for distributions to members in respect of future quarters. On January 28 and May 6, 2015, our Board suspended the quarterly distribution to common unitholders for the third and fourth quarters of fiscal 2015, respectively. Our Board may continue to consider whether to make distributions on a quarter-by-quarter basis, or may determine to change our distribution policy.

  Managing Member Interest

        Our manager is entitled to 1.80% of all distributions that we make prior to our liquidation. Our manager has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current managing member interest if we issue additional membership interests in the future. The manager's 1.80% interest in distributions will be reduced if we issue additional membership interests in the future and our manager does not contribute a proportionate amount of capital to us to maintain its 1.80% managing member interest.

  Incentive Distribution Rights

        The IDRs entitle the Carlyle/Riverstone Funds to receive 48% of any quarterly cash distributions after our common unitholders have received the full minimum quarterly distribution ($0.35 per unit) for each quarter plus any arrearages from prior quarters.

        To date, the Company has not made any payments with respect to the IDRs.

  Limitations on Cash Distributions; Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly cash distributions from us. Our distribution policy may be changed at any time and is subject to certain restrictions, including:

  •
  We may continue to lack sufficient cash to pay distributions to our unitholders due to cash flow shortfalls attributable to a number of operational, commercial or other factors as well as increases in our operating or general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements and anticipated cash needs. Our cash available for distribution to unitholders is directly impacted by our cash expenses necessary to run our business, including capital needs to maintain our storage facilities, finance our proprietary optimization program and fund the margin requirements of our hedging instruments.

  •
  Our cash distribution policy may be affected by restrictions on distributions under our $400.0 million credit agreement and by the indenture relating to our 6.50% Senior Notes as well as by restrictions in future debt agreements that we enter into. Specifically, our credit agreement and indenture contain financial tests and covenants, commensurate with companies of our credit quality that we must satisfy. Should we be unable to satisfy these restrictions under our $400.0 million credit agreement or indenture or if we are otherwise in default under our

    $400.0 million credit agreement or indenture, we would be prohibited from making cash distributions to unitholders notwithstanding our stated cash distribution policy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our 6.50% Senior Notes Due 2019" and "—Our $400.0 Million Credit Agreement."

  •
  Our board's determination of cash available for distribution takes into account reserves for the prudent conduct of our business (including reserves for cash distributions to our members), and the establishment of (or any increase in) those reserves could result in a continued suspension of cash distributions to our unitholders.

  •
  Even if our cash distribution policy is not modified or revoked, we may continue to not pay distributions under our cash distribution policy and the decision to make any distribution is determined by our Board.

  •
  Under Section 18-607 of the Delaware Act, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets.

  Sales of Unregistered Securities

        None.

Item 6.    Selected Financial Data.

        The following table shows selected historical consolidated financial and operating data of Niska Gas Storage Partners LLC for each fiscal year in the five-year period ended March 31, 2015.

        The historical consolidated financial data presented for each fiscal year in the five-year period ended March 31, 2015 is derived from the audited financial statements for those respective periods, and should be read together with and are qualified in their entirety by reference to, the historical audited consolidated financial statements of Niska Gas Storage Partners LLC and the accompanying notes included in Item 8.

        Moreover, the table should be read together with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Years Ended March 31,
	2015	2014	2013	2012	2011
	(dollars in thousands, except per unit amounts)
Consolidated Statement of Earnings Data:
Revenues(1)	$98,319	$207,396	$140,695	$268,581	$230,075
Depreciation and amortization	117,323	41,286	50,409	46,132	46,891
Interest and debt expense	51,336	66,315	67,010	74,630	77,007
Earnings (loss) before income taxes	(382,312)	(19,213)	(62,543)	(185,459)	27,403
Net earnings (loss)	(350,656)	(8,957)	(43,601)	(165,772)	57,457
Earnings (loss) per unit(2)	(9.34)	(0.25)	(0.63)	(2.39)	0.31
Balance Sheet and Other Financial Data (at period end):
Total current assets	$253,405	$297,137	$247,775	$439,427	$443,699
Total assets	1,160,959	1,539,191	1,524,392	1,803,358	2,061,270
Total debt(3)	779,426	706,725	722,274	807,179	800,000
Members' equity	185,671	554,140	597,377	690,390	916,973
Cash distributions declared (per unit):
Common units	$1.05	$1.40	$1.40	$1.40	$0.87
Subordinated units(6)	—	—	—	0.70	0.87
Operational Data: (unaudited)
Effective working gas capacity (Bcf)(4)	250.5	250.5	225.5	221.5	204.5
Capacity added during the period (Bcf)	—	25.0	4.0	17.0	19.0
Percent of operated capacity leased to third parties(5)	68.6%	76.1%	74.8%	62.4%	71.4%

(1)
Revenues include optimization revenues, which are presented net of cost of goods sold.

(2)
Earnings (loss) per unit for the years ended March 31, 2015 and 2014 were only attributable to common unitholders as a result of cancellation of the Company's subordinated units at the beginning of fiscal 2014.

(3)
Includes obligations under capital lease and asset-based revolving credit facilities.

(4)
Represents operated and NGPL leased capacity. Effective working gas capacity data is as at March 31 of each year.

(5)
Excludes NGPL leased capacity of 8.5 Bcf.

(6)
On April 2, 2013, Niska Partners completed an equity restructuring with affiliates of the Carlyle/Riverstone Funds. In the restructuring, all of the Company's 33.8 million subordinated units were cancelled.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The historical financial statements included elsewhere in this document reflect the consolidated assets, liabilities and operations of Niska Gas Storage Partners LLC ("Niska Partners" or "Niska") as at March 31, 2015 and 2014, and for the years ended March 31, 2015, 2014 and 2013. The following discussion of the historical consolidated and combined financial condition and results of operations should be read in conjunction with the historical financial statements and accompanying notes of Niska included elsewhere in this document. In addition, this discussion includes forward-looking statements that are subject to risks and uncertainties that may result in actual results differing from statements we make. See "Forward-Looking Statements." Factors that could cause actual results to differ include those risks and uncertainties that are discussed in "Risk Factors."

  Overview

        We operate the Countess and Suffield gas storage facilities (collectively, the AECO HubTM) in Alberta, Canada, and the Wild Goose and Salt Plains gas storage facilities in California and Oklahoma, respectively. We market our working gas storage capacity and we optimize our storage capacity with our own proprietary gas purchases at each of these facilities. We have a total of approximately 244.9 Bcf of working gas capacity among our facilities, including 2.9 Bcf leased from a third party pipeline company. We also operate a natural gas marketing business which is an extension of our proprietary optimization activities in Canada.

        We earn revenues by leasing storage on a long-term firm ("LTF") contract basis for which we receive monthly reservation fees for fixed amounts of storage, leasing storage on a short-term firm ("STF") contract basis, where a customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and a fixed fee to withdraw on a specified future date or dates, and optimization, where we purchase and sell gas on an economically hedged basis in order to improve facility utilization at margins higher than those from third-party contracts. Proprietary optimization activities occur when the Company purchases and sells natural gas for its own account. Our revenues related to our marketing business are included in proprietary optimization activities.

        We have aggregated all of our activities in one reportable operating segment for financial reporting purposes. Our consolidated financial statements are prepared in accordance with GAAP.

        The fiscal year ended March 31, 2015 was extremely difficult for Niska. Adjusted EBITDA and Cash Available for Distribution declined substantially to $66.7 million and $14.1 million, respectively, from $140.0 million and $75.0 million, respectively in fiscal 2014. Included in the fiscal 2015 amounts are a one-time contract termination settlement with our largest customer of $26.0 million and benefits from inventory write-downs of $23.1 million. Excluding these amounts, Adjusted EBITDA and Cash Available for Distribution would have been $17.6 million and negative $35.0 million, respectively. These unfavorable financial results resulted from a significant deterioration in market conditions which included:

  •
  Extraordinarily low seasonal spreads which substantially reduced the value of the Company's storage services, and had a negative impact on short-term firm and optimization revenues;

  •
  Reduced price volatility resulting from increased gas supply in the market which, in turn, reduced the Company's ability to capture additional value based on changes in natural gas prices,; and

  •
  Costs associated with the acquisition of natural gas to provide temporary pressure support in our reservoirs. In previous years the acquisition of temporary pressure support gas provided net revenues to the Company. In fiscal 2015, backwardation in certain natural gas markets and the need to acquire temporary pressure support gas created substantial costs for the Company.

        In addition, the Company recorded non-cash charges including additional depreciation of $64.7 million associated with migration of cushion gas at two of its Canadian-based facilities and the write-off of the remainder of the Company's recorded goodwill of $245.6 million. The combination of the market events discussed above and non-cash charges resulted in a net loss for the period of $350.7 million.

        The financial impact of the market events discussed above has significantly reduced the Company's available liquidity, which consists of cash on hand and availability under its $400 million revolving credit agreement. At March 31, 2015, the Company had $106.8 million of available liquidity, compared to $279.8 million at March 31, 2014. The significant reduction in liquidity resulted from the negative economic factors noted above coupled with the Company's financing of significant amounts of inventory for optimization and temporary pressure support.

        An important credit metric for the Company is our fixed charge coverage ratio, or FCCR, which is contained in the Indenture to our 6.50% Senior Notes and our $400.0 million Revolving Credit Agreement, or Credit Facility. The FCCR, measured on a trailing-twelve month basis, measures our Adjusted EBITDA divided by fixed charges, both of which are defined in the Indenture and Credit Facility. When our FCCR is below 2.0 times, we are restricted in our ability to issue new debt. When our FCCR is below 1.75 times, we are restricted in our ability to pay distributions. When our FCCR is below 1.1 times, we are unable to borrow the last 15% of availability under our credit facility without triggering an event of default. Availability is limited to an aggregate borrowing base or $400 million, whichever is less. As of March 31, 2015, we had a FCCR of 1.3 to 1.0 and we were entitled to draw on the full capacity of the Credit Facility. We believe that it is likely that our FCCR will fall below 1.1 to 1.0 in the period ending June 30, 2015. If this occurs, we will reduce availability by 15% commencing when we report earnings for that period.

        In response to deteriorating conditions in the natural gas storage industry, we have undertaken a number of steps to improve our financial position, results of operations and credit metrics, including the following:

  •
  The implementation of operating and general and administrative cost reduction strategies.

  •
  The suspension of the quarterly distribution to common unitholders on January 28, 2015 for our fiscal third quarter and on May 6, 2015 for our fiscal fourth quarter.

  •
  The implementation of a Distribution Reinvestment Program (or "DRIP"), which allows owners of our common units to reinvest their quarterly distributions in additional common units. Distributions of $19.6 million and $18.3 million on common units, substantially all of which were owned by the Carlyle/Riverstone Funds, were reinvested during fiscal 2015 and fiscal 2014 pursuant to the DRIP program which resulted in the issuance of approximately 2.24 million and 1.25 million common units, respectively.

  •
  The redemption of the balance of the 8.875% Senior Notes due 2018 in March 2014 through a combination of available working capital and $575 million of new 6.5% Senior Notes due 2019 the effect of which is lower fixed charges of approximately $15 million.

        As we begin fiscal 2016, market conditions for natural gas storage remain challenging, with relatively narrow seasonal spreads and continuing muted volatility. We are unable to predict if and when natural gas storage markets will return to more robust levels. However, we believe that our existing sources of liquidity, which include cash on hand, expected cash from operations and availability under our revolving credit facility, even if restricted to 85% of the aggregate borrowing base, will be sufficient to fund our short-term liquidity needs through March 31, 2016.

        See also "How We Evaluate Our Operations—Capitalization, Leverage and Liquidity" and "Liquidity and Capital Resources."

        A summary of financial and operating data for the years ended March 31, 2015, 2014 and 2013:

	Year Ended March 31,
	2015	2014	2013
	(dollars in thousands)
Consolidated Statement of Earnings (Loss) and Comprehensive Income (Loss) Data:
Revenues
Fee-based revenue	$92,340	$135,356	$163,325
Optimization, net(1)	5,979	72,040	(22,630)

	98,319	207,396	140,695
Expenses (Income):
Operating	39,230	40,834	32,535
General and administrative	26,833	39,937	38,562
Depreciation and amortization	117,323	41,286	50,409
Interest	51,336	66,315	67,010
Loss on extinguishment of debt(2)	—	36,697	599
(Gain) loss on disposal of assets(3)	(64)	—	14,927
Impairment of goodwill(3)	245,604	—	—
Foreign exchange losses (gains)	380	1,182	(694)
Other (income) expense	(11)	358	(110)

Earnings (loss) before income taxes	(382,312)	(19,213)	(62,543)
Income tax expense (benefit):
Current	2,595	82	(1,414)
Deferred	(34,251)	(10,338)	(17,528)

	(31,656)	(10,256)	(18,942)

Net earnings (loss) and comprehensive income (loss)	$(350,656)	$(8,957)	$(43,601)

Reconciliation of Adjusted EBITDA to net (loss) earnings:
Net earnings (loss)	$(350,656)	$(8,957)	$(43,601)
Add (deduct):
Interest expense	51,336	66,315	67,010
Income tax benefit	(31,656)	(10,256)	(18,942)
Depreciation and amortization	117,323	41,286	50,409
Non-cash compensation expense	2,305	—	—
Impairment of goodwill	245,604	—	—
Unrealized risk management (gains) losses	(31,694)	8,732	89,851
Loss on extinguishment of debt	—	36,697	599
Foreign exchange losses (gains)	380	1,182	(694)
(Gain) loss on disposal of assets	(64)	—	14,927
Other (income) expense	(11)	358	(110)
Inventory impairment writedowns	63,800	4,600	22,281

Adjusted EBITDA(4)	66,667	139,957	181,730
Add (deduct):
Cash interest expense, net	(47,684)	(62,961)	(63,599)
Income taxes (paid) recovered	(50)	(73)	722
Maintenance capital expenditures	(4,844)	(1,575)	(1,833)
Other income (expense)	11	(358)	110

Cash Available for Distribution(4)	$14,100	$74,990	$117,130

	Year Ended March 31,
	2015	2014	2013
	(dollars in thousands)
Balance Sheet Data (at period end):
Total assets	1,160,959	1,539,191	1,524,392
Property, plant and equipment, net of accumulated depreciation	820,467	908,274	918,061
Long-term debt(5)	584,587	585,926	656,015
Total partners' equity	185,671	554,140	597,377
Operating Data (unaudited):
Effective working gas capacity (Bcf)(6)	250.5	250.5	225.5
Capacity added during period (Bcf)	—	25.0	4.0
Percent of operated capacity contracted to third parties(7)	68.6%	76.1%	74.8%

(1)
Optimization revenue is presented net of cost of goods sold. Net optimization revenues include unrealized risk management gains/losses and write-downs of inventory. We had unrealized risk management gains of $31.7 million for the year ended March 31, 2015 and unrealized risk management losses of $8.7 million and $89.9 million for the years ended March 31, 2014 and 2013. We had write-downs of inventory of $63.8 million, $4.6 million and $22.3 million for the years ended March 31, 2015, 2014 and 2013, respectively. Excluding these non-cash items, which do not affect Adjusted EBITDA, our realized optimization revenues were $38.1 million, $85.4 million and $89.5 million for the years ended March 31, 2015, 2014 and 2013, respectively.

(2)
Loss on extinguishment of debt in the year ended March 31, 2014 relates to the redemption of our 8.875% Senior Notes due 2018 in March 2014. The loss consisted of a call premium of $28.6 million along with the write-off of unamortized deferred financing costs associated with the issuance of the 8.875% Senior Notes in 2010. Loss on extinguishment of debt in the year ended March 31, 2013 related to the write-off of a portion of deferred financing costs associated with the amendment and restatement of our $400.0 million revolving credit facilities.

(3)
Goodwill impairment in the fiscal year ended March 31, 2015 relates to goodwill in two subsidiaries that was determined to be fully impaired and, therefore, an impairment charge of $245.6 million was recorded. Loss on disposal of assets in the fiscal year ended March 31, 2013 relates to losses on sales of cushion from one of our Canadian facilities and from one of our U.S. facilities.

(4)
Adjusted EBITDA and Cash Available for Distribution in fiscal 2015 include the benefits of inventory write-downs related to inventory impairments of $23.1 million (fiscal 2014—$2.4 million; fiscal 2013—$43.1 million). Excluding these benefits, Adjusted EBITDA would have been $43.6 million for fiscal 2015 (fiscal 2014—137.6 million; fiscal 2013—$138.6 million) and Cash Available for Distribution would have been negative $9.0 million for fiscal 2015 (fiscal 2014—$72.6 million; fiscal 2013—$74.0 million).

(5)
Includes long-term obligations under capital lease, but excludes asset-based revolving credit facility drawings which are recorded in current liabilities.

(6)
Represents operated and NGPL leased capacity.

(7)
Excludes NGPL leased capacity of 8.5 Bcf.

        The following table sets forth average volume utilized by, and revenue and fees/margins derived from LTF contracts, STF contracts and proprietary optimization transactions for each of the years in the three-year period ended March 31, 2015:

	Year Ended March 31,
	2015	2014	2013
Storage Capacity (Bcf) utilized by:
LTF Contracts	90.7	109.5	126.1
STF Contracts	75.4	74.7	36.1
Proprietary optimization transactions	84.4	66.3	63.3

Total	250.5	250.5	225.5

Revenue (in thousands)
Fee-based contracts
LTF Contracts	$80,781	$83,940	$108,615
STF Contracts	11,559	51,416	54,710

	92,340	135,356	163,325
Optimization:
Realized proprietary optimization transactions	38,085	85,372	89,525
Unrealized risk management gains (losses)	31,694	(8,732)	(89,874)
Inventory write-downs	(63,800)	(4,600)	(22,281)

	5,979	72,040	(22,630)

Total	$98,319	$207,396	$140,695

Fees/Margins ($/Mcf)
LTF Contracts(1)	$0.89	$0.77	$0.86
STF Contracts	0.15	0.69	1.51
Realized proprietary optimization transactions	0.45	1.29	1.41

(1)
Excluding the one-time, early termination payment of $26.0 million from TransCanada, realized margins would have been $0.60 per Mcf in fiscal 2015.

Non-GAAP Financial Measure

  Adjusted EBITDA and Cash Available for Distribution

        We use the non-GAAP financial measures "Adjusted EBITDA" and "Cash Available for Distribution" in this report. A reconciliation of Adjusted EBITDA and Cash Available for Distribution to net earnings, their most directly comparable financial measure as calculated and presented in accordance with GAAP, is shown above.

        We define Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, impairment of goodwill, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on asset dispositions, non-cash compensation expense, asset impairments and other income. We define Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid (or recovered), maintenance capital expenditures and other (income) expense. Adjusted EBITDA and Cash Available for Distribution are used as a supplemental financial measure by our management and by external users of our financial statements such as commercial banks and ratings agencies, to assess:

  •
  the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

  •
  the ability of our assets to generate cash sufficient to pay interest on our indebtedness and make distributions to our equity holders;

  •
  repeatable operating performance that is not distorted by non-recurring items or market volatility; and

  •
  the viability of acquisitions and capital expenditure projects.

        The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings. The non-GAAP financial measures of Adjusted EBITDA and Cash Available for Distribution should not be considered as alternatives to net earnings. Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with GAAP and have important limitations as analytical tools. Adjusted EBITDA and Cash Available for Distribution should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Cash Available for Distribution exclude some, but not all, items that affect net earnings and are defined differently by different companies, our definition of Adjusted EBITDA and Cash Available for Distribution may not be comparable to similarly titled measures of other companies.

        We recognize that the usefulness of Adjusted EBITDA as an evaluative tool may have certain limitations, including:

  •
  Adjusted EBITDA does not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and impacts our ability to generate profits and cash flows. Therefore, any measure that excludes interest expense may have material limitations;

  •
  Adjusted EBITDA does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation and amortization expense may have material limitations;

  •
  Adjusted EBITDA does not include provision for income taxes. Because the payment of income taxes is a necessary element of our costs, any measure that excludes income tax expense may have material limitations;

  •
  Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

  •
  Adjusted EBITDA does not allow us to analyze the effect of certain recurring and non-recurring items that materially affect our net earnings or loss.

        Similarly, Cash Available for Distribution has certain limitations because it accounts for some, but not all, of the above limitations.

How We Evaluate Our Operations

        We generate substantially all of our revenue through long- and short-term contracts for the storage of natural gas for third-party customers and the proprietary optimization of storage capacity that is uncontracted, underutilized or available only on a short-term basis. We evaluate our business on the basis of the following key measures:

  •
  volume and fees derived from fee-based contracts;

  •
  volume and margin derived from our proprietary optimization activities;

  •
  operating, general and administrative expenses;

  •
  Adjusted EBITDA;

  •
  capitalization and leverage; and

  •
  borrowing base revolver availability, liquidity, and compliance with debt covenants.

  Volume and Fees Derived from Fee-based Contracts

        We provide fee-based natural gas storage services to our customers under long-term firm (LTF) and short-term firm (STF) contracts. When a customer enters into a LTF contract, the customer is obligated to pay us monthly reservation fees for a fixed amount of storage which is usable by the customer at their option subject to contractual limits. These fees are fixed regardless of the actual use by the customer, and we also collect a variable fee when the services are actually used in order to allow us to recover our variable operating costs. The volume-weighted average life of our LTF contracts at March 31, 2015 was 3.3 years. Reservation fees comprise over 90% of the revenue generated under LTF contracts and provide a baseline of revenue in excess of our operating and general and administrative costs.

        We also provide fee-based services under short-term firm (STF) contracts, where a customer pays a fixed fee to inject a specified quantity of gas on a specified date or dates and to withdraw on a specified future date or dates.

        We monitor both the volume and price of our LTF and STF contracts in order to evaluate the effectiveness of our marketing efforts as well as the relative attractiveness of each of these types of contracts compared to each other as well as in comparison to our optimization strategy. During periods when market values for storage capacity are higher, we typically use more of our capacity under LTF contracts. The fees we are able to generate from our LTF and STF contracts reflect market conditions, including interest rates. The capacity used for STF contracts depends, among other things, on available capacity not reserved under LTF contracts as well as market demand and contract rates available for these services.

  Volume and Margin Derived from Our Proprietary Optimization Activities

        When market conditions warrant, we enter into economically hedged transactions with available capacity. This can achieve higher margins than can be obtained from third-party contracts. Because we economically hedge our transactions, we are able to determine in advance the minimum margins that will be realized and add incremental margins by re-hedging as market conditions change.

        At times, if spreads move favorably, such as if winter gas prices fall below forward prices for the following summer, we can further increase margins that have been substantially locked in by choosing to hold inventory into a subsequent period and re-hedging the transaction. This has the result of increasing our cash flow margins and overall profitability although for accounting purposes the income is recognized in a later period, causing cyclicality in our reported revenues and profits.

        When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized hedging gains and losses and inventory write-downs. For accounting purposes, our net realized optimization revenues include the impact of unrealized economic hedging gains and losses and inventory write-downs, which cause our reported revenues to fluctuate from period to period. However, because substantially all inventory is economically hedged, any inventory write-downs are offset by hedging gains and any unrealized hedging losses are offset by gains when the inventory is sold. These offsetting gains and losses may occur in different periods.

  Operating Expenses

        Our most significant variable operating expenses are fuel and electricity costs. These operating expenses vary significantly based upon the amount of natural gas we inject or withdraw throughout the year and the price of the energy commodity at the time of purchase. Variable operating expenses are partially offset by the variable fees we collect from our LTF contracts. The fixed component of our operating expenses include salaries and labor, parts and supplies, surface and mineral lease rentals and other general operating costs. These fixed operating expenses are more stable from year to year but can fluctuate due to unforeseen repairs and equipment malfunctions.

  General and Administrative Expenses

        Our general and administrative expenses primarily consist of employee compensation, legal, accounting and tax fees and our office lease.

  Capitalization, Leverage and Liquidity

        We regularly monitor our credit metrics. Our most important credit metric is our fixed charge coverage ratio, or FCCR, which is contained in the Indenture to our 6.50% Senior Notes and our $400.0 million Revolving Credit Agreement. The FCCR measures our Adjusted EBITDA divided by fixed charges, both of which are defined in the Indenture and credit agreement. As discussed below, when our FCCR is below 2.0 times, we are restricted in our ability to issue new debt. When our FCCR is below 1.75 times, we are restricted in our ability to pay distributions. When our FCCR is below 1.1 times, we are unable to borrow the last 15% of availability without triggering an event of default. We also monitor our ratio of long-term and total debt to Adjusted EBITDA and our ratio of debt to debt plus equity. While these metrics are not included in our Indenture or credit agreement, they are common metrics used to measure the credit-worthiness of companies, including those similar to us.

        As of March 31, 2015, we had a FCCR of 1.3 to 1.0, a ratio of total debt to Adjusted EBITDA of 11.7 times, a ratio of long-term debt to Adjusted EBITDA of 8.8 times and a ratio of long-term debt to long-term debt plus equity of 75.9%. In response to deteriorating conditions in the natural gas storage industry, we have undertaken a number of steps to improve our credit metrics, including the following:

  •
  The implementation of operating and general and administrative cost reduction strategies.

  •
  The suspension of the quarterly distribution to common unitholders on January 28, 2015 for our fiscal third quarter and on May 6, 2015 for our fiscal fourth quarter.

  •
  The implementation of a Distribution Reinvestment Program (or "DRIP"), which allows owners of our common units to reinvest their quarterly distributions in additional common units. Distributions of $19.6 million and $18.3 million on common units, substantially all of which were owned by the Carlyle/Riverstone Funds, were reinvested during fiscal 2015 and fiscal 2014 pursuant to the DRIP program which resulted in the issuance of approximately 2.24 million and 1.25 million common units, respectively.

  •
  The redemption of the balance of the 8.875% Senior Notes due 2018 in March 2014 through a combination of available working capital and $575 million of new 6.5% Senior Notes due 2019 the effect of which is lower fixed charges of approximately $15 million.

        Funding the purchase of proprietary optimization inventory can consume a significant portion of our available working capital. Accordingly, we closely monitor the utilization and remaining available capacity under our credit facilities and actively pursue additional short-term firm contracts when we determine it is appropriate to maintain liquidity.

Factors that Impact Our Business

        Factors that impact the performance of specific components of our business from period to period include the following:

  Market Conditions for Natural Gas Storage

        During the year ended March 31, 2015, the difference between winter and summer prices in the natural gas futures market, referred to as the seasonal spread, remained extremely narrow and low levels of volatility persisted. These were the result of numerous factors, including, but not limited to: (i) low opening inventories of natural gas in storage in North America due to the high drawdown in winter of fiscal 2014, which resulted in stronger demand for gas during the injection season and tightened the seasonal spread for fiscal 2015; (ii) strong injections into storage during the summer months of fiscal 2015, due in part to material year-over-year increase in natural gas production in the United States as well as Western Canada; (iii) regional weather patterns during the fiscal 2015 winter season which provided warmer than normal weather in Western North America and resulted in lower regional demand and volatility year over year; (iv) record supply growth in the United States which came online during the winter, and (v) the development of new pipeline infrastructure connecting new supply to markets. Our market opportunities were also limited due to the existence of sufficient natural gas supply to meet Eastern demand because material inventories from the West, where the majority of our capacity is located, were not needed to balance the North American market.

        These market conditions negatively impacted our fiscal 2015 revenues by reducing the seasonal spread which lowered the price we charge for long-term contracts as well as reducing the profitability of our short-term firm and optimization activities, where we make hedged natural gas purchases for our own account. As long-term contracts expire in future years, we may enter into new contracts at lower rates than the expiring contracts, and the impact on revenues could be material. If low levels of volatility and narrow seasonal spreads persist, our future revenues and profitability will be materially adversely affected. We are unable to predict the timing or magnitude of such events nor can we predict the ultimate impact they may have on our results of operations.

        Market conditions for natural gas storage can change rapidly as a result of a number of factors, including overall storage levels across North America and in the markets we serve, current and anticipated levels of natural gas supply and demand, constraints on pipeline infrastructure capacity, and weather patterns. Accordingly, current market conditions may not be a reliable predictor of future market conditions. Long term, we believe several factors may contribute to meaningful growth in North American natural gas demand, including: (i) growth in base-load industrial demand; (ii) fuel switching for electricity generation from coal to natural gas; (iii) construction of new gas-fired power plants; (iv) growing exports of natural gas to Mexico; and (v) exports of North American Liquefied Natural Gas, or LNG, all of which could bolster the demand for, and the commercial value of, natural gas storage.

        During the year ended March 31, 2015, we concluded that a number of factors, including the continued narrow seasonal spread combined with the significant reduction in natural gas price volatility, and a strong decline in our equity market capitalization were impairment indicators. We made this determination because these factors had a material negative effect on our financial performance, and we were unable to predict if and when these factors will reverse. We performed a goodwill impairment test and concluded the remaining balance of our goodwill was fully impaired, and therefore a non-cash impairment charge of $245.6 million was recorded.

  Working Gas Storage Capacity

        Changes in working gas capacity are expected to impact the level of our revenue. For the fiscal year ended March 31, 2015, our gas storage capacity remained unchanged from the prior year. On

April 1, 2015, our contract for 5.6 Bcf of the 8.5 Bcf leased capacity on NGPL expired, thereby reducing our gas storage capacity to approximately 244.9 Bcf. We do not expect this change will cause a significant reduction to future earnings.

  Carried Inventory

        When winter gas prices fall below forward prices for the following summer, which is referred to as a contango market, we may defer the withdrawal of proprietary optimization inventory until the next fiscal year in order to reduce operating costs and add incremental margin and economic value, independent of the period in which that revenue is earned. This results in the deferral of realized earnings and cash flow from one fiscal year to the next. This was evident during the fiscal year ended March 31, 2015, when increased gas supply in the United States resulted in a reduction in the demand for natural gas in storage and resulted in a significant overall decline in near-term natural gas prices. Due to the contango position of the forward market, we deferred the withdrawal of proprietary optimization inventory until fiscal 2016. Proprietary optimization inventory at March 31, 2015 was approximately 48 Bcf. In fiscal 2014, beginning and ending proprietary optimization inventories were relatively low (approximately 27 Bcf at March 31, 2013 and approximately 19 Bcf at March 31, 2014) as a result of late-winter cold weather in March 2013 and extraordinarily cold weather throughout the winter of 2014.

  Cushion Migration and Pressure Support

        Cushion migration occurs when hydrocarbons move to an area of the storage reservoir where effective support in cycling a facility's working gas is no longer provided. During the years ended March 31, 2015, 2014 and 2013, we recorded charges to depreciation expense of $64.7 million, $ nil and $9.5 million, respectively, related to 6.2 Bcf, nil Bcf and 1.6 Bcf of proprietary cushion estimated to have migrated at our facilities. We currently estimate that ongoing cushion migration could require an annual expenditure of approximately $6 million to $10 million. These estimates include assumptions about storage levels and cycling requirements which can vary significantly depending on operating conditions.

        Our storage facilities may also require additional natural gas to provide temporary pressure support during periods of high activity to meet cycling requirements and performance demands related to our gas in storage. These volumes fluctuate from year to year along with our cycling requirements, which are dependent on market conditions. These cycling requirements are managed through a combination of strategies which are adapted to changes in natural gas market conditions. Typically, the use of gas to provide temporary pressure support results in net revenue gains because the cost to acquire natural gas in the nearer term is lower than the price of natural gas for future delivery.

        Backwardation, a condition where the price of natural gas in the near term is higher than the price for future delivery, occurred in the winter of fiscal 2014 and spring of fiscal 2015. This increased our costs to manage our cycling requirements, which include the purchase or lease of natural gas used for temporary pressure support. The cost of temporary pressure support gas was approximately $40 million in fiscal 2015, substantially all of which were recognized as part of inventory write-downs. Over the upcoming five years, the expected cumulative cost of temporary pressure support gas is $6 million which relates to our commitments to lease certain volumes of natural gas to address our future temporary pressure support needs. In the event that natural gas storage market conditions become more favorable, the cost of managing our operational requirements could be reduced. However, if the conditions deteriorate, the cost of managing our operational requirements will increase.

  Material Agreements

        In May 2014, we entered into a new contract with TransCanada, our largest volumetric customer. This new contract replaced a previous storage agreement which provided TransCanada with approximately 40 Bcf of storage capacity at our AECO facilities and had a term that extended to 2030. Under the previous storage agreement both parties had the option to terminate at the end of defined five-year intervals, including April 1, 2015. TransCanada elected to terminate this agreement and entered into a new agreement with us which extends until 2020. The new agreement provides TransCanada with an initial storage capacity of approximately 40 Bcf which will be reduced to approximately 20 Bcf on April 1, 2017. By exercising its early termination rights, TransCanada was obligated to make an early termination payment to us of $26.0 million. This payment has been recognized in long-term firm revenue in fiscal 2015. The new rates under the renegotiated contract are lower than the rate in effect for the current fiscal year and are expected to reduce LTF revenues by approximately $13 million in fiscal 2016 compared to revenues recognized in fiscal 2015.

  Variable Costs

        The variable operating costs of our facilities are primarily comprised of fuel costs associated with natural gas and electricity for compressor operations. Our operating costs are affected by the amount and price of energy used to inject and withdraw natural gas from our facilities and by the number and timing of gas injections and withdrawals. For example, if we experience large injections of natural gas in the early summer (instead of a steady rate of injections throughout the summer), we would have higher costs in our first quarter and lower than expected costs in the second quarter. A mild winter could lead to less withdrawals in total, and therefore lower overall fuel and power costs because less injections would occur in filling our storage facilities. These cost variances could be partially offset by similar variances in long-term contract revenues. During the year ended March 31, 2015, operating expenses were lower than the year ended March 31, 2014, principally due to lower average fuel and electricity prices. In fiscal 2014, higher natural gas prices and strong demand during the winter led to higher cycled volumes across all facilities which increased fuel and electricity consumption.

  Carrying Costs and Availability of Liquidity

        Our cost of capital and the amount of our available working capital impacts the amount of capacity utilized for proprietary optimization as compared to STF contracts. Proprietary optimization requires us to purchase inventory, which is financed by cash on hand and our credit facilities. A higher cost of capital relative to that of our customers will generally lead to lower volume used for proprietary optimization transactions. In general, higher carrying costs for us or our customers result in lower margins for us. During the 2015 fiscal year, the combination of reductions in natural gas prices, margin amounts required to support our retail marketing operations, costs associated with the requirements for temporary reservoir pressure support and unfavorable market conditions which prevented us from realizing additional revenues and earnings have reduced the liquidity available under our $400.0 million revolving credit facilities. Continued reduction in amounts available under the revolving credit facilities may restrict our ability to pursue optimization strategies. The inability to pursue such revenue strategies may have a material adverse effect on our revenues and profitability.

  Customer Usage Patterns

        Incremental revenue opportunities in the form of STF or proprietary optimization transactions may arise for us if capacity usage by our LTF customers is underutilized or offset by other LTF customers.

  Supply and Demand for Natural Gas

        During the past several years, North America has experienced a dramatic increase in the supply of natural gas, principally from the development of unconventional natural gas sources, including shale gas. These increases in supply have been coupled with build-outs of natural gas pipeline capacity in certain areas of the United States, which generally have the effect of increasing deliverability of natural gas to more North American markets and dampening the price differentials for natural gas between geographic markets, including those served by us. We are unable to determine or predict the direct impact on our business from these developments. However, we believe that the market will return to a more balanced level because gas demand is expected to increase in the medium term due to (1) a forecasted increase in base load industrial demand, (2) construction of new gas fired power plants and coal to gas switching (3) increased exports to Mexico, and (4) exports of LNG.

  Changes in the Value of the Canadian Dollar versus the U.S. Dollar

        Our functional currency is the U.S. dollar. We generate revenues from our Canadian operations in Canadian dollars. Cash inflows from revenues are offset, in part, by natural gas inventory purchases, operating, general and administrative and capital costs that are also transacted in Canadian dollars. The majority of our hedges are transacted in U.S. dollars on the New York Mercantile Exchange (NYMEX). Our financial instruments, principally our Common Units, Senior Notes and Revolving Credit Facilities, are principally denominated in U.S. dollars. We hedge our net exposure to the Canadian dollar by entering into currency hedges for the substantial majority of net exposure for our transactions. We do not hedge our net Canadian dollar exposure for potential future transactions, because the timing and amount of those transactions, which include proprietary optimization purchases and sales, are difficult to predict. During fiscal 2015, the decline in the value of the Canadian dollar did not materially impact our results of operations because of our hedging strategy.

        In the intermediate term, any declines in value of the Canadian dollar versus the U.S. dollar will reduce cash flows measured in U.S. dollars to the extent we are not able to hedge these transactions. Because of the matters discussed above, we are unable to predict the impact of any such declines should they occur.

  Inflation

        Inflation has been relatively low in recent years and did not have a material impact on our results of operations for the years ended March 31, 2015, 2014 and 2013. Although the impact of inflation has been insignificant in recent years, it remains a factor in the current economy.

Segment Information

        Our process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment. Since our inception, we have operated along functional lines in our commercial, engineering and operations teams for operations in Alberta, northern California and the U.S. midcontinent. All functional lines and facilities offer the same services: fee-based revenue and optimization. All services are delivered using reservoir storage. All facilities have the same types of customers: major companies in the energy industry, industrial, commercial, and local distribution companies and municipal energy consumers. We also have a marketing business which is an extension of our proprietary optimization activities. Proprietary optimization activities occur when we purchase, store and sell natural gas for our own account in order to utilize or optimize storage capacity that is not contracted or available to third party customers. We measure profitability consistently along all functional lines based on revenues and earnings before interest, taxes, depreciation and amortization, and unrealized risk management gains and losses. We have aggregated our functional lines and facilities into one reportable segment as at and for the fiscal years ended March 31, 2015, 2014 and 2013.

        Information pertaining to our fee-based and proprietary optimization revenues is presented in the consolidated statements of earnings (loss) and comprehensive income (loss).

Results of Operations

Fiscal Year Ended March 31, 2015 Compared to Fiscal Year Ended March 31, 2014

  •
  Revenue.  Revenues include fee-based revenue and optimization, net. Fee-based revenue consists of long-term contracts for storage fees that are generated when we lease storage capacity on a monthly basis and short-term fees associated with specified injections and withdrawals of natural gas. Optimization revenue results from the purchase of natural gas inventory and its forward sale to future periods through energy trading contracts, with our facilities being used to store the inventory between acquisition and disposition of the natural gas inventory.

        Details of our revenue include:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Long-term contract revenue	$80,781	$83,940	$108,615
Short-term contract revenue	11,559	51,416	54,710

Total fee-based revenue	92,340	135,356	163,325

Realized optimization, net	38,085	85,372	89,524
Unrealized risk management gains (losses)	31,694	(8,732)	(89,873)
Write-downs of inventory	(63,800)	(4,600)	(22,281)

Total optimization revenue	5,979	72,040	(22,630)

Total revenue	$98,319	$207,396	$140,695

        The change in revenue was primarily attributable to the following:

  •
  LTF Revenues.  Fiscal 2015 LTF revenues declined by $3.2 million (4%) from fiscal 2014. The decrease in revenues resulted from lower fees realized, as well as lower storage capacity allocated to our LTF strategy in the current fiscal year. During fiscal 2015, lower rates caused revenues to decline by $14.9 million, and allocated capacity being lower by 18.8 Bcf contributed to a decrease of $12.0 million compared to the prior year. In addition, fluctuations in exchange rates between the Canadian and U.S. dollar decreased revenues by $2.3 million compared to last year. These were partially offset by a one-time, early termination payment of $26.0 million received from TransCanada. Realized margins were $0.89 per Mcf of storage capacity in fiscal 2015 compared to $0.77 per Mcf in fiscal 2014. Excluding the one-time, early termination payment of $26.0 million, realized margin would have been $0.60 per Mcf in fiscal 2015.

  •
  STF Revenues.  STF revenues decreased by $39.9 million (78%) compared to fiscal 2014. During fiscal 2015, STF rates continued to be negatively affected by a suppressed spread environment. To a lesser degree, STF revenue was also impacted by certain transactions with lower contract rates that were entered into during the fourth quarter of fiscal 2014 to mitigate withdrawal risk. The effect of these contracts, which continued into the first quarter of fiscal 2015, resulted in lower STF revenue when compared to the prior year. During fiscal 2015, the amount of capacity utilized for STF contracts increased by 0.7 Bcf. Realized margins were $0.15 per Mcf in fiscal 2015 compared to $0.69 per Mcf in fiscal 2014.

  •
  Optimization Revenues.  Total optimization revenues, including realized and unrealized gains and losses, along with write-downs of proprietary optimization inventories, decreased from $72.0 million in fiscal 2014 to $6.0 million in fiscal 2015. When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized economic hedging gains and losses and inventory write-downs. For financial reporting purposes, our net optimization revenues include the impact of unrealized economic hedging gains and losses and inventory write-downs, which cause our reported revenues to fluctuate from period to period. The components of optimization revenues are as follows:

    •
    Realized Optimization Revenues.  Net realized optimization revenues decreased by $47.3 million compared to fiscal 2014. The average realized margin for optimization activities was $0.45 per Mcf in fiscal 2015 compared to $1.29 per Mcf in fiscal 2014. The profitability of realized optimization was reduced in the current year as a result of the suppressed spread environment and a lack of market volatility. Gains during the previous year were driven by higher levels of volatility in North American natural gas markets, which resulted from changes in pipeline pricing in our Canadian markets during the summer and autumn of 2013. In addition, cold winter weather significantly increased demand for natural gas across North American markets in the latter part of 2013 and the first three months of 2014, which created significant opportunities.

    Realized optimization revenues include revenues from our natural gas marketing operations of $13.0 million and $9.7 million in fiscal 2015 and 2014, respectively. Revenue from the marketing business increased last year as a result of a stronger residential market in Western Canada.

    •
    Unrealized Risk Management Gains (Losses).  Unrealized risk management gains for the fiscal year ended March 31, 2015 were $31.7 million compared to losses of $8.7 million in fiscal 2014. Unrealized gains in fiscal 2015 were due to increases in the value of financial hedges resulting from decreases in forward sales price of natural gas relative to our contracts. Losses in fiscal 2014 were due to prices rising after financial hedges were transacted in prior periods. Unrealized risk management gains and losses from our natural gas marketing operations amounted to a loss of $0.6 million and a gain of $0.8 million in fiscal 2015 and 2014, respectively.

    •
    Write-Down of Inventory.  Natural gas prices fell during the year ended March 31, 2015. This reduction increased the value of our economic hedges and decreased the value of the proprietary optimization inventory underlying those hedges. With the realization of hedging gains positioned in the current fiscal year and the positioning of new hedges at lower values in future periods, the estimated market value of our inventories became less than its carrying cost. Accordingly, we wrote down our proprietary inventories by $63.8 million during fiscal 2015.

  •
  Earnings (Loss) before Income Taxes.  Loss before income taxes for the fiscal year ended March 31, 2015 was $382.3 million compared to a loss before income taxes of $19.2 million in fiscal 2014. The increase in loss before income taxes was primarily attributable to lower net revenue as discussed above, plus the following:

  •
  Operating Expenses.  Operating expenses consisted of the following:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Lease costs and property taxes	$15,521	$13,945	$13,627
Fuel and electricity	11,157	13,152	6,335
Salaries and benefits	5,797	7,771	7,014
Maintenance	3,790	3,033	3,176
General operating costs	2,965	2,933	2,383

Total operating expenses	$39,230	$40,834	$32,535

        Operating expenses in fiscal 2015 decreased by $1.6 million (4%) compared to the prior year. Fuel and electricity costs declined by $2.0 million on account of lower average facility utilization, combined with declines in fuel and electricity prices. Salaries and benefits were reduced as a result of lower incentive compensation accruals. These reductions were partially offset by higher lease costs due to leasing additional cushion to manage our temporary pressure support requirements.

  •
  General and Administrative Expenses.  General and administrative expenses consisted of the following:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Compensation costs	$12,624	$26,107	$23,130
General costs, including office and IT costs	4,433	4,123	4,448
Legal, audit and regulatory costs	9,776	9,707	10,984

Total general and administrative expenses	$26,833	$39,937	$38,562

        General and administrative expenses decreased by $13.1 million (33%) in fiscal 2015 compared to fiscal 2014 as a result of lower incentive accruals related to short- and long-term compensation plans.

  •
  Depreciation and Amortization Expense.  Depreciation and amortization expense for the year ended March 31, 2015 increased by $76.0 million (184%) compared to the prior year. The increase reflected provisions for cushion migration totaling $64.7 million related to 6.2 Bcf of proprietary cushion estimated to have migrated at our facilities, and a provision of $11.7 million for amortization of intangible assets related to the termination of a contract with TransCanada.

  •
  Interest Expense.  Interest expense consisted of the following:

	Year ended March 31,
	2015	2014	2013
Interest on Senior Notes	$37,374	$56,526	$57,136
Interest on revolving credit facilities	9,603	5,617	8,451
Amortization of deferred financing costs	3,652	3,354	3,411
Other interest	707	818	940
Capitalized interest	—	—	(2,928)

Total interest expense	$51,336	$66,315	$67,010

        Interest expense for the year ended March 31, 2015 decreased by $15.0 million (23%) compared to the year ended March 31, 2014. Interest on our Senior Notes was reduced as a result of a lower interest rate and lower outstanding balances during the current fiscal year compared to the prior year. During fiscal 2015, the Senior Notes consisted of $575.0 million of 6.50% Senior Notes due in 2019. During fiscal 2014, the Senior Notes consisted of $643.8 million of 8.875% Senior Notes, which were redeemed in March 2014. These decreases were partially offset by higher interest on our revolving credit facilities due to higher utilization.

  •
  Impairment of Goodwill.  During fiscal 2015, we concluded that a number of factors, including the continued narrow seasonal spread environment, combined with the significant reduction in natural gas price volatility, and a strong decline in our market capitalization were impairment indicators. As a result of this determination, we performed an impairment test and concluded the remaining balance of our goodwill was fully impaired, and therefore an impairment charge of $245.6 million was recorded.

  •
  Income Tax Expense (Benefit).  The income tax benefit in the current year is primarily due to the tax planning strategies undertaken in connection with certain taxable Canadian entities and the recognition of losses in those entities.

Fiscal Year Ended March 31, 2014 Compared to Fiscal Year Ended March 31, 2013

        The change in revenue was primarily attributable to the following:

  •
  LTF Revenues.  Fiscal 2014 LTF revenues declined by $24.7 million (23%) from fiscal 2013. The decrease in revenues resulted from lower contract rates as well as lower storage capacity allocated to our LTF strategy in fiscal 2014. During fiscal 2014, the absolute amount of capacity utilized for LTF contracts decreased by 16.7 Bcf. In addition, fluctuations in exchange rates between the Canadian and U.S. dollar decreased revenues by $3.5 million compared fiscal 2013. These decreases were partially offset by fuel and commodity fee revenue increases of $2.8 million as a result of higher volumes of gas cycled in fiscal 2014. Realized margins were $0.77 per Mcf in fiscal 2014 compared to $0.86 per Mcf in fiscal 2013.

  •
  STF Revenues.  STF revenues decreased by $3.3 million (6%) compared to fiscal 2013. Higher capacity utilized for this strategy was offset by lower contract rates compared to fiscal 2013 as well as transactions utilized to mitigate withdrawal risk during the latter part of the winter. During fiscal 2014, the absolute amount of capacity utilized for STF contracts increased by 38.6 Bcf. Realized margins were $0.69 per Mcf in fiscal 2014 compared to $1.51 per Mcf in fiscal 2013.

  •
  Optimization Revenues.  Total optimization revenues, including realized and unrealized gains and losses, along with write-downs of proprietary optimization inventories, increased to a gain of $72.0 million from a loss of $22.6 million in fiscal 2013. The components of optimization revenues are as follows:

  •
  Realized Optimization Revenues.  Net realized optimization revenues decreased by $4.2 million compared to fiscal 2013. Realized optimization revenues included the benefits of approximately $43.1 million related to inventory write-downs recorded in the fourth quarter of fiscal 2012 and the first quarter of fiscal 2013. Excluding these benefits, realized optimization revenues would have been $46.4 million and the average realized margin/mcf would have been $0.73. The increase in optimization revenues, excluding the prior fiscal years' inventory write-down benefits, resulted from increased volatility in North American natural gas markets. This increased volatility resulted from changes in pipeline pricing in our Canadian markets during the summer and autumn of 2013 along with significantly increased demand for natural gas across all our North American markets in late 2013 and the first three months of 2014. The average realized margin for optimization activities was $1.29 per Mcf in fiscal 2014 compared to $1.41 per Mcf in fiscal 2013. Realized optimization revenues include revenues from our natural gas marketing operations of $9.7 million and $9.9 million in fiscal 2014 and 2013, respectively.

  •
  Unrealized Risk Management Gains (Losses).  Unrealized risk management losses decreased by $81.1 million compared to fiscal 2013. Unrealized risk management losses of $8.7 million in fiscal 2014 were due to decreases in the value of financial hedges relative to our contracts. Unrealized risk management losses of $89.9 million in fiscal 2013 resulted from (1) the realization of previously unrealized hedges in fiscal 2013 and (2) the increase of natural gas prices relative to our contract prices. Unrealized risk management gains (losses) include unrealized gains of $0.8 million and $4.9 million in fiscal 2014 and 2013, respectively, related to our natural gas marketing operations.

    •
    Write-Down of Inventory.  During fiscal 2014, we wrote down our proprietary inventory by $4.6 million. This write-down resulted from higher-priced gas purchased to support optimization activities during the weather extremes experienced in fiscal 2014. At March 31, 2014, forward prices of natural gas had fallen and our weighted average cost of proprietary optimization inventories exceeded the lower of cost or market value.

    During fiscal 2013, we wrote down our proprietary optimization inventories by $22.3 million due to a decrease in natural gas prices. The decrease in prices resulted from the unseasonably warm winter of 2013 which led to a steepening of the forward curve and a repositioning of our inventory deliveries to capture incremental opportunities related to these changes in the natural gas market.

  •
  Earnings (Loss) before Income Taxes.  Loss before income taxes for the fiscal year ended March 31, 2014 was $19.2 million compared to a loss before income taxes of $62.5 million in fiscal 2013. The decrease in loss before income taxes was primarily attributable to higher net revenue as discussed above, plus the following:

  •
  Operating Expenses.  Operating expenses in fiscal 2014 increased by $8.3 million (26%) compared to fiscal 2013. Strong demand during the winter led to increased cycled volumes at all of our facilities which, combined with higher fuel prices, resulted in an increase in fuel and electricity costs of $6.8 million. Other cost increases were also driven by increased facility utilization.

  •
  General and Administrative Expenses.  General and administrative expenses increased by $1.4 million (4%) in fiscal 2014 compared to fiscal 2013 as a result of increased incentive compensation accruals related to short- and long-term compensation plans. These increases were partially offset by lower consulting costs.

  •
  Loss on extinguishment of debt.  The loss on extinguishment of debt of $36.7 million in the fiscal year ended March 31, 2014 related to the redemption of our 8.875% Senior Notes. These losses were measured based the amount of cash paid to redeem the Senior Notes compared to the carrying value of the redeemed Senior Notes as well as the write off of the related unamortized debt issue costs on the dates of redemption. The loss on extinguishment of debt in the fiscal year ended March 31, 2013 related to the amendment and restatement of our revolving credit facilities on which the unamortized portion of the deferred financing costs associated with the original agreement was written off.

  •
  Income Tax Expense (Benefit).  The income tax benefit in fiscal 2014 was primarily due to the tax planning strategies undertaken in connection with certain taxable Canadian entities, the recognition of losses in those entities, and the recognition of income in certain non-taxable entities.

Seasonality and Quarterly Fluctuations

        Our business is highly seasonal. In general, revenue is expected to be highest during our third and fourth fiscal quarters (October through March), during the peak of the natural gas storage winter withdrawal season, when we typically sell most of our optimization inventory to serve the seasonal demand created by the North American residential market which uses natural gas to heat their homes. Revenue is typically lower in the natural gas storage summer months (April through October), when natural gas prices are generally lower and we shift to the storage injection season and replenish our natural gas inventory.

        We purchase natural gas and build inventories in the summer months. We position sales in the winter months, which results in the peak borrowing on our revolving credit facilities being highest in the middle of our third fiscal quarter, while our peak accounts receivable collections typically occur in our fourth fiscal quarter. In addition, LTF revenue during the first quarter of fiscal 2015 included a one-time contract termination payment of $26.0 million for termination of the prior storage service agreement with TransCanada.

        The following table illustrates the differences in the recognition of revenue associated with our revenue strategies.

	Year Ended March 31, 2015
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Total
	(in thousands)
Fee-based revenue:
LTF revenue	$40,482	$14,101	$13,373	$12,825	$80,781
STF revenue	2,272	1,532	2,255	5,500	11,559

	42,754	15,633	15,628	18,325	92,340
Realized optimization:
Realized optimization, net	13,774	4,458	7,013	12,840	38,085

Total realized revenue	56,528	20,091	22,641	31,165	130,425
Realized quarterly revenue as a percentage of total realized annual revenue	43.3%	15.4%	17.4%	23.9%	100.0%

	Year Ended March 31, 2014
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Total
	(in thousands)
Fee-based revenue:
LTF revenue	$20,596	$20,287	$21,278	$21,779	$83,940
STF revenue	10,875	12,910	9,206	18,425	51,416

	31,471	33,197	30,484	40,204	135,356
Realized optimization:
Realized optimization, net	5,600	17,298	24,296	38,178	85,372

Total realized revenue	37,071	50,495	54,780	78,382	220,728
Realized quarterly revenue as a percentage of total realized annual revenue	16.8%	22.9%	24.8%	35.5%	100.0%

Liquidity and Capital Resources

        Our primary sources of liquidity are cash flows from operating activities as discussed below under Operating Activities and borrowings under our senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility (the "revolving credit facilities" or the "credit agreement"). We depend on the revolving credit facilities to provide liquidity when our cash from operations is insufficient to fund our proprietary inventory purchases. Borrowings under the revolving credit facilities are limited by a borrowing base. The credit agreement provides that we may borrow only up to the lesser of the level of our then current borrowing base and our committed maximum borrowing capacity, which is currently $400.0 million. Our borrowing base was $271.4 million as of June 1, 2015.

        Our primary short-term liquidity needs are to make interest and principal payments under our credit agreement and our 6.50% Senior Notes, to fund our operating expenses and maintenance capital, and to pay for the acquisition of proprietary optimization inventory along with associated margin requirements. We fund these expenditures through a combination of cash on hand, cash from operations and borrowings under our credit agreement.

        During fiscal 2015, the combination of reductions in natural gas prices and associated margin amounts required to support our retail marketing operations, costs associated with our requirements for temporary reservoir pressure support and unfavourable market conditions which prevented the Company from realizing additional profit have reduced the liquidity available under the $400.0 million revolving credit facilities from $236.1 million at March 31, 2014 to $80.2 million at March 31, 2015. In addition, the Company's aggregate borrowing base, which can be greater than the maximum borrowing amount of $400.0 million decreased from $396.4 million at March 31, 2014 to $294.4 million at March 31, 2015. Continued reduction in amounts available under the Company's revolving credit facilities may restrict the Company's ability to pursue its optimization strategies. The inability of the Company to pursue such revenue strategies may have a material adverse effect on the Company's revenues and profitability.

        The credit agreement contains customary covenants, including a covenant that requires the maintenance of a fixed charge coverage ratio ("FCCR") of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Thus, when the Company's FCCR is below 1.1 to 1.0, the Company will be unable to borrow the last 15% of availability under the revolving credit facilities without triggering an event of default. Our FCCR is calculated quarterly on a trailing-twelve months basis by dividing Adjusted EBITDA (defined substantially the same as presented herein) by fixed charges, which are measured as interest expense plus the amount of interest capitalized, but giving pro forma credit for all the previous twelve months for certain debt purchases and acquisitions. As of March 31, 2015, the Company's FCCR was 1.3 to 1.0. The Company's FCCR is impacted by a number of factors, the most important of which are realized revenues, operating costs and expenses and maintenance capital expenditures. These factors, particularly the amount and timing of realized revenues, can be difficult to accurately forecast. These factors, or a combination of these factors, may cause the FCCR to fall below 1.1 to 1.0, which would prevent the Company from using the last 15% availability under both revolving credit facilities. The reduction in revolving credit availability could negatively impact our liquidity and our ability to fund operations. We expect that the Company's fixed charge coverage ratio will likely fall below 1.1 to 1.0 in the quarter ending June 30, 2015, which would result in the last 15% of the Company's borrowing base becoming unavailable for borrowing. The Company is pursuing strategies, which include reductions in operating and general and administrative costs as well as management of the components of the borrowing base, which should assist the Company in maintaining adequate liquidity despite this covenant provision.

        Our medium-to-long-term liquidity needs primarily relate to the funding of proprietary optimization inventories, organic growth opportunities and, potentially, asset acquisitions. We expect to finance the cost of any significant expansion projects or acquisitions from borrowings under our existing or possible future credit facilities or a mix of borrowings and additional equity offerings, as well as cash on hand and cash from operations. As of March 31, 2015, we deferred the development of Starks in Southwest Louisiana as a hydrocarbon liquids storage facility and Sundance in Western Alberta as a natural gas storage project due to unfavorable market conditions, therefore, the amount and timing of any capital requirements are uncertain.

        Our credit agreement has a maturity date of June 29, 2016. Borrowing costs under this agreement are based off of a pricing grid which relates to certain leverage levels to determine interest rates.

        On January 28 and May 6, 2015, our Board of Directors suspended the quarterly distribution to common unitholders for the fiscal third quarter and fiscal fourth quarter, respectively, in order to conserve cash and preserve liquidity. It is uncertain when market conditions will improve to a point that reinstatement of the distribution would be appropriate.

        We believe that our existing sources of liquidity described above, together with our efforts to reduce costs and conserve cash, will be sufficient to fund our short-term liquidity needs through March 31, 2016.

  Historical Cash Flows

        In addition to the underlying profitability of our business, our cash flows are significantly influenced by our level of natural gas inventory, margin deposits and related forward purchase and sale contracts or hedging positions at the end of each accounting period and may fluctuate significantly from period to period. In addition, our period-to-period cash flows are heavily influenced by the seasonality of our proprietary optimization activities. For example, we generally purchase significant quantities of natural gas during the summer months and sell natural gas during the winter months. The storage of natural gas for our own account can have a material impact on our cash flows from operating activities for the period we pay for and store the natural gas and the subsequent period in which we receive proceeds from the sale of natural gas. When we purchase and store natural gas for our own account, we use cash to pay for the natural gas and record the gas as inventory and thereby reduce our cash flows from operating activities. We typically borrow on our revolving credit facilities to fund these purchases, and these borrowings increase our cash flows from financing activities. Conversely, when we collect the proceeds from the sale of natural gas that we purchased and stored for our own account, the impact on our cash flows from operating activities is positive and the impact on our cash flows from financing activities is negative. Therefore, our cash flows from operating activities fluctuate significantly from period-to-period as we purchase natural gas, store it, and then sell it in a later period. In addition, we have margin requirements on our economically hedged positions. As the cash deposits we make to satisfy our margin requirements increase and decrease with our volume of derivative positions and changes in commodity prices, our cash flows from operating activities may fluctuate significantly from period to period.

        The following table summarizes our sources and uses of cash for the fiscal years ended March 31, 2015, 2014 and 2013:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Operating Activities
Net earnings (loss)	$(350,656)	$(8,957)	$(43,601)
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Unrealized foreign exchange loss (gains)	372	1,500	(252)
Deferred income tax benefit	(34,251)	(10,338)	(17,528)
Unrealized risk management (gains) losses	(31,694)	8,732	89,851
Depreciation and amortization	117,323	41,286	50,409
Amortization of deferred financing costs	3,652	3,354	3,411
Loss on extinguishment of debt	—	36,697	599
(Gain) loss on disposal of assets	(64)	—	14,927
Impairment of goodwill	245,604	—	—
Non-cash compensation expense	2,305	—	—
Write-downs of inventory	63,800	4,600	22,281
Changes in non-cash working capital	(55,835)	15,033	42,033

Net cash (used in) provided by operating activities	$(39,444)	$91,907	$162,130

Net cash used in investing activities	$(7,573)	$(5,166)	$(27,805)

Net cash provided by (used in) financing activities	$51,726	$(89,244)	$(136,829)

Other information:
Proprietary inventory (at year-end)	$136,295	$75,140	$83,416

        Operating Activities.    The variability in net cash provided by operating activities is primarily due to (1) changes in market conditions that exist during any given fiscal period, which impacts the margins earned under each of our fee-based and optimization activities; and (2) market conditions at the end of any given fiscal period, which impacts our decision to sell significant volumes of inventory or hold them over a fiscal period end. When we purchase and store natural gas, we borrow under our credit facilities to pay for it, which negatively impacts operating cash flow. Cash flow from operating activities increases when we collect the cash from the sale of inventories.

        Cash used in operating activities during the year ended March 31, 2015 was $39.4 million compared to cash provided by operating activities of $91.9 million in the year ended March 31, 2014. The reduction in cash provided by operating activities was principally related to lower profitability and higher margining requirements associated with our retail business, combined with our decision to hold proprietary inventories over the end of fiscal 2015 in order to sell them in the next fiscal period. Cash flows from operating activities were materially impacted by the purchase of natural gas for our retail entities in a falling market as well as holding inventories in a contango market, where the price of natural gas for future deliveries is higher than the current price.

        During fiscal 2014, colder than average winter temperatures over much of North America resulted in increased heating demands and high withdrawals of natural gas from Niska's storage facilities. This resulted in low levels of inventories as of March 31, 2014 and increased cash flow.

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Changes in non-cash working capital:
Margin deposits	$19,342	$(14,137)	$(39,174)
Trade receivables	3,114	(3,383)	(286)
Accrued receivables	110,484	(44,459)	(40,203)
Natural gas inventory	(124,955)	3,676	125,042
Deferred revenue	596	5,468	(10,667)
Accrued liabilities	(63,709)	68,106	8,456
Other	(707)	(238)	(1,135)

Net changes in non-cash working capital	$(55,835)	$15,033	$42,033

        Working Capital.    Working capital is defined as the amount by which current assets exceed current liabilities. Our working capital is affected by the relationship between unrealized risk management hedges which are marked-to-market on a monthly basis, the margin deposits required by our brokers for such gains and losses, proprietary inventory which is stored in our facilities and cash used to fund inventory purchases.

        As of March 31, 2015, we had net working capital of negative $24.6 million (working capital ratio of 0.9 to 1.0, which is calculated by dividing current assets by current liabilities), representing a significant change compared to net working capital of $33.4 million (working capital ratio of 1.1 to 1.0) at March 31, 2014. The reduction in working capital principally reflects the reduction in profitability in fiscal 2015.

        Investing Activities.    Most of the investing activities during the fiscal year ended March 31, 2015 were attributed to maintenance activities. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives. The majority of investing activities in the fiscal years ended March 31, 2014 and 2013 were attributed to expansion capital expenditures at our storage facilities. These expenditures, as outlined in "—Capital Expenditures," have enabled us to increase our effective working gas capacity by 25.0 Bcf during the two year period ended March 31, 2014. Historically, maintenance capital expenditures have been modest, ranging between $1.5 million and $2.0 million each year during this same period. However, a significant drawdown of natural gas inventory in the fourth quarter of fiscal 2014 resulted in significant operational burdens on our facilities and therefore, required additional maintenance capital expenditures during fiscal 2015.

        Financing Activities.    Net cash provided by (used in) financing activities consists of debt incurred for the acquisition of assets, periodic optional and mandatory retirements of such debt, advances and repayments made on our previous credit facilities to fund proprietary inventory purchases, contributions of capital from our equity holders to fund expansion capital expenditures and debt retirements and distributions made to our equity holders.

        In fiscal 2015, we used the net cash from our revolver drawing to finance inventory purchases. In fiscal 2014, we completed a private placement of $575.0 million senior unsecured notes due 2019. Proceeds from the offering, along with borrowings under the revolving credit facilities, were used to redeem the then existing $643.8 million outstanding principal amount of the 8.875% Senior Notes due 2018.

  Capital Expenditures

        Our capital expenditures for the years ended March 31, 2015, 2014 and 2013 were as follows:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Maintenance capital	$4,844	$1,575	$1,833
Expansion capital	540	4,010	22,631

Total capital expenditures	5,384	5,585	24,464
Decrease (increase) in accrued capital expenditures	2,203	(2,426)	5,551
Purchase of customer contracts	—	2,007	—
Proceeds from sale of assets	(14)	—	(2,210)

Net cash used in investing activities	$7,573	$5,166	$27,805

        Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives.

        Expansion capital expenditures are investments that serve to increase operating income over the long term through greater capacity or improved efficiency in Niska's operations, whether through construction or acquisition.

        In the fiscal year ended March 31, 2014, we received the approval from the California Public Utilities Commission to add 25 Bcf at our Wild Goose facility, increasing our capacity from 50 Bcf to 75 Bcf. Because most of the equipment required to support this expansion had been purchased and installed previously, costs required to complete this expansion were not significant.

        Under our current plan, we expect to spend approximately $3.0 million to $5.0 million in fiscal 2016 for maintenance capital expenditures to maintain the integrity of our storage facilities and ensure the reliable injection, storage and withdrawal of natural gas for our customers. Expansion capital for fiscal 2016 is expected to be less than $1.0 million.

  Our 6.50% Senior Notes Due 2019

        On March 17, 2014, we completed the private placement of senior unsecured notes due 2019 (the "6.50% Senior Notes"). Net proceeds from the offering of approximately $563.3 million, after deducting underwriters' discounts and fees, along with borrowings under our asset-based revolving credit facilities, were used to redeem the $643.8 million outstanding principal amount of our 8.875% Senior Notes due 2018. Including call premium of approximately $28.6 million and the write-off of unamortized deferred financing costs of $8.1 million, the Company recognized a loss of $36.7 million, which was recorded as a loss on extinguishment of debt. These losses were measured based on the amounts paid as well as on the carrying value of the redeemed Senior Notes, which included unamortized debt issue costs on the dates of redemption. The related accrued interests paid were recorded in interest expense. Costs directly related to the issuance of the 6.50% Senior Notes were capitalized as deferred financing costs and will be amortized as additional interest expense over the term of the debt.

        On December 3, 2014, the SEC accepted and made effective our exchange offer whereby holders of the 6.50% Senior Notes were permitted to exchange such Senior Notes for a new freely transferable Senior Notes. The terms of the new units are identical to the units issued on March 17, 2014; except that the new units are registered under the Securities Act and generally do not contain restriction on transfer. The exchange offer was completed on January 7, 2015 and substantially all the holders of the Senior Notes accepted the offer.

        The 6.50% Senior Notes are senior unsecured obligations which are: (1) effectively junior to secured obligations to the extent of the value to the collateral securing such debt; (2) equal in right of payment with all existing and future senior unsecured indebtedness; and (3) senior in right of payment to any future subordinated indebtedness. The 6.50% Senior Notes are fully and unconditionally guaranteed by us and our direct and indirect subsidiaries on a senior unsecured basis, and are: (1) effectively junior to each guarantor's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each guarantor and (3) senior in right of payment to any future subordinated indebtedness of each guarantor.

        Interest on the 6.50% Senior Notes is payable semi-annually on October 1 and April 1 at a rate of 6.50% per year, and will mature on April 1, 2019.

        Prior to October 1, 2016, we have the option to redeem up to 35% of the aggregate principal amount of the 6.50% Senior Notes using net cash proceeds from certain equity offerings at a price of 106.5% plus accrued and unpaid interest. We may also redeem all or a part of the 6.50% Senior Notes at redemption prices (expressed as percentages of principal amount) equal to 103.25% during the twelve-month period beginning on October 1, 2016, 101.625% during the twelve-month period beginning on October 1, 2017 and at par beginning on October 1, 2018, plus accrued and unpaid interest, if any, to the applicable redemption date. The Company is not required to make mandatory redemptions or sinking fund payments with respect to the 6.50% Senior Notes.

        The indenture governing the 6.50% Senior Notes limits our ability to pay distributions in respect of, repurchasing or paying dividends on our membership interests (or other capital stock) or making other restricted payments.

        The indenture does not prohibit certain types or amounts of restricted payments, including a general basket of $75.0 million of restricted payments.

        The indenture governing our 6.50% Senior Notes contains certain other covenants that, among other things, limit our and certain of our subsidiaries' ability to:

  •
  incur additional debt or issue certain capital stock;

  •
  pay dividends on, repurchase or make distributions in respect of our capital stock or repurchase or retire subordinated indebtedness;

  •
  make certain investments;

  •
  sell assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  permit restrictions on the ability of our subsidiaries to make distributions.

        The occurrence of events involving us or certain of our subsidiaries may constitute an event of default under the indenture. Such events include failure to pay interest, principal, or the premium on the notes when due; failure to comply with the merger, asset sale or change of control covenants; certain defaults on other indebtedness; and certain insolvency proceedings. In the case of an event of default, the holders of the notes are entitled to remedies, including the acceleration of payment of the notes by request of the holders of at least 25% in aggregate principal amount of the Notes, and any action by the trustee to collect payment of principal, interest or premium in arrears.

        Upon the occurrence of a change of control together with a decrease in the ratings of the notes by either Moody's or S&P by one or more gradations within 90 days of the change of control event, we must offer to repurchase the 6.50% Senior Notes at 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

        Our ability to repurchase the 6.50% Senior Notes upon a change of control will be limited by the terms of our debt agreements, including our asset-based revolving credit facilities. In addition, we cannot assure that we will have the financial resources to repurchase the 6.50% Senior Notes upon a change of control.

  Our $400 Million Credit Agreement

        Niska Partners, through its subsidiaries, Niska Gas Storage US, LLC and AECO Gas Storage Partnership entered into senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility (the "revolving credit facilities" or the "credit agreement"). These revolving credit facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of a U.S. revolving credit facility and a Canadian revolving credit facility. Subject to certain conditions, each of the U.S. revolving credit facility and the Canadian revolving credit facility may be expanded up to a total of $100.0 million in additional commitments, and the commitments in each facility may be reallocated on terms and according to procedures to be determined. Loans under the U.S. revolving facility will be denominated in U.S. dollars and loans under the Canadian revolving facility may be denominated, at Niska Partners' option, in either U.S. or Canadian dollars. Each revolving credit facility matures on June 29, 2016.

        Borrowings under our revolving credit facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. Borrowings bear interest at a floating rate, which (1) in the case of U.S. dollar loans can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin, and (2) in the case of Canadian dollar loans can be either the bankers' acceptance rate plus an applicable margin or, at our option, a prime rate plus an applicable margin. The credit agreement provides that we may borrow only up to the lesser of the level of our then current borrowing base and our committed maximum borrowing capacity, which is currently $400.0 million. Our borrowing base was $271.4 million as of June 1, 2015 and the availability under the credit facilities was $83.5 million.

        Our obligations under our credit agreement are guaranteed by us and all of our direct and indirect wholly owned subsidiaries (subject to certain exceptions) and secured by a lien on substantially all of our and our direct and indirect subsidiaries' current and fixed assets (subject to certain exceptions). Certain fixed assets are required to be part of the collateral only to the extent such fixed assets are included in the borrowing base under the respective revolving credit facilities. The aggregate borrowing base under both revolving credit facilities includes $150.0 million (the "PP&E Amount") due to a first-priority lien on fixed assets granted to the lenders. The PP&E Amount will be reduced on a dollar-for-dollar basis upon the release of fixed assets having a value in excess of $50.0 million from such liens.

        The following fees are applicable under each revolving credit facility: (1) an unused line fee, based on the unused portion of the respective revolving credit facility; (2) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans or bankers' acceptance loans, as applicable; and (3) certain other customary fees and expenses of the lenders and agents. We are required to make prepayments under our revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under such revolving credit facility exceeds the lesser of the aggregate amount of commitments in respect of such revolving credit facility and the applicable borrowing base.

        Our credit agreement contains customary covenants, including, but not limited to, restrictions on our and our subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests under the credit agreement, make acquisitions, loans, advances or investments, pay distributions, sell or otherwise transfer assets, optionally prepay or modify terms of any subordinated indebtedness or enter into transactions with affiliates. Our revolving credit facilities require the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days.

        Our credit agreement contains limitations on our ability to pay distributions in respect of, repurchase or pay dividends on our membership interests (or other capital stock) or make other restricted payments.

        Our credit agreement provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including our 6.50% Senior Notes, voluntary and involuntary bankruptcy proceedings, material money judgments, and material events relating to pension plans, certain change of control events and other customary events of default.

        As of March 31, 2015, we had $199.3 million in borrowings and letters of credit issued under our revolving credit facilities, with a weighted average interest rate of 3.98%. As of June 11, 2015, we had $162.0 million in borrowings outstanding under our revolving credit facilities and had $24.7 million in letters of credit issued. We and our subsidiaries were in compliance with all covenant requirements under our credit facilities at June 1, 2015.

        We expect that our fixed charge coverage ratio will likely fall below 1.1 to 1.0 in the quarter ending June 30, 2015, which would result in the last 15% of the Company's borrowing base becoming unavailable for borrowing. The Company is pursuing strategies, which include reductions in operating and general and administrative costs as well as management of the components of the borrowing base, which will assist the Company in maintaining adequate liquidity despite this covenant provision.

  Contractual Obligations

        The following table summarizes by period the payments due for our estimated contractual obligations as of March 31, 2015:

	Payment due by period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(in thousands)
Long term debt obligations	$575,000	$—	$—	$575,000	$—
Interest on long term debt obligations	149,500	37,375	74,750	37,375	—
Operating lease obligations	20,303	6,166	9,995	4,142	—
Capital lease obligations	12,202	1,657	3,313	3,313	3,919
Leased storage contracts	2,349	1,393	956	—	—
Mineral and surface leases	196,690	3,743	7,687	7,700	177,560
Asset retirement obligations	58,488	—	—	—	58,488
Post-retirement obligation	2,500	—	—	—	2,500
Withholding taxes (including interest and penalties)	10,144	10,144	—	—	—
Deferred income tax	781	781	—	—	—
Purchase obligations(1)	1,484,809	981,883	491,828	11,098	—

Total	$2,512,766	$1,043,142	$588,529	$638,628	$242,467

(1)
Purchase obligations consist of forward physical and financial commitments related to purchases of natural gas. As we economically hedge substantially all of our natural gas purchases, there are forward sales that offset these commitments that are not included in the above table. As at March 31, 2015, forward physical and financial sales for all future periods totaled $1,485.3 million.

Off-Balance Sheet Arrangements

        In accordance with GAAP, there is no carrying value recorded for our credit facilities until we borrow from the facilities. In the future we may use off-balance sheet arrangements such as undrawn credit facility commitments, including letters of credit, to finance portions of our capital and operating needs. See "—Contractual Obligations" for more information.

        On January 1, 2010, we entered into an operating lease for compression and other equipment related to the development of an expansion project at Wild Goose. See "Note 19—Commitments and Contingencies" for more information.

Critical Accounting Estimates and Policies

        The historical financial statements included in this document have been prepared in accordance with GAAP. GAAP represents a comprehensive set of accounting and disclosure rules and requirements, the application of which requires our judgments and estimates including, in certain circumstances, choices between acceptable GAAP alternatives. Our judgments and estimates are based on what we believe are the best and most relevant information available to us at the time our financial statements are prepared.

        The following is a discussion of our most critical accounting estimates, judgments and uncertainties that are inherent in the application of GAAP. These estimates affect, among other items, revenue recognition and expense accruals, migration of cushion, assessing income tax expense including the requirement for a valuation allowance against deferred income tax assets, calculating unit-based compensation, valuing of risk management assets and liabilities, inventory and identified intangible assets.

Description	Judgments and Uncertainties
Revenue Recognition

See Note 2, Significant Accounting Policies, of our Consolidated Financial Statements for a complete discussion of our revenue recognition policies.
Revenues are recognized when collectability is reasonably assured. Collectibility is evaluated on a customer-by-customer basis. New and existing customers are subject to a credit review process, which evaluates the customers' financial position (e.g. cash position and credit rating) and their ability to pay. If collectability is not considered reasonably assured at the outset of an arrangement in accordance with our credit review process, revenue is recognized when the fee is collected.
Our revenue recognition accounting process contains uncertainties because it requires us to make a judgment on the collectability of revenue at the outset of an arrangement. In addition, our revenue also includes unrealized risk management gains and losses which require us to estimate fair value of our risk management contracts.
Fair Value of Risk Management Assets and Liabilities

We use natural gas derivatives and other financial instruments to manage our exposure to changes in natural gas prices and foreign exchange rates. These financial assets and liabilities, which are recorded at fair value on a recurring basis, are included into one of three categories based on a fair value hierarchy.

The fair value of our derivative contracts are recorded as risk management assets and liabilities, which are classified as either current assets, non-current assets, or liabilities based upon the anticipated settlement date of the contracts. The determination of the fair value of these derivative contracts reflects the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
There are uncertainties in our methodology in the determination of fair value since it requires us to consider various factors, including over-the-counter quotations, location differentials and closing foreign exchange rates underlying the contracts. Although the fair value of our risk management assets and liabilities may fluctuate, such fluctuations are offset by equivalent changes in the value of our physical inventory. Our policy is for our inventory and purchases to be economically hedged, within small tolerances permitted under our risk management policy, so we are not exposed economically to the risk of fluctuating commodity prices.
Inventory

Our inventory is natural gas injected into storage and held for resale. Inventory is valued at the lower of average cost or market. Adjustments to write down the costs of inventory to market are recorded as an offset to optimization revenues while costs to store the gas are recognized as operating expenses in the period the costs are incurred.
At the end of each reporting period we determine whether a write-down is required to reduce inventory to the lower of cost or market value. This determination has built-in uncertainties since it requires judgment in estimating fair market values in the periods to which our inventory is economically hedged and the level of a normal margin compared to selling price in those periods.

Description	Judgments and Uncertainties
Cushion Effectiveness

Certain volumes of hydrocarbons defined as cushion are required for maintaining a minimum field pressure. Cushion is considered a component of the facility and as such is not depreciated. Cushion is monitored to ensure that it provides effective pressure support. In the event that natural gas moves to another area of the reservoir where it does not provide effective pressure support, charges against cushion are included in depreciation in an amount equal to the cost of estimated volumes that have migrated.
Cushion requirements and its effectiveness are estimated using pressure and volumetric data accumulated over many years of storage operation. The data is added into a complex reservoir model which accounts for different dynamic phenomena occurring within the reservoir. The information incorporated into the model includes pressure gradients within the reservoir, water encroachment due to an active aquifer, tight reservoir components which slowly capture and release back some of the gas stored and a cushion migration component. These phenomena influence one another and the level of uncertainty of the estimate of cushion present in a reservoir.
Impairment of Goodwill and Other Intangible Assets

See Note 2, Significant Accounting Policies, on our Consolidated Financial Statements for a complete discussion of our policy regarding goodwill and other intangible assets.
In evaluating goodwill for impairment, the Company has the option to first assess qualitative factors to determine whether it is more likely than not that goodwill is impaired. The result of the qualitative assessment would be used as a basis in determining whether it is necessary to perform the quantitative impairment test. The performance of the quantitative impairment test involves a two-step process. The first step involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. If the carrying amount exceeds the fair value of the reporting unit, we perform the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill.
Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions. These assumptions are dependent on several subjective factors including the timing of future cash flows and future growth rates. The fair value of our reporting units is determined based on a weighting of multiples of potential earnings approaches which is classified under Level 3 fair value measurement. The multiples of earnings approach estimates fair value by applying multiples of potential earnings, working gas capacity, and cyclability of similar entities. Results using the multiples of potential earnings and the multiples of gas capacity and cyclability are given equal weighting when determining the valuation using this approach. The future operating projections are based on consideration of past performance and the projections and assumptions used in our current operating plans adjusted for market participant assumptions as appropriate. We then assign a weighting to the multiple or earnings to derive the fair value of the reporting unit.

Description	Judgments and Uncertainties
Other intangible assets are reviewed for impairment as impairment indicators arise. When such events or circumstances are present, the recoverability of intangible assets is assessed by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.	These types of analyses contain uncertainties because they require management to make assumptions and apply judgment to estimate future cash flows, the profitability of future business strategies, industry conditions and other economic factors.
Income taxes

We are not a taxable entity in the United States. Income taxes are the responsibility of the individual partners and have accordingly not been recorded in the consolidated financial statements.
We have corporate subsidiaries, which are taxable corporations subject to Canadian federal and provincial income taxes, which are included in the consolidated financial statements.
See Note 2, Significant Accounting Policies, of our Consolidated Financial Statements for a complete discussion of policy in accounting for income taxes.
Our accounting for income taxes has inherent uncertainties since it requires us to estimate the timing of the realization of our tax assets and liabilities, including the allocation of income among different entities and tax jurisdiction, and also requires us to make assumptions on the estimated probabilities of utilization of deferred tax assets and on the determination of tax exposures associated with our tax filing positions.
Unit-based compensation

See Note 2, Significant Accounting Policies, on our Consolidated Financial Statements for a complete discussion of policy in accounting for unit-based compensation.
The fair value of unit-based awards that are expected to be settled in cash is determined on the date of grant and is re-measured at each reporting period until the settlement date. The fair value at each re-measurement date is equal to the settlement expected to be incurred based on the anticipated number of units vested adjusted for (1) the passage of time and (2) the payout threshold associated with the performance targets which we expect to achieve compared to our established peers. Compensation expense is calculated as the re-measured expected payout less previously-recognized compensation expense.

The fair value of unit-based awards that are expected to be settled in units is determined on the date of grant and is amortized into equity using the straight-line method over the vesting period.
There are uncertainties in our calculation of unit-based compensation since it requires us to make assumptions and judgments on the estimated probabilities of meeting our performance measures, forfeiture rate and unit price at settlement date.

Recent Accounting Pronouncements

        Please refer to Note 3 of our Consolidated Financial Statements.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risks.

        The term "market risks" refers to the risk of loss arising from changes in commodity prices, currency exchange rates, interest rates, counterparty credit and liquidity. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures.

  Commodity Price Risk

        To mitigate exposure to changes in commodity prices, we enter into purchases and sales of natural gas inventory and concurrently match the volumes in these transactions with offsetting forward contracts or other hedging transactions.

        Derivative contracts used to manage market risk generally consist of the following:

  •
  Forwards and futures are contractual agreements to purchase or sell a specific financial instrument or natural gas at a specified price and date in the future. We enter into forwards and futures to mitigate the impact of natural gas price volatility. In addition to cash settlement, exchange traded futures may also be settled by physical delivery of natural gas.

  •
  Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. We enter into commodity swaps to mitigate the impact of changes in natural gas prices.

  •
  Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. We may enter into option agreements to mitigate the impact of changes in natural gas prices.

        In order to manage our exposure to commodity price fluctuations, our policy is to promptly enter into a forward sale contract or other hedging transaction for every proprietary purchase contract we enter into. Therefore, inventory purchases are matched with forward sales or are otherwise economically hedged so that there are no speculative positions beyond the minimal operational tolerances specified in our risk policy.

        At March 31, 2015, 47.2 Bcf of natural gas inventory was economically hedged, representing 98.6% of our total current inventory. However, because inventory is recorded at the lower of cost or market, not fair value, if the price of natural gas increased by $1.00 per Mcf the value of that inventory would increase by $47.9 million, but the fair value or mark-to-market value of our hedges would decrease by $47.2 million, because 1.4% (0.7 Bcf) of that inventory that was not economically hedged. Conversely, if the price of natural gas declined by $1.00 per Mcf, the value of that inventory would decrease by $47.9 million while the fair value of our hedges would increase by only $47.2 million, due to the non-economically hedged position. Fuel gas used for operating our facilities is not offset. Total volume of our fuel gas was 0.0 Bcf as of March 31, 2015 and 2014.

        Although the intent of our risk-management strategy is to protect our margins and manage our liquidity risk on related margin deposit requirements, we do not qualify any of our derivatives for hedge accounting. Changes in the fair values of these derivatives receive mark-to-market treatment in current earnings and result in greater potential for earnings volatility. This accounting treatment is discussed further under Note 2 of our Consolidated Financial Statements.

  Foreign Currency Risk

        Our cash flow relating to our Canadian operations is reported in the U.S. dollar equivalent of such amounts measured in Canadian dollars. Monetary assets and liabilities of our Canadian subsidiaries are translated to U.S. dollars using the applicable exchange rate as of the end of a reporting period. Revenues, expenses and cash flow are translated using the actual exchange rate or the average exchange rate in effect during the reporting period.

        Because a portion of our Canadian business is conducted in Canadian dollars, we use certain financial instruments to minimize the risks of changes in the exchange rate. These instruments include forward swaps or spot swaps buying or selling U.S. dollars. Options may also be used in the future. All of the financial instruments utilized are placed with large brokers and financial institutions.

        At March 31, 2015, we had forward currency exchange contracts for a notional value of $19.6 million. The values of the forward currency contracts ware net assets of $3.2 million and $2.4 million as of March 31, 2015 and 2014, respectively, and were recorded in derivative assets and derivative liabilities accounts on the consolidated balance sheets. These contracts expire on various dates between April 2015 and June 2016 and were for the exchange of $21.2 million Canadian dollars into $19.6 million U.S. dollars.

  Interest Rate Risk

        We are exposed to interest rate risk due to variable interest rates under our $400.0 million credit agreement. All such borrowings under our credit facilities bear interest at different rates. As of March 31, 2015, we had $199.3 million in borrowings and letters of credit issued under our revolving credit facilities. The credit facilities currently provide an interest rate on borrowings between 3.90% and 6.50%, depending on whether a fixed term or floating rate option is chosen. In the future, we may borrow under fixed rate and variable rate debt instruments that also give rise to interest rate risk. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing our funds available for capital investment, operations or distributions to our unitholders. A hypothetical increase or decrease in interest rates by 1% would have changed our interest expense by approximately $2.4 million for the fiscal year ended March 31, 2015.

  Counterparty Credit Risk

        Counterparty credit risk is the risk of financial loss if a customer fails to perform its contractual obligations. We engage in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and our ability to take ownership of customer-owned natural gas stored in its facilities in the event of non-payment.

        Margin deposits, or letters of credit in lieu of deposits, are required on derivative instruments utilized to manage our counterparty credit risk. As commodity prices increase or decrease, the fair value of our derivative instruments changes thereby increasing or decreasing our margin deposit requirements. Rising commodity prices or an expectation of rising prices could increase the cash needed to manage our commodity price exposure and thereby increase our liquidity requirements, limit amounts available to us through borrowing and reduce the volume of natural gas we may purchase. Exchange traded futures and options have minimal credit exposure as the exchanges guarantee every contract will be margined on a daily basis. In the event of any default, our account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

  Liquidity Risk

        Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our approach to managing liquidity risk is to contract a substantial part of our facilities to generate constant cash flow and to ensure that they always have sufficient cash and credit facilities to meet their obligations when due, under both normal and stressed conditions, without incurring unacceptable losses or damage to reputation. See "—Liquidity and Capital Resources" for more information.

  Fair Value Measurement

        The fair values of the derivative instruments are based on quoted market prices obtained from NYMEX or ICE and from various sources such as independent reporting services, industry publications and brokers. These quotes are compared to the contract price of the instrument, which approximates the gain or loss that would have been realized if the contracts had been closed out at a specified time. We utilize observable market data when available, or models that utilize observable market data when determining fair value.

Risk Management Policy and Practices

        We have in place risk management practices that are intended to quantify and manage risks facing our business. These risks include, but are not limited to, market, credit, foreign exchange, operational, and liquidity risks. Our hedging practices mitigate our exposure to commodity price and foreign exchange risks. Strict open position limits are enforced, and physical inventory is offset with forward hedges. Our counterparty strategy ensures we have a strong mix of quality customers. We have models in place to monitor and manage operational and liquidity risks.

        The Risk Management Committee, or RMC, is comprised of members of our management team. The RMC provides oversight of our commercial activities. The committee reviews the adequacy of controls to ensure compliance with the risk policy. Our RMC meets weekly to review and respond to risks facing our business. The RMC oversees the analysis of positions and exposures provided by our risk management function, which provides daily and weekly reporting to facilitate understanding of these exposures. The RMC assesses and manages the potential for loss in our positions through these reports. If limits are exceeded, the RMC is informed and appropriate action is taken to review and remedy. The risk management function is independent of the Marketing and Optimization groups and reports through our chief financial officer.

        Optimization activities can only be executed by employees authorized to transact under the risk policy. All commercial personnel are annually required to read and certify that they will adhere to the principles purported within the policy. Each person authorized to make transactions is subject to internal volume limits. Counterparties are subject to credit limits as approved by our credit department.

        Our commercial and risk functions operate independently to ensure proper segregation of duties. Critical deal information for every transaction is entered into our deal capture systems and confirmed with counterparties.

        Despite the policies, procedures and controls described above, there can be no assurance that our risk management systems will prevent losses that would negatively affect our business, results of operations, cash flows and financial condition. See "Risk Factors—Risks Inherent in Our Business—Our risk management policies cannot eliminate all commodity price risk." In addition, any non-compliance with our risk management policies could result in significant financial losses.

Item 8.    Financial Statements and Supplementary Data.

        The Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements and supplementary financial data required for this Item are set forth on pages F-4 through F-50 of this Annual Report on Form 10-K and are incorporated herein by reference.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 9A.    Controls and Procedures.

  (a)    Disclosure Controls and Procedures.

        Our principal executive officer (CEO) and principal financial officer (CFO) undertook an evaluation of our disclosure controls and procedures as of the end of the period covered by this report. The CEO and CFO have concluded that our controls and procedures were effective as of March 31, 2015. For purposes of this section, the term "disclosure controls and procedures" means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

  (b)    Management's Report on Internal Control over Financial Reporting.

        Management's report on internal control over financial reporting is set forth on page F-2 of this Annual Report on Form 10-K and is incorporated herein by reference.

  (c)    Attestation Report of the Registered Public Accounting Firm.

        The attestation report of our registered public accounting firm with respect to internal controls over financial reporting is set forth on page F-3 of this Annual Report on Form 10-K and is incorporated herein by reference.

  (d)    Changes in Internal Control Over Financial Reporting.

        There have been no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during our last fiscal quarter that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Item 9B.    Other Information.

        None.

 PART III

Item 10.    Directors, Executive Officers and Corporate Governance.

  Management of Niska Gas Storage Partners LLC

        Our manager has sole responsibility for conducting our business and for managing our operations. Pursuant to our Operating Agreement, our manager has delegated the power to conduct our business and manage our operations to our board. Our manager may revoke this delegation and resume control of our business at any time. Our manager and our board are not elected by our unitholders and will not be subject to re-election on a regular basis in the future. As long as the delegation of authority is in effect, our manager will appoint all members to our board. Unitholders will not be entitled to elect our directors or directly or indirectly participate in our management or operation. Our Operating Agreement provides that our manager must act in "good faith" when making decisions on our behalf.

        Whenever our manager makes a determination or takes or declines to take an action in its individual, rather than representative, capacity or in its sole discretion, it is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to us or any member, and our manager is not required to act in good faith or pursuant to any other standard imposed by our Operating Agreement or under the Delaware Act or any other law. Examples include the exercise of its limited call rights, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation. Actions of our manager which are made in its individual capacity or in its sole discretion will be made by a majority of the owners of our manager.

        In selecting and appointing directors to our board, our manager does not apply a formal diversity policy or set of guidelines. However, when appointing new directors, our manager considers each individual director's qualifications, skills, business experience and capacity to serve as a director, as described below for each director, and the diversity of these attributes for the board as a whole.

Directors and Executive Officers

        Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal by the member of our manager. Our executive officers serve at the discretion of our board.

There are no family relationships among any of the directors or executive officers. The following table shows information as of June 12, 2015, regarding our current directors and executive officers.

Name	Age	Position
William H. Shea, Jr.(1)	60	Chairman, President, Chief Executive Officer and Director
Simon Dupéré(1)	52	Former President and Chief Executive Officer and Former Director
Vance E. Powers	58	Chief Financial Officer
Mark D. Casaday(1)	54	Chief Operating Officer
Rick J. Staples	52	Executive Vice President and Chief Commercial Officer
Robert B. Wallace(1)	54	Vice President, Finance and Corporate Development
Jason S. Kulsky(2)	48	Former Vice President, Business Development
Jason A. Dubchak	42	Vice President, General Counsel and Corporate Secretary
Bruce D. Davis, Jr.(1)	58	Vice President and Chief Administrative Officer
Ralph Alexander(3)	60	Director
Michael Hennigan(4)	55	Director
Olivia C. Wassenaar(5)	35	Director
James G. Jackson	51	Director
E. Bartow Jones	39	Director
Stephen C. Muther	66	Director
George A. O'Brien(3)	66	Former Director
Andrew W. Ward	48	Director

(1)
On May 7, 2014, Simon Dupéré, President and Chief Executive Officer of the Company, resigned from his employment with the Company and from his membership on the Company's Board of Directors. In addition, the Board appointed William H. Shea, Jr., as the Company's Chairman and President and Chief Executive Officer, Mark D. Casaday, as the Company's Chief Operating Officer, Robert B. Wallace, as the Company's Vice President, Finance and Corporate Development, and Bruce D. Davis, Jr., as the Company's Vice President, Chief Administrative Officer.

(2)
On June 25, 2014, Jason Kulsky, former Vice President of Business Development, resigned from his employment with the Company and his office of Vice President of Business Development.

(3)
On December 31, 2014, George O'Brien resigned from the Board of Directors and all committees of the Company. In addition, the Board appointed Ralph Alexander as a director and a member of the Compensation Committee.

(4)
On September 10, 2014, Michael Hennigan was appointed to the Board of Directors as well as a member of the Audit and Compensation Committees. On January 27, 2015 Mr. Hennigan was appointed Chair of the Compensation Committee.

(5)
On July 30, 2014, Olivia C. Wassenaar was appointed to the Board of Directors and as a member of the Finance Committee.

        William H. Shea, Jr.—Mr. Shea is our Chairman, President and Chief Executive Officer and a member of our board and the board of directors of our manager and also serves on the compensation committee. Mr. Shea served as a director of PVR GP, LLC, the general partner of PVR Partners L.P. and Chief Executive Officer of Penn Virginia Resource Partners, L.P. from March 2010 to March 2014, as Chief Executive Officer of PVR GP, LLC from March 2010 to June 2012 and as President and Chief Executive Officer of PVR GP, LLC since June 2012. Previously, Mr. Shea served as the Chairman of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a refined petroleum products pipeline partnership from May 2004 to July 2007, as President and Chief Executive Officer of Buckeye GP LLC from September 2000 to July 2007 and as President and Chief Operating Officer of Buckeye GP LLC

from July 1998 to September 2000. From August 2006 to July 2007, Mr. Shea served as Chairman of MainLine Management LLC, the general partner of Buckeye GP Holdings, L.P., and as President and Chief Executive Officer of MainLine Management LLC from May 2004 to July 2007. Mr. Shea also serves as a director of Kayne Anderson Energy Total Return Fund, Inc. Kayne Anderson MLP Investment Company, and USA Compression Holdings LLC. Mr. Shea has an agreement with Riverstone, pursuant to which he has agreed to serve on the boards of Carlyle/Riverstone Funds' portfolio companies.

        Mr. Shea's experiences as an executive with both PVR and Buckeye, energy companies that operate across a broad spectrum of sectors, including coal, natural gas gathering and processing and refined petroleum products transportation, have given him valuable knowledge about our industry. In addition, Mr. Shea has valuable experience overseeing the strategy and operations of publicly-traded partnerships, which are similar to us. As a result of this experience and resulting skills set, we believe Mr. Shea is an asset to our business.

        Vance E. Powers—Mr. Powers is our Chief Financial Officer. Mr. Powers has served as our Chief Financial Officer since January 1, 2011. Mr. Powers has over 25 years of experience in senior financial, accounting, and reporting positions. From April 2010 until commencing service as Niska's Chief Financial Officer, Mr. Powers served as a finance management consultant to Niska, assisting in the completion of Niska's initial public offering, its transition to a publicly-traded company and its establishment of an investor relations function. From May 2009 to March/April 2010, Mr. Powers was an individual investor. From December 2003 to May 2009, Mr. Powers served as Vice President, Finance and Controller of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (NYSE: BPL), one of the largest refined petroleum products pipeline and terminal companies in the United States, where he was a key member of the senior executive team and was principally responsible for Buckeye's accounting, financial reporting, planning and analysis and treasury functions. He also served Buckeye GP LLC as Acting Chief Financial Officer from July 2007 until November 2008, where he was additionally responsible for capital markets activities and investor relations. He held similar positions with MainLine Management LLC, the general partner of Buckeye GP Holdings L.P. (NYSE: BGH), and participated in BGH's initial public offering in August 2006. Mr. Powers holds a MBA degree from Lehigh University and a BA from Gettysburg College. He is also a Certified Public Accountant in Pennsylvania.

        Mark D. Casaday—Mr. Casaday is our Chief Operating Officer. He served as an Executive Vice President of Penn Virginia Resource GP LLC at PVR Partners LP from June 2012 to March 2014 and its Chief Operating Officer—Midstream of Penn Virginia Resource GP LLC from January 2013 to March 2014. Mr. Casaday served as Chief Operating Officer, Midstream of Marcellus at Penn Virginia Resource GP LLC, the General Partner of Penn Virginia Resource Partners LP from June 2012 to January 2013.

        Rick J. Staples—Mr. Staples is our Executive Vice President and Chief Commercial Officer, responsible for the marketing, trading and commercial operation of our natural gas storage assets. Previously, Mr. Staples was in the role of Senior Vice President, Commercial Operations from May 2006 to April 2012. He has 28 years of experience in the energy industry, with a primary focus on the midstream sector, including natural gas storage. Prior to joining us in 2006, Mr. Staples served as Director of Gas Storage with TransCanada Pipelines Ltd. from 2001 to 2006. Mr. Staples graduated from the University of Alberta with a degree in Mechanical Engineering. Mr. Staples also graduated from the Queens Executive program (Queens School of Business) in 1997.

        Robert B. Wallace—Mr. Wallace is our Vice President of Finance and Corporate Development. He served as the Chief Financial Officer and Executive Vice President of PVG GP LLC from March 2010 to March 2014. Mr. Wallace served as Chief Financial Officer and Executive Vice President of Penn Virginia Resource GP LLC, the General Partner of Penn Virginia GP Holdings LP and Penn Virginia

Resource Partners LP since March 2010. He served as Senior Vice President of Finance and Chief Financial Officer of Buckeye Pipe Line Company LLC, a general partner of Buckeye Partners LP since September 1, 2004. Mr. Wallace served as Senior Vice President of Finance and Chief Financial Officer of Buckeye GP LLC, the prior general partner of Buckeye Partners LP since September 2004 and served as its Principal Accounting Officer. He served as Senior Vice President of Finance and Chief Financial Officer of MainLine Management LLC, the General Partner of Buckeye GP Holdings LP since September 1, 2004. Prior to UBS, Mr. Wallace held senior positions at Dean Witter Reynolds, and Shearson Lehman Brothers in New York. He has more than 20 years of corporate finance experience, was an Executive Director in the UBS Energy Group from September 1997 to February 2004 and a private investor and consultant to Buckeye GP LLC from February 2004 to September 2004. Mr. Wallace received a Masters of Business Administration from New York University and a Bachelor of Arts from St. Lawrence University.

        Jason A. Dubchak—Mr. Dubchak is our Vice President, General Counsel and Corporate Secretary. Mr. Dubchak has served as our Vice-President, General Counsel and Corporate Secretary since September 2007. Prior to assuming this role, Mr. Dubchak was Associate General Counsel and was continuously with the natural gas storage division of EnCana Corporation and its predecessor, Alberta Energy Company Ltd., respectively, since 2001. He has a Bachelor of Arts (Honors) from the University of Calgary and a Bachelor of Laws from the University of Alberta.

        Bruce D. Davis—Mr. Davis is our Chief Administrative Officer and a Vice President of the Company. He served as an Executive Vice President, Secretary and General Counsel of PVR GP LLC, General Partner of PVR Partners LP from June 2010 to March 2014. He served as Secretary, General Counsel and Vice President of Sunoco Partners LLC, the General Partner of Sunoco Logistics Partners LP from November 2003 to June 2010. From September 2000 to November 2003, he was Associate General Counsel for Mirant Corporation. From July 1992 to September 2000, he served as Associate General Counsel for Constellation Energy Group. He serves as a Member of the Board of Directors of National Adoption Center.

        Ralph Alexander—Mr. Alexander is a member of our board and serves on the compensation committee. He is a Partner of Riverstone Holdings LLC and joined Riverstone in September 2007. During 2007, Mr. Alexander served as a consultant to TPG Capital. For nearly 25 years, Mr. Alexander served in various positions with subsidiaries and affiliates of BP plc, one of the world's largest energy firms. From June 2004 until December 2005, he served as Chief Executive Officer of Innovene, BP's $20 billion olefins and derivatives subsidiary. From 2001 until June 2004, he served as Chief Executive Officer of BP's Gas, Power and Renewables and Solar segment and was a member of the BP group executive committee. Prior to that, Mr. Alexander served as a Group Vice President in BP's Exploration and Production segment and BP's Refinery and Marketing segment. He held responsibilities for various regions of the world, including North America, Russia, the Caspian, Africa and Latin America. Prior to these positions, Mr. Alexander held various positions in the upstream, downstream and finance groups of BP. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Alexander is a director of Stein Mart Corporation since May 2007 and of EP Energy Corporation since September 2013. He previously served on the board of KiOR Inc., Amyris, Inc., Foster Wheeler AG and Anglo American plc. He holds a B.S. and M.S. in nuclear engineering from Brooklyn Polytech (now NYU Polytechnic) and holds an M.S. in management science from Stanford University. He is currently Chairman of the Board of NYU Polytechnic and is a New York University Trustee. The Company believes Mr. Alexander's extensive experience with the energy industry enables him to provide essential guidance to the board of directors.

        Michael J. Hennigan—Mr. Hennigan is a member of our board and serves on both the audit committee and the compensation committee (as Chairman). Mr. Hennigan has been the Chief Executive Officer of Sunoco Partners LLC, a General Partner of Sunoco Logistics Partners L.P. since

March 1, 2012 and its President since June 2010. Mr. Hennigan is responsible for all operations and business activities, including setting the direction, strategy and vision for Sunoco Logistics. He has nearly 25 years of experience with Sunoco. He served as the President of Sunoco Partners LLC since July 1, 2010. He served as the Chief Operating Officer of Sunoco Partners LLC from July 1, 2010 to March 1, 2012 and Sunoco Logistics Partners since July 1, 2010. He served as Vice President of Business Development for Sunoco Partners LLC from May 2009 to June 2010. Prior to joining Sunoco Logistics, he served as Senior Vice President of Business Improvement at Sunoco, Inc., from October 2008 to May 15, 2009 and served as its Vice President of Business Development since May 2009. He serves as a Director of Philadelphia Energy Solutions LLC. He has been a Director of Sunoco Partners LLC, a General Partner of Sunoco Logistics Partners L.P. since April 27, 2010. He served as a Director of SunCoke Energy Inc., of Jewell Coke Company, L.P. from June 2011 to January 17, 2012. He is Chairman of the Advisory Council for the College of Engineering. Mr. Hennigan holds a BS degree in Chemical Engineering from Drexel University in 1982. The Company believes Mr. Hennigan's ongoing role at Sunoco Logistics Partners L.P. and past experience in Director roles in the energy business provides unique and valued guidance to the board of directors.

        James G. Jackson—Mr. Jackson is a member of our board and serves on the audit (as Chairman), compensation and finance committees. Mr. Jackson has been the Chief Financial Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners L.P. ("BreitBurn") since July 2006 and an Executive Vice President since October 2007. BreitBurn is a publicly traded master limited partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States. Mr. Jackson also currently serves as the Chief Financial Officer of the general partner of Pacific Coast Energy Company L.P. ("PCEC"). PCEC, which is BreitBurn's predecessor, is a privately held limited partnership engaged in the production and development of oil and gas from properties located in California. Before joining BreitBurn, Mr. Jackson served as a Managing Director in Merrill Lynch & Co.'s Global Markets and Investment Banking Group. Mr. Jackson joined Merrill Lynch in 1992 and was elected Managing Director in 2001. Previously, Mr. Jackson was a Financial Analyst with Morgan Stanley & Co. from 1986 to 1989 and was an Associate in the Mergers and Acquisitions Group of the Long-Term Credit Bank of Japan from 1989 to 1990. Mr. Jackson obtained a B.S. in Business Administration from Georgetown University and an M.B.A. from the Stanford Graduate School of Business.

        Mr. Jackson's background and experience with BreitBurn GP, LLC, BreitBurn Energy Partners L.P. and PCEC has provided him with valuable experience and familiarity with master limited partnerships and, more specifically, the natural gas business. These skills coupled with his broad investment banking, acquisition and financing experience brings additional depth to our board's collective expertise, and therefore makes Mr. Jackson well suited to serve as a member of our board of directors.

        E. Bartow Jones—Mr. Jones is a member of our board, the board of directors of our manager, the board of supervisors of Niska Holdings, which is our parent and also serves on the finance committee. Mr. Jones is currently a Partner of Riverstone Holdings LLC where he served as a Managing director from 2010 to 2014 and as a Principal from 2007 to 2010. Mr. Jones has been with Riverstone since 2001. Mr. Jones currently serves on the boards of directors of Foresight Reserves, L.P., or Foresight, Vantage Energy, LLC, or Vantage, Targe Energy, LLC, or Targe and other private companies, and he previously served on the boards of directors of the general partner of PVR Partners, L.P., Buckeye GP LLC, the general partner of Buckeye Partners, L.P., and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P.

        Mr. Jones has worked closely with us since our inception. Mr. Jones's experience in evaluating the financial performance and operations of companies in our industry, as well as his leadership skills and business acumen, provide him with the necessary skills to serve as a member of our board. In addition, Mr. Jones's work with PVR Partners, L.P., Foresight, Buckeye, Vantage, Targe and MainLine

Management has given him both an understanding of the broader energy business and of the unique issues related to operating publicly-traded limited partnerships, which are similar to us.

        Stephen C. Muther—Mr. Muther is a member of our board and serves on both the audit committee (as Chairman) and the compensation committee. Mr. Muther served as President of the general partner of Buckeye Partners, L.P. ("BPL") and the general partner of Buckeye GP Holdings L.P. ("BGH") from October 25, 2007 until his retirement in February 2009. BPL is a publicly-traded master limited partnership that is principally engaged in the transportation, terminalling, marketing and storage of refined petroleum products for major integrated oil companies, large refined products marketing companies and major end users of petroleum products. BGH is a publicly-traded master limited partnership that owns 100% of the general partner of BPL. From February 2007 to November 2007, Mr. Muther served as Executive Vice President, Administration and Legal Affairs of the general partners of BPL and BGH, and from May 1990 to February 2007, Mr. Muther held the position of Senior Vice President, Administration, General Counsel and Secretary of the general partner of BPL. Prior to joining Buckeye, Mr. Muther was Associate Litigation and Antitrust Counsel for General Electric Company from July 1984 to May 1990. Mr. Muther was an associate attorney with Debevoise & Plimpton in New York City from February 1975 to June 1984. Mr. Muther graduated from Princeton University in 1971 and from the University of Virginia School of Law in 1974.

        As a result of his service to BPL and BGH, Mr. Muther gained extensive experience in overseeing the strategy, operations, and governance of major public companies. Mr. Muther was also selected to serve as a director of our board due to his valuable legal expertise and his knowledge of the energy industry. Mr. Muther's experience has also given him knowledge of the unique issues related to operating publicly-traded limited partnerships, which are similar to us. We believe this background and skill set makes Mr. Muther well-suited to serve as a member of our board.

        Andrew W. Ward—Mr. Ward is a member of our board, the board of directors of our manager, the board of supervisors of Niska Holdings, which is our parent and also serves on the finance committee. Mr. Ward has served as a member of the board of supervisors of Niska Holdings since May 2006. He is currently a Partner of Riverstone Holdings LLC where he served as a Principal from March 2002 to December 2004. Mr. Ward currently serves on the board of directors of the general partner of USA Compression Partners LP and various private companies and has previously served on the boards of directors of the general partner of PVR Partners, L.P., Buckeye GP LLC, the general partner of Buckeye Partners, L.P., and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P., and Gibson Energy.

        Mr. Ward has served as a director since our inception. Mr. Ward's experience in evaluating the financial performance and operations of companies in our industry, combined with his leadership skills and business acumen, makes him a valuable member of our board. In addition, Mr. Ward's work with PVR Partners L.P., USA Compression Partners LP, Gibson Energy, GEP Midstream, Buckeye and MainLine Management and various private companies has given him both an understanding of the midstream sector of the energy business and of the unique issues related to operating publicly-traded limited partnerships, which are similar to us.

        Olivia C. Wassenaar—Ms. Wassenaar is a member of our board, the board of directors of our manager and the board of supervisors of Niska Holdings, which is our parent. Ms. Wassenaar also serves on the finance committee. She is currently a Managing Director of Riverstone Holdings LLC where she served as a Vice President from 2008 to 2010, was promoted to a Principal in 2010, and has served as a Managing Director since 2014. In this capacity, she invests in and monitors investments in the midstream and exploration and production sectors of the energy industry. Ms. Wassenaar also serves on the board of directors of Eagle Energy Exploration LLC, Northern Blizzard Resources Inc., Talos Energy LLC, and USA Compression Partners, LP (NYSE: USAC). Prior to joining Riverstone, Ms. Wassenaar was an Associate with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. Ms. Wassenaar received her A.B., magna cum laude, from Harvard College and earned an M.B.A. from the Wharton School of the University of Pennsylvania.

  Our Independent Directors

        Our board has determined that Stephen C. Muther, James G. Jackson and Michael J. Hennigan are independent directors under the listing standards of the NYSE. Our board considered all relevant facts and circumstances and applied the independence guidelines of the NYSE in determining that neither of these directors has any material relationship with us, our management, our general partner or its affiliates or our subsidiaries.

        We hold regularly scheduled meetings of our independent directors. In accordance with our Corporate Governance Guidelines, Mr. James Jackson presides as lead director over meetings of our independent directors.

        The procedure by which any interested party may communicate directly with an independent director is set forth in our Corporate Governance Guidelines, which is available on our website at www.niskapartners.com.

  Audit Committee

        Our board has established an audit committee to assist it in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. Our audit committee is comprised of Mr. Muther, Mr. Jackson and Mr. Hennigan.

        The audit committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm. The Audit Committee discussed with our independent registered accounting firm the matters required to be discussed by Auditing Standards No. 16. Our audit committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to the audit committee. In addition, the audit committee has the authority to review our procedures for internal auditing, review the adequacy of internal controls and engage the services of any other advisors and accountants as the committee deems advisable. Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2015 for filing with the SEC.

        We have designated Mr. Muther, Mr. Jackson and Mr. Hennigan as audit committee financial experts. Mr. Muther has been appointed the Chairman of the audit committee.

  Compensation Committee; Compensation Committee Interlocks and Insider Participation

        As a controlled company that is listed on the NYSE, we are not required to have a compensation committee. See "—Significant Differences in Corporate Governance Standards" for a further explanation. In order to conform to best governance practices, however, our board has established a compensation committee to, among other things, oversee the compensation plans described below. The compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee has the responsibility to determine and approve, or make recommendations to the board with respect to, the compensation and benefits of our board and executive officers.

        The compensation committee is composed of Mr. Shea, Mr. Muther, Mr. Jackson, Mr. Hennigan and Mr. Alexander. Mr. Hennigan has been appointed the Chairman of the compensation committee. Mr. Muther, Mr. Jackson and Mr. Hennigan are independent directors (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act). All members of the compensation committee are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act) except Mr. Shea, the Chairman, President and Chief Executive Officer. None of our executive officers has served as a director or member of a compensation committee of another entity that has or has had an executive officer who served as a member of our board during 2015, 2014 or 2013.

  Conflicts Committee

        Whenever a conflict arises between our manager or its affiliates, on the one hand, and us or any unaffiliated member, on the other, our board will resolve that conflict. Our board may establish a conflicts committee to review specific matters that our board refers to it. Our board may, but is not required to, seek the approval of such resolution from the conflicts committee. The conflicts committee will determine if the resolution of the conflict of interest is fair and reasonable to us. Such a committee would consist of a minimum of two members, none of whom can be officers or employees of our manager or directors, officers or employees of its affiliates (other than us and our subsidiaries) and each of whom must meet the independence standards for service on an audit committee established by the NYSE and the SEC. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our manager of any duties it may owe us or our unitholders.

        If our board does not seek approval from the conflicts committee, and the board determines that the resolution or course of action taken with respect to the conflict of interest is either (1) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (2) fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us, then it will be presumed that, in making its decision, our board acted in good faith, and in any proceeding brought by or on behalf of us or any member, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Reimbursement of Expenses of Our Manager

        Our manager does not receive any management fee or other compensation for providing management services to us. Our manager will be reimbursed for any expenses incurred on our behalf. There is no limit on the amount of expenses for which our manager may be reimbursed.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.

        Available on our website at www.niskapartners.com are copies of our Audit Committee Charter, our Compensation Committee Charter, our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, all of which also will be provided to unitholders without charge upon their written request to Niska Gas Storage Partners LLC, 170 Radnor Chester Road, Suite 150 Radnor, PA 19087, Attention: General Counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2014 and upon a review of Forms 5 and amendments thereto furnished to us with respect to fiscal 2015, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that no director, executive officer or greater-than-ten-percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2015.

Significant Differences in Corporate Governance Standards

        Because Holdco controls more than 50% of the voting power for the election of our directors, we are a controlled company within the meaning of NYSE rules, which exempt controlled companies from the following corporate governance requirements:

  •
  the requirement that a majority of the board consist of independent directors;

  •
  the requirement that we have a nominating or corporate governance committee, composed entirely of independent directors, that is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, selection of board nominees for the next annual meeting of shareholders, development of corporate governance guidelines and oversight of the evaluation of the board and management;

  •
  the requirement that we have a compensation committee of the board, composed entirely of independent directors, that is responsible for reviewing and approving corporate goals and objectives relevant to chief executive officer compensation, evaluation of the chief executive officer's performance in light of the goals and objectives, determination and approval of the chief executive officer's compensation, making recommendations to the board with respect to compensation of other executive officers and incentive compensation and equity-based plans that are subject to board approval and producing a report on executive compensation to be included in an annual proxy statement or Form 10-K filed with the SEC;

  •
  the requirement that we conduct an annual performance evaluation of the nominating, corporate governance and compensation committees; and

  •
  the requirement that we have written charters for the nominating, corporate governance and compensation committees addressing the committees' responsibilities and annual performance evaluations.

        For so long as we remain a controlled company, we are not required to have a majority of independent directors or nominating, corporate governance or compensation committees. Accordingly, our unitholders may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

        In reliance on these exemptions, our board is not comprised of a majority of independent directors, nor do we maintain a nominating/corporate governance committee.

Item 11.    Executive Compensation.

Compensation Discussion and Analysis

        This section describes the objectives and elements of our compensation program for the fiscal year ended March 31, 2015 (referred to as the "2015 fiscal year") for our named executive officers. This section should be read together with the compensation tables that follow, which disclose the compensation awarded to, earned by or paid to the named executive officers with respect to the 2015 fiscal year, as well as for certain elements of compensation paid to the named executive officers for the fiscal years ending on March 31, 2013 and March 31, 2014. See the section entitled "Executive

Compensation" below. The "named executive officers" for the 2015 fiscal year, along with the title that each officer held during the 2015 fiscal year, were as follows:

Name	Title
William H. Shea, Jr.	Chairman, President and Chief Executive Officer
Simon Dupéré	Former President and Chief Executive Officer (through May 7, 2014)
Vance E. Powers	Chief Financial Officer
Mark D. Casaday	Chief Operating Officer
Bruce D. Davis, Jr.	Vice President, Chief Administrative Officer
Rick J. Staples	Executive Vice President and Chief Commercial Officer
Robert B. Wallace	Vice President, Finance and Corporate Development

        On May 7, 2014, Mr. Dupéré resigned from his employment with us and from his membership on our board. In addition, on May 7, 2014, the board appointed Messrs. Shea, Casaday, Davis and Wallace to serve in the roles indicated above.

  Objectives of Our Executive Compensation Program

        The objectives of our executive compensation program are to:

  •
  attract and retain the highest quality executive officers in our industry;

  •
  reward the executive officers as a group for the company's performance (measured among other things in terms of Adjusted EBITDA and certain non-financial health, safety and environmental measures); and

  •
  reward executive officers for their individual performance and contributions to our success.

        We believe that these objectives are best met by providing a mix of cash and equity-based compensation to our executives. We believe that this mix of compensation elements provides us with a successful compensation program because it allows us to attract and retain a quality team of executives while motivating them to provide a high level of performance to us.

  Setting Executive Compensation

        Our manager and our board, as its delegate, manage our operations and activities and make decisions on our behalf. While our board has been delegated the authority to oversee our operations from our manager, our board has established a compensation committee to determine and set compensation practices or to make recommendations to the full board regarding compensation matters that the board has reserved final authority over, as applicable. Our Chairman, President and Chief Executive Officer is also consulted by the compensation committee and the full board regarding the compensation of the named executive officers other than himself. Except with respect to Class D Units issued by Niska Holdings to certain of our named executive officers, the compensation of each of our named executive officers for the 2015 fiscal year was determined and implemented solely by our compensation committee.

        Our board and the compensation committee each holds the authority to engage an outside compensation consultant if it appears at any time that such assistance would be appropriate. On September 15, 2010, Cogent Compensation Partners ("Cogent") was formally engaged by our compensation committee to review our overall compensation structure, including short term and long term compensation. Cogent was acquired by Frederic W. Cook and Co., Inc. ("FW Cook"), another outside compensation consultancy, in 2012. The team that we worked with at Cogent remained intact as part of the acquisition, and FW Cook became our compensation consultant firm on and after the 2012 acquisition, including with respect to the 2015 fiscal year. The compensation committee has determined that the services provided by FW Cook to the compensation committee during the 2015 fiscal year did not give rise to any potential conflicts of interest. The compensation committee made this determination by assessing the independence of FW Cook under the six independence factors adopted by the SEC and incorporated into the New York Stock Exchange Corporate Governance Listing Standards. Our board and compensation committee, with input from management employees, has historically compared certain aspects of our compensation program to the compensation programs in place at companies that we consider to be our peers. For 2015, FW Cook reviewed the most recent list of peer companies that we were using to determine if FW Cook agreed that the group continued to be appropriate for our use in evaluating compensation. The peer group that we and FW Cook determined to be appropriate for us with respect to compensation for the 2015 fiscal year includes companies in the United States market for which we believe we compete for executive talent in the energy sector. At the beginning of the 2015 fiscal year, the compensation committee approved certain changes to the 2014 compensation peer group in establishing the peer group for 2015 fiscal year compensation purposes. Specifically, the compensation committee approved the addition of Crestwood Equity Partners LP and Summit Midstream Partners LP to the compensation peer group and removed Eagle Rock Energy Partners and El Paso Pipeline Partners from the compensation peer group for the 2015 fiscal year. Upon approval of these changes, the 2015 compensation peer group (the "Peer Group") included the following companies:

  •
  Altagas Ltd

  •
  Atlas Pipeline Partners LP

  •
  BlueKnight Energy Partners LP

  •
  Boardwalk Pipeline Partners LP

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  Buckeye Partners LP

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  Crestwood Equity Partners LP

  •
  DCP Midstream Partners LP

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  Enlink Midstream Partners LP

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  Genesis Energy LP

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  Keyera Corp

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  Markwest Energy Partners LP

  •
  Pembina Pipeline Corp

  •
  Regency Energy Partners LP

  •
  Spectra Energy Partners LP

  •
  Summit Midstream Partners LP

        We have also in prior fiscal years utilized a separate peer group of companies for purposes of certain performance-based PUPP awards, which are measured based on our relative total unitholder return ("TUR") over a designated performance period. For purposes of performance-based Phantom Unit Performance Plan ("PUPP") awards granted prior to the 2015 fiscal year, the compensation committee moved from measuring TUR verses this designated performance peer group of companies to measuring TUR against the companies in the Alerian Natural Gas MLP Index for the duration of the applicable performance period.

  Elements of Compensation

        The compensation program established by the compensation committee, in conjunction with FW Cook, for the 2015 fiscal year was implemented effective April 1, 2014. For the 2015 fiscal year, the compensation program for our named executive officers was comprised of the following key elements:

  •
  base salary;

  •
  discretionary cash bonus awards;

  •
  long-term equity-based incentive compensation awards; and

  •
  retirement, health and welfare and related benefits.

  Base Salary

        The compensation committee establishes base salaries for the named executive officers based on various factors, including the amounts it considers necessary to attract and retain high quality executives in our industry along with the responsibilities of the named executive officers. The compensation committee is also responsible for approving any significant changes to executive salaries. Salaries for the named executive officers are generally adjusted on an annual basis to remain competitive as compared to the market, or in connection with significant changes in duties or authorities.

        For the 2015 fiscal year, the annual base salaries for the named executive officers (other than Mr. Dupéré, who resigned on May 7, 2014) were as follows:

Name	2014 Fiscal Year Base Salary (in U.S. dollars)(1)	2015 Fiscal Year Base Salary (in U.S. dollars)	Rationale
William H. Shea, Jr.	n/a	$400,000	Established at time of hire consistent with compensation marketplace and as necessary to attract the officer
Vance E. Powers	$290,000	$298,700	Reflects changes in the compensation marketplace compared to similarly situated officers in the Peer Group
Mark D. Casaday	n/a	$320,000	Established at time of hire consistent with compensation marketplace and as necessary to attract the officer
Bruce D. Davis, Jr.	n/a	$257,680	Established at time of hire consistent with compensation marketplace and as necessary to attract the officer
Rick J. Staples(2)	$277,358	$285,678	Reflects outstanding performance during the 2014 fiscal year and changes in the compensation marketplace compared to similarly situated officers in the Peer Group
Robert B. Wallace	n/a	$257,680	Established at time of hire consistent with compensation marketplace and as necessary to attract the officer

(1)
Messrs. Shea, Casaday, Davis and Wallace were hired on May 7, 2014 and were not employed by the company during the 2014 fiscal year.

(2)
As a Canadian-based executive, Mr. Staples' base salary was set as $315,000 CDN for the 2014 fiscal year and increased to $324,450 CDN for the 2015 fiscal year. The amounts set forth in the table above reflect conversion to U.S. dollars based on an exchange rate of 0.8805.

        The base salary amounts paid to our named executive officers for the 2015 fiscal year are set forth in the "Salary" column of the Summary Compensation Table for 2015.

  Discretionary Bonus Awards

        A significant portion of the potential compensation our named executive officers may earn for a fiscal year is determined pursuant to our discretionary annual cash bonus program. While base salaries offer an important retention element by providing a guaranteed income stream to our employees, we hope to motivate our employees to strive for both individual and overall company success by providing a substantial portion of compensation only when performance for the year calls for an additional compensatory award. Our industry has historically relied heavily on cash bonuses to compensate executive officers for performance, and we intend to compensate our executives in line with our industry trends and practices.

        The annual cash bonus awards for the 2015 fiscal year were granted to our named executive officers pursuant to our Short Term Incentive Plan ("STIP"). While the ultimate amount of any cash bonus paid to our named executive officers under the STIP is determined at the discretion of our compensation committee, the STIP awards are tied to the achievement of company financial and non-financial performance targets and a target bonus amount for each officer. The company performance targets and each officer's target bonus amount are established by the compensation committee each year.

        We communicate the target bonus amount to our named executive officers as a certain percentage of their base salary, clearly noting that company performance on certain financial and non-financial performance targets may significantly impact what percentage of the target bonus amount is actually paid. For the 2015 fiscal year, the target bonus amounts for the named executive officers (other than Mr. Dupéré, who resigned on May 7, 2014 and was not eligible to earn a STIP award for the 2015 fiscal year) were set as follows:

Name	Target Bonus Amount (in U.S. dollars)
William H. Shea, Jr.	$400,000
Vance E. Powers	$179,220
Mark D. Casaday	$240,000
Bruce D. Davis, Jr.	$193,260
Rick J. Staples(1)	$214,259
Robert B. Wallace	$193,260

(1)
As a Canadian-based executive, Mr. Staples' target bonus amount set forth above reflects conversion to U.S. dollars based on an exchange rate of 0.8805.

        The company performance metrics for the 2015 fiscal year STIP were a combination of financial (weighted at ninety percent (90%)) and non-financial measures (weighted at ten percent (10%)). The target goals for each company performance metric are based on internal company target goals and may be adjusted throughout the year by the compensation committee as determined appropriate upon the advice of the management team. The compensation committee has broad discretion to vary or modify any particular performance goals, which may vary between performance goals and participants.

        Financial Measure.    For the 2015 fiscal year, the company financial performance metric was net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, unrealized inventory impairment write downs, gains and losses on asset disposition, asset impairments and other income, or "Adjusted EBITDA." We believe that paying a bonus tied to our Adjusted EBITDA aligns the interests of our executives with those of our unitholders and motivates them to provide a high level of performance for us. Generally, in order for there to be any payout under the STIP for the 2015 fiscal year (including any payout with respect to the non-financial measures component of the STIP described below), we must first meet a minimum performance threshold of eighty-seven percent (87%) of the Adjusted EBITDA target set for the year (the "Threshold"). If we achieve the Adjusted EBITDA Threshold for the year, the payout for this component of the STIP is expected to equal fifty percent (50%) of the officer's target bonus amount attributable to the company financial measure component; if we achieve one hundred percent (100%) of the Adjusted EBITDA target set for the year, the payout for this component of the STIP is expected to equal one hundred percent (100%) of the officer's target bonus amount attributable to the company financial measure component; and if we achieve one hundred thirteen percent (113%) of the Adjusted EBITDA target set for the year, the payout for this component of the STIP is expected to equal two hundred percent (200%) of the officer's target bonus amount attributable to the company financial measure component. The achievement of the company financial performance goal between these levels will be determined using straight line interpolation.

        Non-Financial Measures.    For the 2015 fiscal year, the company non-financial performance metrics were:

Metric	Description	Weighting (of total potential STIP award)
Total Recordable Incident Rate ("TRIR")	Work related injuries or illnesses that must be recorded as per OSHA definition	2.5%
Environmental Incidents	Reportable incidents that include spills, non-operational gas releases, public environmental complaints, and public odor complaints	2.5%
Operational Availability	Measurement of the number of days our facilities are available for service, calculated as 365 days less the sum of planned or unplanned outages, divided by 365 days	2.5%
Risk Violations	Violations assessed on "impact value," with any violation whose impact is greater than $50,000 (in U.S. dollars) included. The categories to which violations are assigned are credits, procedural, product, term, volume and open position	2.5%

        Like the financial measure component described above, the compensation committee establishes threshold, target and maximum achievement levels for each non-financial performance measure for the fiscal year. If we achieve the threshold target for the year, the payout for each non-financial metric component of the STIP is expected to equal fifty percent (50%) of the officer's target bonus amount attributable to that non-financial metric; if we achieve one hundred percent (100%) of the target for the year, the payout for each non-financial metric component of the STIP is expected to equal one hundred percent (100%) of the officer's target bonus amount attributable to that non-financial metric; and if we achieve the maximum target for the year, the payout for each non-financial metric component of the STIP is expected to equal two hundred percent (200%) of the officer's target bonus amount attributable to that non-financial metric. The achievement of the company non-financial performance goals between these levels will be determined using straight line interpolation.

        Based on our actual results for the fiscal year, the compensation committee then determines the amounts to be paid to each of the named executive officers. In doing so, it reviews each officer's individual performance and also takes into account advice from FW Cook as well as from the Chairman, President and Chief Executive Officer (with respect to the other named executive officers). While the achievement of the company financial and non-financial performance targets as described above serves as a guideline for determining the annual bonus amounts for the named executive officers, the ultimate amount paid to the named executive officers under the STIP is determined at the discretion of the compensation committee, and the compensation committee may award a greater or lesser amount without regard to the achievement of the company performance targets. In exercising this discretion, the compensation committee takes into account such subjective and qualitative factors that it deems appropriate. Such factors may include, but are not limited to, extenuating market or other circumstances, individual performance, overall business performance, and the equity of STIP awards and other compensation.

        Following the end of the 2015 fiscal year, the compensation committee determined that we had not achieved the Adjusted EBITDA Threshold for the 2015 fiscal year. As a result, even though we met the target level of achievement for each of the four non-financial measures, no payout under the STIP was earned with respect to the company performance metrics for the 2015 fiscal year. The compensation committee then considered the totality of the circumstances and determined that there were no compelling reasons to exercise its discretion to adjust the percentage of the respective target bonus amounts that each named executive officer would receive based on our company's performance on the financial and non-financial measures for the 2015 fiscal year. Therefore, the total payout to each named executive officer under the STIP for the 2015 fiscal year was 0% of the officer's respective target bonus amount, and no payments were made to the named executive officers with respect to annual cash bonus awards under the STIP for the 2015 fiscal year.

  Long Term Equity-Based Incentives

        We adopted the PUPP on March 24, 2011, and the PUPP plan document is filed as Exhibit 10.1 to our Form 8-K filed with the SEC on March 30, 2011. The PUPP is a long-term phantom unit plan for our employees and certain directors. A principal purpose of the PUPP is to further align the interests of participants, including our named executive officers, with the interests of our unitholders by providing for the grant of phantom unit awards. A phantom unit is a notional unit granted under the PUPP that represents the right to receive an amount equal to the value of a common unit of the Company (a "Unit"), following the satisfaction of certain time- and/or performance-based criteria. On June 7, 2012, the board approved an amendment to the PUPP to waive the minimum quarterly distribution requirement for PUPP awards.

        The PUPP is primarily administered by our compensation committee under the overall direction of our board. The compensation committee determines all of the terms and conditions of each award pursuant to the PUPP, subject to the terms and conditions required by the PUPP, and grants phantom units to eligible participants at such times as the compensation committee determines to be appropriate. Such terms and conditions are set forth in an individual phantom unit award agreement at the time of each grant of phantom units.

        We typically grant PUPP awards to the named executive officers and certain other key employees each fiscal year. For the 2015 fiscal year, the compensation committee determined that one hundred percent (100%) of a named executive officer's total target annual PUPP award would be based solely on time-based vesting conditions (a "time-based PUPP award"). Although in past fiscal years a portion of the total target annual PUPP awards to the named executive officers was also based upon performance-based vesting conditions (a "performance-based PUPP award"), the compensation committee determined that time-based PUPP awards were appropriate for the 2015 fiscal year in order to retain executive talent under challenging industry conditions and to align executives' interests with those of our unitholders. In addition, while PUPP awards granted in prior years provide for settlement in the form of a cash payment, the PUPP awards for the 2015 fiscal year will be settled upon vesting in Units in order to create further alignment with our unitholders and to preserve available cash. Please see "—Unit Ownership Requirements" below for a discussion of certain Unit ownership guidelines adopted during the 2015 fiscal year and applicable to our named executive officers.

        For the 2015 fiscal year, the compensation committee granted time-based PUPP awards in amounts intended to place each named executive officer at the median total target compensation level for similarly situated officers in the Peer Group. The dollar amount used for determining the number of Units subject to each named executive officer's time-based PUPP award for the 2015 fiscal year was based upon a percentage of the officer's base salary, as follows: (i) Mr. Shea—475%, (ii) Mr. Powers—209%, (iii) Mr. Casaday—236%, (iv) Mr. Davis—258%, (v) Mr. Staples—205%, and (vi) Mr. Wallace—258%.

        Time-and performance-based PUPP awards are typically measured over a full three-year time period, except for awards granted during the three-year ramp-in period following the adoption of the PUPP (the 2014 fiscal year being the last year of this period). With respect to the time-based PUPP awards made during the 2015 fiscal year, the awards will cliff vest in three years from the date of grant and will accumulate distribution equivalent rights ("DERs") from the date of grant until payout at vesting, in each case, subject to continued employment by the named executive officer. The compensation committee has broad discretion to vary or modify any particular performance goals applicable to any performance-based PUPP awards, which may vary between performance goals and participants.

        The performance-based PUPP awards granted to the named executive officers for the years prior to 2015 fiscal year vest and are earned based upon our relative TUR measured at the end of each annual performance period in the three-year vesting period. For annual performance periods ending after April 1, 2014, the compensation committee moved from measuring TUR verses the designated performance peer group to measuring TUR against the Alerian Natural Gas MLP Index. If we rank below the thirty-third percentile (33%) at the end of an annual performance period, the applicable portion of the performance-based PUPP awards will not vest. If we rank at the thirty-third percentile (33%) or above, a certain percentage of the applicable portion of the performance-based PUPP awards will vest in accordance with the following chart:

TUR Ranking at End of Annual Performance Period	Performance Level	Target Payout Percentage
75th Percentile	Maximum	200%
50th Percentile	Target	100%
33rd Percentile	Threshold	50%

        In addition to the satisfaction of the TUR vesting conditions described above with respect to the performance-based PUPP awards, participants must also generally be providing services to us or one of our affiliates at the end of the applicable performance period in order for the applicable portion of the performance-based PUPP award to become vested. For the 2015 time-based PUPP awards, participants must generally be providing services to us or one of our affiliates continuously through the applicable vesting date, which, as discussed above, is the third anniversary of the date of grant of the award. The compensation committee has authority to provide for accelerated vesting provisions in the event of a termination of employment or a change in control. Generally, in the event of a participant's death, disability, retirement, or termination of employment without cause, unvested PUPP awards will vest on a pro rata basis by taking into account the number of days of actual service provided to us or one of our affiliates on and after the date of grant versus the number of days in the entire vesting period for the award. With respect to performance-based PUPP awards, a "target" level of performance will be applied upon any acceleration of vesting, such that a maximum of 100% of the target performance-based PUPP award will become vested. Unless otherwise provided in an individual award agreement, if we undergo a change in control and the participant's employment is terminated for certain reasons, the PUPP awards will also receive accelerated vesting and, with respect to performance-based PUPP awards, a "target" level of performance will be applied to any acceleration of vesting. Please see "Executive Compensation—Potential Payments Upon Termination or Change in Control—PUPP" for additional information.

        The PUPP awards include distribution equivalent rights or DERs. During the period the PUPP award is outstanding, any distribution that we pay to unitholders generally will also be credited to the participant in the form of additional PUPP awards. The number of additional phantom units to be credited to a participant's PUPP account will be determined by dividing the full amount of the distribution we would have made to the participant if the phantom units were non-restricted Units, by the fair market value of a Unit on the payment date of any distribution.

        Portions of the performance-based PUPP awards granted in the 2013 and 2014 fiscal years during the ramp-in period described above may become eligible to vest at the end of certain annual performance periods, including at the end of the 2015 fiscal year. Upon reviewing the relative TUR performance of our company for the 2015 fiscal year, the compensation committee determined that, with respect to the applicable portion of the performance-based PUPP awards granted in the 2013 and 2014 fiscal years, we did not achieve the threshold performance level and therefore these portions of the performance-based PUPP awards have been forfeited.

        Niska Predecessor Class B Units.    In 2006, Niska Predecessor issued Class B Units to some of our employees, including the named executive officers then employed by us. The Class B Units represented profits interests in Niska Holdings, and entitle the holders to share in distributions by Niska Holdings once the Class A Units in Niska Predecessor have received distributions equal to their contributed capital plus an 8% rate of return. As of March 31, 2010, the risk of forfeiture had lapsed on all of the Class B Units upon the completion of the time limitations or the achievement of the performance conditions associated with the units, as applicable, and certain of our named executive officers continue to hold these vested units and may receive certain distributions with respect to these awards. No grants of Class B Units occurred during the 2015 fiscal year. The Class B Units are equity interests in Niska Holdings and do not relate directly to our Units, and our company is not responsible for making any payments, distributions or settlements to any holder relating to the Class B Units.

        Class D Units in Niska Holdings.    In connection with their respective appointments to serve as executive officers of the company, Niska Holdings issued Class D Units to Messrs. Shea, Casaday, Davis and Wallace. The Class D Units are profits interests and represent actual (non-voting) equity interests in Niska Holdings that have no value for tax purposes on the date of grant but entitle the holders to share in distributions by Niska Holdings once a specified rate of return has been received by Class A holders of Niska Holdings. The Class D Units vest over a five-year period, generally subject to the holder's continued employment with the company, Niska Holdings or one of their respective subsidiaries. Certain additional information regarding the Class D Units awarded to Messrs. Shea, Casaday, Davis and Wallace during the 2015 fiscal year, which we have classified as "Option Awards" for purposes of these disclosures, is provided in the section entitled "Executive Compensation" below. However, as the Class D Units are equity interests in Niska Holdings, the Class D Units do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements to any holder relating to the Class D Units. Niska Holdings is solely responsible for making all payments, distributions and settlements to all holders relating to the Class D Units.

        2010 Long Term Incentive Plan.    We adopted the 2010 Long Term Incentive Plan in connection with our initial public offering. This plan provides for the grant of unit options, unit appreciation rights, restricted units, phantom units, unit awards, performance or incentive awards and other unit-based awards. Due to certain adverse tax consequences that may accompany the grant of an award that is settled in actual Units to Canadian citizens, this plan is largely reserved for grants of awards to our employees, consultants and directors who are United States citizens.

  Other Compensation Items

        Health and Welfare Benefits.    All of our regular full-time employees, including our named executive officers, receive certain health and welfare benefits. The benefits include a health and dental plan, a short- and long-term disability plan, basic and optional life insurance, and basic and optional accidental death and dismemberment insurance coverage.

        Retirement and Pension Benefits.    Our registered retirement savings plan, or RRSP Plan/Non-Registered Employee Savings Plan, provides Canadian resident employees, including certain of our named executive officers, with an opportunity to participate in a retirement savings plan. This plan is a Canadian retirement plan with features similar to a 401(k) plan or an individual retirement account administered in the United States. Our employees, including our named executive officers who are Canadian citizens, are allowed to contribute their own funds, and we will, regardless of an employee's own contribution level, contribute 8% of an employee's base salary into the employee's RRSP Plan account, as well as make discretionary employer contributions on their behalf from time to time. Our named executive officers who are United States citizens are eligible to participate in a U.S. 401(k) plan, which allows each participant to contribute his own funds to his plan account, and the company provides up to a 5% match to the plan on his behalf. Further, in addition to this contribution matching, the company also provides a 6% contribution regardless of any employee contribution.

        Perquisites.    We provide our named executive officers with certain perquisites that we believe are in line with industry standards, as well as with benefits and perquisites similar to those provided by members of the Peer Group within our geographic region, and which we believe are necessary to remain competitive with regard to overall executive compensation. During the 2015 fiscal year, certain of our named executive officers received additional payments to be applied to expenses for home computers, club memberships (including memberships to industry organizations) and other personal expenses, as well as a monthly automobile allowance and paid parking at our office facilities.

  Employment Agreements and Severance and Change in Control Benefits

        On May 7, 2014, our company entered into an employment agreement with each of Messrs. Shea, Casaday, Davis and Wallace. In addition, on June 5, 2015, our company entered into a similar employment agreement with Mr. Powers, our other U.S.-based executive officer. Each employment agreement has a three-year initial term and will automatically renew for successive one-year renewal terms unless either party provides written notice of non-renewal at least 30 days prior to the end of the initial term or any renewal term. Each employment agreement also sets forth the officer's annualized base salary and his eligibility for discretionary bonus compensation and equity awards and provides for certain separation payments and benefits in the event the officer's employment is terminated under certain specified circumstances. The employment agreements with Messrs. Shea, Casaday, Davis and Wallace are filed as exhibits to our Form 8-K filed with the SEC on May 13, 2014, and the employment agreement with Mr. Powers is filed as an exhibit to our Form 8-K filed with the SEC on June 5, 2015.

        We did not have employment agreements with any of our other named executive officers during the 2015 fiscal year (other than Mr. Dupéré, whose employment agreement terminated in connection with his resignation on May 7, 2014). However, the PUPP awards granted to each named executive officer during the 2015 fiscal year and prior fiscal years contain termination and change of control provisions. With respect to the PUPP awards, we have provided severance and change in control protections to serve as a retention tool.

        We believe that the post-termination payments in the employment agreements and the PUPP agreements, as applicable, allow our officers to focus their attention and energy on making the best objective business decisions that are in our interest, and in the interest of our unitholders, without allowing personal considerations to influence the decision-making process. Executive officers at other companies in our industry and the general market against which we compete for executive talent commonly have post-termination and/or change in control provisions, and we have consistently provided these benefits to our executive officers in order to remain competitive in attracting and retaining skilled professionals in our industry. Please see "Executive Compensation—Potential Payments Upon Termination and Change in Control" for additional information.

        In connection with his resignation on May 7, 2014, Mr. Dupéré entered into a Separation Agreement with us, pursuant to which he received the same payments to which he would be entitled upon an involuntary termination of his employment without cause under his employment agreement and under the PUPP, in exchange for a release of all claims against us and our affiliates. Additional information regarding the Separation Agreement with Mr. Dupéré is also provided below under "Executive Compensation—Potential Payments Upon Termination and Change in Control."

  Unit Ownership Requirements
        During the 2015 fiscal year, the compensation committee approved unit ownership requirements for our executive officers. The purpose of these Executive Unit Ownership Guidelines ("Ownership Guidelines"), adopted effective May 7, 2014 ("Effective Date"), is to (i) require executive officers to own our Units and thereby (ii) further align the interests of our executive officers with those of our unitholders and (iii) further promote superior management and growth of our company's business.

  Ownership Guidelines

        Under the Ownership Guidelines, each executive officer is required to own Units having a value equal to the dollar amount of the applicable multiple of such executive's base salary as set forth in the table below.

Executive Position	Multiple of Base Salary
Chief Executive Officer	Five times (5x)
Other Executive Officers	Three times (3x)

        Compliance with the Ownership Guidelines will initially be determined based upon each executive officer's base salary in effect on the Effective Date and the closing price of the Units on the New York Stock Exchange on March 31, 2015. Thereafter, a redetermination shall be made every year on March 31, based upon (i) the average of each executive officer's base salary for the determination period and (ii) the average of the high and low closing prices of the Units on the New York Stock Exchange on March 31 of the calendar year in which the redetermination is made.

        Executive officers must satisfy the Ownership Guidelines no later than five years following (i) the Effective Date, for those executive officers employed as of the Effective Date; or (ii) for new executive officers, the officer's date of hire or date of promotion into an executive position. If an executive officer does not meet the Ownership Guidelines within the time period set forth above, the executive officer will be promptly notified and will have until the next redetermination period to meet the Ownership Guidelines. If at the time of redetermination the executive officer still does not meet the Ownership Guidelines, then the executive officer will be required to retain all Units owned by the executive officer, including all restricted or phantom units, until the Ownership Guidelines are met.

  Credited Units

        For purposes of determining compliance with the Ownership Guidelines, each of the following qualifies as ownership of Units:

  •
  Units owned (whether acquired in the open market, vested restricted units, issued in connection with vested phantom units, Units held in 401(k) accounts or otherwise);

  •
  unvested restricted units and unvested phantom units, in each case, subject to time-based vesting conditions; and

  •
  Units beneficially owned in a trust or by a spouse and/or minor children.

Unvested restricted units or unvested phantom units, in each case, subject to performance-based vesting conditions, are not considered Units for purposes of meeting the Ownership Guidelines.

  Administration

        The Ownership Guidelines are administered by the compensation committee. The compensation committee may, at any time, amend, modify or terminate the Ownership Guidelines in whole or in part, including, if the Ownership Guidelines would place a severe hardship on an executive officer, by developing alternative Unit ownership guidelines that reflects both the intention of the Ownership Guidelines and the personal circumstances of the executive officer.

  Tax and Securities Issues

        We maintain an insider trading policy that is applicable to our directors and employees, including our named executive officers, which, among other things, prohibits such individuals from entering into short sales or from buying or selling puts, calls or other derivative securities in our Units. We also have generally designed our long term incentive program according to the tax effects that certain awards could have upon our employees. For Canadian citizens, grants of certain equity awards could create immediate adverse tax consequences, so we typically provide Canadian citizens with phantom units under the PUPP.

Report of the Compensation Committee

        In light of the foregoing, as required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this annual report.

  By the Compensation Committee:
   Michael Hennigan, Chairman
  Ralph Alexander
  James G. Jackson
  Stephen C. Muther
  William H. Shea, Jr.

Executive Compensation

        The following tables, footnotes and the above narratives provide information regarding the compensation, benefits and equity holdings of the named executive officers.

  Summary Compensation for Years Ended March 31, 2015, 2014 and 2013

        The year "2013" refers to the fiscal year beginning April 1, 2012 and ending March 31, 2013; the year "2014" refers to the fiscal year beginning April 1, 2013 and ending March 31, 2014; and the year "2015" refers to the fiscal year beginning April 1, 2014 and ending March 31, 2015. With respect to Canadian-based named executive officers, compensation was paid primarily in Canadian dollars but is reported in U.S. dollars in the tables and footnotes that follow. An exchange rate of (i) 0.9989 U.S dollars for each Canadian dollar was used for 2013 amounts (the average exchange rate for the period as reported by the Bank of Canada), (ii) 0.9497 U.S. dollars for each Canadian dollar was used for 2014 amounts (the average exchange rate for the period as reported by the Bank of Canada), and (iii) 0.8805 U.S. dollars for each Canadian dollar was used for 2015 amounts (the average exchange rate for the period as reported by the Bank of Canada). Amounts reported as "Option Awards" in the tables and footnotes that follow relate to Class D Units in Niska Holdings that do not relate directly to our Units and for which our company is not responsible for making any payments, distributions or settlements.

Name and Principal Position	Year Covered	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
William H. Shea, Jr.	2015	360,769	0	1,901,854	344,904	43,079	2,650,606
Chairman, President and
Chief Executive Officer
Simon Dupéré(5)(6)	2015	88,360	—	—	—	6,719,224	6,807,584
Former President and	2014	479,599	0	1,598,661	—	46,861	2,125,121
Chief Executive Officer	2013	495,800	583,642	2,680,382	—	49,926	3,809,750
Vance E. Powers	2015	298,700	0	624,003	—	100,698	1,023,401
Chief Financial Officer	2014	290,000	282,750	435,000	—	90,447	1,098,197
	2013	287,436	201,318	635,000	—	79,093	1,202,847
Mark D. Casaday	2015	288,615	0	755,385	344,904	25,290	1,414,194
Chief Operating Officer
Bruce D. Davis, Jr.	2015	232,407	0	665,260	98,544	21,690	1,017,901
Vice President, Chief
Administrative Officer
Rick J. Staples(5)	2015	285,678	0	665,265	—	53,685	1,004,628
Executive Vice President and	2014	299,156	364,596	747,889		57,117	1,468,758
Chief Commercial Officer	2013	312,412	273,040	1,086,304		60,091	1,731,847
Robert B. Wallace	2015	232,407	0	665,260	197,088	21,716	1,116,471
Vice President, Finance
and Corporate Development

(1)
As described above under "Compensation Discussion and Analysis—Elements of Compensation—Discretionary Bonus Awards," we did not attain the Adjusted EBITDA Threshold for the 2015 fiscal year and the compensation committee, after considering the totality of the circumstances, determined not to make any payments to our named executive officers with respect to the discretionary annual cash bonus awards under the STIP for the 2015 fiscal year.

(2)
Amounts reported as "Unit Awards" for 2015 and prior years represent the grant date fair value of phantom unit awards under the PUPP determined in accordance with FASB ASC Topic 718, rather than the amounts that may actually be paid to each named executive officer upon vesting and settlement of an award. For 2015, only time-based PUPP awards were granted to the named executive officers. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures and, with respect to the performance-based PUPP awards granted in years prior to 2015, are based upon the probable outcome of the associated performance conditions at the grant date. Additional details regarding the calculation of the value reported for phantom unit awards under the PUPP are included in Note 14 of the Notes to our Consolidated Financial Statements. Although PUPP awards are reported as "Unit Awards" above when granted, PUPP awards granted prior to the 2015 fiscal year that are still outstanding will be settled, if at all, in cash payments rather than actual Units.

(3)
In connection with their respective appointments to serve as executive officers of our company, Messrs. Shea, Casaday, Davis and Wallace each received an award of Class D Units in Niska Holdings on May 7, 2014. The Class D Units are profits interests and represent actual (non-voting) equity interests in Niska Holdings that have no value for tax purposes on the date of grant but entitle the holders to share in distributions by Niska Holdings once a specified rate of return has been received by Class A holders of Niska Holdings. The Class D Units vest over a five-year period, generally subject to the holder's continued employment with the company, Niska Holdings or one of their respective subsidiaries. We believe that, despite the fact that the Class D Units do not require the payment of an exercise price, these awards are most similar economically to stock options and, as such, they are properly classified as "options" for purposes of the SEC's executive compensation disclosure rules under the definition provided in Item 402(a)(6)(i) of Regulation S-K since these awards have "option-like features." The amounts reflected in the "Option Awards" column report the value, determined as of the grant date under FASB ASC Topic 718, of the Class D Units, which for accounting purposes are treated as profits interest awards subject to a service condition, and do not reflect the amounts, if any, that may actually be distributed to holders of the Class D Units. Further information regarding the assumptions used in the valuation of these awards is included in Note 14 of the Notes to our Consolidated Financial Statements. However, as equity interests in Niska Holdings, the Class D Units do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements to any holder relating to the Class D Units. Niska Holdings is solely responsible for making all payments, distributions and settlements to all holders relating to the Class D Units.

(4)
Amounts disclosed in the "All Other Compensation" column for the 2015 fiscal year consist of the following items and amounts:

Executive Officer	Employer Contributions to RRSP or 401(k) Plan ($)	Parking and Vehicle Allowance ($)	Misc Allowance ($)	Canadian Pension Plan and Employment Insurance ($)	Social Security ($)	Medicare ($)	Workers Comp Contributions ($)	Severance Payments ($)(a)	Total ($)
William H. Shea, Jr.	23,833	—	—	—	13,462	5,784	—	—	43,079
Simon Dupéré	3,648	—	—	—	—		—	6,715,576	6,719,224
Vance E. Powers	32,750	—	36,000	—	7,389	24,059	500	—	100,698
Mark D. Casaday	8,800	—	—	—	12,222	4,268	—	—	25,290
Bruce D. Davis, Jr.	7,086	—	—	—	11,237	3,367	—	—	21,690
Rick Staples	22,854	16,818	10,566	3,187	—		260	—	53,685
Robert B. Wallace	7,086	—	—	—	11,256	3,374	—	—	21,716

(a)
The severance payments made to Mr. Dupéré in connection with his resignation on May 7, 2014 consist of (i) a lump sum payment in the amount of $961,442 CDN ($846,550 U.S.), less applicable withholdings and other deductions, (ii) a lump sum payment of $6,577,184 CDN ($5,791,211 U.S.) to redeem Mr. Dupéré's vested phantom unit awards under the PUPP, including phantom units that vested in connection with his resignation, and (iii) a lump sum payment in the amount of $88,376 CDN ($77,815 U.S.) for his accrued, unused vacation time.
(5)
These Canadian-based named executive officers were paid primarily in Canadian dollars but their compensation is reported in the Summary Compensation Table in U.S. dollars in accordance with the exchange rates described in the paragraph preceding the table.

(6)
Mr. Dupéré resigned from his employment with us and from his membership on our board on May 7, 2014.

  Grants of Plan-Based Awards

        We granted time-based PUPP awards to each of our named executive officers during the 2015 fiscal year. In addition, in connection with their respective appointments to serve as executives officers of our company, Niska Holdings issued Class D Units to Messrs. Shea, Casaday, Davis and Wallace during the 2015 fiscal year, which Class D Units are classified as "Option Awards" in the table below.

Class D Units in Niska Holdings do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements related to the Class D Units.

Name	Grant Date	Committee Action Date	All Other Unit Awards: Number of Units (#)(1)	All Other Option Awards: Number of Class D Units in Niska Holdings Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Unit Awards ($)(4)
William H. Shea, Jr.	5/7/2014	7/30/2014	124,630			1,901,854
	5/7/2014	—		280,000	n/a	344,904
Vance E. Powers	4/1/2014	7/30/2014	46,291			624,003
Mark D. Casaday	5/7/2014	7/30/2014	49,501			755,385
	5/7/2014	—		280,000	n/a	344,904
Bruce D. Davis, Jr.	5/7/2014	7/30/2014	43,595			665,260
	5/7/2014	—		80,000	n/a	98,544
Rick J. Staples	4/1/2014	7/30/2014	49,352			665,265
Robert B. Wallace	5/7/2014	7/30/2014	43,595			665,260
	5/7/2014	—		160,000	n/a	197,088

(1)
The phantom units disclosed here are time-based PUPP awards and, upon vesting, such phantom units will be settled in Units.

(2)
The Class D Units disclosed here are profits interests and represent actual (non-voting) equity interests in Niska Holdings that have no value for tax purposes on the date of grant but entitle the holders to share in distributions by Niska Holdings once a specified rate of return has been received by Class A holders of Niska Holdings. The Class D Units do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements to any holder relating to the Class D Units.

(3)
The Class D Units do not require the payment of an exercise price; however, we believe these awards are most similar economically to stock options and, as such, they are properly classified as "options" for purposes of the SEC's executive compensation disclosure rules under the definition provided in Item 402(a)(6)(i) of Regulation S-K since these awards have "option-like features."

(4)
The values reflected here show the grant date fair value of the time-based PUPP awards and the Class D Units reported in the table, in each case, determined in accordance with FASB ASC Topic 718, rather than the amounts, if any, that may actually be paid to each named executive officer with respect to the awards. Assumptions used to determine these amounts are disclosed in footnotes (2) and (3) to the Summary Compensation Table.

Narrative Description to Summary Compensation Table and Grants of Plan-Based Awards

  PUPP Awards

        The PUPP awards provided to each named executive officer may receive accelerated vesting or be forfeited upon the occurrence of certain events. Specific details regarding the potential acceleration of vesting or the settlement of the phantom unit awards upon certain terminations of employment or a change in control are contained in the section entitled "Potential Payments Upon Termination or Change in Control" below.

        The PUPP awards granted in the 2015 fiscal year settle in Units; however, PUPP awards granted in prior fiscal years pay out in cash and have special settlement features. The value of the settlement of these phantom awards will depend upon the average closing price of our Units during the 30 day period prior to the settlement date. The settlement date for the awards will occur on a date following the applicable vesting date that is chosen by the compensation committee in its discretion in accordance with the terms of the PUPP.

  Class D Unit Awards

        Class D Units were issued by Niska Holdings to Messrs. Shea, Casaday, Davis and Wallace in connection with their respective appointments to serve as executive officers of our company. Class D Units are profits interests and represent actual (non-voting) equity interests in Niska Holdings that have no value for tax purposes on the date of grant but entitle holders to share in distributions by Niska Holdings once a specified rate of return has been received by Class A holders of Niska Holdings. As equity interests in Niska Holdings, the Class D Units do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements related to the Class D Units.

        The Class D Units vest over a five-year period, generally subject to the holder's continued employment with the company, Niska Holdings or one of their respective subsidiaries. Specific details regarding the treatment of Class D Units upon certain terminations of employment are contained in the section entitled "Potential Payments Upon Termination or Change in Control" below.

  Outstanding Equity Awards as of Fiscal Year-End March 31, 2015

        The table below reflects the outstanding phantom unit awards under the PUPP that each of our named executive officers held as of March 31, 2015. In addition, it reflects the number of outstanding, unvested Class D Units in Niska Holdings held by certain named executive officer as of March 31,

2015. Class D Units in Niska Holdings do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements related to the Class D Units.

	Option Awards(1)				Unit Awards
Name	Number of Securities Underlying Unexercised Options, Unexercisable (#)	Number of Securities Underlying Unexercised Options, Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Time-based Units That Have Not Vested (#)(2)	Market Value of Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Performance- based Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(5)
William H. Shea, Jr.	280,000	0	n/a	n/a	138,210	247,396
Vance E. Powers					87,162	156,020	6,521	11,673
Mark D. Casaday	280,000	0	n/a	n/a	54,896	98,264
Bruce D. Davis, Jr.	80,000	0	n/a	n/a	48,346	86,539
Rick J. Staples					112,518	201,407	11,806	21,133
Robert B. Wallace	160,000	0	n/a	n/a	48,346	86,539

(1)
Reflects Class D Units in Niska Holdings, which vest over a five-year period, generally subject to the holder's continued employment with the company, Niska Holdings or one of their respective subsidiaries. Awards reflected as "Unexercisable" are Class D Units that have not yet vested.

(2)
The outstanding time-based PUPP awards will be settled, if at all, (i) in Units, if granted during the 2015 fiscal year or (ii) in cash payments, if granted in prior fiscal years. Assuming that all time-based vesting conditions are met for the awards, each of the outstanding time-based PUPP awards reported in this column will vest in accordance with the following schedules:

(a)
The time-based PUPP awards granted to Messrs. Powers and Staples on April 24, 2012 cliff vest on April 24, 2015. As of March 31, 2015, Messrs. Powers and Staples held 22,785 and 34,177 of these units, respectively, which include 6,215 and 9,322 additional phantom units, respectively, credited following the date of grant pursuant to DERs.

(b)
The remaining time-based PUPP awards granted to Messrs. Powers and Staples on April 1, 2013 will vest on March 31, 2016. As of March 31, 2015, Messrs. Powers and Staples held 13,042 and 23,611 of these units, respectively, which include 2,380 and 4,310 additional phantom units, respectively, credited following the date of grant pursuant to DERs.

(c)
The time-based PUPP awards granted to the named executive officers during the 2015 fiscal year cliff vest on March 31, 2017. As of March 31, 2015, Messrs. Powers and Staples held 51,335 and 54,730 of these units, respectively, which include 5,044 and 5,378 additional phantom units, respectively, credited pursuant to DERs. In addition, the number of outstanding time-based PUPP awards reported above for Messrs. Shea, Casaday, Davis and Wallace include 13,580, 5,395, 4,751 and 4,751 additional phantom units, respectively, credited following the date of grant pursuant to DERs.

(3)
In accordance with SEC rules, the values reported in this column are calculated by multiplying the closing price of our Units on March 31, 2015 ($1.79), by the number of outstanding time-based PUPP awards reported in the table above. However, the award agreements for PUPP awards granted in fiscal years prior to 2015 require that we settle the awards in cash using the 30 day average closing price of our Units, and the amount actually realized by a named executive officer with respect to outstanding PUPP awards may be greater or less than the values reported above depending upon the value of our Units during the 30-day period preceding the applicable settlement date and the settlement requirements set forth in the award agreements.

(4)
The outstanding performance-based PUPP awards reported in this column will be settled, if at all, in cash payments rather than actual Units. Assuming that all time-based and performance-based vesting conditions are met for the awards, each of the outstanding performance-based PUPP awards reported in this column (which includes 1,190 and 2,155 additional phantom units, respectively, credited following the date of grant pursuant to DERs) will vest on March 31, 2016. In accordance with SEC rules, the number of performance-based PUPP awards reflected in this column represents the threshold number of phantom units that could become vested.

(5)
In accordance with SEC rules, the values reported in this column are calculated by multiplying the closing price of our Units on March 31, 2015 ($1.79), by the threshold number of outstanding performance-based PUPP awards reported in the preceding column. However, the award agreements require that we settle the awards in cash using the 30 day average closing price of our Units, and the amount actually realized by a named executive officer with respect to these awards may be greater or less than the values reported above depending upon the value of our Units during the 30-day period preceding the applicable settlement date, our TUR performance at the end of the applicable annual performance period and the settlement requirements set forth in the award agreements.

  Option Exercises and Units Vested

        The table below reflects the number of time-based PUPP awards that vested during the 2015 fiscal year. The named executive officers did not hold any options to purchase our Units during the 2015 fiscal year, and no performance-based PUPP awards became vested during the 2015 fiscal year. While certain named executive officers were awarded Class D Units, which are profits interests in Niska Holdings, during the 2015 fiscal year, no Class D Units vested and no payments or distributions were made with respect to those awards during the 2015 fiscal year.

Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William H. Shea, Jr.
Vance E. Powers	16,887	30,228
Mark D. Casaday
Bruce D. Davis, Jr.
Rick J. Staples	30,571	54,722
Robert B. Wallace

(1)
The phantom units awarded under the PUPP that vested during the 2015 fiscal year (including 4,213 and 7,627 additional phantom units, respectively, credited following the date of grant pursuant to DERs) were settled in cash payments rather than actual Units. While the awards reported in this column vested in the 2015 fiscal year, settlement of the awards occurred at a later date.

(2)
In accordance with SEC rules, the amounts reported in the "Value Realized on Vesting" column above were calculated using the closing price of our Units on March 31, 2015 ($1.79), which was the date of vesting. However, the award agreements require that we settle the awards in cash using the average closing price of our Units during the 30-day period preceding the applicable settlement date, which would have been $1.91 as of the March 31, 2015 settlement date. Based on the value of $1.91 per unit, Messrs. Powers and Staples received $32,354 and $58,391, respectively.

  Pension Benefits

        We do not maintain or sponsor a defined benefit pension plan for our named executive officers.

  Nonqualified Deferred Compensation

        We do not maintain or sponsor a nonqualified deferred compensation plan for our named executive officers.

  Potential Payments Upon Termination or Change in Control

        PUPP.    The phantom units that we granted to each of our named executive officers under the PUPP during 2015 and prior fiscal years contain certain termination and change in control benefits. The PUPP participants must generally be providing services to us or one of our affiliates on an applicable vesting date in order for their award to vest, but in the event of a PUPP participant's death, "disability," "retirement," or termination of employment without "cause" (each quoted term as defined below), an unvested phantom unit (whether time- or performance-based) will vest on a pro rata basis by taking into account the number of days of actual service provided to us or one of our affiliates versus the number of days in the entire vesting period for the award. With respect to the pro-rata vesting of performance-based phantom units, a "target" level of performance (i.e., 100% payout) will be applied to the number of performance-based awards that vest on a pro-rata basis.

        If we incur a "change in control" and the participant also is terminated by us (or the successor entity) other than for cause or the participant resigns as a result of a "constructive dismissal" (each quoted term as defined below), then all unvested phantom units will vest, with any performance-based vesting provisions being accelerated at the "target" performance level.

        Under the PUPP, the following terms have the meanings set forth below:

  •
  A "disability" is defined as a participant's inability, due to illness, disease, affliction, mental or physical disability or a similar cause, to perform his or her duties for any consecutive 12 month period or for any 18 month period, or a court's declaration of the participant's incompetence.

  •
  A "retirement" is defined as a normal or early retirement pursuant to any applicable retirement plan maintained by us at the time of the retirement.

  •
  "cause" is defined as any act or omission that would entitle us to terminate a participant's employment without notice or compensation under the common law for just cause, including without limitation, any improper conduct by the participant that is materially detrimental to us or the willful failure of the participant to properly carry out his or her duties on our behalf or to act in accordance with our reasonable direction.

  •
  A "change in control" generally will be deemed to have occurred upon (i) the acquisition by any person or group, other than us or one of our affiliates, of ownership of fifty percent (50%) or more of the outstanding shares of Niska Gas Storage Management LLC (a Delaware limited liability company and our "manager"); or (ii) a sale or other disposition of all of substantially all of our assets (or those of our affiliates) to any person other than one of our affiliates. However, the following transactions will not be deemed to result in our change in control: (a) acquisitions by investors in the manager for financing purposes; (b) an underwriter temporarily holding equity interests pursuant to a public offering of those interests; (c) any transfer of assets to an entity that is controlled by us; or (d) an acquisition by any employee benefit plan maintained by us, the manager or an affiliate of either us or the manager.

  •
  A "constructive dismissal" for a Canadian citizen shall be defined pursuant to the common law, which includes a material change to the executive's title, responsibilities, reporting relationship or compensation, where the termination must occur within the 45 day period following the event that gave rise to the constructive dismissal. A "constructive dismissal" for a U.S. citizen will generally be defined as our material change to the participant's title, responsibilities, reporting relationship or compensation that we do not remedy within a 30 day period of being put on notice of the condition, and where the executive then terminates within a 30 day period following the end of our cure period.

        As described above under "Compensation Discussion and Analysis—Employment Agreements and Severance and Change in Control Benefits," Mr. Dupéré's employment with us ended on May 7, 2014 upon his resignation. Pursuant to the Separation Agreement we entered into with Mr. Dupéré (the "Separation Agreement"), Mr. Dupéré received the same payments that he otherwise would have been entitled to under his Executive Employment Agreement dated April 24, 2012 upon an involuntary termination of employment without cause (see "Potential Payments Upon Termination or Change in Control—Mr. Dupéré Separation Agreement" below for more information) and the PUPP. Accordingly, Mr. Dupéré vested as to a number of phantom units on a pro rata basis after taking into account the number of days of actual service provided to us or one of our affiliates through Mr. Dupéré's resignation versus the number of days in the entire vesting period for the award, with a target level of performance applied for performance-based phantom units. Under the Separation Agreement, vested phantom units held by Mr. Dupéré (including phantom units that vested in connection with his resignation) were redeemed for cash in accordance with the terms of the PUPP.

        Other than with respect to Mr. Dupéré, the table below shows the estimated value of the acceleration of the phantom units that each officer would have received upon certain terminations of employment. For purposes of the table below we have assumed that the termination of employment occurred on March 31, 2015 and our common units were valued at $1.79 (the closing price of a common unit on March 31, 2015). The actual amount that any named executive officer will receive with respect to his phantom units, however, can only be determined upon an actual termination of employment. With respect to Mr. Dupéré, the amount shown below discloses the amount actually received by Mr. Dupéré in connection with the redemption of his phantom units that occurred in connection with his resignation on May 7, 2014. These cash payments to Mr. Dupéré are also included above in the "All Other Compensation" column of the Summary Compensation Table for 2015.

Name	Termination of Employment Due to Death, Disability, Retirement, or our Termination of the Executive without Cause ($)(1)	Termination of Employment without Cause, or due to a Constructive Dismissal, in Connection with a Change in Control ($)(2)
William H. Shea, Jr	76,625	247,396
Simon Dupéré	5,791,211	—
Vance E. Powers (3)	131,792	209,593
Mark D. Casaday	30,435	98,264
Bruce D. Davis, Jr	26,803	86,539
Rick J. Staples (3)	203,476	298,393
Robert B. Wallace	26,803	86,539

(1)
Other than with respect to Mr. Dupéré, the amounts reflected in this column were calculated by using the results of the following items: (a) a pro-rata portion of the number of shares subject to each grant of time-based PUPP awards calculated based upon the number of days of actual service provided to us or one of our affiliates versus the number of days in the entire vesting period for the award (such pro-rata portion of the number of shares equal to: for Mr. Shea, 42,807; Mr. Powers, 48,045; Mr. Casaday, 17,003; Mr. Davis, 14,974; Mr. Staples, 67,362; and Mr. Wallace, 14,974), multiplied by $1.79; and (b) a pro-rata portion of the target number of outstanding performance-based PUPP awards, calculated based upon the number of days of actual service provided to us or one of our affiliates versus the number of days in the entire vesting period for the award (such pro-rata portion of the number of shares equal to: for Mr. Powers, 25,582 and for Mr. Staples, 46,312), multiplied by $1.79. With respect to Mr. Dupéré, the amount reflected in this column is equal to the amount received by Mr. Dupéré in connection with the redemption of the vested phantom units held by Mr. Dupéré pursuant to the Separation Agreement.

(2)
The amounts reflected in this column were calculated by using the results of the following two items: (a) the number of time-based PUPP awards reported for each named executive officer above in the "Outstanding Equity Awards as of Fiscal Year-End March 31, 2015" multiplied by $1.79; and (b) the target number of performance-based PUPP awards as of March 31, 2015 multiplied by $1.79.

(3)
For Messrs. Powers and Staples, the values included in the table above (a) reflect the target number of certain portions of performance-based PUPP awards granted in the 2013 and 2014 fiscal years that were actually forfeited at the end of the 2015 fiscal year because the threshold performance level was not attained, and (b) do not reflect the portion of certain time-based PUPP awards granted in the 2013 and 2014 fiscal years that actually vested on March 31, 2015, which are reported in the "Options Exercised and Units Vested" table.

        Employment Agreements.    On May 7, 2014, we entered into employment agreements with each of Messrs. Shea, Casaday, Davis and Wallace (the "Employment Agreements"). In addition, although not in effect at the end of our last completed fiscal year, we entered into a similar Employment Agreement with Mr. Powers on June 5, 2015. Each Employment Agreement contains certain provisions regarding potential severance benefits. The Employment Agreements do not contain provisions regarding change in control benefits. We do not currently maintain any employment or similar agreements with any other named executive officers.

        Upon a termination of employment by us without "cause" or by a named executive officer for "good reason," the Employment Agreements provide that the named executive officer shall generally be eligible to receive (i) 24 months of the then-current base salary for such named executive officer, less any statutory withholding, payable over a 24-month period and (ii) up to 18 months of reimbursement, on a monthly basis, of the monthly premium costs paid by the named executive officer for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), provided that such reimbursement shall terminate at the time the named executive officer becomes eligible to be covered under a group health plan sponsored by another employer. In the event of a named executive officer's termination of employment for any other reason, the Employment Agreements provide that the named executive officer shall receive no further payments or benefits other than any accrued obligations.

        Under the Employment Agreements, the following terms have the meanings set forth below:

  •
  "cause" is generally defined as the named executive officer's (i) material breach of the Employment Agreement; (ii) material breach of any other written agreement with us or an affiliate or certain of our policies or codes of conduct; (iii) commission of gross negligence, willful misconduct or breach of fiduciary duty; (iv) commission of fraud, theft or embezzlement; (v) conviction of, or plea of nolo contendere, to any felony or state law equivalent or any crime involving moral turpitude; or (vi) failure or refusal to perform obligations reasonably and lawfully assigned by the board.

  •
  "disability" is generally defined as a physical or mental infirmity that qualifies as a long-term disability under our then-applicable long-term disability insurance policy or, if no such policy is then in effect, the inability to perform the essential functions of the named executive officer's position due to an illness or physical or mental impairment or other incapacity that continues in excess of 120 days, whether or not consecutive.

  •
  "good reason" generally means any of the following without the named executive officer's consent: (i) a material diminution in the named executive officer's base salary (which shall be deemed to have occurred upon a reduction by 10% or more); (ii) a material diminution in the named executive officer's authority, duties, title or responsibilities; (iii) a material breach by us of any obligations under the Employment Agreement; (iv) a requirement to report to anyone other than the Chief Executive Officer or, in the case of Mr. Shea, the board; or (v) the relocation of the named executive officer's principal place of employment by more than 50 miles.

        The Employment Agreements contain standard restrictive covenants. The confidentiality restriction under the Employment Agreements is perpetual. The non-competition and non-solicitation restrictions under the Employment Agreements apply during the employment period and cover the six month period following termination of employment.

        In addition to the amounts noted above with respect to the phantom unit awards, if Messrs. Shea, Casaday, Davis and Wallace terminated employment for good reason or were terminated by us without cause on March 31, 2015, the amounts shown in the table below are the estimated payments that would become due to each of Messrs. Shea, Casaday, Davis and Wallace. The table below does not include payments or benefits that Messrs. Shea, Casaday, Davis and Wallace would be entitled to receive regardless of the reason for the termination, including but not limited to: (i) accrued but unpaid base salary, (ii) accrued, but unused, vacation, (iii) accrued benefits under plans, programs and award agreements or (iv) any unreimbursed eligible expenses.

	Salary($)	COBRA($)(1)	Total ($)
Mr. Shea	800,000	58,936	858,936
Mr. Casaday	640,000	60,692	700,692
Mr. Davis	515,360	68,505	583,865
Mr. Wallace	515,360	4,010	519,370

(1)
The amounts shown in this column assume that COBRA reimbursement will be provided for the maximum period of time (i.e., 18 months).

        In the event Mr. Powers is terminated from employment by us without cause or by Mr. Powers for good reason on or after June 5, 2015, effective date of his Employment Agreement, he would also be entitled to severance payments and benefits under his Employment Agreement as described above.

        Class D Units in Niska Holdings.    The Class D Units that were issued to Messrs. Shea, Casaday, Davis and Wallace by Niska Holdings contain certain termination provisions but do not contain any provisions directly related to a change in control of our company. If the employment of one of the Class D Unit recipients is terminated by us without "cause" (including non-renewal of such recipient's employment agreement), by the recipient for "good reason" or due to death or "disability" (each quoted term as defined above under "Potential Payments Upon Termination or Change in Control—Employment Agreements"), then (i) the recipient shall forfeit, without consideration, all Class D Units that have not yet vested as of the date of termination and (ii) for a period of 180 days following termination, Niska Holdings shall have the right (but not the obligation) to repurchase any or all of the vested Class D Units held by such recipient on the date of such termination at fair market value. As of March 31, 2015, none of the Class D Units held by Messrs. Shea, Casaday, Davis and Wallace had vested. Thus, assuming a termination of employment on March 31, 2015 for any reason, Messrs. Shea, Casaday, Davis and Wallace would forfeit all Class D Units. As described above, the Class D Units are equity interests in Niska Holdings, do not relate directly to our Units and our company is not responsible for making any payments, distributions or settlements to any recipient relating to the Class D Units. Niska Holdings is solely responsible for making all payments, distributions and settlements, if any, to all recipients relating to the Class D Units.

        Mr. Dupéré's Separation Agreement.    In connection with his resignation on May 7, 2014, pursuant to the Separation Agreement, Mr. Dupéré received the same payments that he otherwise would have been entitled to under his employment agreement upon an involuntary termination of employment without cause and the PUPP (see "Potential Payments Upon Termination or Change in Control—PUPP" above for more information). Specifically, in accordance with the Separation Agreement, Mr. Dupéré received a lump sum cash severance payment of $846,550, which is equal to two times his then-current annual base salary, less statutory withholding obligations. These cash payments are also included above in the "All Other Compensation" column of the Summary Compensation Table for 2015.

        Mr. Dupéré's employment agreement contained standard restrictive covenants, which were reaffirmed under the Separation Agreement. Mr. Dupéré's non-competition restrictions extend for a twelve month period following Mr. Dupéré's termination of employment, and his non-solicitation restrictions cover a six month period following his termination of employment. In the event that any law, government regulation or stock exchange listing requires us to recover any necessary portion of incentive-based compensation paid to Mr. Dupéré, we are entitled to recover the grant or payment.

  Risk Assessment

        Our compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of base salary and certain performance-based compensation awards that are generally uniform in design and in operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market.

  •
  Our compensation mix is balanced among (i) fixed components like salary and benefits, and (ii) annual incentives that reward our overall financial performance and operational measures.

  •
  The compensation committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our unitholders.

  •
  Executive officers are subject to certain blackout periods, our insider trading policy and, beginning with the 2015 fiscal year, our Unit Ownership Guidelines.

Director Compensation

        Officers, employees or paid consultants and advisors of our manager or its affiliates who also serve as our directors do not receive additional compensation for their service as our directors. Directors who are not officers, employees or paid consultants and advisors of our manager or its affiliates ("Eligible Directors") receive an annual cash retainer of $50,000 and receive an annual award of Units with a market value equal to $50,000, each subject to proration for partial years. In addition, Eligible Directors receive $1,500 for each board and committee meeting that they attend, other than with respect to conflicts committee meeting fees, which for 2015 were $2,500 per meeting. The chairperson of the audit committee receives an additional annual fee of $15,000. Directors serving as the chairperson of our other committees receive an additional annual fee of $10,000. Directors also receive reimbursement for out-of-pocket expenses associated with attending meetings of the board or committees and director and officer liability insurance coverage. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

        Mr. Dupéré joined our board in connection with his appointment as our Chief Executive Officer, and resigned from our board on May 7, 2014, in connection with the resignation of his employment. Mr. Dupéré did not receive any compensation for his service on our board during the 2015 fiscal year. Prior to his appointment as our Chief Executive Officer, Mr. Shea served, and he continues to serve, on our board. Mr. Shea did not receive any compensation for his service on our board during the 2015 fiscal year and all compensation provided to Mr. Shea in connection with services he performs for us in any capacity is included in the Summary Compensation Table above. Other board members that served on our board during the 2015 fiscal year (i.e., Ralph Alexander (who was appointed to the board on December 31, 2014), E. Bartow Jones, George A. O'Brien (who resigned from the board on December 31, 2014), Andrew W. Ward, and Olivia C. Wassenaar (who was appointed to the board on July 30, 2014)) were not paid any compensation by us for their services as board members, as they are appointed and compensated by Riverstone, an affiliate of our manager. The compensation received by the Eligible Directors for their board service during the 2015 fiscal year, in U.S. dollars, is set forth below:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
Michael J. Hennigan(4)	36,853	28,063	0	64,916
James G. Jackson	109,500	50,096	2,528	162,124
Stephen C. Muther	124,500	50,096	626	175,222

(1)
The Eligible Directors had the option of participating in the Deferred Plan (described below) for the 2015 fiscal year, thus certain cash fees reported within this column were not actually received by the Eligible Directors due to the deferral of those amounts into the Deferred Plan. Cash payments actually paid to the Eligible Directors during the 2015 fiscal year were as follows: Mr. Hennigan, $17,000; and Mr. Muther, $20,750. Mr. Jackson did not defer any cash fees to the Deferred Plan for the 2015 fiscal year.

(2)
Represents the aggregate grant date fair value of the fully vested Units granted to the Eligible Directors during the 2015 fiscal year, determined in accordance with FASB ASC Topic 718. On May 22, 2014, Mr. Jackson and Mr. Muther each received 1,739 common units. On November 20, 2014, Mr. Hennigan received 4,490 common units and Mr. Jackson and Mr. Muther each received 4,031 common units. As of March 31, 2015, none of the directors held any outstanding options or any outstanding, unvested equity awards.

(3)
Represents the above market earnings that Mr. Hennigan, Mr. Jackson, and Mr. Muther received with respect to their respective accounts within the Deferred Plan. For these purposes, earnings are considered above market if they exceed 120% of the applicable federal long-term rate, with compounding, at the time the earnings rate under the plan is set (4.54%).

(4)
Mr. Hennigan was appointed to the board on September 10, 2014. As a result, Mr. Hennigan received a prorated annual cash retainer and prorated award of Units for the 2015 fiscal year.

        On August 10, 2011, we adopted the Niska Gas Storage Partners LLC Director Deferred Compensation Plan (the "Deferred Plan"). The purpose of the Deferred Plan is to allow us to attract and retain Eligible Directors to serve as our directors. The Deferred Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended, and to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). Our obligations under the Deferred Plan are general unsecured obligations to pay deferred compensation in the future to Eligible Director participants in accordance with the terms of the Deferred Plan.

        Participation, Deferrals and Contributions.    The Deferred Plan is based on a calendar year plan year. Eligible Directors may participate in the Deferred Plan, provided that they are not residents of Canada for purposes of the Income Tax Act (Canada) and not otherwise subject to Canadian taxation under the Income Tax Act (Canada). Any such Eligible Director may become a participant (a "Participant") in the Deferred Plan for an applicable plan year by electing during the open enrollment period to defer a portion of his or her compensation on an election form. A Participant may defer a stated dollar amount, or a designated whole number percentage, up to a maximum percentage of 100% of the Participant's compensation for the applicable plan year. At the time of election, the Participant can choose to defer the compensation until either (i) termination of the Participant's board service or (ii) a future year in which the Participant is still providing services to us and that is at least two calendar years after the year in which the deferred compensation would otherwise have been paid (a "Scheduled In-Service Withdrawal"). We may also elect to make a discretionary contribution to a Participant's account, which may be subject to a vesting schedule, in an amount and at such time as determined by our board.

        Investment Options.    At the time of making his or her deferral election, a Participant will also select the investment option with which the Participant would like for us to credit the Participant for basic deferrals. The Participant may select between two cash investment crediting rate options: (i) an annual rate of interest equal to one percent (1%) below the prime rate of interest as quoted by Bloomberg, compounded daily, or (ii) one or more benchmark mutual funds chosen by the plan administrator as an investment option for the Deferred Plan. Notwithstanding the preceding sentence, under the Deferred Plan, we have the discretion to choose an investment crediting rate for a Participant other than the investment crediting rate requested by the Participant; provided that such investment crediting rate cannot be less than (i) in the preceding sentence.

        Distributions.    A Participant may elect to receive a distribution of his Deferred Plan account upon a termination of service at any of the following times: (i) as soon as practicable following the termination of board service, (ii) in the first January following the termination of service, or (iii) in the second January following the termination of service. All account distributions are made in lump sum cash payments. If a Participant fails to elect the time at which his account balance will be paid out, it will be paid as soon as practicable following the termination of service. If a Participant elected to receive a Scheduled In-Service Withdrawal, the Participant may subsequently elect to delay such distribution for a minimum period of five calendar years; provided that such election is made at least 12 months prior to the date that such distribution would otherwise be made. If a Participant elected to receive a Scheduled In-Service Withdrawal and the Participant's board service is otherwise terminated prior to such distribution, the Scheduled In-Service Withdrawal will be cancelled and the entire account balance of the Participant will be paid according to the Participant's termination distribution election. In the event of an unforeseeable emergency, a Participant may apply to the plan administrator, who has sole and absolute discretion to approve such application, to request that all or a portion of the Participant's account balance be distributed prior to termination or a Scheduled In-Service Withdrawal. In the event a Participant dies while providing services to us, the Participant's account balance will be paid to the Participant's beneficiary in the manner previously elected by the Participant. The Deferred

Plan has provisions that provide for special distribution rights with respect to any spousal claims made pursuant to a domestic relations order.

        Administration.    The Deferred Plan is administered by our board of directors, or a plan administrator that our board may appoint, which we refer to as the plan administrator. The plan administrator directly administers the Deferred Plan and has the right to adopt rules of procedure and regulations necessary for administration of the Deferred Plan and will review and render decisions respecting claims for benefits under the Deferred Plan, among other powers and duties. The Deferred Plan may be amended, suspended, or terminated at any time by our board; provided that, no such amendment, suspension or termination may adversely impact the amount of benefits a participant has accrued under the Deferred Plan or deprive a participant of such benefits except to the extent required by applicable law. The Deferred Plan also provides for claims for benefits procedures and a review process in the event of a dispute by a Participant under the Deferred Plan.

Item 12.    Security Ownership of Certain Beneficial Owners and Management.

        The following table sets forth the beneficial ownership of our Units by:

  •
  each person known by us to be a beneficial owner of more than 5% of our outstanding Units;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them as of March 31, 2015, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Percentage of Total Common and Subordinated Units Beneficially Owned
Niska Sponsor Holdings Cooperatief U.A.(1)	20,488,525	53.93%	—	—	—
William H. Shea, Jr.	—	—
Simon Dupéré(2)	—	—	—	—	—
Vance E. Powers	2,000	*	—	—	—
Mark D. Casaday	—	—
Bruce D. Davis, Jr	—	—
Rick J. Staples	—	—	—	—	—
Robert B. Wallace	—	—	—	—	—
Ralph Alexander(3)	—	—
Michael J. Hennigan(4)	16,952	*
James G. Jackson	29,207	*	—	—	—
E. Bartow Jones	—	—	—	—	—
Stephen C. Muther	35,292	*	—	—	—
Andrew W. Ward	—	—	—	—	—
Olivia Wassenaar(5)	—	—
All directors and executive officers as a group (14 persons)	83,451	*	—	—	—

*
Less than 1%

(1)
The equity interests in Holdco are indirectly owned by our executive officers, certain of our employees and investment limited partnerships affiliated with the Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the units held by Holdco through Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. C/R Energy GP III, LLC is managed by an eight person management committee. The address of Holdco and C/R Energy GP III, LLC is 712 Fifth Avenue, 51st Floor, New York, NY 10019.

(2)
Simon Dupéré, former President, Chief Executive Officer and member of the board of directors, resigned on May 7, 2014.

(3)
Mr. Alexander was appointed to our board on December 31, 2014.

(4)
Mr. Hennigan was appointed to our board on September 10, 2014.

(5)
Ms. Wassenaar was appointed to our board on July 30, 2014.

Equity Compensation Plan Information

        The following table sets forth certain information with respect to our equity compensation plans as of March 31, 2015.

Plan Category	Number of Units to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Units Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by unitholders:
2010 Long-Term Incentive Plan	0	(1)	N/A	3,303,473
Equity compensation plans not approved by unitholders:
N/A	—		—	—

(1)
We have not granted any options, warrants or rights pursuant to the 2010 Long-Term Incentive Plan.

Item 13.    Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Party Transactions

        Holdco owns 20,488,525 common units, representing approximately 53.93% of our units and the all the incentive distribution rights. In addition, our manager owns a 1.80% managing member interest in us.

  Agreements with Affiliates

        Effective May 12, 2006, our subsidiary, AECO Partnership, entered into a services agreement with certain affiliates of Holdco pursuant to which it would provide employees to manage certain development projects for Holdco or its affiliates in return for a service fee that is to be agreed upon between the parties from time to time. AECO Partnership subsequently assigned its rights and obligations under the services agreement to Niska Partners Management ULC in an Amended and Restated Services Agreement.

Policies Relating to Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our manager and its affiliates (including Holdco), on the one hand, and us and our unaffiliated members, on the other hand. Our directors and officers have fiduciary duties to manage our manager in a manner beneficial to its owners. At the same time, our manager has a fiduciary duty to manage us in a manner beneficial to our unitholders. Our Operating Agreement contains provisions that specifically define our manager's fiduciary duties to the unitholders. Our Operating Agreement also specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Limited Liability Company Act, which we refer to as the Delaware Act, provides that Delaware limited liability companies may, in their Operating Agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a manager to members and us.

        Under our Operating Agreement, whenever a conflict arises between our manager or its affiliates, on the one hand, and us or any unaffiliated member or our board as our manager's delegate, on the other, our manager will resolve that conflict. Our manager has delegated this responsibility, along with the power to conduct our business, to our board. Our board may, but is not required to, seek the approval of such resolution from the conflicts committee of our board. An independent third party is not required to evaluate the fairness of the resolution.

        Whenever a potential conflict of interest exists or arises between the manager or any of its affiliates, on the one hand, and us or any of our members, on the other, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all our members, and shall not constitute a breach of our Operating Agreement, of any agreement contemplated, or of any duty if the resolution or course of action in respect of such conflict of interest is:

  •
  approved by the conflicts committee of our board, although our board is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our manager or any of its affiliates;

  •
  on terms no less favorable to us than those generally being provided to or available from unaffiliated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        If our board does not seek approval from the conflicts committee and determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, our board acted in good faith, and in any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our Operating Agreement, our board or the conflicts committee of our board may consider any factors it determines in good faith to consider when resolving a conflict. When our Operating Agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of us, unless the context otherwise requires. See "Management" for information about the conflicts committee of our board.

        The transactions described above under "—Agreements With Affiliates" were described in our registration statement relating to our IPO and deemed approved by all our members under the terms of our Operating Agreement.

Item 14.    Principal Accounting Fees and Services.

        The following table presents fees for professional services rendered by KPMG LLP for 2015 and 2014:

	Year Ended March 31,
	2015	2014
Audit Fees	$1,322,000	$1,367,000
Audit—Related fees	150,000	—

Total	$1,472,000	$1,367,000

Our audit committee has adopted an audit committee charter, which is available on our website at www.niskapartners.com, which requires the audit committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The audit committee does not delegate its pre-approval responsibilities to management or to an individual member of the audit committee.

PART IV

Item 15.    Exhibits, Financial Statement Schedules.

(a)(1)    Financial Statements

        See "Index to the Consolidated Financial Statements" set forth on Page F-1.

  (2)    Financial Statement Schedules

        All schedules are omitted because they are not applicable or the required information is presented in the financial statements or notes thereto.

(3)    Exhibits

EXHIBIT LIST

Exhibit Number			Description
3.1		—	Certificate of Formation of Niska Gas Storage Partners LLC dated January 26, 2010 (incorporated by reference to exhibit 3.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 333-165007), filed on April 15, 2010)
3.2		—
Second Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated as of April 2, 2013 (incorporated by reference to exhibit 3.2 to the Company's Current Report on Form 8-K, filed on April 3, 2013)
4.1		—
Registration Rights Agreement between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. dated May 17, 2010 (incorporated by reference to exhibit 10.2 of the Company's Current Report on Form 8-K, filed on May 19, 2010)
4.2		—
Amendment No. 1 to Registration Rights Agreement made as of August 24, 2011, by and between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. (incorporated by reference to exhibit 4.1 of the Company's Quarterly Report on Form 10-Q, filed on November 7, 2011)
4.3		—
Indenture dated as of March 17, 2014 among Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp., as issuers, each of the Guarantors party thereto, and The Bank of New York Mellon, as Trustee (incorporated by reference to exhibit 4.1 to the Company's Current Report on Form 8-K, filed on March 18, 2014)
10.1	†	—	Niska Gas Storage Partners LLC 2010 Long-Term Incentive Plan effective as of May 16, 2010 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on May 19, 2010)
10.2		—
Services Agreement dated March 5, 2010 among AECO Gas Storage Partnership, Niska GS Holdings US, L.P. and Niska GS Holdings Canada L.P. (incorporated by reference to exhibit 10.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.3		—
Amended and Restated Credit Agreement dated June 29, 2012, among Niska Gas Storage US LLC, AECO Gas Storage Partnership, Niska Gas Storage Partners LLC and Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the other Lenders and joint book managers party thereto (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on July 5, 2012)

Exhibit Number			Description
10.4		—	Sponsor Equity Restructuring Agreement by and among Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöpertief U.A., dated as of April 2, 2013 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on April 3, 2013)
10.5	†	—	Employment Agreement, dated May 7, 2014, between the Company and William H. Shea, Jr. (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on May 13, 2014)
10.6	†	—	Employment Agreement, dated May 7, 2014, between the Company and Mark D. Casaday (incorporated by reference to exhibit 10.2 of the Company's Current Report on Form 8-K, filed on May 13, 2014)
10.7	†	—	Employment Agreement, dated May 7, 2014, between the Company and Robert B. Wallace (incorporated by reference to exhibit 10.3 of the Company's Current Report on Form 8-K, filed on May 13, 2014)
10.8	†	—	Employment Agreement, dated May 7, 2014, between the Company and Bruce D. Davis, Jr. (incorporated by reference to exhibit 10.4 of the Company's Current Report on Form 8-K, filed on May 13, 2014)
10.9	†
Separation Agreement and General Release of Claims, executed on June 18, 2014, between Niska Partners Management ULC and Simon Dupéré, Niska Gas Storage Partners LLC and Niska Holdings L.P. (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on June 20, 2014)
10.10	†
Release and Confidentiality Agreement, dated as of June 25, 2014, by and between Niska Gas Storage Partners LLC and Jason Kulsky (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on June 30, 2014)
10.11	†		Employment Agreement, dated June 5, 2015, between the Company and Vance E. Powers. (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K, filed on June 5, 2015)
12.1	*	—	Statement regarding computation of ratios of earnings to fixed charges
21.1	*	—	List of Subsidiaries of Niska Gas Storage Partners LLC
23.1	*	—	Consent of KPMG LLP
31.1	*	—	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934
31.2	*	—	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934
32.1	**	—	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	**	—	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	*	—	XBRL Instance Document.
101.SCH	*	—	XBRL Taxonomy Extension Schema Document.
101.CAL	*	—	XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit Number			Description
101.LAB	*	—	XBRL Taxonomy Extension Presentation Linkbase Document.
101.PRE	*	—	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	*	—	XBRL Taxonomy Extension Definition Linkbase Document.

*
Filed herewith.

**
Furnished herewith.

†
Management contract or compensatory plan or arrangement required to be filed as an exhibit to this 10-K pursuant to Item 15(b).

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC
By:	/s/ WILLIAM H. SHEA, JR. William H. Shea, Jr. Chairman, President and Chief Executive Officer and Director

Date: June 12, 2015

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. SHEA, JR. William H. Shea, Jr.	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2015
/s/ VANCE E. POWERS Vance E. Powers	Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2015
/s/ RALPH ALEXANDER Ralph Alexander	Director	June 12, 2015
/s/ MICHAEL J. HENNIGAN Michael J. Hennigan	Director	June 12, 2015
/s/ JAMES G. JACKSON James G. Jackson	Director	June 12, 2015
/s/ E. BARTOW JONES E. Bartow Jones	Director	June 12, 2015
/s/ STEPHEN C. MUTHER Stephen C. Muther	Director	June 12, 2015

Signature	Title	Date

/s/ ANDREW W. WARD Andrew W. Ward	Director	June 12, 2015
/s/ OLIVIA C. WASSENAAR Olivia C. Wassenaar	Director	June 12, 2015

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Management of Niska Gas Storage Partners LLC ("Niska Partners") is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable, but not absolute, assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company's internal control over financial reporting includes those policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Management evaluated Niska Partners' internal control over financial reporting as of March 31, 2015. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework (2013) ("COSO"). As a result of this assessment and based on the criteria in the COSO framework, management has concluded that, as of March 31, 2015, Niska Partners' internal control over financial reporting was effective.

        Niska Partners' independent registered public accounting firm, KPMG LLP, has audited the internal control over financial reporting. Their opinion on the effectiveness of Niska Partners' internal control over financial reporting appears herein.

Date: June 12, 2015
/s/ WILLIAM H. SHEA, JR. William H. Shea, Jr. President and Chief Executive Officer and Director	/s/ VANCE E. POWERS Vance E. Powers Chief Financial Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Storage Partners LLC:

        We have audited Niska Gas Storage Partners LLC's internal control over financial reporting as of March 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Niska Gas Storage Partners LLC management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, Niska Gas Storage Partners LLC maintained, in all material respects, effective internal control over financial reporting as of March 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by COSO.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Niska Gas Storage Partners LLC and subsidiaries as of March 31, 2015 and 2014, and the related consolidated statements of earnings (loss) and comprehensive income (loss), changes in members' equity, and cash flows for each of the years in the three-year period ended March 31, 2015, and our report dated June 12, 2015 expressed an unqualified opinion on those consolidated financial statements.

(signed) KPMG LLP
Houston, Texas June 12, 2015

Report of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Storage Partners LLC:

        We have audited the accompanying consolidated balance sheets of Niska Gas Storage Partners LLC and subsidiaries as of March 31, 2015 and 2014, and the related consolidated statements of earnings (loss) and comprehensive income (loss), changes in members' equity, and cash flows for each of the years in the three-year period ended March 31, 2015. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Niska Gas Storage Partners LLC and subsidiaries as of March 31, 2015 and 2014, and the results of it their operations and their cash flows for each of the years in the three-year period ended March 31, 2015, in conformity with U.S. generally accepted accounting principles.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Niska Gas Storage Partners LLC's internal control over financial reporting as of March 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated June 12, 2015 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

(signed) KPMG LLP

Houston, Texas
June 12, 2015

Niska Gas Storage Partners LLC

Consolidated Statements of Earnings (Loss) and Comprehensive Income (Loss)

(in thousands of U.S. dollars, except for per unit amounts)

	Year ended March 31,
	2015	2014	2013
REVENUES
Fee-based revenue (Note 15)	$92,340	$135,356	$163,325
Optimization, net (Note 15)	5,979	72,040	(22,630)

	98,319	207,396	140,695
EXPENSES (INCOME)
Operating	39,230	40,834	32,535
General and administrative	26,833	39,937	38,562
Depreciation and amortization (Notes 4, 5 and 16)	117,323	41,286	50,409
Interest (Notes 6 and 17)	51,336	66,315	67,010
Loss on extinguishment of debt (Notes 6 and 7)	—	36,697	599
Impairment of goodwill (Note 5)	245,604	—	—
(Gain) loss on disposal of assets (Note 4)	(64)	—	14,927
Foreign exchange losses (gains)	380	1,182	(694)
Other (income) expense	(11)	358	(110)

EARNINGS (LOSS) BEFORE INCOME TAXES	(382,312)	(19,213)	(62,543)

Income tax expense (benefit) (Note 11)
Current	2,595	82	(1,414)
Deferred	(34,251)	(10,338)	(17,528)

	(31,656)	(10,256)	(18,942)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(350,656)	$(8,957)	$(43,601)

Net earnings (loss) allocated to:
Managing Member	$(6,352)	$(171)	$(863)

Common unitholders	$(344,304)	$(8,786)	$(21,584)

Subordinated unitholder (Note 14)	$—	$—	$(21,154)

Earnings (loss) per unit allocated to common unitholders—basic and diluted	$(9.34)	$(0.25)	$(0.63)

Earnings (loss) per unit allocated to subordinated unitholders—basic and diluted (Note 14)	$—	$—	$(0.63)

(See notes to the consolidated financial statements)

Niska Gas Storage Partners LLC

Consolidated Balance Sheets

(in thousands of U.S. dollars)

	As at March 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$11,699	$7,704
Margin deposits	13,285	32,626
Trade receivables	2,598	5,760
Accrued receivables	44,140	150,628
Natural gas inventory	136,295	75,140
Prepaid expenses and other current assets	3,788	4,330
Short-term risk management assets (Notes 12 and 13)	41,600	20,949

	253,405	297,137
Long-term Assets
Property, plant and equipment, net of accumulated depreciation (Note 4)	820,467	908,274
Goodwill (Note 5)	—	245,604
Intangible assets, net of accumulated amortization (Note 5)	41,829	65,462
Deferred financing costs, net of accumulated amortization (Note 6)	11,001	14,640
Other assets	3,329	3,268
Long-term risk management assets (Notes 12 and 13)	30,928	4,806

	907,554	1,242,054

	$1,160,959	$1,539,191

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Revolving credit facilities (Note 7)	$193,500	$119,500
Current portion of obligations under capital lease (Note 8)	1,339	1,299
Trade payables	885	1,023
Current portion of deferred taxes (Note 11)	2,334	5,678
Deferred revenue	6,669	6,036
Accrued liabilities (Note 9)	47,686	111,118
Short-term risk management liabilities (Notes 12 and 13)	25,560	19,105

	277,973	263,759
Long-term Liabilities
Long-term risk management liabilities (Notes 12 and 13)	20,833	12,209
Asset retirement obligations (Note 10)	2,308	1,975
Other long-term liabilities	1,270	1,809
Deferred income taxes (Note 11)	88,317	119,373
Obligations under capital lease (Note 8)	9,587	10,926
Long-term debt (Note 7)	575,000	575,000

	697,315	721,292
MEMBERS' EQUITY
Common units	(81,805)	279,604
Managing Member's interest	267,476	274,536

	185,671	554,140
Commitments and contingencies (Notes 7, 14 and 19)

	$1,160,959	$1,539,191

(See notes to the consolidated financial statements)

Niska Gas Storage Partners LLC

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

	Year ended March 31,
	2015	2014	2013
Operating Activities
Net earnings (loss)	$(350,656)	$(8,957)	$(43,601)
Adjustments to reconcile net earnings (loss) to net cash (used in) provided by operating activities:
Unrealized foreign exchange losses (gains)	372	1,500	(252)
Deferred income tax benefit (Note 11)	(34,251)	(10,338)	(17,528)
Unrealized risk management (gains) losses (Notes 12 and 13)	(31,694)	8,732	89,851
Depreciation and amortization (Notes 4, 5 and 16)	117,323	41,286	50,409
Amortization of deferred financing costs (Notes 6 and 17)	3,652	3,354	3,411
Loss on extinguishment of debt (Note 7)	—	36,697	599
(Gain) loss on disposal of assets (Note 4)	(64)	—	14,927
Impairment of goodwill (Note 5)	245,604	—	—
Non-cash compensation (Note 14)	2,305	—	—
Write-downs of inventory (Note 15)	63,800	4,600	22,281
Changes in non-cash working capital (Note 20)	(55,835)	15,033	42,033

Net cash (used in) provided by operating activities	(39,444)	91,907	162,130

Investing Activities
Property, plant and equipment expenditures	(7,587)	(3,159)	(30,015)
Purchase of customer contracts	—	(2,007)	—
Proceeds on disposal of assets	14	—	2,210

Net cash used in investing activities	(7,573)	(5,166)	(27,805)

Financing Activities
Proceeds from debt issuance	—	575,000	—
Debt redemption / repurchase	—	(672,361)	—
Proceeds on revolver drawings	712,700	784,500	348,448
Revolver repayments	(638,700)	(730,000)	(433,448)
Payments of financing costs	(857)	(10,855)	(3,248)
Payments of unit issuance costs	(13)	(218)	—
Proceeds from obligations under capital lease	—	—	947
Repayments of obligations under capital lease	(1,299)	(1,259)	(717)
Distributions to unitholders (Note 14)	(20,105)	(34,051)	(48,811)

Net cash provided by (used in) financing activities	51,726	(89,244)	(136,829)

Effect of translation on foreign currency cash and cash equivalents	(714)	(403)	(228)
Net increase (decrease) in cash and cash equivalents	3,995	(2,906)	(2,732)
Cash and cash equivalents, beginning of the year	7,704	10,610	13,342

Cash and cash equivalents, end of the year	$11,699	$7,704	$10,610

Supplemental cash flow disclosures (Note 21)

(See notes to the consolidated financial statements)

Niska Gas Storage Partners LLC

Consolidated Statements of Changes in Members' Equity

(in thousands of U.S. dollars)

	Common Units	Subordinated Units	Managing Member's Interest	Total
Balance, March 31, 2012	$391,585	$287,105	$11,700	$690,390
Net earnings (loss)	(21,584)	(21,154)	(863)	(43,601)
Distributions to unitholders	(48,359)	(74)	(979)	(49,412)

Balance, March 31, 2013	321,642	265,877	9,858	597,377

Cancellation of subordinated units	—	(265,877)	265,877	—
Net earnings (loss)	(8,786)	—	(171)	(8,957)
Distributions to unitholders	(51,293)	—	(1,028)	(52,321)
Issuance of common units	18,041	—	—	18,041

Balance, March 31, 2014	279,604	—	274,536	554,140

Net earnings (loss)	(344,304)	—	(6,352)	(350,656)
Distributions to unitholders	(38,985)	—	(751)	(39,736)
Issuance of common units	19,618	—	—	19,618
Non-cash equity contribution from parent	480	—	10	490
Non-cash compensation expense	1,782	—	33	1,815

Balance, March 31, 2015	$(81,805)	$—	$267,476	$185,671

(See notes to the consolidated financial statements)

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements

(Thousands of U.S. dollars, except for per unit amounts)

1. Description of Business

        Niska Gas Storage Partners LLC ("Niska Partners" or the "Company") is a publicly-traded Delaware limited liability company (NYSE:NKA) which independently owns and/or operates natural gas storage assets in North America. The Company operates the Countess and Suffield gas storage facilities (collectively, the AECO Hub™) in Alberta, Canada, and the Wild Goose and Salt Plains gas storage facilities in California and Oklahoma, respectively. Each of these facilities markets natural gas storage services in addition to optimizing storage capacity with its own proprietary gas purchases.

        At March 31, 2015, Niska Partners had 37,988,724 common units outstanding. Of this amount, 20,488,525 common units were held by Niska Sponsor Holdings Coopertief U. A. ("Holdco"), along with a 1.80% Managing Member's interest in the Company and all of the Incentive Distribution Rights ("IDRs"). Holdco is indirectly owned by Carlyle/Riverstone Energy and Power Fund II and Carlyle/Riverstone Energy and Power Fund III and certain affiliates (together, the "Carlyle/Riverstone Funds"). Including all of the common units owned by the Carlyle/Riverstone Funds, along with the 1.80% Managing Member's interest, the Carlyle/Riverstone Funds had a 54.76% ownership interest in the Company, excluding IDRs. The remaining 17,500,199 common units, representing a 45.24% ownership interest excluding the IDRs, were owned by the public.

        In fiscal 2015, the Company was unfavorably impacted by reductions in natural gas prices, associated margin amounts required by our retail marketing operations, and costs associated with requirements for temporary reservoir pressure support. This prevented the Company from realizing profit and negatively impacted the liquidity available under the $400.0 million revolving credit facilities. Continued reduction in amounts available under the Company's revolving credit facilities may restrict the Company's ability to pursue its revenue strategies, which may have a material adverse effect on the Company's revenues and profitability, and certain customary covenants related to our credit agreement, including a covenant that requires the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 (Note 7). The Company expects that the FCCR will likely fall below 1.1 to 1.0 in the quarter ending June 30, 2015, which will result in the last 15% of the Company's borrowing base becoming unavailable for borrowing. The Company is pursuing strategies, which include reductions in operating and general and administrative costs as well as management of the components of the borrowing base, which should assist it in maintaining adequate liquidity despite this covenant provision.

2. Significant Accounting Policies

Basis of presentation

        These consolidated financial statements have been prepared to reflect the consolidated financial position, results of operations and cash flows of Niska Partners and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

        These financial statements include the accounts of Niska Partners and its wholly-owned subsidiaries, including AECO Gas Storage Partnership, Wild Goose Storage LLC, Niska Gas Storage, LLC, Salt Plains Storage, LLC, Access Gas Services Inc., Access Gas Services (Ontario) Inc., EnerStream Agency Services Inc., and Niska Partners Management ULC. All material intercompany transactions have been eliminated, as well as various management and holding companies.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Use of estimates

        In preparing these financial statements, Niska Partners is required to make estimates and assumptions that affect both the amount and timing of recording assets, liabilities, revenues and expenses since the determination of these items may be dependent on future events. Management uses the most current information available and exercises careful judgment in making these estimates. Although management believes that these consolidated financial statements have been prepared within the limits of materiality and within the framework of its significant accounting policies summarized below, actual results could differ from these estimates. Changes in estimates are accounted for on a prospective basis.

Revenue recognition

        The Company's assessment of each of the four revenue recognition criteria as they relate to its revenue producing activities is as follows:

        Persuasive evidence of an arrangement exists.    The Company's customary practices are to enter into a written contract, executed by both the customer and the Company.

        Delivery.    Delivery is deemed to have occurred at the time the natural gas is delivered and title is transferred, or in the case of fee-based arrangements, when the services are rendered. To the extent the Company retains its inventory, delivery occurs when the inventory is subsequently sold and title is transferred to the third-party purchaser.

        The fee is fixed or determinable.    The Company negotiates the fee for its services at the outset of their fee-based arrangements. In these arrangements, the fees are nonrefundable. The fees are generally due on the 25th of the month following the delivery or services rendered. For other arrangements, the amount of revenue is determinable when the sale of the applicable product has been completed upon delivery and transfer of title.

        Collectability is reasonably assured.    Collectability is evaluated on a customer-by-customer basis. New and existing customers are subject to a credit review process, which evaluates the customers' financial position (e.g. cash position and credit rating) and their ability to pay. If collectability is not considered reasonably assured at the outset of an arrangement in accordance with the Company's credit review process, revenue is recognized when the fee is collected.

        Fee-based revenue consists of long-term contracts for storage fees that are generated when we lease storage capacity on a monthly basis and short-term fees associated with park and loan activities. Long-term contract revenue consists of monthly storage fees and fuel and commodity charges for injections and withdrawals. Long-term contract revenue is accrued on a monthly basis in accordance with the terms of the customer contracts. Customer charges for injections and withdrawals are recorded in the month of injection or withdrawal. Short-term contract revenue consists of fees for injections and withdrawals, where the customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and withdraw a specified quantity of natural gas on a specified date. The fee stipulated in a short-term contract for each performance obligation (injection and withdrawal) is recognized when the service occurs.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Revenue recognition (Continued)

        Energy trading contracts resulting in the delivery of a commodity where Niska Partners is the principal in the transaction are recorded as optimization revenues at the time of physical delivery. Realized and unrealized gains and losses on financial energy trading contracts are included in optimization revenue (see Note 12).

        Optimization revenue, net includes realized gains and losses and the net change in unrealized gains and losses on financial and physical energy trading contracts. Optimization revenue results from the purchase of inventory and its forward sale to future periods through financial and physical trading contracts. These derivative contracts are economic hedges that have been entered into to manage commodity price and currency risk associated with buying and selling natural gas across future time periods (see Note 12). The Company does not designate these instruments as hedges and therefore records the unrealized gains and losses on the changes in their fair value through net earnings. Contracts resulting in the delivery of a commodity where Niska Partners is the principal in the transaction are recorded as optimization revenues at the time of physical delivery.

        Sales taxes collected from customers and remitted to governmental authorities are excluded from revenues in the consolidated statements of earnings (loss) and comprehensive income (loss).

Cash and cash equivalents

        Niska Partners considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

Margin deposits

        Cash held in margin represents the right to receive or the obligation to pay cash collateral under a master netting arrangement that has not been offset against derivative positions. These derivatives are marked-to-market daily; the profit or loss on the daily position is then paid to, or received from, the account as appropriate under the terms of the Company's contract with its broker.

Natural gas inventory

        The Company's inventory is natural gas injected into storage which is held for resale. Inventory is valued at the lower of weighted average cost or market. Adjustments to write down the costs of inventory to market are recorded as an offset to optimization revenues while costs to store the gas are recognized as operating expenses in the period the costs are incurred in the consolidated statements of earnings (loss) and comprehensive income (loss).

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Property, plant and equipment

        Property, plant and equipment are recorded at cost when purchased. Depreciation is computed using the declining balance method for each category of asset using the following rates:

Pipelines and measurement	5%
Wells	5%
Facilities (excluding costs of major overhauls)	Between 5% and 22%
Computer hardware and software	30%
Office furniture and fixtures	20%
Other	10%

        Property, plant and equipment under capital leases are depreciated using the declining balance method over the lesser of the useful lives of the assets or the lease term.

        Costs of major overhauls of engines and compressors included within the facilities account are depreciated using the actual number of hours used over the estimated number of hours until the next scheduled major overhaul.

        Certain volumes of hydrocarbons defined as cushion are required for maintaining a minimum field pressure. Cushion is considered a component of the facility and as such is not amortized. Cushion is monitored to ensure that it provides effective pressure support for the facility. In the event that cushion moves to another area of the reservoir where it does not provide effective pressure support, a loss is recorded, within depreciation expense, equal to the estimated volumes that have migrated. Proceeds from sale of cushion are classified as operating activities in the consolidated statements of cash flows since the predominant source of cash flows for natural gas purchases and sales are operating in nature.

        Repairs, maintenance and renewals that do not provide future economic benefits to the assets are expensed as incurred. Interest costs for the construction or development of long-lived assets held by operational entities are capitalized and amortized over the related asset's estimated useful life.

Asset retirement obligations

        Niska Partners records a liability for an asset retirement obligation when the legal obligation to retire the asset has been incurred with an offsetting increase to the carrying value of the related tangible long-lived asset. The recognition of an asset retirement obligation requires that management make numerous estimates, assumptions and judgments regarding such factors as the estimated probabilities, amounts and timing of settlements, the credit-adjusted risk-free rate, inflation rates and future advances in technology. In periods subsequent to initial measurement of the liability, the Company must recognize changes in the liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. Over time, the liability is accreted to its future value, and the capitalized cost is depreciated over the useful life of the related asset. Accretion of the asset retirement obligations due to the passage of time is recorded as an expense in the statement of earnings. Upon settlement of the liability, the Company either settles the obligation for its recorded amount or incurs a gain or loss.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Netting of certain balance sheet accounts

        Certain risk management assets and liabilities and certain accrued gas sales and purchases are presented on a net basis in the balance sheet when all of the following exist: (i) Niska Partners and the other party owe the other a determinable amount; (ii) the Company has the right to set off the amount owed with the amount owed by the other party; (iii) Niska Partners intends to set off; and (iv) the right of setoff is enforceable by law.

Leases

        Niska Partners determines a lease to be an operating or capital lease based upon the terms of the lease, estimated fair value of the leased assets, estimated life of the leased assets, and the contractual minimum lease payments as defined within the lease agreements. If the Company concludes that it has substantively all of the risks of ownership of a leased property and therefore is deemed the owner of the property for accounting purposes, it records an asset and related obligations under capital lease at the lower of the present value of the minimum lease payments or the fair value of the asset.

Impairment of long-lived assets

        Niska Partners evaluates whether events or circumstances have occurred that indicate that long-lived assets may not be recoverable or that the remaining useful life may warrant revision. When such events or circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

Goodwill and other intangible assets

        Niska Partners accounts for business acquisitions using the purchase method of accounting and, accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired is attributed to goodwill.

        Goodwill is not amortized and is re-evaluated on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Goodwill and other intangible assets (Continued)

        To re-evaluate goodwill for impairment, the Company has the option to first assess qualitative factors to determine whether it is more likely than not that goodwill is impaired. The result of the qualitative assessment would be used as a basis in determining whether it is necessary to perform the quantitative impairment test. The performance of the quantitative impairment test involves a two-step process. The first step involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. If the carrying amount exceeds the fair value of the reporting unit, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill.

        Other intangible assets represent contractual rights obtained in connection with a business combination that had favorable contractual terms relative to market as of the acquisition date.

        Intangible assets representing customer contracts and relationships are amortized over their useful lives. These assets are reviewed for impairment as impairment indicators arise. When such events or circumstances are present, the recoverability of long-lived assets is assessed by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

        Pipeline rights of way are formal agreements granting rights of way in perpetuity and are not subject to amortization but are subject to an annual impairment test.

Risk management activities

        The Company uses natural gas derivatives and other financial instruments to manage its exposure to changes in natural gas prices, and foreign exchange rates. These financial assets and liabilities, which are recorded at fair value on a recurring basis, are included in one of three categories based on a fair value hierarchy with realized and unrealized gains (losses) recognized in net earnings (loss) for the period (see Note 13).

        The fair value of the Company's derivative risk management contracts are recorded as a component of risk management assets and liabilities, which are classified as current or non-current assets or liabilities based upon the anticipated settlement date of the contracts.

Foreign currency translation

        The functional and reporting currency of the Company is the U.S. dollar. Non-U.S. dollar denominated monetary items are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Non-U.S. dollar denominated non-monetary items are translated to U.S. dollars at the exchange rate in effect when the transaction occurred. Revenues and expenses denominated in foreign currencies are translated at the actual exchange rate or average exchange rate in effect during the period. Foreign exchange gains or losses on translation are included as a component of net earnings (loss) for the period.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Deferred financing costs

        Deferred financing costs relate to costs incurred on the issuance of debt, and are amortized over the term of the related debt to interest expense using the effective interest method for costs related to the senior notes offering. Deferred financing costs incurred on the revolving credit facilities are amortized on a straight line basis. Any remaining unamortized deferred financing costs related to repurchased senior notes or modified revolving credit facility agreements are written off on the dates of redemption or modification.

Income taxes

        The Company is not a directly taxable entity. Income taxes on its income are the responsibility of the individual unitholders and accordingly, have not been recorded in the consolidated financial statements. However, Niska Partners does own corporate subsidiaries which are taxable corporations subject to Canadian federal and provincial income taxes and which are included in the consolidated financial statements.

        Income taxes on the Canadian corporate subsidiaries are determined using the asset and liability method, which results in deferred income tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. This method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted. The asset and liability method also requires that deferred income tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

        The Company's policy is to recognize accrued interest and penalties on accrued tax balances as components of interest expense.

Unit-based performance plan

        Niska Partners' compensation committee approves the awards of unit-based performance plans to certain key employees. These awards include both time and performance-based components.

        Unit-based awards are classified as liabilities when expected to be settled in cash or when the Company has the option to settle in cash or equity. This accounting treatment has resulted from the Company's historical practice of choosing to settle this type of award in cash. When awards are classified as liabilities, the fair value of the units granted is determined on the date of grant and is re-measured at each reporting period until the settlement date. The fair value at each re-measurement date is equal to the settlement expected to be incurred based on the anticipated number of units vested, adjusted for (i) the passage of time and (ii) the payout threshold associated with the performance targets which the Company expects to achieve compared to its established peers. The pro-rata number of units vested is calculated as the number of performance awards multiplied by the percentage of the requisite service period.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

2. Significant Accounting Policies (Continued)

Unit-based performance plan (Continued)

        Unit-based awards that are expected to be settled in units are classified as equity. The fair value of the units granted is determined on the date of grant and is amortized to equity using the straight-line method over the vesting period. Each equity settled award permits the holder to receive one common unit on the vesting date.

        All of the granted unit-based awards have the right to receive additional units in lieu of cash distributions paid on the outstanding units. The typical vesting period ranges from two to three years from the date of grant.

3. Recent Accounting Pronouncements

        In July 2013, the Financial Accounting Standards Board ("FASB") issued guidance which requires entities to present unrecognized tax benefits or portions of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward except when (1) a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available as of the reporting date under the governing tax law to settle taxes that would result from the disallowance of the tax position; and (2) the entity does not intend to use the deferred tax asset for this purpose, provided that tax law permits a choice. If either of these conditions exists, entities should present an unrecognized tax benefit in the financial statements as a liability and should not net the unrecognized tax benefit with a deferred tax asset. The Company adopted this guidance on April 1, 2014 and adoption did not have a material impact on the Company's financial position, result of operations or cash flows.

        In May 2014, the FASB adopted Accounting Standards Update No. 2014-09 ("ASU 2014-09"), Revenue from Contracts with Customers. Under the new rules, companies will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The rules also require more detailed disclosures related to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. These rules are effective for interim and annual periods in fiscal years beginning after December 15, 2016. Management is currently evaluating the impact of the pending adoption of ASU 2014-09 on the Company's consolidated financial statements and has not yet determined the method by which it will adopt the standard in 2017.

        In August 2014, the FASB adopted Accounting Standards Update No. 2014-15 Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. The new accounting guidance requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. It also requires increased disclosures if management determines that substantial doubt about the entity's ability to continue as a going concern exist. The Company will adopt this guidance on April 1, 2017, and Management believes that its impact will not be material to the Company's results of operations and amount of disclosures.

        In April 2015, the FASB adopted Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. Under the new accounting guidance, companies are required to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

3. Recent Accounting Pronouncements (Continued)

amount of the related debt, consistent with debt discounts. The Company will adopt this guidance on April 1, 2016 on a retrospective basis, wherein the balance sheet of each individual date presented will be adjusted to show long-term debt net of related issue costs.

4. Property, Plant and Equipment

        Property, plant and equipment are comprised of the following:

	As at March 31, 2015
	Cost	Accumulated Depreciation	Net Book Value
Cushion	$356,655	$—	$356,655
Pipelines and measurement	296,669	(102,885)	193,784
Wells	127,297	(45,004)	82,293
Facilities	276,892	(92,473)	184,419
Computer hardware and software	4,293	(3,440)	853
Construction in progress, including projects under development	1,486	—	1,486
Office furniture, equipment and other	2,515	(1,538)	977

	$1,065,807	$(245,340)	$820,467

	As at March 31, 2014
	Cost	Accumulated Depreciation	Net Book Value
Cushion	$421,404	$—	$421,404
Pipelines and measurement	296,671	(92,687)	203,984
Wells	126,694	(40,700)	85,994
Facilities	272,645	(79,028)	193,617
Computer hardware and software	4,225	(3,087)	1,138
Construction in progress, including projects under development	1,063	—	1,063
Office furniture, equipment and other	2,473	(1,399)	1,074

	$1,125,175	$(216,901)	$908,274

        Facilities include cost and accumulated depreciation of assets under capital lease of $14.2 million and $6.6 million as of March 31, 2015, respectively, and $14.2 million and $4.5 million as of March 31, 2014, respectively. It also includes the cost and accumulated depreciation of major overhauls of engines and compressors of $2.4 million and $0.1 million, respectively, at March 31, 2015, and $0.3 million and $ nil, respectively, at March 31, 2014.

        On July 15, 2014, Niska Partners entered into an agreement with Talisman Energy Canada whereby, for an immaterial amount of consideration, the Company acquired the necessary reservoir, storage and land interests to develop a natural gas storage facility in northwestern Alberta, Canada. If developed, the project will have a working gas storage capacity of approximately 55 billion cubic feet

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

4. Property, Plant and Equipment (Continued)

("Bcf"), expandable up to 70 Bcf (the "Sundance Project"). The requisite underlying regulatory approvals have been obtained from the Alberta Energy Regulator and the Sundance Project has significant access to pipeline infrastructure and the associated western Canadian markets. Niska Partners has deferred the development of the Sundance Project as of March 31, 2015 due to unfavorable market conditions.

        The Company sold cushion from one of its Canadian facilities and from one of its U.S. facilities, which resulted in losses of $14.9 million during the year ended March 31, 2013.

5. Goodwill and Other Intangible Assets

Goodwill

        During the year ended March 31, 2015, the Company concluded that a number of factors, including the continued narrow difference between summer and winter prices in the natural gas futures market, combined with a significant reduction in natural gas price volatility and a significant decline in the Company's equity market capitalization were impairment indicators. We made this determination because these factors had a material negative effect on our current financial performance and our expected performance in future years. Accordingly, we performed an impairment test which resulted in a charge of $245.6 million related to the goodwill valuation of our AECO HubTM and NGPL reporting units.

        The goodwill impairment test is performed at a reporting unit level. Reporting units are identified and distinguished based on how the associated business is managed, taking into consideration the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment. Niska Partners has four reporting units (its AECO HubTM facility in Alberta, its Wild Goose facility in California, its Salt Plains facility in Oklahoma and its contractual capacity on the Natural Gas Pipeline of America ("NGPL") system). These reporting units are aggregated into one operating segment for financial reporting purposes. Prior to the impairment test, Niska Partners' total goodwill of $245.6 million was recorded at the AECO HubTM facility ($228.0 million) and the NGPL capacity ($17.6 million). There was no goodwill recorded at the Wild Goose or Salt Plains facilities.

        The performance of the impairment test involves a two step process. The first step determines whether an impairment exists by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, no impairment is necessary. If the carrying amount of a reporting unit exceeds its estimated fair value, the second step measures the amount of impairment by comparing the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. An entity assigns the fair value of a reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination. The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

5. Goodwill and Other Intangible Assets (Continued)

Goodwill (Continued)

        The Company determined the fair value of the AECO HubTM and NGPL reporting units using a combination of the present value of future cash flows method and the comparable transactions method. The present value of future cash flows was estimated using: (i) discrete financial forecasts, which rely on management's estimates of revenue, expenses and volumes; (ii) long-term natural gas volatility and seasonal spreads; (iii) long-term average exchange rates between the United States dollar and the Canadian dollar; and (iv) appropriate discount rates. The comparable transactions method analyzed other purchases of similar assets and considered: (i) the anticipated cash flows of the Company determined above; (ii) recent transaction multiples based on anticipated cash flows; and (iii) the similarity of comparable transactions to the Company's facilities. Specifically, the Company used experience and forecasted amounts to estimate cycling volumes and expenses, the future summer to winter spreads which reflects its longer-term outlook, and extrinsic values consistent with those achieved in the business to estimate future revenue. The Company also used a comparable transaction multiple consistent with recent transactions for depleted reservoir storage facility acquisitions (the type of facilities comparable to the Company's AECO HubTM facility). Both the AECO HubTM and the NGPL reporting units failed step one of the goodwill impairment test; therefore, the second step of impairment test was performed.

        In step two, the Company compared the implied fair value of each reporting unit's goodwill with the respective carrying amount of that goodwill. Under step two of the impairment test, significant assumptions in measuring the fair value of the assets and liabilities included: (i) the replacement cost, depreciation and obsolescence and useful lives of property, plant and equipment; and (ii) the present value of incremental cash flows attributable to certain intangible assets. Based on the step two analysis, the Company determined its goodwill balance was fully impaired.

        The allocation of goodwill balances and related impairment charges by reporting unit consists of the following:

	AECO HubTM	NGPL Leased Capacity	Total
Balance, April 1, 2014	$228,004	$17,600	$245,604
Impairment charges	(228,004)	(17,600)	(245,604)

Balance, March 31, 2015	$—	$—	$—

        The Company also considered the goodwill impairment an indicator of impairment related to the long-lived assets associated with its facilities. Accordingly, these assets were evaluated for impairment and management concluded that no impairment of other long-lived assets had occurred.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

5. Goodwill and Other Intangible Assets (Continued)

Other intangible assets

        Information regarding the Company's intangible assets is included in the following table:

	As at March 31,
	2015	2014
Customer contracts and relationships, beginning of the year	$165,080	$163,073
Additions	—	2,007
Less accumulated amortization	(141,521)	(117,888)

Customer contracts and relationships, end of the year	23,559	47,192
Pipeline rights of way	18,270	18,270

	$41,829	$65,462

        Customer contracts and relationships are amortized over the term of the respective contracts, being 1 to 9 years remaining at March 31, 2015. The following table presents an estimate of future amortization expense based upon the Company's intangible assets at March 31, 2015:

For the fiscal year ending:	Amortization Expense
March 31, 2016	$5,977
March 31, 2017	7,513
March 31, 2018	3,558
March 31, 2019	3,341
March 31, 2020 and thereafter	3,170

        Amortization expense for customer contacts and relationships for each of the three years ended March 31, 2015 is presented in Note 16.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

6. Deferred Financing Costs

        Information regarding the Company's deferred financing costs consists of the following:

	As at March 31,
	2015	2014
Deferred financing costs, beginning of the year	$20,078	$25,377
Additions	13	11,696
Write-off due to extinguishment of debt	—	(16,995)

Deferred financing costs, end of the year	20,091	20,078

Accumulated amortization, beginning of the year	(5,438)	(10,957)
Amortization recognized as interest (see Note 17)	(3,652)	(3,354)
Write-off due to extinguishment of debt	—	8,873

Accumulated amortization, end of the year	(9,090)	(5,438)

Net book value	$11,001	$14,640

Life in years	2 - 4	3 - 5

7. Debt

        At March 31, 2015 and 2014 the Company's debt consisted of the following:

	As at March 31,
	2015	2014
6.50% Senior Notes due 2019	$575,000	$575,000
Revolving credit facilities	193,500	119,500

	768,500	694,500
Less: portion classified as current	(193,500)	(119,500)

	$575,000	$575,000

Senior Notes due 2019

        In March 2014, Niska Partners completed a private placement of senior unsecured notes due 2019 (the "6.50% Senior Notes" or "Notes") through its subsidiaries Niska Gas Storage Finance Corp. and Niska Gas Storage Canada ULC (together, the "Issuers"). Net proceeds from the offering of approximately $563.3 million, after deducting underwriters' discounts and fees, along with borrowings under our asset-based revolving credit facilities, were used to redeem the then outstanding principal amount of $643.8 million of the 8.875% Senior Notes due 2018. Including a call premium of approximately $28.6 million and the write-off of unamortized deferred financing costs of $8.1 million, the Company recognized a loss of $36.7 million, which was recorded as a loss on extinguishment of debt in fiscal 2014. These losses were measured based on the amount paid as well as on the carrying value of the redeemed 8.875% Senior Notes, which included unamortized debt issue costs on the dates of redemption. The related accrued interest paid was recorded in interest expense. Costs directly related to the issuance of the new Notes were capitalized as deferred financing costs and are amortized to interest expense over the term of the debt.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

7. Debt (Continued)

Senior Notes due 2019 (Continued)

        On December 3, 2014, the U.S. Securities and Exchange Commission accepted and made effective the Company's exchange offer whereby holders of the 6.50% Senior Notes were permitted to exchange such Senior Notes for new freely transferable Senior Notes. The terms of the new units are identical to the units issued on March 17, 2014 except that the new units are registered under the Securities Act and generally do not contain restriction on transfer. The exchange offer was completed on January 7, 2015 and substantially all the holders of the Senior Notes accepted the offer.

        The 6.50% Senior Notes are senior unsecured obligations which are: (1) effectively junior to Niska Partners' secured obligations to the extent of the value of the collateral securing such debt; (2) equal in right of payment with all existing and future senior unsecured indebtedness of the Company; and (3) senior in right of payment to any future subordinated indebtedness of Niska Partners. The 6.50% Senior Notes are fully and unconditionally guaranteed by Niska Partners and certain of its direct and indirect subsidiaries on a senior unsecured basis, and are: (1) effectively junior to each guarantor's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each guarantor; and (3) senior in right of payment to any future subordinated indebtedness of each guarantor. Interest on the 6.50% Senior Notes is payable semi-annually on October 1 and April 1, and will mature on April 1, 2019. As of March 31, 2015, the estimated fair market value of the Notes was $432.7 million.

        Prior to October 1, 2016, the Company has the option to redeem up to 35% of the aggregate principal amount of the 6.50% Senior Notes using net cash proceeds from certain equity offerings at a price of 106.50% plus accrued and unpaid interest. The Company may also redeem all or a part of the 6.50% Senior Notes at redemption prices (expressed as percentages of principal amount) equal to 103.25% during the twelve-month period beginning on October 1, 2016, 101.625% during the twelve-month period beginning on October 1, 2017 and at par beginning on October 1, 2018, plus accrued and unpaid interest. The Company is not required to make mandatory redemptions or sinking fund payments with respect to the 6.50% Senior Notes.

        The indenture governing the 6.50% Senior Notes limits Niska Partners' ability to pay distributions in respect of, repurchase or pay dividends on its membership interests (or other capital stock) or make other restricted payments.

        The indenture does not prohibit certain types or amounts of restricted payments, including a general basket of $75.0 million of restricted payments.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

7. Debt (Continued)

Senior Notes due 2019 (Continued)

        The indenture governing the Notes contains certain other covenants that, among other things, limit Niska Partners and certain of its subsidiaries' ability to:

  •
  incur additional debt or issue certain capital stock;

  •
  pay dividends on, repurchase or make distributions in respect of its capital stock or repurchase or retire subordinated indebtedness;

  •
  make certain investments;

  •
  sell assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

  •
  enter into certain transactions with its affiliates; and

  •
  permit restrictions on the ability of its subsidiaries to make distributions.

        The occurrence of events involving the Company or certain of its subsidiaries may constitute an event of default under the indenture. Such events include failure to pay interest, principal, or the premium on the notes when due; failure to comply with the merger, asset sale or change of control covenants; certain defaults on other indebtedness; and certain insolvency proceedings. In the case of an event of default, the holders of the notes are entitled to remedies, including the acceleration of payment of the notes by request of the holders of at least 25% in aggregate principal amount of the notes, and any action by the trustee to collect payment of principal, interest or premium in arrears. Upon the occurrence of a change of control together with a decrease in the ratings of the 6.50% Senior Notes by either Moody's or S&P by one or more gradations within 90 days of the change of control event, Niska Partners must offer to repurchase the Notes at 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

        The Company's ability to repurchase the 6.50% Senior Notes upon a change of control will be limited by the terms of its debt agreements, including its asset-based revolving credit facilities. In addition, the Company cannot assure that it will have the financial resources to repurchase the Notes upon a change of control.

Revolving credit facilities

        Niska Partners, through its subsidiaries, Niska Gas Storage US, LLC and AECO Gas Storage Partnership, has senior secured asset-based revolving credit facilities consisting of a U.S. revolving credit facility and a Canadian revolving credit facility, (collectively as "Credit Facilities") both of which are governed by a credit agreement (the "Credit Agreement" or the "$400 million Credit Agreement"). These Credit Facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of a U.S. revolving credit facility and a Canadian revolving credit facility. Subject to certain conditions, each of the U.S. revolving credit facility and the Canadian revolving credit facility may be expanded up to a total of $100.0 million in additional commitments, and the commitments in each facility may be reallocated on terms and according to procedures to be determined. Loans under the U.S. revolving facility will be denominated in U.S. dollars and loans under the Canadian revolving facility may be denominated, at Niska Partners' option, in either U.S. or Canadian dollars. The revolving credit facilities mature on June 29, 2016.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

7. Debt (Continued)

Revolving credit facilities (Continued)

        Borrowings under the Credit Facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash and cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. Borrowings will bear interest at prevailing market rates, which (1) in the case of U.S. dollar loans can be either fixed rate plus an applicable margin or, at the Company's option, a base rate plus an applicable margin, and (2) in the case of Canadian dollar loans can be either the bankers' acceptance rate plus an applicable margin or, at the Company's option, a prime rate plus an applicable margin. The credit agreement provides that Niska Partners may borrow only up to the lesser of the level of the then current borrowing base or the committed maximum borrowing capacity, which is currently $400.0 million. As of March 31, 2015, the borrowing base collateral totaled $294.4 million.

        Obligations under the $400.0 million Credit Agreement are guaranteed by Niska Partners and all of the Company's direct and indirect wholly owned subsidiaries (subject to certain exceptions) and secured by a lien on substantially all of the Company's and its direct and indirect subsidiaries' current and fixed assets (subject to certain exceptions). Certain fixed assets will only be required to be part of the collateral to the extent such fixed assets are included in the borrowing base under the Credit Facilities. The aggregate borrowing base under the Credit Facilities includes $150.0 million (the "PP&E Amount") due to a first-priority lien on fixed assets granted to the lenders. The PP&E Amount will be reduced on a dollar-for-dollar basis upon the release of fixed assets having a value in excess of $50.0 million from such liens.

        The $400 million Credit Agreement contains limitations on Niska Partners' ability to incur additional debt or to pay distributions in respect of, repurchase or pay dividends on its membership interests (or other capital stock) or make other restricted payments. These limitations are similar to those contained in the indenture governing the 6.50% Senior Notes, but contain certain substantive differences. As of March 31, 2015, Niska Partners was in compliance with all covenant requirements under the 6.50% Senior Notes and the $400 million Credit Agreement.

        The following fees are applicable under each revolving credit facility: (1) an unused revolver fee based on the unused portion of the respective revolving credit facility; (2) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans or bankers' acceptance loans, as applicable; and (3) certain other customary fees and expenses of the lenders and agents. The Company is required to make prepayments under the revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under such revolving credit facilities exceeds the lesser of the aggregate amount of commitments in respect of such revolving credit facilities and the applicable borrowing base.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

7. Debt (Continued)

Revolving credit facilities (Continued)

        The $400.0 million Credit Agreement contains customary covenants, including, but not limited to, restrictions on the Company's and its subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests under the credit agreement, make acquisitions, loans, advances or investments, pay distributions, sell or otherwise transfer assets, optionally prepay or modify terms of any subordinated indebtedness or enter into transactions with affiliates. The Credit Facilities require the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both the U.S. revolving credit facility and the Canadian revolving credit facility is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days.

        The $400.0 million Credit Agreement provides that, upon the occurrence of certain events of default, the Company's obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including the notes, voluntary and involuntary bankruptcy proceedings, material money judgments, material events relating to pension plans, certain change of control events and other customary events of default. As of March 31, 2015, $193.5 million (March 31, 2014—$119.5 million) in borrowings, with a weighted average interest rate of 3.98% (March 31, 2014—3.56%), were outstanding under the Credit Facilities. Issued letters of credit amounted to $5.8 million and $4.8 million as of March 31, 2015 and 2014, respectively.

Restrictions

        Niska Partners has no independent assets or operations other than its investments in its subsidiaries. Both the 6.50% Senior Notes and the $400.0 million Credit Agreement have been jointly and severally guaranteed by Niska Partners and substantially all of its subsidiaries. Niska Partners' subsidiaries have no significant restrictions on their ability to pay distributions or make loans to Niska Partners, which are prepared and measured on a consolidated basis, and have no restricted assets as of March 31, 2015.

        The Company's principal debt covenant is the fixed charge coverage ratio, which is included in both the Credit Facilities and in the Indenture. When the fixed charge coverage ratio is less than 2.0 times, Niska Partners is restricted in its ability to issue new debt. When the fixed charge coverage ratio is below 1.75 to 1.0, the Company is restricted in its ability to pay distributions. At March 31, 2015, the fixed charge coverage ratio was 1.3 to 1.0 and the Company was subject to the above restrictions.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

8. Obligations Under Capital Lease

        The Company leases certain equipment under a lease arrangement for estimated future minimum lease payments of approximately $12.2 million. Niska Partners may purchase the assets after August 15, 2020 for an agreed portion of the acquisition cost. The present value of the minimum future lease payments is based on the total costs incurred by the lessor and has been reflected in the balance sheet as a current and a non-current obligation under capital lease. The underlying obligations are denominated in U.S. dollars, have an imputed interest rate of 3.08% and are owing through the lease maturity in August 2021.

        Following are the future principal and interest payments of obligations under capital lease as of March 31, 2015:

For the fiscal year ending:
March 31, 2016	$1,657
March 31, 2017	1,657
March 31, 2018	1,657
March 31, 2019	1,657
March 31, 2020	1,657
March 31, 2021 and thereafter	3,917
Less: Amount representing interest	(1,276)

$10,926

9. Accrued Liabilities

        Niska Partners' accrued liabilities consist of the following:

	As at March 31,
	2015	2014
Accrued interest	$21,411	$2,037
Accrued gas purchases	13,917	75,454
Employee-related accruals	2,369	22,315
Other accrued liabilities	9,989	11,312

	$47,686	$111,118

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

10. Asset Retirement Obligations

        Niska Partners' asset retirement obligations relate to the plugging and abandonment of the storage facilities and wells at the end of their estimated useful economic lives. At March 31, 2015, the estimated undiscounted cash flows required to settle the asset retirement obligations were approximately $58.5 million, calculated using an inflation rate of 2% per annum. The estimated liability at March 31, 2015 was $2.3 million after discounting the estimated cash flows at a rate of 8% per annum. At March 31, 2015, the expected timing of payment for settlement of the obligations is 42 years.

	As at March 31,
	2015	2014
Balance, beginning of the year	$1,975	$2,007
Additions	22	—
Accretion	500	107
Effect of foreign exchange translation	(189)	(139)

Balance, end of the year	$2,308	$1,975

11. Income Taxes

        The components of the Company's earnings (loss) before income taxes follow:

	Year ended March 31,
	2015	2014	2013
Domestic	$6,506	$16,844	$(493)
Foreign	(388,818)	(36,057)	(62,050)

	$(382,312)	$(19,213)	$(62,543)

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

11. Income Taxes (Continued)

        Total income tax expense (benefit) differed from the amounts computed by applying the tax rate to earnings (loss) before income taxes as a result of the following:

	Year ended March 31,
	2015	2014	2013
Earnings (loss) before taxes	$(382,312)	$(19,213)	$(62,543)
U.S. federal corporate statutory rate	35.00%	35.00%	35.00%

Expected tax benefits	(133,809)	(6,725)	(21,890)
Non-deductible expense related to asset impairment	57,001	—	—
Canadian statutory tax rate differences	39,056	3,559	6,145
Adjustments and assessments	2,592	(690)	(4,796)
Change in valuation allowance	2,314	(1,248)	(452)
Earnings (loss) of non-taxable entities	(1,925)	(6,296)	1,377
Non-deductible expenses and other	3,115	1,144	674

Income tax benefit	$(31,656)	$(10,256)	$(18,942)

        The Company is not a taxable entity in the United States. Income taxes on its income are the responsibility of individual unitholders and have accordingly not been recorded in the consolidated financial statements. Niska Partners has Canadian corporate subsidiaries, which are taxable corporations subject to income taxes, and are included in the consolidated financial statements.

        As at March 31, 2015, Niska Partners' Canadian subsidiaries had accumulated non-capital losses of approximately $76.4 million (March 31, 2014—$76.2 million) that can be carried forward and applied against future taxable income. These non-capital losses have resulted in deferred income tax assets of $19.0 million (March 31, 2014—$18.4 million). Additionally, Niska Partners' Canadian subsidiaries had recognized deferred income tax assets related to capital losses of $33.8 million at March 31, 2015 (March 31, 2014—$18.9 million). These capital losses represent $4.2 million (March 31, 2014—$2.4 million) of deferred tax assets, of which $4.2 million (March 31, 2014—$2.4 million) have been offset by valuation allowances due to the uncertainty of their realization. Of the total tax assets related to losses, $0.5 million will begin to expire at the end of 2031.

        For the year ended March 31, 2015, Niska Partners recognized $0.1 million (March 31, 2014—$ nil; March 31, 2013—$ nil) of potential interest and penalties associated with uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction, various state jurisdictions and other foreign jurisdictions. The Company is subject to income tax examinations for the fiscal years ended 2007 through 2015 in most jurisdictions.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

11. Income Taxes (Continued)

        Deferred income tax assets and liabilities reflect the tax effect of differences between the basis of assets and liabilities for book and tax purposes. The tax effect of temporary differences that give rise to significant components of the deferred income tax liabilities and deferred income tax assets are presented below:

	As at March 31,
	2015	2014
Deferred income tax assets:
Non-capital loss carry forwards	$18,959	$18,434
Risk management liabilities	19,919	33,386
Capital losses	4,223	2,358
Deferred financing costs	4,006	6,890
Other	2,774	2,403

	49,881	63,471
Valuation allowance	(7,173)	(4,004)

Total deferred income tax assets	$42,708	$59,467

Deferred income tax liabilities:
Property, plant and equipment	$99,628	$114,298
Risk management assets	24,202	17,049
Intangible assets	9,510	15,137
Partnership deferral income	—	37,499
Other	19	535

Total deferred income tax liabilities	133,359	184,518

Net deferred income tax liabilities	$90,651	$125,051

        The classification of net deferred income tax liabilities recorded on the balance sheets is as follows:

	As at March 31,
	2015	2014
Deferred income tax liabilities:
Current	$2,334	$5,678
Long-term	88,317	119,373

	$90,651	$125,051

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

11. Income Taxes (Continued)

Uncertain Income Tax Positions

        When accounting for uncertainty in income taxes, a company recognizes a tax benefit in the financial statements for an uncertain tax position if management's assessment is that the position is "more likely than not" (i.e. a likelihood greater than fifty percent) to be allowed by the tax jurisdiction based solely on the technical merits of the position. The term "tax position" refers to a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods.

        The following table indicates the changes to the Company's unrecognized tax benefits for the years ended March 31, 2015 and 2014. The term "unrecognized tax benefits" refers to the differences between a tax position taken or expected to be taken in a tax return and the benefit measured and recognized in the financial statements. Interest and penalties are not included.

	As at March 31,
	2015	2014
Balance at beginning of the year	$1,735	$1,160
Additions based on tax positions taken in the current year	—	375
(Reductions) additions based on tax positions taken in a prior year	(205)	200

Balance at end of the year	$1,530	$1,735

        Substantially all of the $1.5 million of unrecognized tax benefits at March 31, 2015, would have an impact on the effective tax rate if subsequently recognized.

        The Company engages in ongoing discussions with tax authorities regarding the resolution of tax matters in various jurisdictions. Both the outcome of these tax matters and the timing of the resolution and/or closure of the tax audits are highly uncertain. It is management's assessment that no unrecognized tax benefits will be recognized within the next twelve months.

12. Risk Management Activities and Financial Instruments

Risk management overview

        The Company has exposure to commodity price, foreign currency, counterparty credit, interest rate, and liquidity risk. Risk management activities are tailored to the risk they are designed to mitigate.

Commodity price risk

        As a result of its natural gas inventory, Niska Partners is exposed to risks associated with changes in price when buying and selling natural gas across future time periods. To manage this risk and reduce variability of cash flows, the Company utilizes a combination of financial and physical derivative contracts, including forwards, futures, swaps and option contracts. The use of these contracts is subject to the Company's risk management policies. Niska Partners has not elected hedge accounting treatment and therefore changes in fair value are recorded directly into earnings (loss).

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

12. Risk Management Activities and Financial Instruments (Continued)

Commodity price risk (Continued)

        Forwards and futures are contractual agreements to purchase or sell a specific financial instrument or natural gas at a specified price and date in the future. The Company enters into forwards and futures to mitigate the impact of price volatility. In addition to cash settlement, exchange traded futures may also be settled by physical delivery of natural gas.

        Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. The Company enters into commodity swaps to mitigate the impact of changes in natural gas prices.

        Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. Niska Partners enters into option agreements to mitigate the impact of changes in natural gas prices.

        To limit its exposure to changes in commodity prices, Niska Partners enters into purchases and sales of natural gas inventory and concurrently matches the volumes in these transactions with offsetting derivative contracts. To be in compliance with its risk policy, Niska Partners is required to limit its exposure of unmatched volumes of proprietary current natural gas inventory to an aggregate overall limit of 8.0 billion cubic feet ("Bcf"). As at March 31, 2015, 47.2 Bcf of natural gas inventory was offset, representing 98.6% of total current inventory. The volume of inventories as of March 31, 2015 and 2014 which were economically hedged using each type of contract were as follows:

As at March 31,
	2015	2014
Forwards	1.5 Bcf	(1.4 Bcf)
Futures	46.0 Bcf	20.1 Bcf
Swaps	(0.3 Bcf)	(0.3 Bcf)

	47.2 Bcf	18.4 Bcf

Counterparty credit risk

        Niska Partners is exposed to counterparty credit risk on its trade and accrued accounts receivable and risk management assets. Counterparty credit risk is the risk of financial loss to the Company if a customer fails to perform its contractual obligations. Niska Partners engages in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and the Company's ability to take ownership of customer-owned natural gas stored in its facilities in the event of non-payment, as well as through the use of netting agreements that allow for offsetting counterparty receivable and payable balances for certain transactions. During the year ended March 31, 2015, no doubtful accounts expense was recognized as a result of doubtful accounts deemed uncollectable as of March 31, 2015 (March 31, 2014—expense of $0.4 million).

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

12. Risk Management Activities and Financial Instruments (Continued)

Counterparty credit risk (Continued)

        The Company analyzes the financial condition of counterparties prior to entering into an agreement. Credit limits are established and monitored on an ongoing basis. Management believes based on its credit policies, that the Company's financial position, results of operations and cash flows will not be materially affected as a result of non-performance by any single counterparty. Although the Company relies on a few counterparties for a significant portion of its revenues (Note 23), one counterparty, making up 54%, 56% and 28% of total revenue during the years ended March 31, 2015, 2014 and 2013, is a physical natural gas clearing and settlement facility which requires counterparties to post margin deposits reducing the risk of default.

        Exchange traded futures and options comprise approximately 69.0% of Niska Partners' commodity risk management assets at March 31, 2015. These exchange traded contracts have minimal credit exposure as the exchanges guarantee that every contract will be margined on a daily basis. In the event of any default, Niska Partners' account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

        Included in the fair value of energy contracts at March 31, 2015 and 2014 are one to five year contracts to sell natural gas to customers in retail markets. Niska Partners has recorded reduction in the fair value of these contracts of $1.7 million at March 31, 2015 (March 31, 2014—$nil), representing an estimate of the expected credit exposure from these counterparties over their contractual lives.

Interest rate risk

        The Company assesses interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows. At March 31, 2015, the Company was exposed to interest rate risk resulting from its variable rate revolving credit facilities, which can be drawn up to $400.0 million. At March 31, 2015, $193.5 million was outstanding on the credit facilities and Niska Partners had exposure to interest rate fluctuations.

        Niska Partners had no interest rate swap or swaption agreements at March 31, 2015 and 2014.

Liquidity risk

        Liquidity risk is the risk that Niska Partners will not be able to meet its financial obligations as they become due. The Company's approach to managing liquidity risk is to contract a substantial part of its facilities to generate constant cash flow and to ensure that it always has sufficient cash and credit facilities to meet its obligations when due, under both normal and stressed conditions, without incurring unacceptable losses or damage to its reputation. See Note 7 for details of the Company's debt.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

12. Risk Management Activities and Financial Instruments (Continued)

Foreign currency risk

        Foreign currency risk is created by fluctuations in foreign exchange rates. As Niska Partners' Canadian subsidiaries conduct a portion of their activities in Canadian dollars, earnings and cash flows are subject to currency fluctuations. The performance of the Canadian dollar relative to the U.S. dollar could positively or negatively affect earnings. Niska Partners is exposed to cash flow risk to the extent that Canadian currency outflows do not match inflows. Niska Partners enters into currency swaps to mitigate the impact of changes in foreign exchange rates. The notional value of currency swaps as at March 31, 2015 was $19.6 million (March 31, 2014—$13.0 million). These contracts expire on various dates between April 2015 and June 2016. Niska Partners did not elect hedge accounting treatment and therefore changes in fair value are recorded directly into earnings under the optimization revenue caption of the statements of earnings (loss) and comprehensive income (loss).

13. Fair Value Measurements

        The following table shows the fair values of the Company's risk management assets and liabilities:

As at March 31, 2015	Energy Contracts	Currency Contracts	Total
Short-term risk management assets	$39,392	$2,208	$41,600
Long-term risk management assets	29,647	1,281	30,928
Short-term risk management liabilities	(25,560)	—	(25,560)
Long-term risk management liabilities	(20,512)	(321)	(20,833)

	$22,967	$3,168	$26,135

As at March 31, 2014	Energy Contracts	Currency Contracts	Total
Short-term risk management assets	$18,939	$2,010	$20,949
Long-term risk management assets	4,260	546	4,806
Short-term risk management liabilities	(18,945)	(160)	(19,105)
Long-term risk management liabilities	(12,209)	—	(12,209)

	$(7,955)	$2,396	$(5,559)

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

13. Fair Value Measurements (Continued)

        Information about the Company's risk management assets and liabilities that had netting or rights of offset arrangements are as follows:

As at March 31, 2015	Gross Amounts Recognized	Gross Amounts Offset in the Balance Sheet	Net Amounts Presented in the Balance Sheet	Margin Deposits not Offset in the Balance Sheet	Net Amounts
Assets
Commodity derivatives	$148,385	$(79,346)	$69,039	$(50,070)	$18,969
Currency derivatives	5,167	(1,678)	3,489	—	3,489

Total assets	153,552	(81,024)	72,528	(50,070)	22,458

Liabilities
Commodity derivatives	125,418	(79,346)	46,072	(39,338)	6,734
Currency derivatives	1,999	(1,678)	321	(321)	—

Total liabilities	127,417	(81,024)	46,393	(39,659)	6,734

Net	$26,135	$—	$26,135	$(10,411)	$15,724

As at March 31, 2014	Gross Amounts Recognized	Gross Amounts Offset in the Balance Sheet	Net Amounts Presented in the Balance Sheet	Margin Deposits not Offset in the Balance Sheet	Net Amounts
Assets
Commodity derivatives	$113,175	$(89,976)	$23,199	$(15,101)	$8,098
Currency derivatives	2,851	(295)	2,556	(2,556)	—

Total assets	116,026	(90,271)	25,755	(17,657)	8,098

Liabilities
Commodity derivatives	121,130	(89,976)	31,154	(21,705)	9,449
Currency derivatives	455	(295)	160	(160)	—

Total liabilities	121,585	(90,271)	31,314	(21,865)	9,449

Net	$(5,559)	$—	$(5,559)	$4,208	$(1,351)

        The following amounts represent the Company's expected realization into earnings for derivative instruments, based upon the fair value of these derivatives as of March 31, 2015:

Fiscal year ending March 31,	Energy Contracts	Currency Contracts	Total
2016	$13,832	$2,208	$16,040
2017 and beyond	9,135	960	10,095

	$22,967	$3,168	$26,135

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

13. Fair Value Measurements (Continued)

        Net realized and unrealized optimization gains and losses from the settlement of risk management contracts are summarized as follows:

	Year ended March 31,
	2015	2014	2013	Classification
Energy contracts
Realized	$40,787	$(78,778)	$41,304	Optimization, net
Unrealized	30,922	(10,662)	(90,641)	Optimization, net
Currency contracts
Realized	2,459	3,177	1,377	Optimization, net
Unrealized	772	1,930	790	Optimization, net

	$74,940	$(84,333)	$(47,170)

        The carrying amount of cash and cash equivalents, margin deposits, trade receivables, accrued receivables, trade payables and accrued liabilities reported on the consolidated balance sheet approximate fair value.

        Fair values have been determined as follows for the Company's assets and liabilities that were accounted for or disclosed at fair value on a recurring and non-recurring basis as of March 31, 2015 and 2014:

As at March 31, 2015	Level 1	Level 2	Level 3	Total
Assets
Commodity derivatives	$—	$69,039	$—	$69,039
Currency derivatives	—	3,489	—	3,489
Goodwill	—	—	—	—

Total assets	$—	$72,528	$—	$72,528

Liabilities
Commodity derivatives	$—	$46,072	$—	$46,072
Currency derivatives	—	321	—	321
Long-term debt	—	432,688	—	432,688

Total liabilities	$—	$479,081	$—	$479,081

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

13. Fair Value Measurements (Continued)

As at March 31, 2014	Level 1	Level 2	Level 3	Total
Assets
Commodity derivatives	$—	$23,199	$—	$23,199
Currency derivatives	—	2,556	—	2,556

Total assets	$—	$25,755	$—	$25,755

Liabilities
Commodity derivatives	$—	$31,154	$—	$31,154
Currency derivatives	—	160	—	160
Long-term debt	—	570,700	—	570,700

Total liabilities	$—	$602,014	$—	$602,014

        The Company's financial assets and liabilities recorded at fair value on a recurring basis have been categorized as Level 2. The determination of the fair value of assets and liabilities for Level 2 valuations is generally based on a market approach. The key inputs used in Niska Partners' valuation models include transaction-specific details such as notional volumes, contract prices, and contract terms as well as forward market prices and basis differentials for natural gas obtained from third-party service providers (typically the New York Mercantile Exchange, or NYMEX). There were no changes in Niska Partners' approach to determining fair value and there were no transfers out of Level 2 during the three-year period ended March 31, 2015.

        The fair value of debt is the estimated amount the Company would have to pay to transfer its debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are supported by observable market transactions when available.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

13. Fair Value Measurements (Continued)

        Non-financial assets and liabilities are re-measured at fair value on a non-recurring basis. During the year ended March 31, 2015, the Company wrote down goodwill to its estimated fair value of $nil, which is classified as a Level 3 measurement in the table above. There were no other non-financial assets or liabilities recorded at fair value as of March 31, 2015 and 2014.

14. Members' Equity

Equity restructuring

        On April 2, 2013, Niska Partners completed an equity restructuring with affiliates of the Carlyle/Riverstone Funds. In the restructuring, all of the Company's 33.8 million subordinated units and previous incentive distribution rights (all of which were owned by the Carlyle/Riverstone Funds) were combined into and restructured as a new class of incentive distribution rights (IDRs). The equity restructuring, which did not require any further consents or approvals, was effective as of the same day. The transaction was unanimously approved by the Company's Board of Directors on the unanimous approval and recommendation of its Conflicts Committee, which is composed solely of independent directors.

        The restructuring permanently eliminated all of the Company's subordinated units and previous incentive distribution rights in return for the IDRs. Prior to completion of the restructuring, the Company would have been required to pay the full minimum quarterly distribution of $0.35 per unit on the subordinated units (requiring additional distributions of approximately $12 million per quarter) prior to increasing the quarterly distribution on common units. Quarterly distributions on the subordinated units were not paid since the quarter ended September 30, 2011.

        The IDRs entitle the Carlyle/Riverstone Funds to receive 48% of any quarterly cash distributions after Niska Partners' common unitholders have received the full minimum quarterly distribution ($0.35 per unit) for each quarter plus any arrearages from prior quarters (of which there are currently none). The previous incentive distribution rights entitled the Carlyle/Riverstone Funds to receive increasing percentages (ranging from 13% to 48%) of incremental cash distributions after the unitholders (both common and subordinated) exceeded quarterly distributions ranging from $0.4025 per unit to $0.5250 per unit. In addition, for a period of five years, and provided that the Carlyle/Riverstone Funds continue to own a majority of both the managing member and the IDRs, the Carlyle/Riverstone Funds will be deemed to own 33.8 million "Notional Subordinated Units" in connection with votes to remove and replace the managing member. These Notional Subordinated Units are not entitled to distributions, but preserve the Carlyle/Riverstone Fund's voting rights with respect to the removal of the managing member.

Distribution Reinvestment Plan

        Niska Partners filed a registration statement with the SEC to authorize the issuance of up to 7,500,000 common units in connection with a distribution reinvestment plan ("DRIP"). The DRIP provides unitholders of record and beneficial owners of common units a voluntary means by which unitholders can increase the number of common units owned by reinvesting the quarterly cash distributions unitholders would otherwise receive in the purchase of additional common units. This registration statement became effective on July 31, 2013. Common units purchased under the DRIP will come from the Company's authorized but unissued common units or from common units purchased on the open market.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

Distribution Reinvestment Plan (Continued)

        During the year ended March 31, 2015, Unitholders, substantially all of which were represented by the Carlyle/Riverstone Funds, elected to participate in the DRIP and were issued 2,243,664 common units (March 31,—2014 1,252,815 common units) in lieu of receiving cash distributions of $19.6 million (March 31, 2014—$18.3 million).

Class D Partnership Units

        On May 7, 2014, Niska Holdings L.P. (the "Sponsor Partnership"), the parent of Holdco (which is the direct and indirect parent of the Company) awarded non-voting Class D Units in the Sponsor Partnership (the "Class D Units") to certain executives. The Class D Units are profits interest awards which have a service condition. As the Class D Units were issued to employees and a director, equity-classified compensation expense has been recorded in the Company's financial statements.

        The Class D Units entitle the holders thereof to 15% of distributions made by the Sponsor Partnership to its Class A unitholders after its Class A unitholders receive distributions made by the Sponsor Partnership after May 17, 2014 in excess of the amount of any capital contributions made by the Class A unitholders after May 17, 2014 plus $331.0 million, each increased by 8% per annum compounded quarterly. The Sponsor Partnership will retain distributions (other than tax distributions) in respect of unvested Class D Units until such Class D Units vest. Of the awarded Class D Units, 20% will vest on May 6, 2015. The remaining unvested units will vest at a rate of 5% on the last day of each fiscal quarter during the period commencing on June 30, 2015 and ending on March 31, 2019. The units have no expiry date provided the employee remains employed with the Sponsor Partnership, the Company or one or more of their respective subsidiaries. The fair value of the Class D Units is based on an enterprise value, with allocations of that value calculated under the terms of Niska Holdings L.P.'s operating agreement.

        For the year ended March 31, 2015, non-cash compensation expense related to the Class D Units amounted to $0.5 million.

Limited Liability

        No member of Niska Partners will be obligated personally for any obligation of the Company solely by reason of being a member.

        Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 18-607 of the Delaware Limited Liability Company Act, or the Delaware Act, Niska Partners may not make a distribution to unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of an impermissible distribution, members who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited liability company for the distribution amount. A purchaser of common units will be liable for the obligations of the transferor to make contributions to us that are known to such purchaser at the time it became a member and for unknown obligations if the liabilities could be determined from the Company's Operating Agreement.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

At-The-Market Program

        On October 30, 2013, Niska Partners filed a prospectus supplement with the SEC to authorize an At-The-Market program which allows the issuance of up to $75.0 million in additional common units. The units will be issued pursuant to the Company's Shelf Registration Statement on Form S-3. As of March 31, 2015, the Company had not issued any units under this registration statement.

Summary of changes in Common and Subordinated units:

        The following is a reconciliation of units outstanding for the period indicated:

	Common Unitholders	Subordinated Unitholders	Total
Units outstanding at March 31, 2012 and 2013	34,492,245	33,804,745	68,296,990
Subordinated units cancelled April 2, 2013	—	(33,804,745)	(33,804,745)
Units issued under the DRIP	1,252,815	—	1,252,815

Units outstanding at March 31, 2014	35,745,060	—	35,745,060
Units issued under the DRIP	2,243,664	—	2,243,664

Units outstanding at March 31, 2015	37,988,724	—	37,988,724

Managing Member units

        The managing member units are held by Niska Gas Storage Management LLC, (the "Managing Member" or the "Manager"), which has a 1.80% managing member interest in Niska Partners. The operating agreement provides that the managing member interest entitles the Manager the right to receive distributions of Available Cash (as defined in the operating agreement) each quarter.

        The Manager has sole responsibility for conducting the Company's business and for managing its operations. Pursuant to the operating agreement, the Manager has delegated the power to conduct Niska Partners' business and manage its operations to the Company's board of directors, of which all of the members are appointed by the Manager.

        The Manager has agreed not to withdraw voluntarily prior to March 31, 2020 subject to certain conditions outlined in the operating agreement. Prior to that time, the Manager may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by the Manager and its affiliates. Any removal of the Manager is also subject to the approval of a successor manager by the vote of the holders of a majority of the outstanding common units and notional subordinated units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by the Manager and its affiliates gives them the ability to prevent the Manager's removal. At March 31, 2015, Sponsor Holdings, which is an affiliate of the Manager, owned approximately 53.93% of the outstanding common and all of the notional subordinated units. At any time, the owners of the Manager may sell or transfer all or part of their ownership interests in the Manager to an affiliate or a third-party without the approval of the unitholders.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

Common units

        The common units are a class of non-managing membership interests in Niska Partners. The holders of the common units are entitled to participate in the Company's distributions and exercise the rights and privileges available to members under the Company's operating agreement. The operating agreement provides that the common unitholders have the right to receive distributions of Available Cash (as defined in the operating agreement) each quarter in an amount equal to $0.35 per common unit (the "Minimum Quarterly Distribution"), plus any arrearages in the payment of the Minimum Quarterly Distribution.

        Within 45 days after the end of each quarter Niska Partners may make cash distributions to the members of record on the applicable record date. Niska Partners distributed $39.7 million and $52.3 million to the holders of common units and the Managing Member during the years ended March 31, 2015 and 2014, respectively. On January 28 and May 6, 2015, the Company's Board of Directors suspended the quarterly distribution to common unitholders for the third and fourth quarters of fiscal 2015, respectively.

Subordinated units

        All of the subordinated units were held by Sponsor Holdings.

        On April 2, 2013, the Company completed an equity restructuring which permanently eliminated Niska Partners' subordinated units and previous incentive distribution rights in return for the new IDRs. However, for a period of five years, and provided that the Carlyle/Riverstone Funds continue to own a majority of both the managing member and the new IDRs, the Carlyle/Riverstone Funds will be deemed to own 33.8 million "Notional Subordinated Units" in connection with votes to remove and replace the managing member. These Notional Subordinated Units are not entitled to distributions, but preserve the Carlyle/Riverstone Fund's voting rights with respect to the removal of the managing member.

Unit-Based Performance Plan

        The Company maintains compensatory unit-based performance plans (the "Plans") to provide long-term incentive compensation for certain employees and directors, and to align their economic interest with those of common unitholders. The Plans are administered by the Compensation Committee of the Board of Directors and permit the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, other unit-based awards, distribution equivalent rights and substitution awards. Unit-based awards are settled either in cash or in common units following the satisfaction of certain time and/or performance criteria.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

Unit-Based Performance Plan (Continued)

        Unit-based awards are classified as liabilities when expected to be settled in cash or when the Company has the option to settle in cash or equity. This accounting treatment has resulted from the Company's historical practice of choosing to settle this type of award in cash. When awards are classified as liabilities, the fair value of the units granted is determined on the date of grant and is re-measured at each reporting period until the settlement date. The fair value at each re-measurement date is equal to the settlement expected to be incurred based on the anticipated number of units vested adjusted for (i) the passage of time and (ii) the payout threshold associated with the performance targets which the Company expects to achieve compared to its established peers. The performance criterion is based on total unitholder return ("TUR") metrics compared to such metrics of a select group of the Company's peers. The TUR metrics reflect the Company's percentile ranking during the applicable performance period compared to a peer group. The pro-rata number of units vested is calculated as the number of performance awards multiplied by the percentage of the requisite service period.

        Unit-based awards that are expected to be settled in units are classified as equity. The fair value of the units granted is determined on the date of grant and is amortized to equity using the straight-line method over the vesting period. Each equity settled award permits the holder to receive one common unit on the vesting date. The authorized number of common units that could be delivered under the Plans amounted to 3,380,474 units. As of March 31, 2015, there were 3,303,473 units (March 31, 2014—3,319,503 units) available for delivery. Of the total number available for delivery as of March 31, 2015, 808,081 units have been reserved for outstanding equity settled awards (nil as of March 31, 2014).

        All of the granted unit-based awards have the right to receive additional units in lieu of cash distributions paid on the outstanding units. The typical vesting period ranges from two to three years from the date of grant. Upon vesting, the units to be used to settle equity awards will come from the Company's authorized but unissued common units.

        The following tables summarize the Company's unit-based awards outstanding and nonvested unit-based awards as of March 31, 2015:

	Number of Time-Based Units	Number of Performance- Based Units	Total Units
Unit-based awards outstanding—beginning of the year	835,360	487,200	1,322,560
Granted	914,045	—	914,045
Exercised	(501,883)	(238,204)	(740,087)
Forfeited	(161,597)	(64,638)	(226,235)
Distribution equivalent rights	113,416	30,321	143,737

Unit-based awards outstanding—end of the year	1,199,341	214,679	1,414,020

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

Unit-Based Performance Plan (Continued)

	Number of Time-Based Units	Number of Performance- Based Units	Total Units
Non-vested unit-based awards—beginning of the year	466,858	312,764	779,622
Granted	914,045	—	914,045
Vested	(133,380)	(63,769)	(197,149)
Forfeited	(159,737)	(62,778)	(222,515)
Distribution equivalent rights	111,555	28,462	140,017

Non-vested unit-based awards—end of the year	1,199,341	214,679	1,414,020

        As of March 31, 2015, outstanding unit-based awards classified as liability and equity amounted to 701,285 units and 712,735 units, respectively. Of the outstanding unit-based awards classified as liability, 95,347 units could be settled in cash or units.

        Information on weighted average unit price at grant date and number of unit-based awards granted is as follows:

	Year ended March 31,
	2015	2014	2013
Weighted average price per unit at grant date	$9.43	$12.68	$9.99
Number of unit-based awards granted	914,045	438,036	695,349

        Unit-based compensation for the year ended March 31, 2015 was a recovery of $1.6 million and an expense of $11.2 million and $7.0 million for the years ended March 31, 2014 and 2013 respectively. Amounts paid to employees for unit-based awards settled in cash for the years ended March 31, 2015, 2014 and 2013 were $10.6 million, $2.3 million and $ nil, respectively. No equity awards were settled during the years ended March 31, 2015, 2014 and 2013.

        As of March 31, 2015, there was $5.1 million (March 31, 2014—$5.9 million) of total unrecognized compensation cost related to nonvested unit-based awards granted that were subject to both time and performance conditions. That cost is expected to be recognized over the next three years.

Incentive distribution rights

        IDRs are a separate interest and represent participating securities. The IDRs entitle the Carlyle/Riverstone Funds to receive 48% of any quarterly cash distributions after Niska Partners' common unitholders have received the full minimum quarterly distribution ($0.35 per unit) for each quarter plus any arrearages from prior quarters. To date, the Company has not made any payments with respect to the IDRs.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

14. Members' Equity (Continued)

Earnings per unit

        Niska Partners uses the two-class method for allocating earnings per unit ("EPU"). The two-class method requires the determination of net income allocated to member interests as shown below. Net earnings (loss) for the years ended March 31, 2015 and 2014, after the allocation to Managing Member's interest, was only attributable to common unitholders as a result of cancellation of the Company's subordinated units at the beginning of fiscal 2014. The cancellation of subordinated units did not impact the calculation of earnings per unit in fiscal 2013.

	Year ended March 31,
	2015	2014	2013
Numerator:
Net earnings (loss)	$(350,656)	$(8,957)	$(43,601)
Less:
Managing Member's interest	6,352	171	863

Net earnings (loss) attributable to common and subordinated unitholders	$(344,304)	$(8,786)	$(42,738)

Denominator:
Basic:
Weighted average units outstanding	36,882,713	34,941,036	68,296,990
Diluted:
Weighted average units outstanding	36,882,713	34,941,036	68,296,990
Earnings (loss) per unit allocated to common unitholders
—basic and diluted	$(9.34)	$(0.25)	$(0.63)

Earnings (loss) per unit allocated to subordinated unitholders
—basic and diluted	$—	$—	$(0.63)

        The Company maintains a unit-based compensation plan that could dilute EPU in future periods. Because those awards were anti-dilutive for fiscal 2015, the EPU calculation above excludes a weighted average of 451,001 unit-based awards that will be settled as equity. Niska Partners did not have unit-based awards that could dilute future EPU during fiscal 2014 and fiscal 2013.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

15. Revenues

        Niska Partners' fee-based revenue consists of the following:

	Year ended March 31,
	2015	2014	2013
Long-term contract revenue	$80,781	$83,940	$108,615
Short-term contract revenue	11,559	51,416	54,710

	$92,340	$135,356	$163,325

        Long-term contract revenue for the year ended March 31, 2015 included a one-time contract termination payment of $26.0 million as a result of the termination by TransCanada Gas Storage Partnership ("TransCanada"), the Company's largest volumetric customer, of its previous storage service agreement.

        Optimization, net consists of the following:

	Year ended March 31,
	2015	2014	2013
Realized optimization, net	$38,085	$85,372	$89,525
Unrealized risk management gains (loss) (Notes 12 and 13)	31,694	(8,732)	(89,874)
Write-downs of inventory	(63,800)	(4,600)	(22,281)

	$5,979	$72,040	$(22,630)

        The Company's inventory is valued at the lower of weighted-average cost or market. During each of the year in the three-year period ended March 31, 2015, the forward prices of natural gas fell below the carrying cost of the Company's inventories, and as such, inventories were written down.

16. Depreciation and Amortization

        Depreciation and amortization consists of the following:

	Year ended March 31,
	2015	2014	2013
Depreciation	$93,190	$30,636	$38,901
Amortization of intangible assets	23,633	10,543	11,311
Accretion of asset retirement obligations	500	107	197

Total	$117,323	$41,286	$50,409

        Depreciation for the year ended March 31, 2015 includes $64.7 million (March 31, 2014—$nil; March 31, 2013—$9.3 million) related to migration of cushion at two of the Company's facilities. The Company records a provision for migration when it has been determined that cushion is no longer providing effective cushion support. Amortization of intangible assets for the year ended March 31, 2015 includes an amortization of $11.7 million related to the termination of the prior storage service agreement with TransCanada, to reflect the change in timing of cash flows related to this customer relationship.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

17. Interest

        The following table presents a reconciliation of interest expense:

	Year ended March 31,
	2015	2014	2013
Gross interest	$47,684	$62,961	$66,527
Amortization of deferred financing costs	3,652	3,354	3,411
Capitalized interest	—	—	(2,928)

	$51,336	$66,315	$67,010

18. Related Party Transactions

        The Company has recorded a receivable of $6.1 million from Holdco at March 31, 2015, as outlined in Note 19—Commitments and Contingencies. There were no amounts owing to or from related parties as at March 31, 2014.

        During the year ended March 31, 2015, Niska Partners recognized management fees amounting $ nil (March 31, 2014—$0.2 million; March 31, 2013—$0.2 million). Management fees are charged, on an arms-length basis, to affiliated entities for certain administrative services rendered and are recorded as a reduction to general and administrative costs.

        During the years ended March 31, 2015 and 2014, the Carlyle/Riverstone Funds elected to participate in the DRIP and were issued 2,243,470 common units (March 31, 2014—1,252,810 common units) in lieu of receiving cash distributions of $19.6 million (March 31, 2014—$18.3 million).

19. Commitments and Contingencies

Contingencies

        As of March 31, 2015, the Company was under review by Canadian tax authorities for withholding taxes paid on behalf of Carlyle/Riverstone and the investors of the Carlyle/Riverstone Funds for earnings distributions made prior to the Company's IPO. The Company has received a notice from the Canadian tax authorities of a proposed assessment for $10.6 million and estimates the probable amount payable to range from $6.1 million to the proposed assessment of $10.6 million. The Company has recorded the minimum of the range, or $6.1 million, as a liability to the Canadian tax authorities. Niska Holdings L.P., a company held by the Carlyle/Riverstone Funds and the parent of Holdco, has guaranteed the repayment of any amounts owing with respect to this matter to the Company and has pledged its Common Units owned in the Company as collateral. Accordingly, as the Company believes collection of any amounts owing is reasonably assured, it has recorded a corresponding receivable of $6.1 million, thereby offsetting the impact of the contingent liability to the Company's results of operations and equity.

        The Company and its subsidiaries are also subject to other legal and tax proceedings and actions arising in the normal course of business. While the outcome of these proceedings and actions cannot be predicted with certainty, it is the opinion of Management that the resolution of such proceedings and actions will not have a material impact on the Company's consolidated financial position or results of operations.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

19. Commitments and Contingencies (Continued)

Commitments

        Niska Partners has entered into non-cancelable operating leases for office space, leases for land use rights at its operating facilities, storage capacity at other facilities, equipment, and vehicles used in its operations. The remaining lease terms expire between April 2015 and August 2056 and provide for the payment of taxes, insurance and maintenance by the lessee. A renewal option exists on the office space lease to extend the term for another five years, exercisable prior to the termination of the original lease.

        The related future minimum lease payments at March 31, 2015 were as follows:

For the fiscal year ending:	Operating leases
2016	$11,302
2017	10,798
2018	7,840
2019	6,557
2020	5,285
2021 and thereafter	177,560

Total minimum lease payments	$219,342

        The minimum lease payments disclosed in the above table have not been reduced by the total of minimum rentals to be received in the future under non-cancelable subleases as of March 31, 2015 of $1.6 million. Consolidated lease and rental expense, net of sublease recoveries of $0.7 million, amounted to $13.6 million for the year ended March 31, 2015 (March 31, 2014—$11.9 million; March 31, 2013—$11.2 million). During the year ended March 31, 2015, lease and rental expense included contingent rent amounting to $ nil (March 31, 2014—$0.4 million; March 31, 2013—$0.3 million). Where applicable, contingent rent is due whenever a certain percentage of revenue exceeds minimum lease costs.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

19. Commitments and Contingencies (Continued)

Commitments (Continued)

        Purchase obligations arising as a result of forward purchase contracts in place at March 31, 2015 were as follows:

For the fiscal year ending:	Unconditional purchase obligations
2016	$981,883
2017	192,618
2018	299,210
2019	8,579
2020	2,519

Total future purchase commitments	$1,484,809

        Purchase obligations consisted of forward physical and financial commitments related to future purchases of natural gas. As the Company economically hedges substantially all of its natural gas purchases, there are forward sales that offset these commitments which are not included in the above table. As at March 31, 2015, forward physical and financial sales for all future periods totaled $1,485.3 million.

        As at March 31, 2015, the Company had $5.8 million of issued and outstanding letters of credit to various counterparties to support natural gas purchase commitments.

        As at March 31, 2015, one of the Company's Canadian subsidiaries owed certain interest payable to a non-Canadian affiliate. Niska Partners intends to file a tax election during fiscal 2016 that will deem this interest as paid. The election will trigger an obligation for the Company to pay withholding taxes of approximately $4.1 million to the Canadian tax authorities on behalf of the Company's unitholders. Consistent with similar transactions in the past, the Company will account for the payment as a distribution to unitholders, because unitholders can claim tax credits for the Canadian withholding taxes paid.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

20. Changes in Non-Cash Working Capital

        Changes in non-cash working capital include:

	Year ended March 31,
	2015	2014	2013
Margin deposits	$19,342	$(14,137)	$(39,174)
Trade receivables	3,114	(3,383)	(286)
Accrued receivables	110,484	(44,459)	(40,203)
Natural gas inventory	(124,955)	3,676	125,042
Prepaid expenses and other current assets	542	358	(1,527)
Other assets	(517)	(807)	(1,105)
Trade payables	(212)	(149)	645
Accrued liabilities	(63,709)	68,106	8,927
Deferred revenue	596	5,468	(10,667)
Other long-term liabilities	(520)	360	381

Net changes in non-cash working capital	$(55,835)	$15,033	$42,033

        During the year ended March 31, 2013, changes in non-cash working capital include the receipt of proceeds of $32.6 million (March 31, 2015—$ nil; March 31, 2014—$ nil) from sales of cushion. The Company included such proceeds in cash flows from operations since the predominant source of cash flows for natural gas purchases and sales are operating in nature.

21. Supplemental Cash Flow Disclosures

	Year ended March 31,
	2015	2014	2013
Interest paid	$30,083	$63,769	$67,408
Taxes paid (received)	50	73	(722)
Interest capitalized	—	—	2,928
Non-cash investing activities:
Non-cash increase (decrease) in working capital related to property, plant and equipment	$2,203	$(2,426)	$(8,605)
Non-cash transfer of natural gas inventory to cushion	—	15,264	—
Non-cash financing activities:
Non-cash distributions and reinvestments	19,631	18,270	—

        In March 2014, the Company reclassified the balance of its long-term natural gas inventory to cushion within property, plant and equipment to reflect operational requirements.

22. Segment Disclosures

        The Company's process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment.

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

22. Segment Disclosures (Continued)

        Niska Partners operates along functional lines in its commercial, engineering, and operations teams for operations in Alberta, Northern California, and the U.S. Midcontinent. All functional lines and facilities offer the same services: fee-based revenue, and optimization. The Company has a marketing business which is an extension of the Company's proprietary optimization activities. Proprietary optimization activities occur when the Company purchases, stores and sells natural gas for its own account in order to utilize or optimize storage capacity that is not contracted or available to third party customers. All services are delivered using reservoir storage. The Company measures profitability consistently along all functional lines based on revenues and earnings before interest, taxes, depreciation and amortization, before unrealized risk management gains and losses. The Company has aggregated its operating segments into one reportable segment as at March 31, 2015 and 2014 and for each of the three years ended March 31, 2015.

        Information pertaining to the Company's short term and long term contract services and net optimization revenues is presented on the consolidated statements of earnings (loss) and comprehensive income (loss). All facilities have the same types of customers: major companies in the energy industry, industrial, commercial, and local distribution companies, and municipal energy consumers. Revenues are primarily attributed to the geographic area based on where services are provided or the natural gas is sold.

        The following tables summarize the net revenues and long-lived assets by geographic area:

	Year ended March 31,
	2015	2014	2013
Net realized revenues
U.S.	$32,265	$58,128	$73,905
Canada	98,160	162,600	178,945
Net unrealized revenues
U.S.	20,452	142	(37,139)
Canada	11,242	(8,874)	(52,735)
Write-downs of inventory
U.S.	(22,600)	(500)	(3,744)
Canada	(41,200)	(4,100)	(18,537)
Inter-entity
U.S.	(4,266)	—	—
Canada	4,266	—	—

	$98,319	$207,396	$140,695

	As at March 31,
	2015	2014
Long-lived assets
U.S.	$367,920	$397,331
Canada	508,706	839,917

	$876,626	$1,237,248

Niska Gas Storage Partners LLC

Notes to Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except for per unit amounts)

23. Economic Dependence

        Niska Partners' exposure to the volume of business transacted with a natural gas clearing and settlement facility is described in Note 12. While the clearing and settlement facility is its direct counterparty, its risk exposure to dependence on this counterparty is mitigated through the large number of members of the clearing and settlement facility who create the demand for these transactions.

        During the three years ended March 31, 2015, Niska Partners did not have any other customers comprise greater than 10% of total gross revenue.

24. Quarterly Financial Data

        Quarterly results are influenced by the seasonal and other factors inherent in Niska Partners' business. The following table summarizes the quarterly financial data for the years ended March 31, 2015 and 2014:

	First Quarter (unaudited)	Second Quarter (unaudited)	Third Quarter (unaudited)	Fourth Quarter (unaudited)	Year ended March 31,
Fiscal 2015
Revenue, net	$55,377	$10,590	$39,219	$(6,867)	$98,319
Earnings (loss) before income taxes	(27,864)	(36,180)	(275,258)	(43,010)	(382,312)
Net earnings (loss) and comprehensive income (loss)	(18,972)	(28,832)	(259,623)	(43,229)	(350,656)
Earnings (loss) per unit	(0.52)	(0.78)	(6.85)	(1.12)	(9.34)
Fiscal 2014
Revenue, net	$57,189	$36,863	$25,847	$87,497	$207,396
Earnings (loss) before income taxes	7,667	(7,797)	(19,718)	635	(19,213)
Net earnings (loss) and comprehensive income (loss)	7,967	(7,845)	(13,409)	4,330	(8,957)
Earnings (loss) per unit	0.23	(0.22)	(0.37)	0.12	(0.25)

        During the first quarter of fiscal 2015, net revenue included a one-time contract termination payment of $26.0 million. The Company also recorded a provision of $27.9 million related to the migration of cushion during the same period. In the second quarter of fiscal 2015, the Company wrote down proprietary inventories by $10.5 million and recorded a provision of $5.7 million related to cushion migration. During the third quarter of fiscal 2015, the Company recorded a goodwill impairment of $245.6 million, wrote down proprietary inventories by $31.7 million and recorded a provision of $31.1 million related to cushion migration. During the fourth quarter of fiscal 2015, the Company wrote down proprietary inventories by $21.6 million. The Company recognized a loss on extinguishment of debt of $36.7 million and wrote down proprietary inventories by $4.6 million in the fourth quarter of fiscal 2014.

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended September 30, 2015
OR
☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission file number: 001-34733

Niska Gas Storage Partners LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1855740 (I.R.S. Employer Identification number)
170 Radnor Chester Road, Suite 150 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)

(484) 367-7432
(Registrant's telephone number, including area code)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        As of November 5, 2015, there were 37,988,724 Common Units outstanding.

Cautionary Statement Regarding Forward-Looking Information

        This report contains information that may constitute "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which typically are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to general views about future operating results—are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include changes in general economic conditions, competitive conditions in our industry, actions taken by third-party operators, processors and transporters, changes in the availability and cost of capital, operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, the effects of existing and future laws and governmental regulations, the effects of future litigation, and certain factors described in Part II, "Item 1A. Risk Factors" and elsewhere in this report, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 ("Annual Report") and in our Quarterly Report on Form 10-Q for the period ended June 30, 2015 ("Q1 Quarterly Report"), and those described from time to time in our future reports filed with the Securities and Exchange Commission (the "SEC").

i

ii

PART I—FINANCIAL INFORMATION

Item 1.    Financial Statements (unaudited)

Niska Gas Storage Partners LLC

Consolidated Statements of Earnings (Loss) and Comprehensive Income (Loss)

(in thousands of U.S. dollars, except for per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Fee-based revenue	$12,652	$15,633	$26,914	$58,387
Optimization, net	4,684	(5,043)	(333)	7,580

	17,336	10,590	26,581	65,967
Expenses (income):
Operating	8,626	12,062	16,583	23,015
General and administrative	6,730	6,205	17,960	16,279
Depreciation and amortization	14,805	16,012	25,539	65,978
Interest	12,965	12,735	25,706	25,047
Loss on disposal of assets	240	20	240	6
Foreign exchange losses (gains)	79	(262)	135	(312)
Other income	(6)	(2)	(11)	(3)

EARNINGS (LOSS) BEFORE INCOME TAXES	(26,103)	(36,180)	(59,571)	(64,043)
Income tax benefit	(6,494)	(7,348)	(2,555)	(16,240)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(19,609)	$(28,832)	$(57,016)	$(47,803)

Net earnings (loss) allocated to:
Managing Member	$(353)	$(538)	$(1,027)	$(896)

Common unitholders	$(19,256)	$(28,294)	$(55,989)	$(46,907)

Earnings (loss) per unit allocated to common unitholders—basic and diluted	$(0.51)	$(0.78)	$(1.47)	$(1.30)

(See Notes to Unaudited Consolidated Financial Statements)

1

Niska Gas Storage Partners LLC

Consolidated Balance Sheets

(in thousands of U.S. dollars)

(Unaudited)

	September 30, 2015	March 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$18,829	$11,699
Margin deposits	18,674	13,285
Trade receivables	1,376	2,598
Accrued receivables	21,838	44,140
Natural gas inventory	111,117	136,295
Prepaid expenses and other current assets	3,078	3,788
Short-term risk management assets	31,639	41,600

	206,551	253,405

Long-term assets
Property, plant and equipment, net of accumulated depreciation	798,820	820,467
Intangible assets, net of accumulated amortization	38,726	41,829
Deferred financing costs, net of accumulated amortization	9,516	11,001
Other assets	3,087	3,329
Long-term risk management assets	28,691	30,928

	878,840	907,554

TOTAL	$1,085,391	$1,160,959

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Obligations under credit facilities	$173,500	$193,500
Current portion of obligations under capital lease	1,360	1,339
Trade payables	652	885
Current portion of deferred taxes	2,334	2,334
Deferred revenue	6,715	6,669
Accrued liabilities	57,810	47,686
Short-term risk management liabilities	25,825	25,560

	268,196	277,973
Long-term liabilities
Long-term risk management liabilities	19,082	20,833
Asset retirement obligations	2,412	2,308
Other long-term liabilities	1,165	1,270
Deferred income taxes	84,620	88,317
Obligations under capital lease	8,902	9,587
Long-term debt	575,000	575,000

	691,181	697,315

Members' equity (deficit)
Common units	(140,388)	(81,805)
Managing Member's interest	266,402	267,476

	126,014	185,671

Commitments and contingencies (Note 2)
TOTAL	$1,085,391	$1,160,959

(See Notes to Unaudited Consolidated Financial Statements)

2

Niska Gas Storage Partners LLC

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(Unaudited)

	Six Months Ended September 30,
	2015	2014
Operating Activities
Net earnings (loss)	$(57,016)	$(47,803)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Unrealized foreign exchange losses (gains)	171	(66)
Deferred income tax benefit	(3,738)	(16,249)
Unrealized risk management losses	10,712	151
Depreciation and amortization	25,539	65,978
Amortization of deferred financing costs	1,872	1,825
Loss (gain) on disposal of assets	240	(14)
Non-cash compensation	713	1,243
Write-down of inventory	—	10,500
Changes in non-cash working capital	54,054	(122,901)

Net cash provided by (used in) operating activities	32,547	(107,336)

Investing Activities
Property, plant and equipment expenditures	(881)	(1,698)
Proceeds from disposal of assets	—	14

Net cash used in investing activities	(881)	(1,684)

Financing Activities
Proceeds from credit facility drawings	132,100	498,500
Repayments of credit facilities	(152,100)	(374,500)
Payments of financing costs	(388)	(857)
Repayments of obligations under capital lease	(665)	(644)
Distributions to unitholders	(3,354)	(13,737)

Net cash (used in) provided by financing activities	(24,407)	108,762

Effect of translation on foreign currency cash and cash equivalents	(129)	(112)

Net increase (decrease) in cash and cash equivalents	7,130	(370)
Cash and cash equivalents, beginning of period	11,699	7,704

Cash and cash equivalents, end of period	$18,829	$7,334

Supplemental cash flow disclosures (Note 11)

(See Notes to Unaudited Consolidated Financial Statements)

3

Niska Gas Storage Partners LLC

Consolidated Statements of Changes in Members' Equity

(in thousands of U.S. dollars)

(Unaudited)

	Common Units	Managing Member Interest	Total
Balance, April 1, 2014	$279,604	$274,536	$554,140
Net earnings (loss)	(46,907)	(896)	(47,803)
Distributions to unitholders	(26,159)	(507)	(26,666)
Issuance of common units	12,928	—	12,928
Non-cash equity contribution from parent	480	10	490
Non-cash compensation	739	14	753

Balance, September 30, 2014	$220,685	$273,157	$493,842

Balance, April 1, 2015	$(81,805)	$267,476	$185,671
Net earnings (loss)	(55,989)	(1,027)	(57,016)
Distributions to unitholders	(3,294)	(60)	(3,354)
Non-cash compensation	700	13	713

Balance, September 30, 2015	$(140,388)	$266,402	$126,014

(See Notes to Unaudited Consolidated Financial Statements)

4

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

1. Organization and Basis of Presentation

Organization

        Niska Gas Storage Partners LLC ("Niska Partners" or the "Company") is a publicly traded Delaware limited liability company (NYSE:NKA) which independently owns and operates natural gas storage assets in North America. The Company operates the AECO Hub™, which consists of the Countess and Suffield gas storage facilities in Alberta, Canada and the Wild Goose and Salt Plains gas storage facilities in California and Oklahoma, respectively. Each of these facilities markets natural gas storage services in addition to optimizing storage capacity with proprietary gas purchases.

        In June 2015, the Company and Niska Gas Storage Management LLC, its Managing Member, entered into a definitive agreement to be acquired by Brookfield Infrastructure Partners L.P. and its institutional partners ("Brookfield"). Under the terms of the agreement ("Merger Agreement"), Brookfield will acquire all of the Company's outstanding common units for $4.225 per common unit in cash and will acquire the Managing Member and the Incentive Distribution Rights ("IDRs") in the Company (the "Transaction"). The closing of the Transaction is expected to occur in calendar year 2016 and is subject to customary closing conditions and regulatory approvals, including approval by the California Public Utilities Commission ("CPUC"). A period provided for in the Merger Agreement for unsolicited consideration of alternative acquisition proposals expired on July 29, 2015.

        The Merger Agreement, which includes a commitment by the Company not to make cash distributions until the earlier of the date of closing or termination of the Transaction, was approved by the Company's Board of Directors ("the Company Board") and the Conflicts Committee of its Board of Directors (the "Conflicts Committee"). Affiliates of Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. (collectively, the "Carlyle/Riverstone Funds") delivered a written consent approving the Transaction. No additional unitholder action is required to approve the Transaction.

        In connection with the entry into the Merger Agreement, Brookfield agreed to lend up to $50.0 million to the Company under a short-term credit facility to be used for working capital purposes (see Note 3).

        At September 30, 2015, Niska Partners had 37,988,724 common units outstanding. Of this amount, 20,488,525 common units are owned by the Carlyle/Riverstone Funds through Niska Holdings, L.P. and Niska Sponsor Holdings Coöpertief ("Sponsor Holdings"), U.A., along with a 1.80% Managing Member's interest in the Company and all of the Company's IDRs. Including all of the common units owned by the Carlyle/Riverstone Funds, along with the 1.80% Managing Member's interest, the Carlyle/Riverstone Funds have a 54.76% ownership interest in the Company excluding the IDRs, which are a variable interest. The remaining 17,500,199 common units, representing a 45.24% ownership interest excluding the IDRs, are owned by the public.

Basis of Presentation

        The accounting policies applied in these unaudited interim financial statements are consistent with the policies applied in the consolidated financial statements of Niska Partners and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

5

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

1. Organization and Basis of Presentation (Continued)

        In the opinion of management, the accompanying consolidated financial statements of Niska Partners, which are unaudited except for the balance sheet at March 31, 2015 which is derived from audited financial statements, include all adjustments necessary to present fairly Niska Partners' financial position as of September 30, 2015, the results of Niska Partners' operations for the three and six months ended September 30, 2015 and 2014, along with its cash flows for the six months ended September 30, 2015 and 2014. The results of operations for the three and six months ended September 30, 2015 are not necessarily representative of the results to be expected for the full fiscal year ending March 31, 2016. The optimization of proprietary gas purchases is seasonal with the majority of the revenues and costs associated with the physical sale of proprietary gas generally occurring during the third and fourth fiscal quarters, when demand for natural gas is typically the strongest.

        Pursuant to the rules and regulations of the SEC, the unaudited consolidated financial statements do not include all of the information and notes normally included with financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These consolidated financial statements should be read in conjunction with the consolidated financial statements of Niska Partners and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

2. Commitments and Contingencies

Commitments

        Niska Partners has entered into non-cancelable operating leases for temporary pressure-support gas, office space, land-use rights at its operating facilities, storage capacity at other facilities, equipment and vehicles used in its operations. The remaining lease terms expire between November 2015 and February 2058 and require the payment of taxes, insurance and maintenance by the lessee.

        The Company's purchase obligations arising as a result of forward purchase contracts in place at September 30, 2015 were as follows:

For the fiscal year ending:
2016	$1,062,712
2017	365,376
2018	331,561
2019	13,812
2020	5,547
2021 and thereafter	901

Total future purchase commitments	$1,779,909

        Purchase obligations consisted of forward physical and financial commitments related to future purchases of natural gas. As the Company economically hedges substantially all of its natural gas purchases, there are forward sales that offset these commitments which are not included in the above table. As at September 30, 2015, forward physical and financial sales for all future periods totaled $1,772.8 million.

6

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

2. Commitments and Contingencies (Continued)

Contingencies

        In June 2015, the Company engaged the services of certain consultants for consideration of $5.8 million, the payment of which is contingent upon the successful closing of the Transaction.

        As of September 30, 2015, the Company was under review by Canadian tax authorities for withholding taxes paid on behalf of the Carlyle/Riverstone Funds and the investors of the Carlyle/Riverstone Funds for earnings distributions made prior to the Company's initial public offering. The Company received a notice from the Canadian tax authorities of a proposed assessment equivalent to $10.0 million and estimates the probable amount payable to range from $5.7 million to the proposed assessment of $10.0 million. The Company has recorded the minimum of the range, or $5.7 million, as a liability to the Canadian tax authorities. Niska Holdings L.P., a company held by the Carlyle/Riverstone Funds and the parent of Sponsor Holdings, guaranteed the repayment of any amounts owing with respect to this matter to the Company. Accordingly, as the Company believes collection of any amounts receivable is reasonably assured, it recorded a corresponding receivable equivalent to $5.7 million.

        Subsequent to the announcement of the proposed acquisition of the Company by Brookfield Infrastructure Partners L.P. and its institutional partners (the "Brookfield Merger") on June 14, 2015, alleged unitholders of Niska Gas Storage Partners LLC (the "Plaintiffs") filed four class action lawsuits against Niska Gas Storage Partners LLC, Niska Gas Storage Management LLC ("Management Co"), Niska Sponsor Holdings Coöperatief U.A. ("Swan Sponsor") (collectively "Niska"), Brookfield Infrastructure Partners L.P. ("Brookfield"), Swan Holdings LP ("Parent"), Swan Merger Sub LLC ("Merger Sub"), and the members of Niska's board of directors (collectively with Niska, the "Defendants") in the Court of Chancery of the State of Delaware. These lawsuits are styled (a) Eddie Barringer vs. Niska Gas Storage Partners LLC, et al. (Case No. 11210); (b) David Raul vs. Niska Gas Storage Partners LLC, et al. (Case No. 11220); (c) Nathan Peterson vs. Niska Gas Storage Partners LLC, et al., (Case No. 11234); and (d) Fred Pappey vs. William H. Shea, Jr. et al., (Case No. 11238) (collectively, the "Litigation"). The above styled lawsuits have been consolidated for all purposes an captioned In re Niska Gas Storage Partners LLC Public Unitholders Litigation, CONSOL. C.A. No. 11210-CB (the "Action").

        The Plaintiffs allege causes of action challenging aspects of the Brookfield Merger, including that Niska's board of directors breached their alleged fiduciary duties to Niska's unitholders and that Niska and Brookfield aided and abetted the board of director's breaches of alleged fiduciary duties. In general, the Plaintiffs allege the Brookfield Merger (a) provides inadequate consideration to Niska unitholders; (b) contains contractual terms (e.g. the no-solicitation, information rights, matching rights, and termination fee provisions) that dissuade other potential merger partners from making competing proposals; and (c) is not subject to a "majority of the minority" voting requirement.

        Based on these allegations, the Plaintiffs request relief enjoining Niska from proceeding with or consummating the Brookfield Merger. To the extent that the Brookfield Merger is consummated before injunctive relief is granted, the Plaintiffs seek to have the Brookfield Merger rescinded. Plaintiffs also seek damages and experts' and attorneys' fees.

        The Defendants' date to answer, move to dismiss, or otherwise respond to the Litigation has not yet been set as Plaintiffs' counsel has advised that Plaintiffs will be moving to consolidate the Litigation

7

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

2. Commitments and Contingencies (Continued)

into one action and file a consolidated amended complaint. At that point, the parties will negotiate a schedule for Defendants to answer, move to dismiss, or otherwise respond. The Defendants believe the Litigation is without merit and intend to vigorously defend against it.

        The Company and its subsidiaries are also subject to other legal and tax proceedings and actions arising in the normal course of business. While the outcome of these proceedings and actions cannot be predicted with certainty, it is the opinion of Management that the resolution of such proceedings and actions will not have a material impact on the Company's consolidated financial position or results of operations.

3. Debt

        Niska Partners' debt obligations consist of the following:

	September 30, 2015	March 31, 2015
Senior Notes due 2019	$575,000	$575,000
Revolving credit facilities	153,500	193,500
Short-term credit facility	20,000	—

Total	748,500	768,500
Less portion classified as current	(173,500)	(193,500)

	$575,000	$575,000

Senior Notes due 2019

        The Company has senior unsecured notes due 2019 (the "6.50% Senior Notes" or "Notes") which were issued through its subsidiaries Niska Gas Storage Finance Corp. and Niska Gas Storage Canada ULC (together, the "Issuers"). The 6.50% Senior Notes are senior unsecured obligations which are: (1) effectively junior to Niska Partners' secured obligations to the extent of the value of the collateral securing such debt; (2) equal in right of payment with all existing and future senior unsecured indebtedness of the Company; and (3) senior in right of payment to any future subordinated indebtedness of Niska Partners. The 6.50% Senior Notes are fully and unconditionally guaranteed by Niska Partners and certain of its direct and indirect subsidiaries on a senior unsecured basis, and are: (1) effectively junior to each guarantor's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each guarantor; and (3) senior in right of payment to any future subordinated indebtedness of each guarantor.

        Interest on the 6.50% Senior Notes is payable semi-annually on October 1 and April 1, and the Notes will mature on April 1, 2019. As of September 30, 2015, the estimated fair market value of the Notes was $523.3 million.

        Prior to October 1, 2016, the Company has the option to redeem up to 35% of the aggregate principal amount of the 6.50%. Senior Notes using net cash proceeds from certain equity offerings at a price of 106.5% plus accrued and unpaid interest. The Company may also redeem all or a part of the 6.50% Senior Notes at redemption prices (expressed as percentages of principal amount) equal to

8

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

3. Debt (Continued)

103.25% during the twelve-month period beginning on October 1, 2016, 101.625% during the twelve-month period beginning on October 1, 2017 and at par beginning on October 1, 2018, plus accrued and unpaid interest. The Company is not required to make mandatory redemptions or sinking fund payments with respect to the 6.50% Senior Notes.

        The indenture governing the 6.50% Senior Notes limits Niska Partners' ability to pay distributions in respect of, repurchase or pay dividends on its membership interests (or other capital stock) or make other restricted payments. However, it does not prohibit certain types or amounts of restricted payments, including a general basket of $75.0 million of restricted payments.

        The indenture governing the Notes contains certain other covenants that, among other things, limit Niska Partners and certain of its subsidiaries' ability to:

  •
  incur additional debt or issue certain capital stock;

  •
  pay dividends on, repurchase or make distributions in respect of its capital stock or repurchase or retire subordinated indebtedness;

  •
  make certain investments;

  •
  sell assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

  •
  enter into certain transactions with its affiliates; and

  •
  permit restrictions on the ability of its subsidiaries to make distributions.

        The occurrence of events involving the Company or certain of its subsidiaries may constitute an event of default under the indenture. Such events include failure to pay interest, principal, or the premium on the notes when due; failure to comply with the merger, asset sale or change of control covenants; certain defaults on other indebtedness; and certain insolvency proceedings. In the case of an event of default, the holders of the notes are entitled to remedies, including the acceleration of payment of the notes by request of the holders of at least 25% in aggregate principal amount of the notes, and any action by the trustee to collect payment of principal, interest or premium in arrears.

        Upon the occurrence of a change of control together with a decrease in the ratings of the 6.50% Senior Notes by either Moody's or S&P by one or more gradations within 90 days of the change of control event, Niska Partners must offer to repurchase the Notes at 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

        The Company's ability to repurchase the 6.50% Senior Notes upon a change of control will be limited by the terms of its debt agreements, including its asset-based revolving credit facilities. In addition, the Company cannot assure that it will have the financial resources to repurchase the Notes upon a change of control.

9

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

3. Debt (Continued)

Revolving Credit Facilities

        Niska Partners, through its subsidiaries, Niska Gas Storage US, LLC and AECO Gas Storage Partnership, has senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility, both of which are governed by a credit agreement (the "Credit Agreement" or the "$400 million Credit Agreement"). Each revolving credit facility matures on June 29, 2016.

        As of September 30, 2015, $153.5 million in borrowings, with a weighted average interest rate of 3.95% (March 31, 2015—$193.5 million of borrowings had a weighted average interest rate of 3.98%), were outstanding under the credit facilities. Amounts committed in support of letters of credit totaled $33.7 million at September 30, 2015 (March 31, 2015—$5.8 million). Any borrowings under the $400 million Credit Agreement are classified as current.

        The Credit Agreement provides that Niska Partners may borrow only up to the lesser of the level of the then current borrowing base or the committed maximum borrowing capacity, which is currently $400.0 million. As of September 30, 2015, the borrowing base collateral totaled $261.9 million.

        The Credit Agreement also includes a covenant that requires the maintenance of a fixed charge coverage ratio ("FCCR") of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. When the Company's FCCR is below 1.1 to 1.0, the Company will be unable to borrow the last 15% of availability under the revolving credit facilities without triggering an event of default. The Credit Agreement provides that, upon the occurrence of certain events of default, including a covenant default, the Company's obligations thereunder may be accelerated and the lending commitments terminated.

        As of September 30, 2015, Niska Partners was in compliance with all covenant requirements under the indenture governing the 6.50% Senior Notes and the $400 million Credit Agreement. However, Niska Partners' FCCR was 0.6 to 1.0. Therefore, the Company is subject to the above restriction limiting the last 15% of availability under the revolving credit facilities. Accordingly the availability under the borrowing base at September 30, 2015 has been reduced by 15%, to $222.6 million. As of September 30, 2015, Niska Partners' availability under the Credit Agreement was $32.4 million.

        The $400 million Credit Agreement contains limitations on Niska Partners' ability to incur additional debt or to pay distributions in respect of, repurchase or pay distributions on its membership interests (or other capital stock) or make other restricted payments.

        Niska Partners has no independent assets or operations other than its investments in its subsidiaries. Both the 6.50% Senior Notes and the $400 million Credit Agreement have been jointly and severally guaranteed by Niska Partners and substantially all of its subsidiaries. Niska Partners' subsidiaries have no significant restrictions on their ability to pay distributions or make loans to Niska Partners and have no restricted assets as of September 30, 2015.

Short-term Credit Facility

        On July 28, 2015, the Company entered into a credit agreement with Brookfield for a $50.0 million short term credit facility (the "Short-term Credit Facility"), which may be borrowed subject to certain

10

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

3. Debt (Continued)

customary conditions. As of September 30, 2015, the outstanding amount of $20.0 million under the Short-term Credit Facility bears interest at an annual rate of 10%, which is payable in cash on a quarterly basis, unless the Company elects to pay such interest in-kind by capitalizing accrued interest into the principal amount.

        Amounts borrowed under the Short-term Credit Facility may be prepaid without premium and penalty, and all amounts due and owing under the Short-term Credit Facility will be payable on the earlier of January 28, 2017 or the first to occur of (a) the acceleration of the loans during the continuance of an event of default under the Short-term Credit Facility, (b) the date on which the Merger Agreement is terminated in accordance with its terms, (c) the date that is 90 days after the date on which the required lenders have determined that the acquisition of the business of the Company and its subsidiaries pursuant to the Merger Agreement cannot or will not be consummated for any reason, including without limitation regulatory matters or legal bars, and (d) any uncured breach of any other agreement between the Company and certain affiliates, on the one hand, and any lenders or any affiliate thereof, on the other hand, which results in termination of such agreement.

        The Company's obligations under the Short-term Credit Facility are guaranteed by its parent, Sponsor Holdings, and the Company's subsidiaries which guarantee the obligations under its $400 million Credit Agreement. Such obligations are also secured by a pledge by Sponsor Holdings over its equity interests in the Company and Niska Gas Storage Management LLC. The guarantee and pledge by Sponsor Holdings will terminate to the extent the Company obtains an amendment to the $400 million Credit Agreement which permits the Company and its subsidiaries to grant a security interest over their assets to the lenders under the Short-term Credit Facility, or such earlier date as the transactions contemplated by the Merger Agreement are consummated.

        The Short-term Credit Facility requires the Company to comply with certain affirmative and negative covenants, with the Company permitted to enter into activities to the extent permitted by both the Merger Agreement and the Company's $400 million Credit Agreement. The Company is also subject to customary events of default, substantially consistent with its $400 million Credit Agreement.

4. Risk Management Activities and Financial Instruments

Risk Management Overview

        Niska Partners has exposure to commodity price, the cost of compliance with environmental regulations, foreign currency, counterparty credit, interest rate and liquidity risks. Risk management activities are tailored to the risks they are designed to mitigate.

Commodity Price Risk

        As a result of its natural gas inventory, Niska Partners is exposed to risks associated with changes in price when buying and selling natural gas across future time periods. To manage these risks and reduce variability of cash flows, the Company utilizes a combination of financial and physical derivative contracts, including forwards, futures, swaps and option contracts. The use of these contracts is subject to the Company's risk management policies. These contracts have not been treated as hedges for financial reporting purposes and therefore changes in fair value are recorded directly in earnings.

11

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

4. Risk Management Activities and Financial Instruments (Continued)

        Forward contracts and futures contracts are agreements to purchase or sell a specific financial instrument or quantity of natural gas at a specified price and date in the future. Niska Partners enters into forward contracts and futures contracts to mitigate the impact of changes in natural gas prices. In addition to cash settlement, exchange traded futures may also be settled by the physical delivery of natural gas.

        Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. Niska Partners enters into commodity swaps to mitigate the impact of changes in natural gas prices.

        Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. Niska Partners enters into option agreements to mitigate the impact of changes in natural gas prices.

        To limit its exposure to changes in commodity prices, Niska Partners enters into purchases and sales of natural gas inventory and concurrently matches the volumes in these transactions with offsetting derivative contracts. To comply with its internal risk management policies, Niska Partners is required to limit its exposure of unmatched volumes of proprietary current natural gas inventory to an aggregate overall limit of 8.0 billion cubic feet ("Bcf"). At September 30, 2015, 42.9 Bcf of natural gas inventory was offset with financial contracts, representing 98.0% of total inventory. At March 31, 2015, 47.2 Bcf of natural gas inventory was offset with financial contracts, representing 98.6% of total inventory. As of September 30, 2015 and March 31, 2015, the volumes of inventories which were economically hedged using each type of contract were:

	September 30, 2015	March 31, 2015
Forwards	0.5 Bcf	1.5 Bcf
Futures	42.4 Bcf	46.0 Bcf
Swaps	—	(0.3 Bcf	)

	42.9 Bcf	47.2 Bcf

Price Risk Associated with Compliance with Environmental Regulations

        One of Niska Partners' operating facilities, the Wild Goose storage facility, is located in California. In 2006, California adopted AB 32, the Global Warming Solutions Act of 2006, with a goal of reaching (i) 1990 greenhouse gases ("GHG") emissions levels by the year 2020; (ii) 80% of 1990 levels by 2050; and (iii) a mandatory emission reporting program. AB 32 required the California Air Resources Board ("ARB") to develop a scoping plan describing the approach California will take to reduce GHGs to achieve the goal of reducing emissions to 1990 levels by 2020 (the "2020 Goal"). The scoping plan was first approved by the ARB in 2008 which identifies a cap-and-trade program as one of the strategies California will employ to meet the 2020 Goal. In 2010, ARB approved that cap and trade program and it came into effect on January 1, 2013.

12

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

4. Risk Management Activities and Financial Instruments (Continued)

        Entities are subject to compliance obligations if they exceed certain ARB-defined emission thresholds. During each year of the program, the ARB issues emission allowances (i.e., the rights to emit GHGs) equal to the amount of GHG emissions allowed for that year. Emitters can obtain allowances from the ARB at quarterly auctions or from third parties or exchanges. Emitters may also satisfy a portion of their compliance obligation through the purchase of offset credits; e.g., credits for GHG reductions achieved by third parties (such as landowners, livestock owners, and farmers) that occur outside the industry sectors covered under the cap through ARB-qualified offset projects such as reforestation or biomass projects. During the quarter ended September 30, 2015, the Company determined that it had exceeded its allowed emissions threshold and became subject to compliance obligations whereby it must purchase allowances or offset credits. As of September 30, 2015, the Company had $0.8 million of accrued emission allowances and offset credits and the Company was exposed to risks associated with changes in the price of credits for GHG reductions.

Counterparty Credit Risk

        Niska Partners is exposed to counterparty credit risk on its trade and accrued accounts receivable and risk management assets. Counterparty credit risk is the risk of financial loss to the Company if a customer fails to perform its contractual obligations. Niska Partners engages in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and Niska Partners' ability to take ownership of customer owned natural gas stored in its facilities in the event of non-payment. For the six months ended September 30, 2015 and 2014, no doubtful accounts expense was recognized as a result of receivables deemed to be uncollectible. It is management's opinion that no allowance for doubtful accounts was required as of September 30, 2015 and March 31, 2015, respectively, on the Company's accrued and trade accounts receivable.

        The Company analyzes the financial condition of counterparties prior to entering into an agreement. Credit limits are established and monitored on an ongoing basis. Management believes, based on its credit policies, that the Company's financial position, results of operations and cash flows will not be materially affected as a result of non-performance by any single counterparty. Credit risk is assessed prior to transacting with any counterparty and each counterparty is required to maintain an investment grade rating, provide a parental guarantee from an investment grade parent, or provide an alternative method of financial assurance (letter of credit, cash, etc.) to support proposed transactions. In addition, the Company's tariffs contain provisions that permit it to take title to a customer's inventory should the customer's account remain unpaid for an extended period of time. Although the Company relies on a few counterparties for a significant portion of its revenues, one counterparty making up 41.1% and 61.0% of gross revenues for the six months ended September 30, 2015 and 2014, respectively, is a physical natural gas clearing and settlement facility that requires counterparties to post margin deposits equal to 125% of their net position, which reduces the risk of default.

        Exchange traded futures and options comprise approximately 71.7% of Niska Partners' commodity risk management assets at September 30, 2015. These exchange traded contracts have minimal credit exposure as the exchanges guarantee that every contract will be margined on a daily basis. In the event

13

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

4. Risk Management Activities and Financial Instruments (Continued)

of any default, Niska Partners' account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

        Niska Partners further manages credit exposure by entering into master netting agreements for the majority of non-retail contracts. These master netting agreements provide the Company, in the event of default, the right to offset the counterparty's rights and obligations.

Interest Rate Risk

        Niska Partners assesses interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows. At September 30, 2015, Niska Partners was exposed to interest rate risk resulting from the variable rates associated with its $400 million Credit Agreement of which $153.5 million was drawn.

Liquidity Risk

        Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. Niska Partners continues to manage its liquidity risk by ensuring sufficient cash and credit facilities are available to meet its operating and capital expenditure obligations when due, under both normal and stressed conditions.

Foreign Currency Risk

        Foreign currency risk is created by fluctuations in foreign exchange rates. As Niska Partners conducts a portion of its activities in Canadian dollars, earnings and cash flows are subject to currency fluctuations. The performance of the Canadian dollar relative to the U.S. dollar could positively or negatively affect earnings. Niska Partners is exposed to cash flow risk to the extent that Canadian currency outflows exceed Canadian currency inflows. The Company enters into currency swaps to mitigate the impact of changes in foreign exchange rates. The notional value of currency swaps at September 30, 2015 was $18.2 million (March 31, 2015—$19.6 million). These contracts expire on various dates from October 1, 2015 through July 1, 2016. Niska Partners has not elected hedge accounting treatment, therefore, changes in fair value are recorded directly in earnings.

        The following tables show the fair values of Niska Partners' risk management assets and liabilities at September 30, 2015 and March 31, 2015:

	Energy Contracts	Currency Contracts	Total
September 30, 2015
Short-term risk management assets	$27,782	$3,857	$31,639
Long-term risk management assets	28,691	—	28,691
Short-term risk management liabilities	(25,384)	(441)	(25,825)
Long-term risk management liabilities	(19,082)	—	(19,082)

	$12,007	$3,416	$15,423

14

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

4. Risk Management Activities and Financial Instruments (Continued)

	Energy Contracts	Currency Contracts	Total
March 31, 2015
Short-term risk management assets	$39,392	$2,208	$41,600
Long-term risk management assets	29,647	1,281	30,928
Short-term risk management liabilities	(25,560)	—	(25,560)
Long-term risk management liabilities	(20,512)	(321)	(20,833)

	$22,967	$3,168	$26,135

        Information about the Company's risk management assets and liabilities that had netting or rights of offset arrangements is as follows:

	Gross Amounts Recognized	Gross Amounts Offset in the Balance Sheet	Net Amounts Presented in the Balance Sheet	Margin Deposits not Offset in the Balance Sheet	Net Amounts
September 30, 2015
Assets
Commodity derivatives	$161,228	$(104,755)	$56,473	$(43,263)	$13,210
Currency derivatives	3,857	—	3,857	—	3,857

Total assets	165,085	(104,755)	60,330	(43,263)	17,067

Liabilities
Commodity derivatives	149,221	(104,755)	44,466	(38,900)	5,566
Currency derivatives	441	—	441	(441)	—

Total liabilities	149,662	(104,755)	44,907	(39,341)	5,566

Net	$15,423	$—	$15,423	$(3,922)	$11,501

	Gross Amounts Recognized	Gross Amounts Offset in the Balance Sheet	Net Amounts Presented in the Balance Sheet	Margin Deposits not Offset in the Balance Sheet	Net Amounts
March 31, 2015
Assets
Commodity derivatives	$148,385	$(79,346)	$69,039	$(50,070)	$18,969
Currency derivatives	5,167	(1,678)	3,489	—	3,489

Total assets	153,552	(81,024)	72,528	(50,070)	22,458

Liabilities
Commodity derivatives	125,418	(79,346)	46,072	(39,338)	6,734
Currency derivatives	1,999	(1,678)	321	(321)	—

Total liabilities	127,417	(81,024)	46,393	(39,659)	6,734

Net	$26,135	$—	$26,135	$(10,411)	$15,724

15

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

4. Risk Management Activities and Financial Instruments (Continued)

        The Company expects to recognize risk management assets and liabilities outstanding at September 30, 2015 into net earnings (loss) and comprehensive income (loss) in the fiscal periods as follows:

	Energy Contracts	Currency Contracts	Total
Fiscal year ending March 31, 2016	$3,962	$1,791	$5,753
Fiscal year ending March 31, 2017	6,426	1,625	8,051
Fiscal year ending March 31, 2018	3,233	—	3,233
Thereafter	(1,614)	—	(1,614)

	$12,007	$3,416	$15,423

        Net realized and unrealized optimization gains and losses from the settlement of risk management contracts are summarized as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014	Classification
Energy contracts
Realized	$1,911	$10,314	$7,669	$15,079	Optimization, net
Unrealized	(1,617)	1,293	(10,960)	1,071	Optimization, net
Currency contracts
Realized	305	(131)	1,047	1,065	Optimization, net
Unrealized	1,236	(295)	248	(1,224)	Optimization, net

	$1,835	$11,181	$(1,996)	$15,991

5. Fair Value Measurements

        The carrying amount of cash and cash equivalents, margin deposits, trade receivables, accrued receivables, trade payables and accrued liabilities reported on the unaudited consolidated balance sheet approximate fair value.

16

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

5. Fair Value Measurements (Continued)

        Fair values have been determined as follows for Niska Partners' assets and liabilities that were accounted for or disclosed at fair value on a recurring and non-recurring basis:

	Level 1	Level 2	Level 3	Total
September 30, 2015
Assets
Commodity derivatives	$—	$56,473	$—	$56,473
Currency derivatives	—	3,857	—	3,857

Total assets	$—	$60,330	$—	$60,330

Liabilities
Commodity derivatives	$—	$44,466	$—	$44,466
Currency derivatives	—	441	—	441
Long-term debt	—	523,250	—	523,250

Total liabilities	$—	$568,157	$—	$568,157

	Level 1	Level 2	Level 3	Total
March 31, 2015
Assets
Commodity derivatives	$—	$69,039	$—	$69,039
Currency derivatives	—	3,489	—	3,489
Goodwill	—	—	—	—

Total assets	$—	$72,528	$—	$72,528

Liabilities
Commodity derivatives	$—	$46,072	$—	$46,072
Currency derivatives	—	321	—	321
Long-term debt	—	432,688	—	432,688

Total liabilities	$—	$479,081	$—	$479,081

        The Company's derivative assets and liabilities recorded at fair value on a recurring basis have been categorized as Level 2. The determination of the fair value of assets and liabilities for Level 2 valuations is generally based on a market approach. The key inputs used in Niska Partners' valuation models include transaction-specific details such as notional volumes, contract prices and contract terms as well as forward market prices and basis differentials for natural gas obtained from third-party service providers (typically the New York Mercantile Exchange, or NYMEX). There were no changes in Niska Partners' approach to determining fair value and there were no transfers out of Level 2 during the periods ended September 30, 2015 and March 31, 2015.

        The fair value of debt is the estimated amount the Company would have to pay to transfer its debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are supported by observable market transactions when available.

17

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

5. Fair Value Measurements (Continued)

        Non-financial assets and liabilities are re-measured at fair value on a non-recurring basis. During the year ended March 31, 2015, the Company wrote down goodwill to its estimated fair value of $nil, which is classified as a Level 3 measurement in the table above. There were no other non-financial assets or liabilities recorded at fair value as of September 30, 2015 and March 31, 2015.

6. Members' Equity

Distributions to Unitholders

        As of the beginning of fiscal 2016, one of the Company's Canadian subsidiaries owed interest to a non-Canadian subsidiary. During the quarter ended September 30, 2015, the Company filed a tax election that deemed this interest as paid. The election triggered an obligation for the Company to pay withholding taxes of approximately $3.4 million to the Canadian tax authorities on behalf of the Company's unitholders. Consistent with similar transactions in the past, the Company has accounted for this payment as a distribution to unitholders.

Unit-Based Performance Plan

        The Company maintains compensatory unit-based performance plans (the "Plans") to provide long-term incentive compensation for certain employees and directors, and to align their economic interest with those of common unitholders. The Plans are administered by the Compensation Committee of the Board of Directors and permit the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, other unit-based awards, distribution equivalent rights and substitution awards. Unit-based awards are settled either in cash or in common units following the satisfaction of certain time and/or performance criteria.

        The Company agreed not to grant additional unit awards under these plans under the terms of the Merger Agreement.

        Unit-based awards are classified as liabilities when expected to be settled in cash or when the Company has the option to settle in cash or equity. This accounting treatment has resulted from the Company's historical practice of choosing to settle this type of award in cash. When awards are classified as liabilities, the fair value of the units granted is determined on the date of grant and is re-measured at each reporting period until the settlement date. The fair value at each remeasurement date is equal to the settlement expected to be incurred based on the anticipated number of units vested adjusted for (i) the passage of time and (ii) the payout threshold associated with the performance targets which the Company expects to achieve compared to its established peers. The performance criterion is based on total unitholder return ("TUR") metrics compared to such metrics of a select group of the Company's peers. The TUR metrics reflect the Company's percentile ranking during the applicable performance period compared to a peer group. The pro-rata number of units vested is calculated as the number of performance awards multiplied by the percentage of the requisite service period.

        Unit-based awards that are expected to be settled in units are classified as equity. The fair value of the units granted is determined on the date of grant and is amortized to equity using the straight-line method over the vesting period. Each equity settled award permits the holder to receive one common unit on the vesting date.

18

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

6. Members' Equity (Continued)

        The following tables summarize the Company's unit-based awards outstanding and non-vested unit-based awards as of September 30, 2015:

	Number of Time-Based Units	Number of Performance-Based Units	Total Units
Unit-based awards outstanding—March 31, 2015	1,199,341	214,679	1,414,020
Exercised	(225,097)	(124,049)	(349,146)

Unit-based awards outstanding—September 30, 2015	974,244	90,630	1,064,874

	Number of Time-Based Units	Number of Performance-Based Units	Total Units
Nonvested unit-based awards—March 31, 2015	1,199,341	214,679	1,414,020
Vested	(225,097)	(124,049)	(349,146)

Nonvested unit-based awards September 30, 2015	974,244	90,630	1,064,874

        As of September 30, 2015, outstanding unit-based awards classified as liability and equity amounted to 743,609 units and 321,265 units, respectively.

        Unit-based compensation for the three and six months ended September 30, 2015 were $0.6 million and $1.5 million, respectively (a recovery of $1.0 million and an expense of $0.4 million for the three and six months ended September 30, 2014, respectively). Amounts paid to employees for unit-based awards settled in cash for the six months ended September 30, 2015 and 2014 were $0.3 million and $10.6 million, respectively. During the quarter ended September 30, 2015, 19,868 equity awards were settled using common units purchased from the open market for $0.1 million. No other equity awards were settled during the six months ended September 30, 2015, and 2014.

        As of September 30, 2015, there was $4.0 million (March 31, 2015—$5.1 million) of total unrecognized compensation cost related to non-vested unit-based awards granted that were subject to both time and performance conditions. That cost is expected to be recognized over the next two years.

Modifications of Certain Unit-based Awards Outstanding

        In July 2015, the Company offered certain eligible employees retention award opportunities that will become vested on the earlier of the date of successful closing of the Transaction or the ninetieth day following the termination of the Transaction contemplated in the Merger Agreement. To participate in this plan, each participant was required to forfeit rights to any outstanding performance-based unit awards and agree that all settlements, if any, of the outstanding time-based unit awards will be settled in cash.

        Eligible employees with 466,949 outstanding unit-based awards participated in this plan which resulted in modifications of their original awards. In addition, 28,478 equity awards that would have been forfeited upon the termination of a previous employee were modified to remain eligible to vest upon the closing of the Transaction. These modifications did not result in additional compensation costs for the Company.

19

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

6. Members' Equity (Continued)

Earnings per unit

        Niska Partners uses the two-class method for allocating earnings per unit ("EPU"). The two-class method requires the determination of net earnings (loss) allocated to member interests as shown below.

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Numerator:
Net earnings (loss)	$(19,609)	$(28,832)	$(57,016)	$(47,803)
Less:
Managing Member's interest	353	538	1,027	896

Net earnings (loss) attributable to common unitholders	$(19,256)	$(28,294)	$(55,989)	$(46,907)

Denominator:
Basic:
Weighted average units outstanding	37,988,724	36,398,996	37,988,724	36,156,526
Diluted:
Weighted average units outstanding	37,988,724	36,398,996	37,988,724	36,156,526
Earnings (loss) per unit:
Basic	$(0.51)	$(0.78)	(1.47)	$(1.30)

Diluted	$(0.51)	$(0.78)	$(1.47)	$(1.30)

Weighted average number of equity-settled awards:	416,453	315,490	563,784	158,607

        The Company maintains unit-based compensation plans that could dilute EPU in future periods. Because granted awards were anti-dilutive for the three and six months ended September 30, 2014 and 2015, the diluted EPU calculations above exclude the weighted average number of equity-settled unit-based awards.

7. Revenues

        Niska Partners' fee-based revenue consists of the following:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Long-term contract revenue	$8,928	$14,101	$18,573	$54,584
Short-term contract revenue	3,724	1,532	8,341	3,803

Total	$12,652	$15,633	$26,914	$58,387

20

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

7. Revenues (Continued)

        Long-term contract revenue for the six months ended September 30, 2014 included a one-time payment of $26.0 million as a result of the termination by TransCanada Gas Storage Partnership ("TransCanada"), the Company's largest volumetric customer, of its previous storage service agreement.

        Optimization, net consists of the following:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Realized optimization revenue, net	$5,065	$4,458	$10,379	$18,231
Unrealized risk management (losses) gains	(381)	999	(10,712)	(151)
Write-down of inventory	—	(10,500)	—	(10,500)

Total	$4,684	$(5,043)	$(333)	$7,580

8. Income Taxes

        Income taxes included in the consolidated financial statements were as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Income tax benefit	$(6,494)	$(7,348)	$(2,555)	$(16,240)

Effective income tax rate	25%	20%	4%	25%

        The effective tax rate for the three and six months ended September 30, 2015 and 2014 differs from the U.S. statutory federal rate of 35% primarily because certain Canadian subsidiaries are taxed at a lower statutory tax rate as well as the earnings (loss) from certain subsidiaries exempt from U.S federal income taxes.

        Income tax benefit for the six months ended September 30, 2015 decreased by $13.7 million compared to the six months ended September 30, 2014. This change was primarily due to lower recognized losses in certain taxable entities and an increase in Canadian provincial income tax rates which impacted certain Canadian taxable entities.

9. Accrued Liabilities

        Niska Partners' accrued liabilities consist of the following:

	September 30, 2015	March 31, 2015
Accrued gas purchases	$21,706	$13,917
Accrued interest	21,384	21,411
Employee-related accruals	2,653	2,369
Other accrued liabilities	12,067	9,989

Total	$57,810	$47,686

21

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

10. Changes in Non-Cash Working Capital

        Changes in non-cash working capital for the six months ended September 30, 2015 and 2014 consist of the following:

	Six Months Ended September 30,
	2015	2014
Margin deposits	$(5,390)	$(25,360)
Trade receivables	1,245	4,093
Accrued receivables	21,977	122,578
Natural gas inventory	25,178	(209,331)
Prepaid expenses and other current assets	711	1,148
Other assets	80	—
Trade payables	(15)	(278)
Accrued liabilities	10,319	(27,010)
Deferred revenue	47	11,904
Other long-term liabilities	(98)	(645)

Total	$54,054	$(122,901)

11. Supplemental Cash Flow Disclosures

	Six Months Ended September 30,
	2015	2014
Interest paid	$23,915	$4,243

Taxes paid	$251	$288

Non-cash changes in working capital related to property, plant and equipment	$(4)	$(395)

Non-cash earnings distribution and reinvestment	$—	$12,928

12. Segment Disclosures

        The Company's process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment.

        Niska Partners operates along functional lines in its commercial, engineering and operations teams for operations in Alberta, northern California and the U.S. mid-continent. All functional lines and facilities offer the same services: storage and optimization. The Company has a small retail marketing business which is an extension of the Company's proprietary optimization activities. Proprietary optimization activities occur when the Company purchases, stores and sells natural gas for its own account in order to utilize or optimize storage capacity that is not contracted or available to third-party customers. All services are delivered using reservoir storage. The Company measures profitability

22

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Thousands of U.S. dollars, except per Unit amounts and unless otherwise noted)

12. Segment Disclosures (Continued)

consistently along all functional lines based on revenues and earnings before interest, taxes, depreciation and amortization, and unrealized risk management gains and losses. The Company has aggregated its operating segments into one reportable segment as at September 30, 2015 and March 31, 2015 and for each of the three and six months ended September 30, 2015 and 2014.

        Information pertaining to the Company's short-term and long-term contract services and net optimization revenues is presented in the consolidated statements of earnings (loss) and comprehensive income (loss). All facilities have the same types of customers: major companies in the energy industry, industrial, commercial, local distribution companies and municipal energy consumers.

        The following tables summarize the net revenues and long lived assets by geographic area:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Net realized revenues
U.S.	$7,046	$8,022	$12,358	$12,066
Canada	10,671	12,068	24,935	64,552
Net unrealized revenues
U.S.	(513)	(1,486)	(9,853)	873
Canada	132	2,486	(859)	(1,024)
Write-down of inventory
U.S.	—	(6,400)	—	(6,400)
Canada	—	(4,100)	—	(4,100)
Inter-entity
U.S.	3,711	—	3,557	—
Canada	(3,711)	—	(3,557)	—

	$17,336	$10,590	$26,581	$65,967

	September 30, 2015	March 31, 2015
Long-lived assets (at period end)
U.S.	$361,796	$367,920
Canada	488,353	508,706

	$850,149	$876,626

23

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following information should be read in conjunction with our unaudited consolidated financial statements and accompanying notes included in this report. The following information and such unaudited consolidated financial statements should also be read in conjunction with the consolidated financial statements and related notes, management's discussion and analysis of financial condition and results of operations and other information included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Overview of Critical Accounting Policies and Estimates

        The process of preparing financial statements in accordance with GAAP requires estimates and judgments to be made regarding certain items and transactions. It is possible that materially different amounts could be recorded if these estimates and judgments change or if the actual results differ from these estimates and judgments. Our most critical accounting estimates, which involve the judgment of our management, were fully disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and remained unchanged as of September 30, 2015.

Overview of Our Business

        We operate the AECO HubTM, which consists of the Countess and Suffield gas storage facilities in Alberta, Canada, and the Wild Goose and Salt Plains gas storage facilities in California and Oklahoma, respectively. Niska Partners markets gas storage services of working gas capacity in addition to optimizing storage capacity with its own proprietary gas purchases at each of these facilities. We also operate a natural gas marketing business which is an extension of our propriety optimization activities in Canada.

        We earn revenues by leasing storage on a long-term firm ("LTF") contract basis for which we receive monthly reservation fees for fixed amounts of storage, leasing storage on a short-term firm ("STF") contract basis, where a customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and a fixed fee to withdraw on a specified future date or dates, and optimization, where we purchase and sell gas on an economically hedged basis in order to improve facility utilization at margins that can be higher than those from third-party contracts. Proprietary optimization activities occur when the Company purchases and sells natural gas for its own account. Our revenues related to our marketing business are included in proprietary optimization activities.

        The Company has a total of 244.9 Bcf of working gas capacity among its facilities, including 2.9 Bcf leased from a third-party pipeline company.

        We have aggregated all of our activities in one reportable operating segment for financial reporting purposes. Our consolidated financial statements are prepared in accordance with GAAP.

Factors that Impact Our Business

        In June 2015, the Company and Niska Gas Storage Management LLC, its Managing Member, entered into a definitive agreement to be acquired by Brookfield. Under the terms of the Merger Agreement, Brookfield will acquire all of the Company's outstanding common units for $4.225 per common unit in cash and will acquire the Managing Member and the IDRs in the Company. The closing of the Transaction is expected to occur in the calendar year 2016 and is subject to customary closing conditions and regulatory approvals, including approval by the CPUC. A period provided for in the Merger Agreement for unsolicited consideration of alternative acquisition proposals expired on July 29, 2015.

        The Merger Agreement, which includes a commitment by the Company not to make cash distributions until the earlier of the date of closing or termination of the Transaction, was approved by

24

the Company Board and the Conflicts Committee. Affiliates of the Carlyle/Riverstone Funds delivered a written consent approving the Transaction. No additional unitholder action is required to approve the Transaction.

        In connection with the entry into the Merger Agreement, Brookfield agreed to lend up to $50.0 million to the Company under a short-term credit facility to be used for working capital purposes.

        During the six months ended September 30, 2015, the difference between summer and winter prices in the natural gas futures market, referred to as the seasonal spread, remained extremely narrow and reduced levels of volatility persisted in the cash market. These conditions resulted from numerous factors, including, but not limited to: (i) a material year-over-year increase in natural gas production in the Lower 48 states as well as in Western Canada; (ii) higher overall levels of natural gas in storage; (iii) real or perceived changes in overall supply and demand fundamentals; and (iv) the development of new pipeline infrastructure connecting new supply to markets. These market conditions have negatively impacted our revenues during the six months ended September 30, 2015 by eroding the prices we can charge for long and short term firm contracting services, as well as reducing the profitability of our optimization activities, where we make economically hedged natural gas purchases for our own account. As STF and LTF contracts expire in future years, new contracts could be entered into at lower rates than the expiring contracts and the impact on revenues could be material. If low levels of volatility and narrow seasonal spreads persist, our future revenues and profitability will continue to be adversely affected to a material extent.

        The combination of reductions in natural gas prices, collateral required to support our retail marketing operations, costs associated with the requirements for temporary reservoir pressure support and unfavorable market conditions which have prevented us from realizing additional revenues and earnings have reduced the liquidity available under the Company's $400 million revolving credit facilities. Continued reduction in amounts available under the revolving credit facilities may restrict our ability to pursue optimization strategies. The inability to pursue such revenue strategies may have a material adverse effect on the Company's revenues and profitability.

        Market conditions for natural gas storage can change rapidly as a result of a number of factors, including weather patterns, overall storage levels across North America in the markets we serve, current and anticipated levels of natural gas supply and demand, and constraints on pipeline infrastructure capacity. Accordingly, current market conditions may not be a reliable predictor of future market conditions. Longer term, we believe several factors may contribute to meaningful growth in North American natural gas demand, including: (i) exports of North American Liquefied Natural Gas; (ii) fuel switching for power generation from coal to natural gas; (iii) construction of new gas-fired power plants; (iv) growing exports to Mexico; and (v) growth in base-load industrial demand, all of which could bolster the demand for, and the commercial value of, natural gas storage. We are unable to predict the timing or magnitude of such events nor can we predict the ultimate impact they may have on our results of operations.

        Our storage facilities may require additional natural gas to provide temporary pressure support during periods of high activity to meet cycling requirements and performance demands related to our gas in storage. These volumes fluctuate from year to year along with our cycling requirements. These cycling requirements are managed through a combination of strategies which are adapted to changes in natural gas market conditions. Typically, the use of gas to provide temporary pressure support results in net revenue gains because the cost to acquire natural gas in the nearer term is lower than the price of natural gas for future delivery.

        To mitigate the cost of our forecasted cycling requirements over the next five years, we implemented a hedging program to purchase and lease gas. Over the upcoming five years, the expected cumulative cost of temporary pressure support gas is approximately $6.6 million. This cost relates to our commitments to lease certain volumes of natural gas to address our future temporary pressure

25

support needs. In the event that natural gas storage market conditions become more favorable, the cost of managing our operational requirements could be reduced. However, if the conditions deteriorate, the cost of managing our operational requirements will increase.

        The Company's functional currency is the U.S. dollar. The Company generates revenues from its Canadian operations in Canadian dollars. Cash inflows from revenues are offset, in part, by natural gas inventory purchases, operating, general and administrative and capital costs that are also transacted in Canadian dollars. The majority of the Company's hedges are transacted in U.S. dollars on the NYMEX or with private counterparties. The Company's financial instruments, principally its Common Units, 6.50% Senior Notes and revolving credit facilities, are principally denominated in U.S. dollars. The Company hedges its net exposure to the Canadian dollar by entering into currency hedges for the substantial majority of its net exposure for existing transactions. The Company does not hedge its net Canadian dollar exposure for potential future transactions, because the timing and amount of those transactions, which include proprietary optimization purchases and sales, are difficult to predict. The Company does not believe that declines in the Canadian dollar have materially impacted the Company's results of operations during the six months ended September 30, 2015 because lower level of revenues has been offset by lower expenses and hedging gains realized during the period.

        In the intermediate term, any declines in value of the Canadian dollar versus the U.S. dollar will reduce positive cash flows measured in U.S. dollars to the extent Niska Partners is not able to hedge these transactions in advance. Because of the matters discussed above, the Company is unable to predict the impact of any such declines should they occur.

26

Results of Operations

        A summary of financial data for each of the three and six months ended September 30, 2015 and 2014 is as follows (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Consolidated Statement of Earnings (Loss) and Comprehensive Income (Loss) Data:
Revenues:
Fee-based revenue	$12,652	$15,633	$26,914	$58,387
Optimization, net	4,684	(5,043)	(333)	7,580

	17,336	10,590	26,581	65,967
Expenses (income):
Operating	8,626	12,062	16,583	23,015
General and administrative	6,730	6,205	17,960	16,279
Depreciation and amortization	14,805	16,012	25,539	65,978
Interest	12,965	12,735	25,706	25,047
Loss on disposal of assets	240	20	240	6
Foreign exchange losses (gains)	79	(262)	135	(312)
Other income	(6)	(2)	(11)	(3)

Earnings (loss) before income taxes	(26,103)	(36,180)	(59,571)	(64,043)
Income tax benefit	(6,494)	(7,348)	(2,555)	(16,240)

Net earnings (loss) and comprehensive income (loss)	$(19,609)	$(28,832)	$(57,016)	$(47,803)

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Earnings (Loss)
Net earnings (loss)	$(19,609)	$(28,832)	$(57,016)	$(47,803)
Add/(deduct):
Interest expense	12,965	12,735	25,706	25,047
Income tax benefit	(6,494)	(7,348)	(2,555)	(16,240)
Depreciation and amortization	14,805	16,012	25,539	65,978
Non-cash compensation	130	993	713	1,243
Unrealized risk management losses (gains)	381	(999)	10,712	151
Loss on disposal of assets	240	20	240	6
Foreign exchange losses (gains)	79	(262)	135	(312)
Other income	(6)	(2)	(11)	(3)
Write-down of inventory	—	10,500	—	10,500

Adjusted EBITDA	2,491	2,817	3,463	38,567
Less:
Cash interest expense, net	12,007	11,822	23,834	23,222
Income taxes paid	—	288	251	288
Maintenance capital expenditures	655	1,061	810	1,460
Other income	(6)	(2)	(11)	(3)

Cash Available for Distribution	$(10,165)	$(10,352)	$(21,421)	$13,600

27

Non-GAAP Financial Measures

Adjusted EBITDA and Cash Available for Distribution

        We use the non-GAAP financial measures Adjusted EBITDA and Cash Available for Distribution in this report. A reconciliation of Adjusted EBITDA and Cash Available for Distribution to net earnings (loss), the most directly comparable financial measure as calculated and presented in accordance with GAAP, is shown above.

        We define Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on asset dispositions, non-cash compensation, asset impairments and other income. We believe the adjustments for other income are similar in nature to the traditional adjustments to net earnings used to calculate EBITDA and adjustment for these items results in an appropriate representation of this financial measure. Cash Available for Distribution is defined as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid, maintenance capital expenditures and other income. Adjusted EBITDA and Cash Available for Distribution are used as supplemental financial measures by our management and by external users of our financial statements, such as commercial banks and ratings agencies, to assess:

  •
  the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

  •
  the ability of our assets to generate cash sufficient to pay interest on our indebtedness and make distributions to our equity holders;

  •
  repeatable operating performance that is not distorted by non-recurring items or market volatility; and

  •
  the viability of acquisitions and capital expenditure projects.

        The non-GAAP financial measures of Adjusted EBITDA and Cash Available for Distribution should not be considered as alternatives to net earnings (loss). Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with GAAP and have important limitations as analytical tools. Neither Adjusted EBITDA nor Cash Available for Distribution should be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Cash Available for Distribution exclude some, but not all, items that affect net earnings (loss) and are defined differently by different companies, our definition of Adjusted EBITDA and Cash Available for Distribution may not be comparable to similarly titled measures of other companies.

        We recognize that the usefulness of Adjusted EBITDA as an evaluative tool may have certain limitations, including:

  •
  Adjusted EBITDA does not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and impacts our ability to generate profits and cash flows. Therefore, any measure that excludes interest expense may have material limitations;

  •
  Adjusted EBITDA does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation and amortization expense may have material limitations;

  •
  Adjusted EBITDA does not include provision for income taxes. Because the payment of income taxes is a necessary element of our costs, any measure that excludes income tax expense may have material limitations;

28

  •
  Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

  •
  Adjusted EBITDA does not allow us to analyze the effect of certain recurring and non-recurring items that materially affect our net earnings or loss.

        Similarly, Cash Available for Distribution has certain limitations because it accounts for some, but not all, of the above limitations.

Revenues

        Revenues include fee-based revenue and net optimization revenue. Fee-based revenue consists of long-term contracts for storage fees that are generated when we lease storage capacity on a term basis and short-term fees associated with specified injections and withdrawals of natural gas. Optimization revenue results from the purchase of natural gas inventory and its forward sale to future periods through financial and physical energy trading contracts, with our facilities being used to store the inventory between acquisition and disposition of the natural gas inventory.

        Revenues for each of the three and six months ended September 30, 2015 and 2014 consisted of the following (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Long-term contract revenue	$8,928	$14,101	$18,573	$54,584
Short-term contract revenue	3,724	1,532	8,341	3,803

Fee-based revenue	$12,652	$15,633	$26,914	$58,387

Realized optimization, net	$5,065	$4,458	$10,379	$18,231
Unrealized risk management (losses) gains	(381)	999	(10,712)	(151)
Write-down of inventory	—	(10,500)	—	(10,500)

Optimization revenue, net	$4,684	$(5,043)	$(333)	$7,580

        Changes in revenue in the quarter were primarily attributable to the following:

        Long-term contract revenue.    LTF revenue for the three months ended September 30, 2015 decreased by $5.2 million (37%) compared to the three months ended September 30, 2014 principally as a result of lower fees realized and a weaker Canadian dollar in the current period compared to the same period in fiscal 2015. LTF revenue for the six months ended September 30, 2015 decreased by $36.0 million (66%) compared to the six months ended September 30, 2014 primarily due to the one-time, early termination payment of $26.0 million received from TransCanada in May 2014. Excluding the impact of this prior-period transaction, revenues declined by $10.0 million. This decline was mainly due to lower fees realized for equivalent storage volumes which reduced revenues by $7.4 million, combined with a weaker Canadian dollar which reduced revenues at our Canadian facilities by an additional $1.9 million. The erosion of prices charged for LTF services resulted from the ongoing compression of the seasonal spread.

        Short-term contract revenue.    STF revenue for the three months ended September 30, 2015 increased by $2.2 million (143%) when compared to the three months ended September 30, 2014. STF revenue for the six months ended September 30, 2015 increased by $4.5 million (119%) when compared to the six months ended September 30, 2014. A higher volume of STF transactions during

29

the three and six months ended September 30, 2015 compared to the volume in the prior periods increased STF revenue. In addition, during the year ended March 31, 2014, certain transactions with lower contract rates were entered into to mitigate withdrawal risk during the winter of fiscal 2014. The effects of this continued into first quarter of fiscal 2015. The lack of similar transactions in the six months ended September 30, 2015 resulted in higher STF revenue when compared to the same period last year.

        Optimization Revenue.    Optimization activities for the three months ended September 30, 2015 resulted in a net gain of $4.7 million compared to a loss of $5.0 million in the three months ended September 30, 2014. Optimization revenue for the six months ended September 30, 2015 decreased to a loss of $0.3 million from a net gain of $7.6 million during the six months ended September 30, 2014. When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized economic hedging gains and losses and inventory write-downs. Our net optimization revenue includes the impact of unrealized economic hedging gains and losses and inventory write-down, which cause our reported revenue to fluctuate from period to period. The components of optimization revenues are as follows:

        Realized Optimization Revenue, net.    Net realized optimization revenue for the three months ended September 30, 2015 increased by $0.6 million compared to the three months ended September 30, 2014. Net realized optimization revenue for the six months ended September 30, 2015 decreased by $7.9 million compared to the six months ended September 30, 2014. A reduction of in-the-money settlement of financial hedges combined with lower levels of proprietary inventory principally caused a decrease in revenues from our storage operations for the six months ended September 30, 2015. This was partially offset by higher revenue from our marketing business which generated realized optimization revenue of $3.8 million and $8.2 million for the three and six months ended September 30, 2015 compared to $2.7 million and $6.1 million realized during the three and six months ended September 30, 2014. Revenue from the marketing business exceeded last year as a result of an expansion of our residential market in Western Canada as well as our commercial market in Eastern Canada.

        Unrealized Risk Management Gains (Losses).    Unrealized risk management gains and losses are recorded based on the market value of derivative contracts. For the three and six months ended September 30, 2015, unrealized risk management losses resulted from the reversal of gains from previous periods associated with in-the-money contracts that settled in the current period along with lower values of futures contracts for our storage and marketing businesses.

        During the three and six months ended September 30, 2015 our marketing business recognized $1.3 million and $2.4 million of unrealized risk management losses compared to $1.4 million and $5.3 million in unrealized risk management gains during the three and six months ended September 30, 2014. Lower gains resulted from decreases in the value of futures contracts as a result of a decline in natural gas prices relative to average contract prices for future months.

        Write-Down of Inventory.    Natural gas prices fell during the quarter ended September 30, 2014. This reduction increased the value of our economic hedges and decreased the value of the proprietary optimization inventory underlying those hedges. With the realization of hedges positioned during the quarter ended September 30, 2014 and the positioning of new hedges at lower values in the then future periods, the market value of our inventories became less than the carrying cost. Accordingly, we wrote down our proprietary inventories by $10.5 million in the three and six months ended September 30, 2014.

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Operating Expenses

        Operating expenses for the three and six months ended September 30, 2015 and 2014 consisted of the following (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Lease costs and property taxes	$3,210	$4,088	$6,439	$7,781
Fuel and electricity	1,735	5,028	3,582	8,553
Salaries and benefits	1,373	1,364	2,800	3,039
Maintenance	899	1,006	1,447	2,058
General operating costs	1,409	576	2,315	1,584

Total operating expenses	$8,626	$12,062	$16,583	$23,015

        Operating expenses for the three months ended September 30, 2015 decreased by $3.4 million (28%) compared to the three months ended September 30, 2014. Operating expenses for the six months ended September 30, 2015 decreased by $6.4 million (28%) compared to the six months ended September 30, 2014. Reductions in operating expenses for the three and six months ended September 30, 2015 were principally the result of lower injections of gas into storage which resulted in reduced fuel and electricity costs. Additionally, the Canadian dollar depreciated approximately 15% compared to the U.S. dollar in the current period. A weaker Canadian dollar resulted in expenses associated with our Canadian facility being lower by $0.5 million and $1.0 million for the three and six months ended September 30, 2015 compared to the three and six months ended September 30, 2014. A decline in lease costs due to leased storage capacity being reduced by 5.6 Bcf since April 1, 2015 also contributed to reduced expenses. These reductions were partially offset by higher emission offset costs and costs of leasing additional cushion to manage our temporary pressure support requirements.

General and Administrative Expenses

        General and administrative expenses for the three and six months ended September 30, 2015 and 2014 consisted of the following (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Compensation costs	$3,686	$2,683	$7,460	8,909
General costs, including office and information technology costs	907	1,137	1,912	2,290
Legal, audit and regulatory costs	2,137	2,385	8,588	5,080

Total general and administrative expenses	$6,730	$6,205	$17,960	$16,279

        General and administrative expenses for the three months ended September 30, 2015 increased by $0.5 million (8%) compared to the three months ended September 30, 2014. General and administrative expenses for the six months ended September 30, 2015 increased by $1.7 million (10%) compared to the six months ended September 30, 2014. The increase for the three months ended September 30, 2015 was primarily due to reductions in incentive compensation accruals recorded in fiscal 2015 which was partially offset by reductions of $0.8 million in response to the impact of weaker Canadian dollar. General and administrative costs for the six months ended September 30, 2015 increased principally as a result of higher legal and consulting costs incurred related to the Transaction.

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Excluding these costs, general and administrative expenses for the six months ended September 30, 2015 would have been $13.8 million. The increased costs were partially offset by lower overall compensation costs due to reduced staffing levels and the impact of a weaker Canadian dollar which resulted in expenses being lower by $1.9 million compared to the same period in fiscal 2015.

Depreciation and Amortization Expense

        Depreciation and amortization expense for the three and six months ended September 30, 2015 decreased by $1.2 million and $40.4 million, respectively, compared to the three and six months ended September 30, 2014. Depreciation expense for the three and six months ended September 30, 2015 included $6.4 million and $8.6 million, respectively, related to migration of cushion gas at our Canadian facilities, compared to $5.7 million and $33.6 million for the three and six months ended September 30, 2014. The provisions for cushion gas migration represent our estimated costs associated with proprietary cushion gas that no longer provides effective pressure support.

        Amortization of intangible assets during the six months ended September 30, 2014 included $11.7 million of amortization related to the termination of the prior storage agreement with TransCanada and the establishment of a new contract. The recorded amortization charges reflected the revised pattern of cash flows associated with this customer relationship.

Interest Expense

        Interest expense for the three months ended September 30, 2015 and 2014 consisted of the following (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Interest on Senior Notes	$9,344	$9,344	$18,688	$18,687
Interest on revolving credit facilities	2,379	2,324	4,790	4,303
Amortization of deferred financing costs	958	913	1,872	1,825
Other interest	284	154	356	232

Total interest expenses	$12,965	$12,735	$25,706	$25,047

        Interest expense for the three and six months ended September 30, 2015 increased by $0.2 million (2%) and $0.7 million (3%) compared to the same periods in fiscal 2015 mainly as a result of a higher average interest rate on our revolving credit facilities.

Income Taxes

        Income tax benefit for the three and six months ended September 30, 2015 decreased by $0.9 million and $13.7 million compared to the three and six months ended September 30, 2014. The change for three months ended was primarily due to lower recognized losses in certain taxable entities. Lower income tax benefit for the six months ended September 30, 2015 was primarily due to lower recognized losses in certain taxable entities and an increase in Canadian provincial income tax rates which impacted certain Canadian taxable entities.

32

Liquidity and Capital Resources

Sources and Uses of Liquidity

        As discussed above, on June 14, 2015 the Company agreed to be acquired by Brookfield. As part of the Merger Agreement associated with the Transaction, Brookfield agreed to lend the Company up to $50.0 million to support ongoing operations of the business. The definitive agreement associated with this commitment was signed on July 28, 2015 and is discussed further in Note 3 to the Company's financial statements.

        Also as discussed in Note 3, when the Company's FCCR is below 1.1 to 1.0 times, as defined in the Company's Credit Agreement on a trailing twelve month basis, the Company is unable to borrow the last 15% of availability under its Credit Agreement without triggering an event of default. At September 30, 2015 the Company's FCCR was 0.6 to 1.0 and therefore, the Company continued to be subject to this limitation. Based on the Company's estimates of its cash flows coupled with the availability of borrowings under the agreement with Brookfield, the Company believes that it has adequate cash availability to support its operations for the next twelve months.

        As of November 2, 2015, the Company's availability under its Credit Agreement was $39.4 million, including reductions resulting from its FCCR falling below 1.1 to 1.0 times. In addition, the remaining capacity under the Company's Short-term Credit Facility with Brookfield amounted to $30.0 million.

        On November 4, 2015, the Company's Board of Directors continued the suspension of Niska Partners' quarterly distribution to common unitholders for the second quarter of fiscal 2016 in compliance with the Company's commitment not to make distributions until the earlier of the date of closing or termination of its Merger Agreement with Brookfield.

33

  Cash Flows from Operations and Investing Activities

        The following table summarizes our sources and uses of cash for the six months ended September 30, 2015 and 2014, respectively (in thousands):

Operating Activities:

	Six Months Ended September 30,
	2015	2014
	(unaudited)
Net earnings (loss)	$(57,016)	$(47,803)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Unrealized foreign exchange losses (gains)	171	(66)
Deferred income tax benefit	(3,738)	(16,249)
Unrealized risk management losses	10,712	151
Depreciation and amortization	25,539	65,978
Deferred charges amortization	1,872	1,825
Loss (gain) on disposal of assets	240	(14)
Non-cash compensation	713	1,243
Write-down of inventory	—	10,500
Changes in non-cash working capital	54,054	(122,901)

Net cash provided by (used in) operating activities	32,547	(107,336)

Net cash used in investing activities	(881)	(1,684)
Net cash (used in) provided by financing activities	(24,407)	108,762

Effect of translation of foreign currency on cash and cash equivalents	(129)	(112)

Net Increase (Decrease) in Cash and Cash Equivalents	$7,130	$(370)

        The variability in net cash provided by operating activities is primarily due to (1) changes in market conditions that exist during any given fiscal period, which impacts the margins earned under each of our fee-based and optimization activities; and (2) market conditions at the end of any given fiscal period, which impacts our decision to sell significant volumes of inventory or hold them over a fiscal period end. When we purchase and store natural gas, we borrow under our credit facilities to pay for it, which negatively impacts operating cash flow. Cash flow from operating activities increases when we collect the cash from the sale of inventories.

        Cash provided by operating activities during the six months ended September 30, 2015 was $32.5 million compared to a use of $107.3 million during the same period in fiscal 2015. The higher amount of cash provided by operating activities was principally due to our decision to hold proprietary inventories over the end of fiscal 2015, a portion of which were sold during the six months ended September 30, 2015. Inventory sales were partially offset by lower profitability during the first half of fiscal 2016 compared to the same period last year. During the six months ended September 30, 2014, cash flows from operating activities were materially impacted by significant proprietary inventory purchases as well as the purchase of natural gas for our retail entities in a falling market which required us to post higher margin deposits.

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        Net changes in non-cash working capital consisted of the following (in thousands):

	Six Months Ended September 30,
	2015	2014
	(unaudited)
Margin deposits	$(5,390)	$(25,360)
Trade receivables	1,245	4,093
Accrued receivables	21,977	122,578
Natural gas inventory	25,178	(209,331)
Prepaid expenses and other current assets	711	1,148
Other assets	80	—
Trade payables	(15)	(278)
Accrued liabilities	10,319	(27,010)
Deferred revenue	47	11,904
Other long-term liabilities	(98)	(645)

Total	$54,054	$(122,901)

        As noted above, net changes in non-cash working capital can fluctuate significantly from period to period and is primarily affected by timing differences between the purchase and sale of natural gas inventory, including margin requirements and cash settlement on related risk management instruments, and the timing of collections from our customers.

Investing Activities

        Substantially all of our cash used for investing activities consisted of capital expenditures in each of the six months ended September 30, 2015 and 2014. Our capital expenditures in each six month period consisted of the following (in thousands):

	Six Months Ended September 30,
	2015	2014
	(unaudited)
Maintenance capital	$810	$1,460
Expansion capital	75	633

Total capital expenditures	885	2,093
Changes in accrued capital expenditures	(4)	(395)
Proceeds from sale of assets	—	(14)

Net cash used in investing activities	$881	$1,684

        Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives. Expansion capital expenditures are investments that serve to increase operating income over the long term through greater capacity or improved efficiency in Niska's operations, whether through construction or acquisition.

        Under our current plan, we expect to spend between $3.0 million to $5.0 million in fiscal 2016 for maintenance capital to maintain the integrity of our storage facilities and ensure the reliable injection, storage and withdrawal of natural gas for our customers. Expansion capital for fiscal 2016 is expected to be less than $1.0 million.

35

Regulation

Adoption of the Clean Power Plan Regulations

        In August 2015, the U.S. Environmental Protection Agency (the "EPA") issued its final Clean Power Plan rules that establish carbon pollution standards for power plants, called CO2 emission performance rates. The EPA expects each state to develop implementation plans for power plants in its state to meet the individual state targets established in the Clean Power Plan. The EPA has given states the option to develop compliance plans for annual rate-based reductions (pounds per megawatt hour or mass-based tonnage) limits for CO2.

        The state plans are due in September 2016, subject to potential extensions of up to two years for final plan submission. The compliance period begins in 2022, and emission reductions will be phased in up to 2030. The EPA also proposed a federal compliance plan to implement the Clean Power Plan in the event that an approvable state plan is not submitted to the EPA. Judicial challenges have already been filed, which may result in a stay of the implementation of the rules.

Final Rule for the Waters of the United States

        In May 2015, the EPA issued a final rule that sets forth changes to its definition of "waters of the United States" under the Clean Water Act ("CWA"). In August 2015, a federal district judge in North Dakota enjoined implementation of the rule in 13 states. Federal district court judges in West Virginia and Georgia have denied similar motions for injunctions, while district court judges in other jurisdictions have stayed their cases until the Judicial Panel on Multidistrict Litigation ruled on whether to consolidate all of the district court cases in a single court. In October 2015, the Judicial Panel on Multidistrict Litigation declined to consolidate the various district court cases in a single court. In addition, in October 2015 the Sixth Circuit issued a nationwide stay of the rule until it determines whether it has jurisdiction over the petitions for review brought in the federal appellate courts. It remains to be seen how the various proceedings in more than a dozen federal district courts and possibly in the Sixth Circuit will affect the substance of the final rule and its implementation. Any expansion to CWA jurisdiction could impose additional permitting obligations on our operations, which may adversely affect any development or expansion we may plan to undertake.

New National Ambient Air Quality Standards for Ozone

        The EPA on October 1, 2015 finalized both the 8-hour primary and secondary air quality standards for ground level ozone to 70 parts per billion from 75 parts per billion. States must now evaluate their attainment status and determine whether additional control measures are needed in order to meet this standard. If states where we operate determine that they are not in attainment with this new standard, they may enact additional regulations beyond those currently contemplated to further control emissions of volatile organic compounds and nitrogen oxides from certain sources, which could apply to our operations and could result in increased compliance costs. Niska Partners cannot predict the financial impact of the revised ozone standards at this time.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

        There were no material changes to the disclosures made in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 regarding this matter.

        At September 30, 2015, 42.9 Bcf of natural gas inventory was economically hedged, representing 98.0% of our total current inventory. Because inventory is recorded at the lower of cost or market, not fair value, if the price of natural gas increased by $1.00 per Mcf the value of inventory would increase by $43.8 million, the fair value or mark-to-market value of our economic hedges would decrease by $42.9 million, and the impact due to the non-economically hedged position would be $0.9 million.

36

Similarly, if the price of natural gas declined by $1.00 per Mcf, the value of inventory would decrease by $43.8 million while the fair value of our economic hedges would increase by $42.9 million and the impact due to the non-economically hedged position would be $0.9 million.

        At September 30, 2015, we were exposed to interest rate risk resulting from the variable rates associated with our $400 million Credit Agreement, on which a balance of $153.5 million was drawn. The interest rate applicable on the credit facilities is subject to change based on certain ratios and the magnitude of our drawings on the facility. At September 30, 2015, a one percent increase or decrease in interest rates would have an impact of approximately $1.5 million on our interest expense.

Item 4.    Controls and Procedures

Disclosure Controls and Procedures

        Our principal executive officer ("CEO") and principal financial officer ("CFO") undertook an evaluation of our disclosure controls and procedures as of the end of the period covered by this report. The CEO and the CFO have concluded that our controls and procedures were effective as of September 30, 2015. For purposes of this section, the term "disclosure controls and procedures" means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. However, a controls system cannot provide absolute assurance that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

Changes in Internal Control Over Financial Reporting

        There have been no changes in our internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act that occurred during our last fiscal quarter that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1.    Legal Proceedings

        For information on legal proceedings, see Part I, Item 1, Financial Statements, Note 2, "Commitments and Contingencies" in the Notes to Unaudited Consolidated Financial Statements included in this quarterly report, which is incorporated into this item by reference.

Item 1A.    Risk Factors

        Our business faces many risks. Any of the risks discussed in this Quarterly Report or our other SEC filings could have a material impact on our business, financial position or results of operations. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations. For a detailed discussion of the risk factors that should be understood by any investor contemplating investment in our securities, please refer to Part I—Item 1A—Risk Factors in our Annual Report and Part II—Item 1A—Risk Factors in our Q1 Quarterly Report. There have been no material changes to the risk factors set forth in our Annual Report, other than those updated by our Q1 Quarterly Report.

37

Item 6.    Exhibits

Exhibit Number			Description
2.1		—	Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of June 14, 2015, by and among Niska Gas Storage Partners LLC, Niska Gas Storage Management LLC, Niska Sponsor Holdings Coöperatief U.A., Swan Holdings LP and Swan Merger Sub LLC (incorporated by reference to Exhibit 2.1 of the Company's current report on Form 8-K filed on June 18, 2015)
3.1		—
Certificate of Formation of Niska Gas Storage Partners LLC (incorporated by reference to Exhibit 3.1 of Amendment to the Company's registration statement on Form S-1 (Registration No. 333-165007) filed on April 15, 2010).
3.2		—
Second Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC dated April 2, 2013 (incorporated by reference to Exhibit 3.2 of the Company's current report on Form 8-K filed on April 3, 2013).
10.1		—
Credit Agreement, dated as of July 28, 2015, by and between Niska Gas Storage Partners LLC, as the borrower, Swan Finance LP, as Administrative Agent and Collateral Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed on July 31, 2015)
10.2		—
Separation Agreement and General Release of Claims, executed on July 31, 2015, between Bruce D. Davis, Jr., Niska Gas Storage Partners LLC, Niska Gas Transport Inc. and Niska Holdings L.P. (incorporated by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed on August 4, 2015)
10.3		—
Agreement Regarding Niska Gas Storage Partners LLC Phantom Unit Performance Plan Awards, executed on July 31, 2015, between Bruce D. Davis, Jr. and Niska Gas Storage Partners LLC (incorporated by reference to Exhibit 10.2 of the Company's current report on Form 8-K filed on August 4, 2015)
31.1	*	—	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15D-14(A) under the Securities Exchange Act of 1934.
31.2	*	—	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15D-14(A) under the Securities Exchange Act of 1934.
32.1	**	—	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	**	—	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	*	—	XBRL Instance Document.
101.SCH	*	—	XBRL Taxonomy Extension Schema Document.
101.CAL	*	—	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	*	—	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	*	—	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	*	—	Taxonomy Extension Definition Linkbase Document.

*
Filed herewith.

**
Furnished herewith.

38

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC
Date: November 6, 2015	By:	/s/ VANCE E. POWERS Vance E. Powers Chief Financial Officer (Principal Accounting Officer)

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